EXECUTION VERSION

SYNDICATED FACILITY AGREEMENT

dated as of July 4, 2016,
among

HANESBRANDS INC.
MFB INTERNATIONAL HOLDINGS S.À R.L., and
HBI AUSTRALIA ACQUISITION CO. PTY LTD
as the Borrowers,

VARIOUS FINANCIAL INSTITUTIONS AND
OTHER PERSONS FROM TIME TO TIME
PARTY TO THIS AGREEMENT
as the Australian Lenders,
and
JPMORGAN CHASE BANK, N.A.,
as the Administrative Agent and the Collateral Agent
________________________________________________________

HSBC BANK AUSTRALIA LIMITED,
as Mandated Lead Arranger and Bookrunner
and
WESTPAC BANKING CORPORATION,
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD,
BNS ASIA LIMITED,
SUMITOMO MITSUI BANKING CORPORATION
and
BANK OF CHINA LIMITED,

as Mandated Lead Arrangers

SYNDICATED FACILITY AGREEMENT, dated as of July 4, 2016 (this “Agreement”), among HANESBRANDS INC., a Maryland corporation (the “Parent Borrower”), MFB INTERNATIONAL HOLDINGS S.À R.L., a société à responsabilité limitée, incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 33, rue du Puits Romain, L-8070 Bertrange and registered with the Luxembourg Trade and Companies Register under number B 182.082 (the “Lux Borrower”), HBI Australia Acquisition Co. Pty Ltd (ACN 612 185 476) (the “Australian Borrower” and together with the Parent Borrower and the Lux Borrower, the “Borrowers”), each financial institution identified on the signature pages hereto as an “Australian Lender” (each, an “Australian Lender”), the Subsidiary Guarantors party hereto, JPMORGAN CHASE BANK, N.A., as the Administrative Agent and the Collateral Agent (the “Administrative Agent”) and HSBC Bank Australia Limited as lead arranger and bookrunner (in such capacity, the “Lead Arranger”).
W I T N E S S E T H :
WHEREAS, the Parent Borrower, the Lux Borrower and the Administrative Agent are party to the Third Amended and Restated Credit Agreement, dated as of April 29, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement” and, as amended pursuant to Sections 2 and 3 hereof, the “Amended Credit Agreement”);
WHEREAS, the Australian Borrower wishes to acquire Pacific Brands Limited (ACN 106 773 059) and its subsidiaries (the “Target”) pursuant to the Scheme of Arrangement set forth in the Scheme Implementation Deed dated April 28, 2016 (together will all documents related thereto, the “Acquisition Documents”; such Acquisition, the “PacBrands Acquisition”);
WHEREAS, pursuant to Section 2.9 (“Incremental Facilities”) of the Credit Agreement, the Parent Borrower has requested the establishment of new Australian credit facilities (the “Australian Facilities”) comprised of (i) a three-year term loan facility (the “Australian Term A-1 Facility”); the lenders thereunder, the “Australian Term A-1 Lenders” and the loans thereunder, the “Australian Term A-1 Loans”), (ii) a five-year term loan facility (the “Australian Term A-2 Facility”; the lenders thereunder, the “Australian Term A-2 Lenders” and the loans thereunder, the “Australian Term A-2 Loans” and, together with the Australian Term A-1 Loans, the “Australian Term Loans”) and (iii) a revolving facility (the “Australian Revolving Facility”; the lenders thereunder, the “Australian Revolving Lenders”; and the commitments thereunder, the “Australian Revolving Commitments”);
WHEREAS, each Australian Lender has agreed, severally, on the terms and conditions set forth herein and as incorporated herein by reference to the Amended Credit Agreement, to provide a portion of the Australian Facilities, and to become a Lender for all purposes of the Amended Credit Agreement and is willing to agree to this Syndicated Facility Agreement on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, pursuant to Sections 2.9 (“Incremental Facilities”) and 10.1 (“Waivers, Amendments, etc.”) of the Credit Agreement, the parties hereto hereby agree as follows:
Section 1.DEFINITIONS.
1.1 Defined Terms. Terms defined in the Amended Credit Agreement and used herein shall have the meanings given to them in the Amended Credit Agreement unless otherwise defined herein.
“Associate” has the meaning given to it in Section 128F(9) of the Australian Tax Act.

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“Australian Tax Act” means the Income Tax Assessment Act 1936 (Cwlth) or the Income Tax Assessment Act 1997 (Cwlth), as the context requires.
“Group Tax Liability” means a group liability for the purpose of Section 721-10 of the Australian Tax Act.
“Head Company” means the head company (as defined in the Australian Tax Act) of a Tax Consolidated Group.
“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.
“Initial Australian Subsidiary Guarantor” means:

(a)	Pacific Brands Limited (ACN 106 773 059);

(b)	Pacific Brands (Australia) Pty Ltd (ACN 107 285 049);

(c)	Pacific Brands Holdings Pty Ltd (ACN 098 704 646);

(d)	Sheridan Australia Pty Ltd (ACN 094 091 380);

(e)	Pacific Brands Services Group Pty Ltd (ACN 093 040 745);

(f)	Pacific Brands Sport &Leisure Pty Ltd (ACN 098 742 708); and

(g)	Pacific Brands Clothing Pty Ltd (ACN 098 742 655).
“Initial New Zealand Subsidiary Guarantor” means:
(h) Pacific Brands Holdings (NZ) Ltd.; and
(i) Sheridan NZ Ltd.
“Initial Subsidiary Guarantor” means an Initial Australian Subsidiary Guarantor or an Initial New Zealand Subsidiary Guarantor.
“Non-Excluded Taxes” has the meaning given to it in the Amended Credit Agreement, except that it shall also include the following clauses: (viii) any withholding tax required to be withheld from a payment by an Australian Borrower as a consequence of the recipient of that payment being an Offshore Associate of that Australian Borrower, (ix) any withholding tax required to be withheld from a payment by an Australian Borrower as a consequence of the recipient of that payment having failed to provide the Australian Borrower with its tax file number, Australian Business Number or proof of other exemption, (x) any amount required to be withheld or deducted by an Australian Borrower pursuant to a direction given to it by the Commissioner of Taxation of Australia under Section 255 of the Australian Tax Act or Section 260-5 of Schedule 1 to the Taxation Administration

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Act 1953 (Cwth) or any similar provision requiring an Australian Borrower to deduct from any payment to any Australian Lender any amount in respect of tax payable by that Australian Lender.
"Offshore Associate" means an Associate:

(a)	which is:

(i)	a non-resident of Australia and does not become a Lender or receive a payment in carrying on a business in Australia at or through a permanent establishment of the Associate in Australia; or

(ii)
which is a resident of Australia and which becomes a Lender or receives a payment in carrying on a business in a country outside Australia at or through a permanent establishment of the Associate in that country; and

(b)	which does not:

(i)	become a Lender in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme (as defined in the Corporations Act 2001 (Cwth); or

(ii)	receive a payment in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme (as defined in the Corporations Act 2001 (Cwth).
“Tax Consolidated Group” means a Consolidated Group or an MEC Group as defined in the Australian Tax Act.
“TFA” means a tax funding agreement between the members of a Tax Consolidated Group which includes:

(a)	reasonably appropriate arrangements for the funding of tax payments by the Head Company having regard to the position of each member of the Tax Consolidated Group; and

(b)	an undertaking from the Head Company to pay Group Tax Liabilities of the Tax Consolidated Group.
“TSA” means an agreement between the members of a Tax Consolidated Group which takes effect as a valid tax sharing agreement under Section 721-25 of the Australian Tax Act and complies with the Australian Tax Act and any law or regulation issued in connection with the Australian Tax Act.
SECTION 2.    INCREMENTAL AMENDMENTS PURSUANT TO SECTION 2.9.
2.1 Subject to the terms and conditions set forth herein and provided that the Funding Date (as defined below) occurs on or before 30 October 2016, (i) each Australian Term A-1 Lender hereto severally agrees to make, on the Funding Date, an Australian Term A-1 Loan to the Australian Borrower in an amount equal to the commitment amount set forth next to such Australian Term A-1 Lender’s name in Schedule I

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hereto under the caption “Australian Term A-1 Loan Commitment”, (ii) each Australian Term A-2 Lender hereto severally agrees to make, on the Funding Date, an Australian Term A-2 Loan to the Australian Borrower in an amount equal to the commitment amount set forth next to such Australian Term A-2 Lender’s name in Schedule I hereto under the caption “Australian Term A-2 Loan Commitment” and (iii) each Australian Revolving Lender hereto agrees that, in accordance with the terms and conditions set forth in new Annex III to the Amended Credit Agreement which shall have effect as if restated in full herein, that it will make loans to the Australian Borrower in an amount not to exceed the amount set forth next to such Australian Revolving Lender’s name in Schedule I hereto under the caption Australian Revolving Loan Commitment. Subject to the terms of Section 4.1 of the Credit Agreement, the Australian Term Loans shall be BBSY Rate Loans.
2.2 The aggregate principal amount of (i) the Australian Term A-1 Loans to be made on the date set forth in the borrowing request delivered pursuant to Section 4.20 of this Syndicated Facility Agreement (such date, the “Funding Date”) shall be A$200,000,000, (ii) the Australian Term A-2 Loans to be made on the Funding Date shall be A$200,000,000 and (iii) the Australian Revolving Commitments to be made available on and from the date of the satisfaction or waiver of the conditions precedent to the effectiveness of Australian Revolving Facility shall be A$65,000,000.
2.3 The Australian Borrower agrees to pay interest in respect of each Australian Term Loan in accordance with the provisions of Section 3.2 (“Interest Provisions”) of the Amended Credit Agreement which shall have effect as if restated in full herein; provided that, notwithstanding anything to the contrary in this Syndicated Facility Agreement or the Amended Credit Agreement, solely for purposes of calculating interest thereon, (i) the Australian Term Loans shall be deemed to have been made on the date on which the Australian Term Lenders transfer funds to the Administrative Agent for the purpose of making the Australian Term Loans on the Funding Date and (ii) such interest shall be payable regardless of whether the Funding Date occurs.
2.4 The Australian Borrower agrees to repay each Australian Term Loan in accordance with the provisions of Section 3.1 (“Repayments and Prepayments; Application”) of the Amended Credit Agreement which shall have effect as if restated in full herein.
2.5 The Australian Borrower agrees to make all payments in respect of an Australian Term Loan in accordance with the provisions of Section 4.6 (“Taxes”) of the Amended Credit Agreement which shall have effect as if restated in full herein.
2.6 The parties agree that each Australian Lender may sell or assign their participation in an Australian Term Loan in accordance with the provisions of Section 10.11 (“Sale and Transfer of Credit Extensions”) of the Amended Credit Agreement which shall have effect as if restated in full herein.
2.7 This Syndicated Facility Agreement shall constitute a Joinder Agreement and a Loan Document for all purposes of the Credit Agreement and the other Loan Documents. To the extent required by the Credit Agreement, the Parent Borrower and the Administrative Agent hereby consent to each Australian Lender that is not a Lender as of the date hereof becoming a Lender under the Amended Credit Agreement on the Effective Date.
2.8 The Australian Borrower agrees to pay to (i) the Administrative Agent for the account of each Australian Term Lender and (ii) to the Australian Revolving Lenders, a ticking fee (the “Ticking Fees”), which shall accrue at a per annum rate equal to (i) 22.5% of the Applicable Margin applicable to applicable Australian Loans for the period commencing on August 15, 2016 and ending on September 14, 2016 and (ii) 45% of the Applicable Margin applicable to applicable Australian Loans for the period

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commencing on September 15, 2016 and ending on the Funding Date, in each case based on the amount of the Australian Term A-1 Loan Commitment, Australian Term A-2 Loan Commitment and Australian Revolving Loan Commitment, as applicable, of such Australian Lender. Accrued Ticking Fees shall be payable on the earlier of the Funding Date and on the date on which such Australian Term A-1 Loan Commitments, Australian Term A-2 Loan Commitments and Australian Revolving Loan Commitments terminate. All Ticking Fees shall be computed on the basis of a year of 365 (or 366, if appropriate) days and shall be payable for the actual number of days elapsed (including the first day and the date of payment).
SECTION 3.    AMENDMENTS TO CREDIT AGREEMENT
3.1 Each of the parties hereto agrees that, effective on the Effective Date, the Credit Agreement shall be supplemented to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: added double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A hereto.
SECTION 4.    CONDITIONS TO EFFECTIVENESS OF SYNDICATED FACILITY AGREEMENT.
This Syndicated Facility Agreement shall become effective on the date on which each of the following conditions have been satisfied or waived in accordance with the terms hereof and the Amended Credit Agreement (such date, the “Effective Date”):
4.1 this Syndicated Facility Agreement shall have been executed and delivered by the Borrowers, the Administrative Agent and the Australian Lenders;
4.2 a general security deed in the form agreed prior to the Effective Date shall have been executed and delivered by the Australian Borrower and the Collateral Agent (the “General Security Deed”);
4.3 the Administrative Agent shall have received a certificate of the Parent Borrower dated as of the Effective Date, duly executed and delivered by an Authorized Officer of the Parent Borrower certifying as to the matters set forth in Sections 4.5 and 4.6 below and attaching the items required to be delivered pursuant to Sections 4.11, 4.12, 4.16 and 4.23 below;
4.4 the Administrative Agent shall have received opinions, dated as of the Effective Date and addressed to the Administrative Agent and all Australian Lenders, from (i) Kirkland & Ellis LLP, counsel to the Parent Borrower, in form and substance reasonably satisfactory to the Administrative Agent, (ii) Maryland counsel to the Parent Borrower, in form and substance reasonably satisfactory to the Administrative Agent and (iii) Allens, counsel to the Australian Lenders, in form and substance reasonably satisfactory to the Administrative Agent;
4.5 the representations and warranties in Section 6 of this Syndicated Facility Agreement shall be true and correct in all material respects as of the Effective Date;
4.6 no Default or Event of Default shall exist on the Effective Date before or after giving effect to the Australian Facilities;
4.7 the Parent Borrower shall be in compliance with Section 7.2.4 (“Financial Condition and Operations”) of the Amended Credit Agreement both before and after giving effect to the Australian Facilities;

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4.8 the Senior Secured Leverage Ratio shall be less than 3.00 to 1.00 both before and after giving effect to the Australian Facilities (assuming, for the purposes of the calculations under this Section 4.9, that the Revolving Commitments and the Australian Revolving Commitments are 50% drawn and that all Permitted Securitization is 50% utilized);
4.9 The Australian Lenders shall have received (i) audited consolidated financial statements of the Parent Borrower for the three most recent fiscal years, (ii) unaudited consolidated financial statements of the Parent Borrower for each fiscal quarter ended after the latest fiscal year referred to in clause (i) above and at least 45 days prior to the Effective Date, and unaudited consolidated financial statements for the same period of the prior fiscal year, and (iii) all other financial statements for completed or pending acquisitions that may be required under Regulation S-X of the Securities Act of 1933, as amended (“Regulation S-X”);
4.10 the Australian Lenders shall have received (i) audited consolidated financial statements of the Target for the financial years ended June 30, 2013, June 30, 2014, and June 30, 2015, (ii) unaudited consolidated financial statements of the Target for the six month period ended December 31, 2016 if such date is at least 45 days prior to the Effective Date;
4.11 the Australian Lenders shall have received pro forma consolidated income statements of the Parent Borrower as of, and for the 12-month period ending December 31, 2015, prepared after giving effect to the Australian Transactions and the other transactions contemplated hereby to be consummated on the Effective Date as if the Australian Transactions and such other transactions had occurred as of such date, or at the beginning of such period, as appropriate;
4.12 the Australian Lenders shall have received reasonably satisfactory projections for the period beginning from fiscal year ending 2016 through fiscal year ending 2020;
4.13 all necessary lien searches and title documents required under the relevant Loan Documents to establish that the Administrative Agent will have a perfected first priority security (subject to Permitted Liens) interest in the collateral under the Australian Facilities shall have been conducted or taken;
4.14 the Australian Credit Facilities shall have received a rating from both Moody’s and S&P awarding at least Baa3 and BBB-, respectively;
4.15 (i) all government and third party approvals necessary in connection with financing contemplated hereby and the continuing operations of the Australian Borrower shall have been obtained on reasonably satisfactory terms and (ii) there shall not exist any action, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a material adverse effect on the business, financial condition, operations, performance, or assets of the Australian Borrower and its subsidiaries (taken as a whole), the financing contemplated hereby or the Effective Date contemplated hereby;
4.16 the Administrative Agent shall have received a copy of the Parent Borrower’s structure chart after giving effect to the PacBrands Acquisition;
4.17 the Administrative Agent and each Australian Lender shall have received all documents and other evidence reasonably requested by it, in each case to the extent necessary for it to comply with its

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“know your customer”, anti-money laundering or other similar checks in relation to the Loan Parties under all applicable laws and regulations;
4.18 the Administrative Agent shall have received a verification certificate in relation to the Australian Borrower given by a director of that entity with customary attachments including constitutions, and specimen signatures and extracts of board resolutions approving the execution, delivery and performance of this Syndicated Facility Agreement, the Amended Credit Agreement and the General Security Deed;
4.19 the Administrative Agent shall have received (a) evidence that all requisite regulatory approvals required to implement the PacBrands Acquisition and complete the PacBrands Acquisition have been obtained (e.g. FIRB) and (b) a completion certificate signed by a director of the Australian Borrower certifying, or a certification in the verification certificate, that (i) all requisite shareholder and court approvals required to implement the PacBrands Acquisition and complete the PacBrands Acquisition have been received, (ii) there has been no waiver or amendment of any term, condition precedent or subsequent under the Acquisition Documents where to do so would be materially prejudicial to the Australian Lenders’ interests and all conditions precedent to the Scheme have been or will prior to drawdown be waived or satisfied in all respects and (iii) the PacBrands Acquisition will complete upon drawdown of the A$ Credit Facilities on the Funding Date (and in any event within eight Business Days of the Funding Date);
4.20 the Administrative Agent shall have received a duly executed borrowing request with respect to the Australian Term Loans in the form set out in Schedule II to this Syndicated Facility Agreement and any Australian Revolving Loans to be borrowed on the Funding Date, in a form reasonably satisfactory to the Australian Revolving Lenders;
4.21 all fees and out-of-pocket expenses for which invoices have been presented two Business Days prior to the Effective Date (including the reasonable fees and expenses of legal counsel) required to be paid or reimbursed by the Borrowers pursuant to Section 10.3 (“Payment of Costs and Expenses”) of the Amended Credit Agreement or any other letter agreement in connection with this Syndicated Facility Agreement shall have been paid or reimbursed (or satisfactory arrangements shall have been made for such fees and expenses to be paid or reimbursed);
4.22 the Administrative Agent shall have received a solvency certificate substantially in the form of Exhibit I to the Amended Credit Agreement, which may be executed by the chief financial officer or other authorized accounting officer of the Parent Borrower;
4.23 the Administrative Agent shall have received a certified copy of the funds flow statement showing the sources and uses of funds at financial close of the PacBrands Acquisition and that the drawdown of the Australian Facilities, together with the available cash reserves, will be sufficient to pay the acquisition costs of the PacBrands Acquisition in full; and
4.24 the Administrative Agent shall have received evidence that following completion of the Acquisition, the Target’s existing A$125,000,000 revolving credit facility will be repaid and cancelled in full (or replaced by the Australian Revolving Facility) and all guarantees and liens with respect thereto released and terminated.

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SECTION 5.    [RESERVED]
SECTION 6.    REPRESENTATIONS AND WARRANTIES. The Australian Borrower hereby represents to the Administrative Agent and each Lender, as follows:
6.1 After giving effect to this Syndicated Facility Agreement, each of the representations and warranties in the Amended Credit Agreement and in the other Loan Documents are true and correct in all material respects (except to the extent that such representation or warranty is already qualified as to materiality in which case such representation or warranty shall be true and correct in all respects) on and as of the date hereof as though made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects (except to the extent that such representation or warranty is already qualified as to materiality in which case such representation or warranty shall be true and correct in all respects) as of such earlier date; and
6.2 At the time of and immediately after giving effect to this Syndicated Facility Agreement, no Default or Event of Default has occurred and is continuing.
6.3 If it elects to form a Tax Consolidated Group of which it is the Head Company, it will, and it will procure that its subsidiary members, enter into a TSA and TFA in respect of the Group Tax Liabilities of that Tax Consolidated Group before the due date of the first Group Tax Liability, and such TSA and TFA will be maintained in full force and effect at all times.
SECTION 7.    CONDITIONS SUBSEQUENT
7.1 If the PacBrands Acquisition is consummated, within 30 days of the Funding Date (or such later date as agreed by the Administrative Agent in its reasonable discretion), the Australian Borrower shall deliver to the Administrative Agent, each in form and substance reasonably satisfactory to the Administrative Agent (acting on the instructions of all Australian Lenders): (i) a certified copy of the share register of the Target, evidencing that the Australian Borrower holds all issued shares in the Target and the shares in the Target are the subject of a Security granted by the Australian Borrower, (ii) the original share certificates and signed blank share transfer forms (executed by the Australian Borrower) in respect of the entire share capital in the Target and (iii) if necessary, evidence that the constitution of the Target has been amended to provide that the directors of the Target must register any transfer executed in consequence of enforcement of the security.
7.2 If the PacBrands Acquisition is consummated, within 120 days of the Funding Date (or such later date as agreed by the Administrative Agent in its reasonable discretion), the Australian Borrower shall deliver to the Administrative Agent (or cause to be delivered) each of the following in form and substance satisfactory to the Administrative Agent:
(a) a verification certificate in relation to each Initial Subsidiary Guarantor given by a director of that entity with customary attachments, a confirmation of completion of any necessary financial assistance whitewash procedures and including constitutions, and specimen signatures and extracts of board resolutions approving the execution, delivery and performance of each Loan Document to which that entity is to be a party;
(b) a duly executed general security deed from each Initial Australian Subsidiary Guarantor, together with the original share certificates and signed blank share transfer forms (executed by

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the relevant shareholder) in respect of the entire share capital of each Initial Australian Subsidiary Guarantor and each of their respective Subsidiaries;
(c) a duly executed Australian Guaranty from each Initial Subsidiary Guarantor and each Euro Term Loan Obligor; and
(d) all documents and other evidence reasonably requested by it or any Australian Lender, in each case to the extent necessary for it to comply with its “know your customer”, anti-money laundering or other similar checks in relation to each Initial Subsidiary Guarantor under all applicable laws and regulations.
7.3 If the PacBrands Acquisition is consummated, within 120 days of the Funding Date (or such later date as agreed by the Administrative Agent in its reasonable discretion), the Euro Term Loan Obligors shall deliver duly executed amendments to the Euro Term Loan Guaranty, Euro Term Loan Security Agreements and Luxembourg Pledge Agreements in order to facilitate guaranties and security from the Initial Subsidiary Guarantors in respect of the Australian Obligations in addition to, and on the same basis as, the Euro Term Loan Obligations.
7.4 if the PacBrands Acquisition has not been consummated within six Business Days after the Funding Date, the Australian Borrower shall repay in full the Australian Loans, including all accrued interest thereon, within three Business Days thereafter.
SECTION 8.    ACKNOWLEDGEMENT OF THE AUSTRALIAN LENDERS
Each Australian Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Syndicated Facility Agreement and to consummate the transactions contemplated hereby and (to the extent it is not a Lender immediately prior to the effectiveness of this Syndicated Facility Agreement) to become a Lender under the Amended Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Amended Credit Agreement as a Lender thereunder, (iii) it has received a copy of the Amended Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.1.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Syndicated Facility Agreement and to make Australian Loans, (iv) it has, independently and without reliance upon the Administrative Agent or any other Lender (including any other Australian Lender) and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Syndicated Facility Agreement and to make Australian Loans, (v) it is not an Ineligible Assignee under the Amended Credit Agreement (to the extent it is not a Lender, an Affiliate of a Lender or an Approved Fund immediately prior to the effectiveness of this Syndicated Facility Agreement) and (vi) if it is a Non-U.S. Lender, it has duly executed and delivered to the Administrative Agent all documents required pursuant to Section 4.6(e) of the Amended Credit Agreement; and (b) agrees that (i) it has, independently and without reliance upon the Administrative Agent or any other Lender (including any other Australian Lender) and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Syndicated Facility Agreement, (ii) it will, independently and without reliance upon the Administrative Agent or any other Lender (including any other Australian Lender) and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon the Amended Credit Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder and (iii) it will perform

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in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

SECTION 9.    PUBLIC OFFER
9.1 The Lead Arranger represents, warrants and undertakes to the Australian Borrower as follows:
(a)    On behalf of the Australian Borrower it will make before the date of this Agreement, invitations to become an Australian Lender under this Agreement:
(i)    to at least 10 parties, each of whom, as the date the relevant invitation is made, the officers of the Lead Arranger involved in the transaction on a day to day basis believe carries on the business of providing finance, or investing or dealing in securities, in the course of operating in financial markets, for the purposes of Section 128F(3A)(a)(i) of the Australian Tax Act, and each of whom has been disclosed to the Australian Borrower; or
(ii)    in an electronic form that is used by financial markets for dealing in debentures (as defined in Section 128F(9) of the Australian Tax Act) or debt interests (as defined in Sections 974-15 and 974-20 of the Australian Tax Act) such as Reuters or Bloomberg.
(b)    At least 10 of the parties to whom the Lead Arranger has made invitations referred to at (a)(i) are not, as at the date the invitations are made, to the knowledge of the relevant officers of the Lead Arranger involved in the transaction, Associates of any of the other of those 10 invitees.
(c)    It has not made, and will not make, offers or invitations referred to in paragraph (a)(i) to parties whom its relevant officers involved in the transaction on a day to day basis are aware, or suspect, are Offshore Associates of the Australian Borrower.
9.2
(a)    The Australian Borrower confirms that none of the potential invitees whose names were disclosed to it by the Lead Arranger under Section 9.1(a)(i) were known or suspected by it to be an Offshore Associate of the Australian Borrower, unless notified to the Lead Arranger under paragraph (b) below.
(b)    The Australian Borrower will promptly advise the Lead Arranger if any potential invitee disclosed to it by the Lead Arranger are known or suspected by it to be an Offshore Associate of the Australian Borrower.
(c)    The parties agree that this Agreement is a “syndicated facility agreement” for the purposes of section 128F(11)(a) of the Australian Tax Act.
9.3 Each Australian Lender named represents and warrants to the Australian Borrower that, if it received an invitation under Section 9.1(a)(i), at the time it received the invitation it was carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in financial markets and except as disclosed to the Parent Borrower, it is not, where notified of the other invitees, so far

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as it has actual knowledge, an Associate of any other invitee or an Offshore Associate of the Australian Borrower.
9.4 The Lead Arranger and each Australian Lender will provide to the Australian Borrower, when reasonably requested by the Australian Borrower, any factual information in its possession or which it is reasonably able to provide to assist the Australian Borrower to demonstrate that Section 128F of the Australian Tax Act has been satisfied where to do so will not in the Lead Arranger’s or Australian Lenders' reasonable opinion breach any law or regulation or any duty of confidence.
9.5 If, for any reason, the requirements of Section 128F of the Australian Tax Act have not been satisfied in relation to interest payable on the Australian Term Loans (except to an Offshore Associate of the Australian Borrower), then on request by the Lead Arranger, or the Borrower, each Party shall co-operate and take steps reasonably requested with a view to satisfying those requirements:
(a)    where the Lead Arranger breached Clause 9.1 or an Australian Lender breached Clause 9.3, at the cost of the Lead Arranger or that Australian Lender respectively; or
(b)    in all other cases, at the cost of the Australian Borrower.
SECTION 10.    INDIRECT TAXES
10.1    All payments to be made by an Australian Borrower under or in connection with any Loan Document have been calculated without regard to Indirect Tax. If all or part of any such payment is the consideration for a taxable supply or chargeable with Indirect Tax then, when the Australian Borrower makes the payment:

(i)	it must pay to the recipient of that payment an additional amount equal to that payment (or part) multiplied by the appropriate rate of Indirect Tax; and

(ii)	the recipient of that payment will promptly provide to the Australian Borrower a tax invoice complying with the relevant law relating to that Indirect Tax.
10.2    Where a Loan Document requires the Australian Borrower to reimburse or indemnify an Australian Lender for any costs or expenses, the Australian Borrower shall also at the same time pay and indemnify that Australian Lender against all Indirect Tax incurred by that Australian Lender in respect of those costs and expenses save to the extent that that the Australian Lender is entitled to repayment or credit in respect of the Indirect Tax. The Australian Lender will promptly provide to the Australian Lender a tax invoice complying with the relevant law relating to that Indirect Tax.
SECTION 11.    MISCELLANEOUS.
11.1    Continuing Effect; No Other Waivers or Amendments. This Syndicated Facility Agreement shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement and the other Loan Documents not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrowers that would require an amendment, waiver or consent of the Administrative Agent, the Collateral Agent or the Lenders except as expressly stated herein. Except as expressly amended, consented to or waived hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms.

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11.2    Loan Documents. This Syndicated Facility Agreement shall constitute a “Loan Document” for all purposes under the Amended Credit Agreement and the other Loan Documents. Each Borrower executing this Syndicated Facility Agreement confirms and agrees that notwithstanding the effectiveness of this Syndicated Facility Agreement, each Loan Document to which such Person is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, in each case as amended by this Syndicated Facility Agreement.
11.3    Counterparts. This Syndicated Facility Agreement may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.
11.4    GOVERNING LAW. THIS SYNDICATED FACILITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SYNDICATED FACILITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

IN WITNESS WHEREOF, the parties hereto have caused this Syndicated Facility Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written.

HANESBRANDS INC.,
as Parent Borrower

By	/s/ Donald F. Cook
	Name:	Donald F. Cook
	Title:	Treasurer

MFB INTERNATIONAL HOLDINGS S.À R.L.,
as Lux Borrower

By	/s/ Donald F. Cook
	Name:	Donald F. Cook
	Title:	Category A Manager

[Signature Page to Syndicated Facility Agreement]

SIGNED by DONALD F. COOK
as attorney for HBI AUSTRALIA ACQUISITION CO. PTY LTD under power of attorney dated
28 JUNE 2016
in the presence of:

/s/ Gregory L. Silva

Signature of witness

GREGORY L. SILVA
Name of witness (block letters)
) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Donald F. Cook By executing this document the attorney states that the attorney has received no notice of revocation of the power of attorney

[Signature Page to Syndicated Facility Agreement]

JPMORGAN CHASE BANK, N.A., as
Administrative Agent and Collateral Agent

By	/s/ Patrick S. Thornton
	Name:	Patrick S. Thornton
	Title:	Executive Director

[Signature Page to Syndicated Facility Agreement]

AUSTRALIAN LENDER:

SIGNED for HSBC BANK AUSTRALIA LIMITED under power of attorney in the presence of:
/s/ Alex Jones
Signature of witness
ALEX JONES
Name of witness

/s/ Nicholas Hindle
Signature of attorney
NICHOLAS HINDLE
Name of attorney

/s/ Todd Langsford
Signature of attorney
TODD LANDSFORD
Name of attorney

[Signature Page to Syndicated Facility Agreement]

AUSTRALIAN LENDER:

WESTPAC BANKING CORPORATION

By	/s/ Richard Yarnold
	Name:	Richard Yarnold
	Title:	Senior Relationship Manager
Corporate & Institutional Banking

[Signature Page to Syndicated Facility Agreement]

AUSTRALIAN LENDER: Signed for The Bank of Tokyo-Mitsubishi UFJ, Ltd. by its attorney under power of attorney in the presence of:
/s/ Hiroto Yabuki	/s/ Drew Riethmuller
Witness Signature	Attorney Signature
Hiroto Yabuki	Drew Riethmuller
Print Name	Print Name

[Signature Page to Syndicated Facility Agreement]

 AUSTRALIAN LENDER:

SIGNED by MARK KEITH LEVIA

as attorney for BNS ASIA LIMITED  under power of attorney in the presence of:

/s/ Ng Yuen Mei
..........................................................
Signature of witness
NG YUEN MEI
..........................................................
Name of witness (block letters)
) ) ) ) ) ) ) ) ) ) )

/s/ Mark Keith Levia
..........................................................
By executing this deed the attorney states that the attorney has received no notice of revocation of the power of attorney

[Signature Page to Syndicated Facility Agreement]

AUSTRALIAN LENDER:
SIGNED, SEALED AND DELIVERED FOR AND ON BEHALF OF
SUMITOMO MITSUI BANKING CORPORATION, SYDNEY BRANCH
BY A DULY APPOINTED ATTORNEY,

sign here ►	/s/ Brent Griffiths
Attorney
print name	Brent Griffiths
in the presence of
sign here ►	/s/ Michelle Mai
Witness
print name	Michelle Mai

[Signature Page to Syndicated Facility Agreement]

AUSTRALIAN LENDER: Signed and sealed for and on behalf of Bank of China Limited ABN 29 002 979 955 by its attorney under power of attorney dated 15 March 2011 in the presence of:	/s/
/s/ Sammi Sun
Signature of witness (Enter qualification if necessary)
SAMMI SUN
Name of witness (BLOCK LETTERS)
39-41 York Street Sydney
Address of witness

[Signature Page to Syndicated Facility Agreement]

Schedule I
AUSTRALIAN FACILITIES COMMITMENTS

Lender	Australian Term A-1 Loan Commitment	Australian Term A-2 Loan Commitment	Australian Revolving Loan Commitment
HSBC Bank Australia Limited	A$34,000,000	A$34,000,000	-
Westpac Banking Corporation	A$30,000,000	A$30,000,000	A$65,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	A$34,000,000	A$34,000,000	-
BNS Asia Limited	A$34,000,000	A$34,000,000	-
Sumitomo Mitsui Banking Corporation, Sydney Branch	A$34,000,000	A$34,000,000	-
Bank of China Limited	A$34,000,000	A$34,000,000	-
TOTAL	A$200,000,000	A$200,000,000	A$65,000,000

[Schedule I]

Schedule II
FORM OF BORROWING REQUEST
J.P. Morgan Europe Ltd
as Administrative Agent
JPMorgan Loan Services
Floor 6, 25 Bank Street
Canary Wharf, London E14 5JP
United Kingdom
Attention: Hannah Needham
Fax: + 44 (0) 207 777 2360
Phone: +44 (0) 207 742 9941
E-mail: hannah.j.needham@jpmorgan.com;
loan_and_agency_london@jpmorgan.com

HBI AUSTRALIA ACQUISITION CO. PTY LTD
Ladies and Gentlemen:
This Borrowing Request is delivered to you pursuant to Section 4.20 of the Syndicated Facility Agreement, dated as of July 4, 2016 (the “Syndicated Facility Agreement”), among Hanesbrands Inc. as the Parent Borrower, MFB International Holdings S.à.r.l as the Lux Borrower and HBI Australia Acquisition Co. Pty Ltd as the Australian Borrower, the entities named therein as the Australian Lenders and JPMorgan Chase Bank, N.A., as the Administrative Agent and the Collateral Agent. Terms used herein, unless otherwise defined herein, have the meanings provided in the Syndicated Facility Agreement.
The Australian Borrower hereby requests that the Australian Term Loans set out below be made on July [ ], 2016 with the Interest Periods specified below.

Australian Term Loan	Amount	Interest Period
Australian Term A-1 Loan	A$[*]	[*]
Australian Term A-2 Loan	A$[*]	[*]

The Australian Borrower hereby acknowledges that, pursuant to Section 6 of the Syndicated Facility Agreement, each of the delivery of this Borrowing Request and the acceptance by the Australian Borrower of the proceeds of the Loans requested hereby constitutes a representation and warranty by the Australian Borrower that, on the date of the making of such Loans, and both immediately before and after giving effect thereto and to the application of the proceeds thereof, all statements set forth in Section 6 of the Syndicated Facility Agreement are true and correct.

The Australian Borrower agrees that if prior to the time of the Borrowings requested hereby any matter certified to herein by it will not be true and correct to the extent set forth in Section 6 of the Syndicated Facility Agreement at such time as if then made, it will promptly so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the Borrowings requested hereby the Administrative Agent shall receive written notice to the contrary from the Australian Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct to the extent set forth in Section 6 of the Syndicated Facility Agreement at the date of such Borrowings as if then made.
Please wire transfer the proceeds of the Borrowings to the following account:
[*]

Total amount actually remitted (after netting):

IN WITNESS WHEREOF, the Australian Borrower has caused this Borrowing Request to be executed and delivered, and the certifications and warranties contained herein to be made, by its duly Authorized Officer, solely in such capacity and not as an individual, this _____ day of ____________, 2016
HBI AUSTRALIA ACQUISITION CO. PTY LTD

By:	Name:
Title:

[Schedule II]

~~CONFORMED THROUGH THIRD AMENDMENT~~EXHIBIT A

THIRD AMENDED AND RESTATED CREDIT AGREEMENT,

dated as of April 29, 2015,
among

HANESBRANDS INC. and
MFB INTERNATIONAL HOLDINGS S.À R.L.,
as the Borrowers,

VARIOUS FINANCIAL INSTITUTIONS AND
OTHER PERSONS FROM TIME TO TIME
PARTY TO THIS AGREEMENT
as the Lenders,

BARCLAYS BANK PLC, HSBC SECURITIES (USA) INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and PNC BANK, NATIONAL ASSOCIATION,
as the Co-Syndication Agents,

BRANCH BANKING & TRUST COMPANY and SUNTRUST BANK,
as the Co-Documentation Agents,
and
JPMORGAN CHASE BANK, N.A.,
as the Administrative Agent and the Collateral Agent
________________________________________________________

J.P. MORGAN SECURITIES LLC,
BARCLAYS BANK PLC,
HSBC SECURITIES (USA) INC.,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
PNC BANK CAPITAL MARKETS LLC
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS
Page

Table of Contents
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS ~~2~~1

SECTION 1.1	Defined Terms ~~2~~1

SECTION 1.2	Use of Defined Terms ~~2~~42

SECTION 1.3	Cross-References ~~2~~42

SECTION 1.4	Accounting and Financial Determinations ~~2~~42
ARTICLE II COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES, NOTES AND LETTERS OF CREDIT ~~2~~43

SECTION 2.1	Commitments ~~2~~43

SECTION 2.2	Reduction of the Commitment Amounts ~~2~~45

SECTION 2.3	Borrowing Procedures ~~2~~45

SECTION 2.4	Continuation and Conversion Elections ~~2~~47

SECTION 2.5	Funding ~~2~~47

SECTION 2.6	Issuance Procedures ~~2~~48

SECTION 2.7	Register; Notes ~~2~~52

SECTION 2.8	Extensions of Term Loans ~~2~~52

SECTION 2.9	Incremental Facilities ~~2~~54
ARTICLE III REPAYMENTS, PREPAYMENTS, INTEREST AND FEES ~~2~~56

SECTION 3.1	Repayments and Prepayments; Application ~~2~~56

SECTION 3.2	Interest Provisions ~~2~~60

SECTION 3.3	Fees ~~2~~62
ARTICLE IV CERTAIN LIBO RATE, EURIBOR Rate AND OTHER PROVISIONS ~~2~~63

SECTION 4.1	LIBO Rate ~~or~~, EURIBOR Rate or BBSY Rate Lending Unlawful ~~2~~63

SECTION 4.2	Deposits Unavailable; Inability to Determine Interest Rates ~~2~~63

SECTION 4.3	Increased LIBO Rate ~~or~~, EURIBOR Rate Loan or BBSY Rate Loan Costs, etc ~~2~~64

SECTION 4.4	Funding Losses ~~2~~64

SECTION 4.5	Increased Capital Costs ~~2~~65

SECTION 4.6	Taxes ~~2~~65

SECTION 4.7	Payments, Computations; Proceeds of Collateral, etc ~~2~~68

SECTION 4.8	Sharing of Payments ~~2~~69

SECTION 4.9	Setoff ~~2~~70

SECTION 4.10	Mitigation ~~2~~70

SECTION 4.11	Removal of Lenders ~~2~~70

SECTION 4.12	Limitation on Additional Amounts, etc ~~2~~71

SECTION 4.13	Defaulting Lenders ~~2~~72
ARTICLE V CONDITIONS ~~2~~74

SECTION 5.1	Closing Date ~~2~~74

SECTION 5.2	All Credit Extensions ~~2~~76

-i-

ARTICLE VI REPRESENTATIONS AND WARRANTIES ~~2~~77

SECTION 6.1	Organization, etc ~~2~~77

SECTION 6.2	Due Authorization, Non-Contravention, etc ~~2~~77

SECTION 6.3	Government Approval, Regulation, etc ~~2~~77

SECTION 6.4	Validity, etc ~~2~~77

SECTION 6.5	Financial Information ~~2~~77

SECTION 6.6	No Material Adverse Change ~~2~~78

SECTION 6.7	Litigation, Labor Controversies, etc ~~2~~78

SECTION 6.8	Subsidiaries ~~2~~78

SECTION 6.9	Ownership of Properties ~~2~~78

SECTION 6.10	Taxes ~~2~~78

SECTION 6.11	Pension and Welfare Plans ~~2~~79

SECTION 6.12	Environmental Warranties ~~2~~79

SECTION 6.13	Accuracy of Information ~~2~~80

SECTION 6.14	Regulations U and X ~~2~~80

SECTION 6.15	Compliance with Contracts, Laws, etc ~~2~~80

SECTION 6.16	Anti-Corruption Laws and Sanctions ~~2~~80

SECTION 6.17	Solvency ~~2~~81
ARTICLE VII COVENANTS ~~2~~81

SECTION 7.1	Affirmative Covenants ~~2~~81

SECTION 7.2	Negative Covenants ~~2~~87
ARTICLE VIII EVENTS OF DEFAULT ~~2~~99

SECTION 8.1	Listing of Events of Default ~~2~~99

SECTION 8.2	Action if Bankruptcy ~~2~~101

SECTION 8.3	Action if Other Event of Default ~~2~~101
ARTICLE IX THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT; THE LEAD ARRANGERS, THE CO-SYNDICATION AGENTS AND THE CO-DOCUMENTATION AGENTS ~~2~~102

SECTION 9.1	Actions ~~2~~102

SECTION 9.2	Funding Reliance, etc ~~2~~102

SECTION 9.3	Exculpation ~~2~~102

SECTION 9.4	Successor ~~2~~103

SECTION 9.5	Loans by JPMorgan Chase Bank ~~2~~103

SECTION 9.6	Credit Decisions ~~2~~103

SECTION 9.7	Copies, etc ~~2~~103

SECTION 9.8	Reliance by Agents ~~2~~104

SECTION 9.9	Defaults ~~2~~104

SECTION 9.10	Lead Arrangers, Co-Syndication Agents, Documentation Agents, etc. ~~2~~104

SECTION 9.11	Posting of Approved Electronic Communications ~~2~~104
ARTICLE X MISCELLANEOUS PROVISIONS ~~2~~106

-ii-

SECTION 10.1	Waivers, Amendments, etc ~~2~~106

SECTION 10.2	Notices; Time ~~2~~107

SECTION 10.3	Payment of Costs and Expenses ~~2~~108

SECTION 10.4	Indemnification ~~2~~108

SECTION 10.5	Survival ~~2~~110

SECTION 10.6	Severability ~~2~~110

SECTION 10.7	Headings ~~2~~110

SECTION 10.8	Execution in Counterparts, Effectiveness, etc ~~2~~110

SECTION 10.9	Governing Law; Entire Agreement ~~2~~110

SECTION 10.10	Successors and Assigns ~~2~~110

SECTION 10.11	Sale and Transfer of Credit Extensions; Participations in Credit Extensions; Notes ~~2~~111

SECTION 10.12	Other Transactions ~~2~~113

SECTION 10.13	Forum Selection and Consent to Jurisdiction; Waivers ~~2~~113

SECTION 10.14	Waiver of Jury Trial ~~2~~114

SECTION 10.15	Patriot Act ~~2~~114

SECTION 10.16	Judgment Currency ~~2~~114

SECTION 10.17	No Fiduciary Duty ~~2~~114

SECTION 10.18	Counsel Representation ~~2~~115

SECTION 10.19	Confidentiality ~~2~~115

SECTION 10.20	[Reserved] ~~2~~116

SECTION 10.21	Effect of Amendment and Restatement ~~2~~116

SECTION 10.22	Consent of Required Lenders ~~2~~116

SECTION 10.23	Acknowledgement and Consent to Bail-In of EEA Financial Institution. 116

SCHEDULE I     -    Disclosure Schedule
SCHEDULE II     -    Notice Address
SCHEDULE III     -    Existing Letters of Credit
SCHEDULE 10.21 -    Revolving Loan Commitments
EXHIBIT A-1    -    Form of Revolving Note
EXHIBIT A-2    -    Form of Term Note
EXHIBIT A-3    -    Form of Swing Line Note
EXHIBIT B-1    -    Form of Borrowing Request
EXHIBIT B-2    -    Form of Issuance Request
EXHIBIT C    -    Form of Continuation/Conversion Notice
EXHIBIT D    -    Form of Lender Assignment Agreement
EXHIBIT E    -    Form of Compliance Certificate
EXHIBIT F    -    Form of U.S. Guaranty
EXHIBIT G    -    Form of Pledge and Security Agreement
EXHIBIT H    -    Form of Closing Date Certificate
EXHIBIT I    -    Form of Solvency Certificate

-iii-

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 29, 2015 is among HANESBRANDS INC., a Maryland corporation (the “Parent Borrower”), MFB International Holdings S.à r.l. , a société à responsabilité limitée, incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 33, rue du Puits Romain, L-8070 Bertrange and registered with the Luxembourg Trade and Companies Register under number B 182.082 and a share capital of USD 224,991,345 (the “Lux Borrower”), the various financial institutions and other Persons from time to time party to this Agreement (the “Lenders”), BRANCH BANKING & TRUST COMPANY and SUNTRUST BANK, as the co-documentation agents (in such capacities, the “Co-Documentation Agents”), BARCLAYS BANK PLC, HSBC SECURITIES (USA) INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and PNC BANK, NATIONAL ASSOCIATION, as the co-syndication agents (in such capacities, the “Co-Syndication Agents”), JPMORGAN CHASE BANK, N.A., as the administrative agent and the collateral agent (in such capacities, the “Administrative Agent” and “Collateral Agent”, respectively), and J.P. MORGAN SECURITIES LLC, BARCLAYS BANK PLC, HSBC SECURITIES (USA) INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and PNC CAPITAL MARKETS LLC, as the joint lead arrangers and joint bookrunners (in such capacities, the “Lead Arrangers”).
The parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.1    Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings and terms defined in the Australian Revolving Facility Agreement shall have the meanings given to them therein (such meanings to be equally applicable to the singular and plural forms thereof):
“2020 Senior Note Documents” means the 2020 Senior Notes, the 2020 Senior Note Indenture and all other agreements, documents and instruments executed and delivered with respect to the 2020 Senior Notes or the 2020 Senior Note Indenture, as the same may be refinanced, amended, supplemented, amended and restated or otherwise modified from time to time in accordance with this Agreement
“2020 Senior Note Indenture” means the Indenture, dated as of August 1, 2008, among the Parent Borrower, the subsidiary guarantors party thereto and Branch Banking and Trust Company, as trustee, as amended and supplemented by the Fourth Supplemental Indenture thereto, dated November 9, 2010, among the Parent Borrower, the subsidiary guarantors party thereto and Branch Banking and Trust Company, pursuant to which the 2020 Senior Notes were issued, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with this Agreement.
“2020 Senior Notes” means the $1,000,000,000 aggregate principal amount of 6.375% senior unsecured notes due December 15, 2020 issued by the Parent Borrower.
“Acquisition Documentation Date” is defined in the definition of “Permitted Acquisition”.

“Administrative Agent” is defined in the preamble and includes each other Person appointed as the successor Administrative Agent pursuant to Section 9.4.
“Affected Lender” is defined in Section 4.11.
“Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. “Control” of a Person means the power, directly or indirectly, (i) to vote 10% or more of the Capital Securities (on a fully diluted basis) of such Person having ordinary voting power for the election of directors, managing members or general partners (as applicable), or (ii) to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise).
“Agents” means, as the context may require, the Administrative Agent and the Collateral Agent.
“Agreement” means, on any date, this Third Amended and Restated Credit Agreement as originally in effect on the Closing Date, as amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.
“Alternate Base Rate” means on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the highest of (i) the Base Rate in effect on such day, and (ii) the Federal Funds Rate in effect on such day plus ½ of 1.0% and (iii) for a LIBO Rate Loan, the LIBO Rate (Reserve Adjusted) with a one-month Interest Period commencing on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%; provided that, for the avoidance of doubt, the LIBO Rate (Reserve Adjusted) for any day shall be based on the Screen Rate at approximately 11:00 a.m. London time on such day. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Parent Borrower and the Lenders of changes in the Alternate Base Rate; provided that, the failure to give such notice shall not affect the Alternate Base Rate in effect after such change.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Parent Borrower or any of its Affiliates from time to time relating to bribery or corruption.
“Applicable Commitment Fee Margin” means, with respect to the Revolving Loan Commitments, the applicable percentage set forth below corresponding to the relevant Leverage Ratio:

Leverage Ratio	Applicable Commitment Fee Margin
Greater than or equal to 4.00:1.00	0.350%
Less than 4.00:1.00 but greater than or equal to 3.25:1.00	0.300%
Less than 3.25:1.00	0.250%

The Leverage Ratio used to compute the Applicable Commitment Fee Margin shall be that set forth in the Compliance Certificate most recently delivered by the Parent Borrower to the Administrative Agent. Changes in the Applicable Commitment Fee Margin resulting from a change in the Leverage Ratio shall become effective upon delivery by the Parent Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. If the Parent Borrower fails to deliver a Compliance Certificate on or before the date required pursuant to clause (c) of Section 7.1.1, the Applicable Commitment Fee Margin from and including the day after such required date of delivery to but not including the date the Parent Borrower delivers to the Administrative Agent a Compliance Certificate shall equal the highest Applicable Commitment Fee Margin set forth above.
“Applicable Margin” means (a) with respect to the New Term B Loans, 2.50% in the case of LIBO Rate Loans and 1.50% in the case of Base Rate Loans, (b) with respect to the Euro Term Loans, 2.75% ~~and~~, (c) with respect to the New Term A Loans and the Revolving Loans, the applicable percentage set forth below corresponding to the relevant Leverage Ratio and (d) with respect to the Australian Term Loans, the applicable percentages set forth below based on the Debt Rating in effect on such day:

	Applicable Margin for New Term A Loans and Revolving Loans (including Swing Line Loans)
Leverage Ratio	LIBO Rate Loans	Base Rate Loans
Greater than or equal to 4.00:1.00	2.00%	1.00%
Less than 4.00:1.00 but greater than or equal to 3.25:1.00	1.75%	0.75%
Less than 3.25:1.00 but greater than or equal to 2.50:1.00	1.50%	0.50%
Less than 2.50:1.00	1.25%	0.25%

The Leverage Ratio used to compute the Applicable Margin for New Term A Loans and Revolving Loans shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Parent Borrower to the Administrative Agent. Changes in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective upon delivery by the Parent Borrower to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. If the Parent Borrower fails to deliver a Compliance Certificate on or before the date required pursuant to clause (c) of Section 7.1.1, the Applicable Margin from and including the day after such required date of delivery to but not including the date the Parent Borrower delivers to the Administrative Agent a Compliance Certificate shall equal the highest Applicable Margin set forth above.

	Applicable Margin for Australian Term A-1 Loans and Australian Term A-2 Loans
Debt Rating (S&P/Moody’s)	Australian Term A-1 Loans	Australian Term A-2 Loans
≥ BBB+/Baa1	1.25%	1.55%
BBB/Baa2	1.35%	1.65%
BBB-/Baa3	1.5%	1.8%
BB+/Ba1	1.7%	2%
≤BB/Ba2	1.95%	2.25%

In the event of a split rating, the Applicable Margin will be determined by reference to the level in the grid above in which the lower rating appears, unless the split in the Debt Rating is two or more levels apart, in which case the Applicable Margin will be determined by reference to the level in the grid that is one higher than the level in which the lower rating appears. The Debt Rating shall be determined from the most recent public announcement of any changes in the Debt Rating (irrespective of when notice of such change is furnished to the Australian Borrower, the Administrative Agent or the Lenders.
“Applicable Percentage” means, at any time of determination, with respect to a mandatory prepayment in respect of Excess Cash Flow pursuant to clause (h) of Section 3.1.1, (A) 50.0%, if the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Parent Borrower to the Administrative Agent was greater than or equal to 2.50:1.00, (B) 25.0%, if the Leverage Ratio set forth in such Compliance Certificate was less than 2.50:1.00 but greater than or equal to 2.00:1.00, and (C) 0%, if the Leverage Ratio set forth in such Compliance Certificate was less than 2.00:1.00.
“Approved Foreign Bank” is defined in the definition of “Cash Equivalent Investment”.
“Approved Fund” means any Person (other than a natural Person) that (i) is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course, and (ii) is administered or managed by a Lender, an Affiliate of a Lender or a Person or an Affiliate of a Person that administers or manages a Lender.
~~“Australian Borrower” is defined in Section 2.9(a).~~
“Australian Base Rate” means the rate of interest per annum reasonably determined by the Administrative Agent and notified to the Borrowers to be applicable for short-term loans denominated in Australian Dollars.
“Australian Base Rate Loans” means Loans denominated in Australian Dollars the rate of interest applicable to which is equal to the Australian Base Rate plus the Applicable Margin applicable to BBSY Rate Loans.
“Australian Borrower” means HBI Australia Acquisition Co. Pty Ltd and, with respect to the Australian Revolving Facility Agreement, any Australian Subsidiary who accedes to the Australian Revolving Facility Agreement as a borrower thereunder.
“Australian Credit Facilities” means the Australian Term Loans and the Australian Revolving Loan Commitments and the Loans made with respect thereto.
“Australian Dollars” or “A$” means the lawful currency of the Commonwealth of Australia.
“Australian Facilities Effective Date” means the “Effective Date” as defined in the Australian Syndicated Facility Agreement.
“Australian Facilities Funding Date” means the “Funding Date” as defined in the Australian Syndicated Facility Agreement.
“Australian Guaranty” means the guaranty to be delivered by the Australian Borrower and the Australian Subsidiary Guarantors pursuant to the terms of the Australian Syndicated Facility Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.
“Australian Lenders” means, collectively, the Australian Term Lenders and the Australian Revolving Loan Lenders.

“Australian Loan Percentage” means, relative to any Australian Term Loan Lender, the percentage of Australian Term Loans held by such Lender.
“Australian Loans” means, collectively, the Australian Term Loans and the Australian Revolving Loans.
“Australian Obligations” means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Australian Obligors arising under or in connection with a Loan Document, including OA Payment Obligations and Foreign Working Capital Obligations and the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in Section 8.1.9, whether or not allowed in such proceeding) on the Australian Credit Facilities; provided that Australian Obligations shall not include Excluded Swap Obligations.
“Australian Obligor” means, as the context may require, the Australian Borrower and each Australian Subsidiary Guarantor.
“Australian Revolving Facility Agreement” means the document set out on Annex III.
“Australian Revolving Loan Commitment” means, relative to any Lender, such Lender’s obligation (if any) to make Australian Revolving Loans pursuant to Section 2.1.4.
“Australian Revolving Loan Commitment Amount” means A$65,000,000, as such amount may be increased or reduced from time to time in accordance with the Australian Revolving Facility Agreement.
“Australian Revolving Loan Lenders” is defined in Section 2.1.4.
“Australian Revolving Loan Termination Date” means the earlier of (i) the fifth anniversary of the Australian Facilities Funding Date and (ii) to the extent the PacBrands Acquisition has not occurred within eight Business Days of the Australian Facilities Funding Date, the eleventh Business Day following the Australian Facilities Funding Date.
“Australian Revolving Loans” is defined in Section 2.1.4.
“Australian Securitization Facility” means any securitization or receivables facility entered into by the Australian Borrower or any Subsidiary of the Australian Borrower.
“Australian Security Document” means each security document required to be entered into under the terms of the Australian Syndicated Facility Agreement and any other agreement entered into by an Australian Subsidiary Guarantor in accordance with Section 7.1.8(c).
“Australian Subsidiary” means a Foreign Subsidiary of the Australian Borrower (or, at the option of the Australian Borrower, any Foreign Subsidiary that is the direct or indirect parent of the Australian Borrower) other than: (i) a Receivables Subsidiary, (ii) a not-for-profit Subsidiary, (iii) a joint venture or non-wholly owned Subsidiary, (iv) an Immaterial Subsidiary, (v) an Unrestricted Subsidiary, (vi) a Subsidiary prohibited by law or contract from guaranteeing or granting Liens to secure any of the Obligations or with respect to which any consent, approval, license or authorization from any Governmental Authority would be required for the provision of any such guaranty (but in the case of such guaranty being prohibited due to a contractual obligation, such contractual obligation shall have been in place at the Australian Facilities Effective Date or at the time such Subsidiary became a Restricted

Subsidiary and was not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary); provided that each such Subsidiary shall cease to be an excluded from the definition of “Australian Subsidiary” solely pursuant to this clause (vi) if such consent, approval, license or authorization has been obtained, (vii) with respect to which the Parent Borrower and the Administrative Agent reasonably agree that the burden or cost or other consequences of providing a guaranty of the Obligations are excessive in relation to the benefits to the Lenders, (viii) a Subsidiary, acquired after the Australian Facilities Effective Date, that does not have the legal capacity to provide a guarantee of the Obligations (provided that the lack of such legal capacity does not arise from any action or omission of Parent Borrower or any other Obligor), (ix) any Subsidiary with respect to which the providing of a guarantee of the Obligations, in the reasonable judgment of the Parent Borrower, could reasonably be expected to result in adverse tax consequences, (x) a Subsidiary acquired pursuant to an acquisition financed with secured Indebtedness permitted to be incurred under Section 7.2.2(i) and each Subsidiary that is a Subsidiary thereof to the extent such secured Indebtedness prohibits such Subsidiary from becoming a Guarantor; provided that each such Subsidiary shall cease to be excluded from the definition of “Australian Subsidiary” solely pursuant to this clause (x) if such secured Indebtedness is repaid or becomes unsecured, if such Subsidiary ceases to Guarantee such secured Indebtedness or such prohibition no longer exists, as applicable and (xi) a direct or indirect Subsidiary of any Subsidiary excluded from the definition of “Australian Subsidiary” pursuant to the foregoing clauses (i), (ii), (iii) and (v).
“Australian Subsidiary Guarantor” means each Australian Subsidiary that has executed and delivered to the Administrative Agent the Australian Guaranty (including by means of a delivery of a supplement thereto).
“Australian Syndicated Facility Agreement” means that certain Syndicated Facility Agreement, dated as of July [4], 2016, among the Borrowers, the Administrative Agent and the Australian Lenders.
“Australian Tax Act” means the Income Tax Assessment Act of 1936 (Commonwealth).
“Australian Term A-1 Commitment” means, relative to any Lender, such Lender’s obligation (if any) to make an Australian Term A-1 Loan to the Australian Borrower on the Australian Facilities Funding Date. The original aggregate amount of the Australian Term A-1 Loan Commitments is A$200,000,000.
“Australian Term A-1 Lender” is defined in the Australian Syndicated Facility Agreement.
“Australian Term A-1 Loan” is defined in the Australian Syndicated Facility Agreement.
“Australian Term A-1 Loan Maturity Date” means the earlier of (i) the third anniversary of the Australian Facilities Funding Date and (ii) to the extent the PacBrands Acquisition has not occurred within eight Business Days of the Australian Facilities Funding Date, the eleventh Business Day following the Australian Facilities Funding Date.
“Australian Term A-2 Commitment” means, relative to any Lender, such Lender’s obligation (if any) to make an Australian Term A-2 Loan to the Australian Borrower on the Australian Facilities Funding Date. The original aggregate amount of the Australian Term A-2 Loan Commitments is A$200,000,000.
“Australian Term A-2 Lender” is defined in the Australian Syndicated Facility Agreement.

“Australian Term A-2 Loan” is defined in the Australian Syndicated Facility Agreement.
“Australian Term A-2 Loan Maturity Date” means the earlier of (i) the fifth anniversary of the Australian Facilities Funding Date and (ii) to the extent the PacBrands Acquisition has not occurred within eight Business Days of the Australian Facilities Funding Date, the eleventh Business Day following the Australian Facilities Funding Date.
“Australian Term Commitments” means, collectively, the Australian Term A-1 Commitments and the Australian Term A-2 Commitments.
“Australian Term Lenders” means, collectively, the Australian Term A-1 Lenders and the Australian Term A-2 Lenders.
“Australian Term Loans” means, collectively, the Australian Term A-1 Loans and the Australian Term A-2 Loans.
“Australian Transactions” means the PacBrands Acquisition, the incurrence of the Australian Credit Facilities and the payment of any fees and expenses in connection therewith.
“Authorized Officer” means, relative to any Obligor, the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, secretary, assistant secretary and those of its other officers, general partners, managing members, or any manager (in the case of an Obligor governed by a board of managers) (as applicable), in each case whose signatures and incumbency shall have been certified to the Agents, the Lenders and the Issuers.
“Available Amount” means, on any date of determination thereof, an amount equal to:.

(a)    $400,000,000, plus
(b)    50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) less the amount of any net reduction in Investments included pursuant to clause (d) below that would otherwise be included in Adjusted Consolidated Net Income accrued on a cumulative basis during the period (taken as one accounting period) beginning on the Third Amendment Effective Date and ending on the last day of the last Fiscal Quarter preceding such date of determination for which reports have been filed with the SEC or provided to the Administrative Agent pursuant to Section 7.1.1(a) or (b), plus
(c)    the aggregate Net Cash Proceeds received by the Parent Borrower after the Third Amendment Effective Date as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Parent Borrower, including the Net Cash Proceeds received by the Parent Borrower from any issuance or sale permitted by the 2020 Senior Note Indenture of convertible Indebtedness of the Parent Borrower subsequent to the Third Amendment Effective Date but only upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Parent Borrower, or from the issuance to a Person who is not a Subsidiary of the Parent Borrower of any options, warrants or other rights to acquire Capital Stock of the Parent Borrower (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the 2020 Senior Notes), plus

(d)    an amount equal to the net reduction in Investments in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case, to the Parent Borrower or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (whether or not any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments” set forth on Annex I hereto), not to exceed, in each case, the aggregate amount of all Investments previously made by the Parent Borrower or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; minus
(e)    the sum of (i) the amount of such Available Amount used to make any Investments pursuant to Section 7.2.5(k) and (o), (ii) the amount of such Available Amount used to incur Indebtedness by Foreign Subsidiaries pursuant to Section 7.2.2(h), (iii) the amount of such Available Amount used to make Restricted Payments pursuant to Section 7.2.6(e), (iv) the amount of such Available Amount used to pay or prepay Indebtedness pursuant to clause (1)(B) of the proviso in Section 7.2.8(a) and (v) the amount of such Available Amount used to make Permitted Acquisitions pursuant to the first proviso in Section 7.2.10(b);
provided that capitalized terms used in this definition shall (x) if defined on Annex I hereto, have the meanings given to such terms hereunder indicated on Annex I hereto and (y) if not defined on Annex I hereto, have the meanings given to such terms in this Agreement.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~
“Base Rate” means, at any time, the rate of interest publicly announced by JPMorgan as its prime rate in effect at its principal office in New York City.
“Base Rate Loan” means a Loan denominated in Dollars bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.
“BBSY Rate” means, with respect to any BBSY Rate Loan for any Interest Period, the Australian Bank Bill Swap Reference Rate (Bid) as administered by the Australian Financial Markets Association (or any other Person that takes over the administration of that rate) applicable to such Interest Period, displayed on page BBSY of the Thomson Reuters screen (or, on any successor or substitute page on such screen that displays such rate, or if such page or service ceases to be available, on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion after consultation with the Australian Borrower) (the “BBSY Screen Rate”). provided, that, if the BBSY Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that if the BBSY Screen Rate shall not be available at such time for such Interest Period with respect to Australian Dollars, then the BBSY Rate shall be the sum of (i) the Australian Bank Bill Swap Reference Rate as administered by the Australian Financial Markets Association (or any other Person that takes over the administration of that rate) applicable to such Interest Period, displayed on page BBSW of the Thomson Reuters Screen (or, on any successor or substitute page on such screen that displays such rate, or if such page or service ceases to be available, on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion after consultation with the Australian Borrower) (“BBSW Screen Rate”) and (ii) 0.05% per annum; provided, further, that if the BBSW Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that, if the BBSW Screen Rate shall not be available at such time for such Interest Period with respect to Australian Dollars, then the BBSY Rate shall be the Interpolated Rate at such time; provided, that, if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“BBSY Rate Loan” means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the BBSY Rate.
“BKBM Rate Loan” has the meaning given in the Australian Revolving Facility Agreement.
“BBSW Screen Rate” is defined in the definition of “BBSY Rate”.
“BBSY Screen Rate” is defined in the definition of “BBSY Rate”.
“Borrowers” means, the Parent Borrower, the Lux Borrower and the Australian Borrower.
“Borrowing” means the Loans of the same type and, in the case of EURIBOR Rate Loans or LIBO Rate Loans, having the same Interest Period made by all Lenders required to make such Loans on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.3.
“Borrowing Request” means a Loan request and certificate duly executed by an Authorized Officer of the applicable Borrower substantially in the form of Exhibit B‑1 hereto.
“Business Day” means (i) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York, (ii) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day which is a Business Day described in clause (i) above and on which dealings in Dollars are carried on in the London interbank eurodollar market, (iii) relative to the making, continuing, prepaying or repaying of any EURIBOR Rate Loans, any day which is a Business Day described in clause (i) above and on which TARGET is open for the settlement of payments in Euros ~~and~~, (iv) relative to the making, continuing, prepaying or repaying of any BBSY Rate Loans, any day which is a Business Day described in clause (i) above and which is day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in Sydney, Australia, Melbourne, Australia or Singapore and (v) for purposes of Section 2.1.2 any day which is neither a Saturday or Sunday nor a legal holiday where the relevant Issuer is located (and, if such Issuer is located in Hong Kong, excluding any day upon which a Typhoon Number 8 signal or black rainstorm warning is hoisted before 12:00 noon (Hong Kong time)).
“Capital Expenditures” means, for any period, the aggregate amount of (i) all expenditures of the Parent Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures and (ii) Capitalized Lease Liabilities incurred by the Parent Borrower and its Subsidiaries during such period; provided that Capital Expenditures shall not include any such expenditures which constitute any of the following, without duplication: (a) a Permitted Acquisition, (b) to the extent permitted by this Agreement, capital expenditures consisting of Net Disposition Proceeds or Net Casualty Proceeds not otherwise required to be used to repay the Loans and (c) imputed interest capitalized during such period incurred in connection with Capitalized Lease Liabilities not paid or payable in cash. For the avoidance of doubt (x) to the extent that any item is classified under clause (i) of this definition and later classified under clause (ii) of this definition or could be classified under either clause, it will only be required to be counted once for purposes hereunder and (y) in the event the Parent Borrower or any Subsidiary owns an asset that was not used and is now being reused, no portion of the unused asset shall be considered Capital Expenditures hereunder; provided that any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made.

“Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued after the Closing Date; provided however, any shares, interests, participations or other equivalents required to be issued in connection with convertible debt shall not be considered “Capital Securities” until issued.
“Capitalized Lease Liabilities” means, with respect to any Person, all monetary obligations of such Person and its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, should be classified as capitalized leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty; provided, however, any changes to the treatment or reclassification of operating leases under GAAP or the interpretation of GAAP that would cause operating leases to be considered capitalized leases under GAAP shall be ignored as if such treatment or reclassification had never occurred and, for the avoidance of doubt, operating leases shall not be considered Capitalized Lease Liabilities hereunder.

“Cash Collateralize” means, with respect to (i) a Letter of Credit, the deposit of immediately available funds into a cash collateral account maintained with (or on behalf of) the Administrative Agent on terms reasonably satisfactory to the Administrative Agent in an amount equal to the Stated Amount of such Letter of Credit and (ii) OA Payment Obligations, the deposit of immediately available funds into a cash collateral account maintained with (or on behalf of) the applicable Open Account Discount Purchaser in an amount equal to the aggregate Dollar amount of such OA Payment Obligations.
“Cash Equivalent Investment” means, at any time:
(a)    any direct obligation of (or unconditionally guaranteed by) the United States or a State thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States or a State thereof) maturing not more than one year after such time;
(b)    commercial paper maturing not more than 270 days from the date of issue, which is issued by (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any State of the United States or of the District of Columbia and rated A‑1 or higher by S&P or P‑1 or higher by Moody’s, or (ii) any Lender (or its holding company);
(c)    any certificate of deposit, time deposit or bankers’ acceptance, maturing not more than one year after its date of issuance, which is issued by either (i) any bank organized under the laws of the United States (or any State thereof) and which has (A) a credit rating of A2 or higher from Moody’s or A or higher from S&P and (B) a combined capital and surplus greater than $500,000,000, or (ii) any Lender;
(d)    any repurchase agreement having a term of 30 days or less entered into with any Lender or any commercial banking institution satisfying the criteria set forth in clause (c)(i) which (i) is secured by a fully perfected security interest in any obligation of the type described in clause (a), and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder;
(e)    with respect to any Foreign Subsidiary, non-Dollar denominated (i) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Person maintains its chief executive office or principal place of business or is organized provided such country is a member of the Organization for Economic Cooperation and Development, and which has a short-term commercial paper rating from S&P of at least “A-1” or the equivalent thereof or from Moody’s of at least “P-1” or the equivalent thereof (any such bank being an “Approved Foreign Bank”) and maturing within one year of the date of acquisition and (ii) equivalents of demand deposit accounts which are maintained with an Approved Foreign Bank; and
(f)    readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of any member nation of the European Union whose legal tender is the Euro and which are denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Foreign Subsidiary organized in such jurisdiction, having (i) one of the three highest ratings from either Moody’s or S&P and (ii) maturities of not more than one year from the date of acquisition thereof; provided that the full faith and credit of any such member nation of the European Union is pledged in support thereof.
“Cash Management Agreements” is defined in the definition of “Cash Management Obligations”.
“Cash Management Obligations” means, with respect to the Parent Borrower or any of its Subsidiaries, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management services (including treasury, depository, overdraft (daylight and temporary), credit or debit card, electronic funds transfer and other cash management arrangements) provided after the Original Restatement Effective Date by a Person who is (or was at the time such Cash Management Obligations were incurred) the Administrative Agent, any Lender or any Affiliate thereof, including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith to the extent provided for in the documents evidencing such cash management services (such documents, “Cash Management Agreements”).
“Casualty Event” means the damage, destruction or condemnation, as the case may be, of property of any Person or any of its Subsidiaries.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.
“CERCLIS” means the Comprehensive Environmental Response Compensation Liability Information System List.

“Champion Europe Acquisition” means the acquisition of Champion Europe S.p.A., a public limited company formed under the laws of Italy.
“Change in Control” means
(a)    any person or group (within the meaning of Sections 13(d) and 14(d) under the Exchange Act) shall become the ultimate “beneficial owner” (as defined in Rules 13d‑3 and 13d‑5 under the Exchange Act), directly or indirectly, of Capital Securities representing more than 35% of the Capital Securities of the Parent Borrower on a fully diluted basis;
(b)    during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Parent Borrower (together with any new directors whose election to such Board or whose nomination for election by the stockholders of the Parent Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent Borrower then in office; or
(c)    the occurrence of any “Change of Control” (or similar term) under (and as defined in) any 2020 Senior Note Document.
“Class” when used in reference to Term Loans, shall refer to whether such Term Loans are Initial Term Loans or Extended Term Loans (of the same Extension Series). For the avoidance of doubt, each Extended Term Loan is of a different Class than the Class or Classes of Term Loans from which it was converted.
“Closing Date” means the date on which the conditions precedent set forth in Section 5.1 have been satisfied or waived.
“Closing Date Certificate” means the closing date certificate executed and delivered by an Authorized Officer of the Parent Borrower substantially in the form of Exhibit H hereto.
“Code” means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.
“Co-Documentation Agents” is defined in the preamble.
“Collateral Agent” is defined in the preamble and includes each other Person appointed as successor Collateral Agent pursuant to Section 9.4.
“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Parent Borrower or any Subsidiary in the ordinary course of business of the Parent Borrower or such Subsidiary.
“Commitment” means, as the context may require, the Revolving Loan Commitment, the Letter of Credit Commitment or the Swing Line Loan Commitment.
“Commitment Amount” means, as the context may require, the Revolving Loan Commitment Amount, the Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount.

“Commitment Termination Event” means
(a)    the occurrence of any Event of Default with respect to the Parent Borrower described in clauses (a) through (d) of Section 8.1.9; or
(b)    the occurrence and continuance of any other Event of Default and either (i) the declaration of all or any portion of the Loans to be due and payable pursuant to Section 8.3, or (ii) the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Parent Borrower that the Commitments have been terminated.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” is defined in clause (a) of Section 9.11.
“Compliance Certificate” means a certificate duly completed and executed by an Authorized Officer of the Parent Borrower, substantially in the form of Annex II hereto.
“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation with respect thereto) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.
“Continuation/Conversion Notice” means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the applicable Borrower, substantially in the form of Exhibit C hereto.
“Controlled Foreign Corporation” means a controlled foreign corporation, as defined in Section 957(a) of the Code.
“Controlled Group” means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Parent Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.
“Copyright Security Agreement” means any Copyright Security Agreement executed and delivered by any Obligor in substantially the form of Exhibit C to the Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.
“Co-Syndication Agents” is defined in the preamble.
“Credit Extension” means, as the context may require,
(a)    the making of a Loan by a Lender; or

(b)    the issuance of any Letter of Credit, any amendment to or modification of any Letter of Credit that increases the face amount thereof, or the extension of any Stated Expiry Date of any existing Letter of Credit, by an Issuer.
“Debt Rating” means, on any day, the credit rating of the Australian Credit Facilities in effect on such day from S&P and Moody’s.
“Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time relating to any cure period or both, would constitute an Event of Default.
“Defaulting Lender” means any Lender that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swing Line Loans within three Business Days of the date required to be funded by it hereunder, (b) notified the Parent Borrower, the Administrative Agent, the Issuers, the Swing Line Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after written request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Line Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount (other than any other amount that is de minimis) required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding or Bail-In Action, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding or Bail-In Action, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition by a Governmental Authority or an instrumentality thereof of any equity interest in such Lender or a parent company thereof.
“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Parent Borrower) of non-cash consideration received by the Parent Borrower or its Subsidiaries in connection with any Disposition pursuant to Section 7.2.11(n) that is designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer, setting forth the basis of such valuation (which amount shall be reduced by the fair market value of the portion of such non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Disbursement” is defined in Section 2.6.2.
“Disbursement Date” is defined in Section 2.6.2.
“Disclosure Schedule” means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Parent Borrower with the written consent of, in the case of non-material modification, the Administrative Agent and, in the case of material modifications the Required Lenders.
“Disposition” (or similar words such as “Dispose”) means any sale, transfer, lease (as lessor), contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of the Parent Borrower’s or its Subsidiaries’ assets (including accounts receivable and Capital Securities of Subsidiaries) to any other Person in a single transaction or series of transactions other than (i) to another Obligor, (ii) by a Foreign Subsidiary to any other Foreign Subsidiary, (iii) by a Receivables Subsidiary to any other Person or (iv) customary derivatives issued in connection with the issuance of convertible debt.
“Dollar” and the sign “$” mean lawful money of the United States.
“EBITDA” means, for any applicable period, the sum of
(a)    Net Income, plus
(b)    to the extent deducted in determining Net Income, the sum of (i) depreciation and amortization (including amortization of deferred financing fees or costs), (ii) Federal, state, local and foreign income withholding, franchise, state single business unitary and similar Tax expense, (iii) Interest Expense, (iv) all amounts in respect of extraordinary losses and (v) other non-cash losses, charges, or expenses, including impairment of long-lived assets, and non-cash compensation expense, minus
(c)    to the extent included in determining such Net Income, the sum of (i) interest income, (ii) non-cash gains, (iii) extraordinary cash gains and (iv) tax credits for any of the taxes of a type described in clause (b)(ii) above (to the extent not netted from the tax expense described in such clause (b)(ii), (v) any cash payments made during such period in respect of non-cash items described in clause (a)(v) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were incurred, in each case, as determined on a consolidated basis for Parent Borrower in accordance with GAAP.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (i) in the case of an assignment of a Term Loan, (A) a Lender, (B) an Affiliate of a Lender, (C) an Approved Fund or (D) any other Person (other than an Ineligible Assignee), and (ii) in the case of any assignment of the Revolving Loan Commitment or Revolving Loans, (A) a Lender, (B) an Affiliate of a Lender or (C) any other Person (other than an Ineligible Assignee) approved by the Parent Borrower (such approval of the Parent Borrower not to be unreasonably withheld or delayed) unless an Event of Default has occurred and is continuing.
“EMU” means Economic and Monetary Union as contemplated in the Treaty on European Union.

“EMU Legislation” means legislative measures of the European Council (including European Council regulations) for the introduction of, changeover to or operation of a single or unified European currency (whether known as the Euro or otherwise), being in part the implementation of the third stage of EMU.
“Environmental Laws” means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and legally binding guidelines (including consent decrees and administrative orders) relating to protection of public health and safety from environmental hazards and protection of the environment.
“Equity Equivalents” means with respect to any Person any rights, warrants, options, convertible securities, exchangeable securities, indebtedness or other rights, in each case exercisable for or convertible or exchangeable into, directly or indirectly, Capital Securities of such Person or securities exercisable for or convertible or exchangeable into Capital Securities of such Person, whether at the time of issuance or upon the passage of time or the occurrence of some future event.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to Sections of ERISA also refer to any successor Sections thereto.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR Impacted Interest Period” is defined in the definition of “EURIBOR Rate”.
“EURIBOR Rate Loans” means Loans denominated in Euros the rate of interest applicable to which is, at all times during an Interest Period applicable to such Loan, determined by reference to the EURIBOR Rate.
“EURIBOR Screen Rate” is defined in the definition of “EURIBOR Rate”.
“EURIBOR Rate” means, with respect to any EURIBOR Rate Loan for any Interest Period, the percentage per annum determined by the Banking Federation of the European Union for such Interest Period as set forth on the applicable page of the Reuters Service (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “EURIBOR Screen Rate”) at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period; provided, that, if the EURIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that if the EURIBOR Screen Rate shall not be available at such time for such Interest Period (a “EURIBOR Impacted Interest Period”) with respect to Euros, then the EURIBOR Rate shall be the Interpolated Rate at such time; provided, that, if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding the foregoing, with respect to any Euro Term Loan, the EURIBOR Rate shall not be less than 0.75% per annum.
“Euro Base Rate” means the rate of interest per annum reasonably determined by the Administrative Agent and notified to the Borrowers to be applicable for short-term loans denominated in Euros.

“Euro Base Rate Loans” means Loans denominated in Euros the rate of interest applicable to which is equal to the Euro Base Rate plus the Applicable Margin applicable to EURIBOR Rate Loans.
“Euro Equivalent” means, with respect to any amount of Dollars on any date, the equivalent amount in Euros of such amount of currency as determined by the Administrative Agent using the Euro Exchange Rate applicable on such date.
“Euro Exchange Rate” means, with respect to Dollars or Euros on any date, the rate at which Dollars may be exchanged into Euros, or Euros may be exchanged into Dollars, as the case may be, as set forth at or about 11:00 A.M., London time, on the Reuters currency page with respect to Euros on the date that is two Business Days prior to the date as of which the exchange computation is made. In the event that such rate does not appear on such Reuters currency page, the Euro Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Parent Borrower or, in the absence of such agreement, the Euro Exchange Rate shall instead be the spot rate of exchange of the Administrative Agent in the London interbank market or other market where its foreign currency exchange operations in respect of Euros are then being conducted, at or about 11:00 A.M., local time, on the date that is two Business Days prior to the date as of which the exchange computation is made; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
“Euro Term Loan Account Pledge Agreements” means means (i) the account pledge agreement, dated December 19, 2014, by and among DBA Lux Holding S.A. and the Collateral Agent, (ii) the account pledge agreement, dated December 19, 2014, by and among DBA Lux 1 S.A. and the Collateral Agent, (iii) the account pledge agreement, dated December 19, 2014, by and among DBA Lux 2 S.A. and the Collateral Agent and (iv) the account pledge agreement, dated December 19, 2014, by and among DBA Lux Finance S.à r.l. and the Collateral Agent.
“Euro Term Loan Effective Date” means August 29, 2014.
“Euro Term Loan Guaranty” means the New Term Loan Guaranty, dated as of the Euro Term Loan Effective Date, executed and delivered by an Authorized Officer of the Lux Borrower and each Euro Term Loan Subsidiary Guarantor pursuant to the terms of this Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.
“Euro Term Loan Maturity Date” means the seventh anniversary of the Euro Term Loan Effective Date, as may be extended pursuant to Section 2.8.
“Euro Term Loan Obligations” means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Euro Term Loan Obligors arising under or in connection with a Loan Document, including OA Payment Obligations and Foreign Working Capital Obligations and the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in Section 8.1.9, whether or not allowed in such proceeding) on the Euro Term Loans; provided, that Euro Term Loan Obligations shall not include Excluded Swap Obligations.
“Euro Term Loan Obligor” means, as the context may require, the Lux Borrower and each Euro Term Loan Subsidiary Guarantor.

“Euro Term Loan PECs Pledge Agreements” means (i) the PECs pledge agreement, dated December 19, 2014, by and among DBA Lux Holding S.A., the Collateral Agent and DBA Lux 1 S.A., and (ii) the PECs pledge agreement, dated December 19, 2014, by and among DBA Lux 1 S.A. the Collateral Agent and DBA Lux 2 S.à r.l.
“Euro Term Loan Receivables Pledge Agreements” means (i) the receivables pledge agreement, dated December 19, 2014, by and among, the Lux Borrower and the Collateral Agent, (ii) the receivables pledge agreement, dated December 19, 2014, by and among DBA Lux Holding S.A. and the Collateral Agent, (iii) the receivables pledge agreement, dated December 19, 2014, by and among DBA Lux 1 S.A. and the Collateral Agent, (iv) the receivables pledge agreement, dated December 19, 2014, by and among DBA Lux 2 S.à r.l. and the Collateral Agent, and (v) the receivables pledge agreement, dated December 19, 2014, by and among DBA Lux Finance S.à r.l. and the Collateral Agent.
“Euro Term Loan Security Agreements” means (i) the Euro Term Loan Account Pledge Agreements, (ii) the Euro Term Loan PECs Pledge Agreements, (iii) the Euro Term Loan Receivables Pledge Agreements, (iv) the Euro Term Loan Share Pledge Agreements, (v) the IPPECs Pledge Agreement, dated as of the Euro Term Loan Effective Date, by and among UPEL, Inc., HBI International, LLC, HBI Branded Apparel Limited, Inc., the Lux Borrower and the Collateral Agent, (vi) the confirmation agreement, dated as of the Euro Term Loan Effective Date, by and among UPEL, Inc., HBI International, LLC, HBI Branded Apparel Limited, Inc., the Lux Borrower and the Collateral Agent, and (vii) the confirmation agreement, dated as of the Closing Date by and among UPEL, Inc., HBI International, LLC, HBI Branded Apparel Limited, Inc., Confecciones El Pedregal Inc., the Lux Borrower, DBA Lux Holding S.A., DBA Lux 1 S.A., DBA Lux 2 S.à r.l., DBA Lux Finance S.à r.l. and the Collateral Agent.
“Euro Term Loan Share Pledge Agreements” means (i) the Share Pledge Agreement, dated as of the Euro Term Loan Effective Date, by and among UPEL, Inc., HBI International, LLC, HBI Branded Apparel Limited, Inc., the Lux Borrower and the Collateral Agent, (ii) the share pledge agreement, dated December 19, 2014, by and among Confecciones El Pedregal Inc., the Lux Borrower and the Collateral Agent, (iii) the share pledge agreement, dated December 19, 2014, by and among the Lux Borrower, the Collateral Agent and DBA Lux Holding S.A., (iv) the share pledge agreement, dated December 19, 2014, by and among DBA Lux Holding S.A., the Collateral Agent and DBA Lux 1 S.A., (v) the share pledge agreement, dated December 19, 2014, by and among DBA Lux 1 S.A., the Collateral Agent, DBA Lux 2 S.à r.l. and DBA Lux Finance S.à r.l.
“Euro Term Loan Subsidiary Guarantor” means each Foreign Subsidiary of Lux Borrower (or a Foreign Subsidiary of the Parent Borrower that is the direct or indirect, at the option of the Lux Borrower, parent of Lux Borrower) that has executed and delivered to the Administrative Agent the Euro Term Loan Guaranty (including by means of a delivery of a supplement thereto); provided that the following shall not be required to become a Euro Term Loan Subsidiary Guarantor: (i) a Receivables Subsidiary, (ii) a not-for-profit Subsidiary, (iii) a joint venture or non-wholly owned Subsidiary, (iv) an Immaterial Subsidiary, (v) an Unrestricted Subsidiary, (vi) a Subsidiary prohibited by law or contract from guaranteeing or granting Liens to secure any of the Obligations or with respect to which any consent, approval, license or authorization from any Governmental Authority would be required for the provision of any such guaranty (but in the case of such guaranty being prohibited due to a contractual obligation, such contractual obligation shall have been in place at the Closing Date or at the time such Subsidiary became a Restricted Subsidiary and was not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary); provided that each such Subsidiary shall cease to be an excluded from the definition of “Euro Term Loan Subsidiary Guarantor” solely pursuant to this clause (vi) if such consent, approval, license or authorization has been obtained, (vii) with respect to which the Parent Borrower and the Administrative Agent reasonably agree that the burden or cost or other consequences of providing a guaranty of the Obligations are excessive in relation to the benefits to the Lenders, (viii) a Subsidiary, acquired after the Closing Date, that does not have the legal capacity to provide a guarantee of the Obligations (provided that the lack of such legal capacity does not arise from any action or omission of Parent Borrower or any other Obligor), (ix) any Subsidiary with respect to which the providing of a guarantee of the Obligations, in the reasonable judgment of the Parent Borrower, could reasonably be expected to result in adverse tax consequences, (x) a Subsidiary acquired pursuant to an acquisition financed with secured Indebtedness permitted to be incurred under Section 7.2.2(i) and each Subsidiary that is a Subsidiary thereof to the extent such secured Indebtedness prohibits such Subsidiary from becoming a Guarantor; provided that each such Subsidiary shall cease to be excluded from the definition of “Euro Term Loan Subsidiary Guarantor” solely pursuant to this clause (x) if such secured Indebtedness is repaid or becomes unsecured, if such Subsidiary ceases to Guarantee such secured Indebtedness or such prohibition no longer exists, as applicable and (xi) a direct or indirect Subsidiary of any Subsidiary excluded from the definition of “Euro Term Loan Subsidiary Guarantor” pursuant to the foregoing clauses (i), (ii), (iii) and (v).
“Euro Term Loans” means the term loans borrowed by the Lux Borrower on the Euro Term Loan Effective Date in the aggregate principal amount of €363,000,000. As of the Closing Date, there are €360,277,500 Euro Term Loans outstanding.
“Euro Term Percentage” means, relative to any Lender, the percentage of Euro Term Loans held by such Lender.
“Euros” means the single currency of Participating Member States of the European Union.
“Event of Default” is defined in Section 8.1.
“Excess Cash Flow” means, for any Fiscal Year, the excess (if any), of
(a)    EBITDA for such Fiscal Year, minus
(b)    the sum (for such Fiscal Year) of (i) Interest Expense actually paid in cash by the Parent Borrower and its Subsidiaries, (ii) scheduled principal repayments with respect to the permanent reduction of Indebtedness, to the extent actually made, (iii) all Federal, state, local and foreign income withholding, franchise, state single business unitary and similar Taxes actually paid in cash or payable (only to the extent related to Taxes associated with such Fiscal Year) by the Parent Borrower and its Subsidiaries, (iv) Capital Expenditures to the extent (x) actually made by the Parent Borrower and its Subsidiaries in such Fiscal Year or (y) committed to be made by the Parent Borrower and its Subsidiaries; provided, that the amounts deducted from Excess Cash Flow pursuant to preceding clause (y) shall not thereafter be deducted in the determination of Excess Cash Flow for the Fiscal Year during which such payments were actually made, (v) the portion of the purchase price paid in cash with respect to Permitted Acquisitions and other Investments made pursuant to Section 7.2.5, (vi) Restricted Payments made pursuant to Section 7.2.6 , (vii) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Parent Borrower and its Subsidiaries that are required to be made in connection with any prepayment of Indebtedness to the extent not financed with the proceeds of any long-term Indebtedness of the Parent Borrower and its Subsidiaries and (viii) without duplication to any amounts deducted in preceding clauses (i) through (viii), all items added back to EBITDA pursuant to clause (b) of the definition thereof that represent amounts actually paid in cash.

“Exemption Certificate” is defined in clause (e) of Section 4.6.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Existing Letters of Credit” means each of the Letters of Credit issued by an Issuer and outstanding on the Closing Date, as listed on Schedule III hereto.
“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, and only for so long as, all or a portion of the guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Subsidiary Guarantor would otherwise have become effective with respect to such Swap Obligation but for such Subsidiary Guarantor’s failure to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.
“Extended Term Loans” has the meaning assigned to that term in Section 2.8(a).
“Extending Lender” has the meaning assigned to that term in Section 2.8(b).
“Extension Amendment” has the meaning assigned to that term in Section 2.8(c).
“Extension Date” has the meaning assigned to that term in Section 2.8(d).
“Extension Election” has the meaning assigned to that term in Section 2.8(b).
“Extension Request” has the meaning assigned to that term in Section 2.8(a).
“Extension Series” shall mean all Extended Term Loans that are (i) established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Term Loans provided for therein are intended to be a part of any previously established Extension Series), (ii) of the same Term Loan Class and (iii) that provide for the same maturity date, interest margins, extension fees and amortization schedule.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (and any amended or successor version that is substantively comparable), any regulations or official interpretations thereof (including any Revenue Ruling, Revenue Procedure, Notice or similar guidance issued by the Internal Revenue Service thereunder as a precondition to relief or exemption from taxes under such provisions), any applicable agreement entered into under Section 1471(b)(1) of the Code, and any applicable intergovernmental agreement with respect thereto (or any such amended or successor version thereof) and any law, regulation, rule, promulgation or official agreement implementing an official governmental agreement with respect to the foregoing.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to (i) the weighted average (rounded upwards, if necessary, to the next 1/100 of

1%) of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) on the next succeeding Business Day by the Federal Reserve Bank of New York, or (ii) if such rate is not so published for any day which is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it; provided that if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Filing Statements” means all Uniform Commercial Code financing statements or other similar financing statements and Uniform Commercial Code (Form UCC-3) termination statements required pursuant to the Loan Documents.
“Fiscal Quarter” means either (a) a quarter ending on the Saturday nearest to the last day of March, June, September or December or (b) at the option of the Parent Borrower, if the Parent Borrower elects to change its Fiscal Year to a Fiscal Year ending on December 31, a quarter ending on the last day of March, June, September or December.
“Fiscal Year” means either (a) any period of fifty-two or fifty-three consecutive calendar weeks ending on the Saturday nearest to December 31 or (b) if the Parent Borrower elects to change its Fiscal Year pursuant to Section 7.2.1, the fiscal year of the Parent Borrower ending on December 31st in each calendar year; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2009 Fiscal Year”) refer to the Fiscal Year ending on the Saturday nearest to December 31 of such calendar year.
“Foreign Subsidiary” means any Subsidiary that is not a U.S. Subsidiary or a Receivables Subsidiary.
“Foreign Working Capital Lender” means each Person that is (or at the time such Indebtedness was incurred, was) a Lender or an Affiliate of a Lender to whom a Foreign Subsidiary owes Indebtedness that was permitted to be incurred pursuant to clause (n) of Section 7.2.2 (it being understood and agreed that such Indebtedness owed by a Foreign Subsidiary to a Lender or an Affiliate of a Lender (“Foreign Working Capital Obligations”) shall be Obligations hereunder; provided, that for any Foreign Working Capital Obligations to be included as “Obligations” on any date of determination by the Administrative Agent, the applicable Foreign Working Capital Lender must have delivered to the Administrative Agent prior to such date of determination a notice designating such Foreign Working Capital Obligations as Obligations).
“Foreign Working Capital Obligations” is defined in the definition of “Foreign Working Capital Lender”.
“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.
“GAAP” is defined in Section 1.4.
“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government and any group or body charged with setting regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Guaranties” means, collectively, the U.S. Guaranty ~~and~~, the Euro Term Loan Guaranty and the Australian Guaranty.
“Hazardous Material” means (i) any “hazardous substance”, as defined by CERCLA, (ii) any “hazardous waste”, as defined by the Resource Conservation and Recovery Act, as amended, or (iii) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other Environmental Laws.
“Hedging Obligations” means, with respect to any Person, all liabilities of such Person under foreign exchange contracts, commodity hedging agreements, currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.
“herein”, “hereof”, “hereto”, “hereunder” and similar terms contained in any Loan Document refer to such Loan Document as a whole and not to any particular Section, paragraph or provision of such Loan Document.
“HSBC” means HSBC Bank USA, National Association, in its individual capacity, and any successor thereto by merger, consolidation or otherwise.
“Immaterial Subsidiary” means at any date of determination, a Subsidiary (a) whose total assets at the date of the most recent consolidated balance sheet included in the financial statements delivered pursuant to Section 7.1.1(a) or 7.1.1(b) were less than or equal to 2% of the consolidated total assets of the Parent Borrower and its Subsidiaries at such date and (b) whose gross revenues for the most recent fiscal period covered in the consolidated statement of income included in the financial statements delivered pursuant to Section 7.1.1(a) or 7.1.1(b) were less than or equal to 2% of the consolidated gross revenues of the Parent Borrower and its Subsidiaries for such period, in each case determined in accordance with GAAP; provided that the aggregate total assets or gross revenues of all Immaterial Subsidiaries, determined in accordance with GAAP, may not exceed 5% of consolidated total assets or consolidated gross revenues, respectively, of the Parent Borrower and its Subsidiaries, collectively, at any time (and the Parent Borrower will designate in writing to the Administrative Agent from time to time the Subsidiaries which will cease to be treated as “Immaterial Subsidiaries” in order to comply with the foregoing limitation).
“Impacted Interest Period” means, as applicable, the LIBO Impacted Interest Period or the EURIBOR Impacted Interest Period.
“Impermissible Qualification” means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of the Parent Borrower (i) which is of a “going concern” or similar nature, (ii) which relates to the limited scope in any material respect of examination of matters relevant to such financial statement, or (iii) which relates to the treatment or classification of any item in such financial statement (excluding treatment or classification changes which are the result of changes in GAAP or the interpretation of GAAP) and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Parent Borrower to be in Default.

“including” and “include” means including without limiting the generality of any description preceding such term, and, for purposes of each Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.
“Increased Amount Date” is defined in Section 2.9.
“Incremental A$ Revolving Commitments” is defined in Section 2.9(a).

“Incremental A$ Term Loans” is defined in Section 2.9(a).

“Incremental Credit Increase” is defined in Section 2.9.
“Incremental Lender” means any Incremental Revolving Lender or Incremental Term Loan Lender.
“Incremental Revolving Commitments” is defined in Section 2.9.
“Incremental Revolving Lender” is defined in Section 2.9.
“Incremental Revolving Loan” is defined in Section 2.9.
“Incremental Term Loan Lender” is defined in Section 2.9.
“Incremental Term Loan” is defined in Section 2.9.
“Indebtedness” of any Person means, (i) all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (ii) all monetary obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person, (iii) all Capitalized Lease Liabilities of such Person, (iv) for purposes of Section 8.1.5 only, net Hedging Obligations of such Person, (v) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable and accrued expenses in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person), (vi) indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse (provided that in the event such indebtedness is limited in recourse solely to the property subject to such Lien, for the purposes of this Agreement the amount of such indebtedness shall not exceed the greater of the book value or the fair market value (as determined in good faith by the Parent Borrower’s board of directors) of the property subject to such Lien), (vii) monetary obligations arising under Synthetic Leases, (viii) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts and other than in connection with any Permitted Securitization or any Permitted Factoring Facility, (ix) all obligations (other than intercompany obligations) of such Person pursuant to any Permitted Securitization (other than Standard Securitization Undertakings) or any Permitted Factoring Facility, and (x) all Contingent Liabilities of such Person in respect of any of the foregoing. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefore as a result of such Person’s ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Liabilities” is defined in Section 10.4.
“Indemnified Parties” is defined in Section 10.4.
“Ineligible Assignee” means a natural Person, the Borrowers, any Affiliate of the Borrowers or any other Person taking direction from, or working in concert with, the Borrowers or any of the Borrowers’ Affiliates.
“Information” is defined in Section 10.19.
“Initial Term Loans” means (a) with respect to the Euro Term Loans, the Euro Term Loans borrowed on the Euro Term Loan Effective Date ~~and~~, (b) with respect with to the New Term Loans, the New Term Loans borrowed on the Closing Date and (c) with respect to the Australian Term Loans, the Australian Term Loans borrowed on the Australian Facilities Funding Date.
“Interest Coverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters of:
(a)    EBITDA (for all such Fiscal Quarters)

to
(b)    the sum (for all such Fiscal Quarters) of Interest Expense.
“Interest Expense” means, for any applicable period, the aggregate interest expense (both, without duplication, when accrued or paid and net of interest income paid during such period to the Parent Borrower and its Subsidiaries) of the Parent Borrower and its Subsidiaries for such applicable period, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense; provided that the term “Interest Expense” shall not include any interest expense attributable to a Permitted Factoring Facility.
“Interest Period” means, relative to any LIBO Rate Loan ~~or~~, EURIBOR Rate Loan or BBSY Rate Loan, the period beginning on (and including) the date on which such Loan is made or continued as, or (if applicable) converted into, a LIBO Rate Loan ~~or~~, EURIBOR Rate Loan, BBSY Rate Loan , pursuant to Sections 2.3 or 2.4 and shall end on (but exclude) (i) the day which numerically corresponds to such date (x) one, two, three or six months and, if agreed by all affected Lenders, twelve months thereafter (or, if any such month has no numerically corresponding day, on the last Business Day of such month) in the case of LIBO Rate Loans and EURIBOR Rate Loans or (y) three or six months thereafter (or, if any such month has no numerically corresponding day, on the last Business Day of such month) in the case of BBSY Rate Loans or (ii) any other day as agreed to by all affected Lenders, as the applicable Borrower may select in its relevant notice pursuant to Sections 2.3 or 2.4; provided that,
(a)    the Borrowers shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than twelve different dates; and

(b)    if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day).
“Interpolated Rate” means, at any time, the rate per annum (rounded to the same number of decimal places as the Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate (for the longest period for which that Screen Rate is available in ~~Dollars~~the relevant currency) that is shorter than the Impacted Interest Period and (b) the Screen Rate (for the shortest period for which that Screen Rate is available for ~~Dollars)~~the relevant currency that exceeds the Impacted Interest Period, in each case, as of the Specified Time on the Quotation Day for such Interest Period. When determining the rate for a period which is less than the shortest period for which the Screen Rate is available, the Screen Rate for purposes of clause (a) above shall be deemed to be the overnight rate for ~~Dollars~~the relevant currency determined by the Administrative Agent from such service as the Administrative Agent may select.
“Investment” means, relative to any Person, (i) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person, and (ii) any Capital Securities held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.
“ISP Rules” is defined in Section 10.9.
“Issuance Request” means a Letter of Credit request and certificate duly executed by an Authorized Officer of the Parent Borrower, substantially in the form of Exhibit B-2 hereto, or in such electronic format as an Issuer and the Administrative Agent in their discretion accept. Each Issuance Request delivered in an electronic format shall constitute for all purposes of this Agreement a certification by an Authorized Officer as to the matters set forth in Exhibit B-2.
“Issuer” means HSBC or another Lender selected by the Parent Borrower and reasonably acceptable to the Administrative Agent, in each case, in its capacity as an Issuer of the Letters of Credit. At the request of HSBC and with the Parent Borrower’s consent (not to be unreasonably withheld or delayed), another Lender or an Affiliate of HSBC may issue one or more Letters of Credit hereunder, in which case the term “Issuer” shall include any such Affiliate or other Lender with respect to Letters of Credit issued by such Affiliate or such Lender; provided that no such Lender shall have any obligation to be an Issuer unless it agrees to do so in its sole discretion.
“Joinder Agreement” is defined in Section 2.9.
“Judgment Currency” is defined in Section 10.16.
“JPMorgan” means JPMorgan Chase Bank, N.A.
“Lead Arrangers” is defined in the preamble.

“Lender Assignment Agreement” means an assignment agreement substantially in the form of Exhibit D hereto.
“Lenders” is defined in the preamble.
“Lender’s Environmental Liability” means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys’ fees at trial and appellate levels and experts’ fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against the Administrative Agent, any Lender or any Issuer or any of such Person’s Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from:
(a)    any Hazardous Material on, in, under or affecting all or any portion of any property of the Parent Borrower or any of its Subsidiaries, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from the Parent Borrower’s or any of its Subsidiaries’ or any of their respective predecessors’ properties;
(b)    any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in Section 6.12;
(c)    any violation or claim of violation by the Parent Borrower or any of its Subsidiaries of any Environmental Laws; or
(d)    the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Material by the Parent Borrower or any of its Subsidiaries, or in connection with any property owned or formerly owned by the Parent Borrower or any of its Subsidiaries.
“Letter of Credit” means a letter of credit that is a Standby Letter of Credit or Commercial Letter of Credit. For greater certainty Letters of Credit shall include all Existing Letters of Credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuer.
“Letter of Credit Commitment” means an Issuer’s obligation to issue Letters of Credit pursuant to Section 2.1.2.
“Letter of Credit Commitment Amount” means, on any date, a maximum amount equal to $150,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2.
“Letter of Credit Outstandings” means, on any date, an amount equal to the sum of (i) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit, and (ii) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.
“Leverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of

(a)    Total Debt outstanding on the last day of such Fiscal Quarter to
(b)    EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters;
provided, that for purposes of calculating the Leverage Ratio under Section 7.2.4 only, Total Debt shall be reduced by unrestricted cash and Cash Equivalent Investments of the Parent Borrower and its Subsidiaries; provided, that the amount of cash and Cash Equivalent Investments of the Parent’s Subsidiaries that are not Subsidiary Guarantors shall not exceed the amount of Indebtedness of such Subsidiaries that is included in the calculation of Total Debt.
“LIBO Impacted Interest Period” is defined in the definition of “LIBO Rate”.
“LIBO Rate” means, with respect to any LIBO Rate Loan for any Interest Period, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “LIBO Screen Rate”) as of the Specified Time on the Quotation Day for such Interest Period; provided that if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, that if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to Dollars, then the LIBO Rate shall be the Interpolated Rate at such time (provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement); provided further that all of the foregoing shall be subject to Section 4.2. Notwithstanding the foregoing, with respect to any New Term B Loan, the LIBO Rate shall not be less than 0.75% per annum.
“LIBO Rate Loan” means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).
“LIBO Rate (Reserve Adjusted)” means, with respect to each day during each Interest Period pertaining to a LIBO Rate Loan, a rate per annum determined for such day in accordance with the following formula:

LIBO Rate	=	LIBO Rate
(Reserve Adjusted)		1.00 - LIBOR Reserve Percentage

“LIBOR Reserve Percentage” means, for any day as applied to a LIBO Rate Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal, special and emergency reserves) established by the F.R.S. Board to which the Administrative Agent is subject with respect to the LIBO Rate (Reserve Adjusted) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the F.R.S. Board) maintained by a member bank of the Federal Reserve System. Such rate of reserve requirements shall include those imposed pursuant to such

Regulation D. LIBO Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The LIBOR Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any rate of reserve requirement.
“LIBO Screen Rate” is defined in the definition of “LIBO Rate”.
“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever.
“Loan Documents” means, collectively, this Agreement, the Notes, each Letter of Credit Application, the Open Account Paying Agreements, each Cash Management Agreement, each Rate Protection Agreement, the Security Agreement, the U.S. Guaranty, the Euro Term Loan Guaranty, the Euro Term Loan Security Agreements, the Luxembourg Pledge Agreements, the Australian Syndicated Facility Agreement, the Australian Revolving Facility Agreement, each Australian Security Document, each Australian Guaranty and each other agreement pursuant to which the Collateral Agent is granted by the Parent Borrower or its Subsidiaries a Lien to secure the Obligations, and the Guaranties.
“Loans” means, as the context may require, a Revolving Loan, a New Term A Loan, a New Term B Loan, a Euro Term Loan ~~or~~, a Swing Line Loan, an Australian Term A-1 Loan, an Australian Term A-2 Loan or an Australian Revolving Loan, of any type.
“Lux Borrower” is defined in the preamble.
“Lux Guaranty Reaffirmation” means the Reaffirmation of New Term Loan Guaranty, dated as of the Closing Date, between the Lux Borrower, each Euro Term Loan Subsidiary Guarantor, the Administrative Agent and the Collateral Agent.
“Lux Subsidiary” means a Foreign Subsidiary of the Lux Borrower organized under the laws of the Grand Duchy of Luxembourg other than: (i) a Receivables Subsidiary, (ii) a not-for-profit Subsidiary, (iii) a joint venture or non-wholly owned Subsidiary, (iv) an Immaterial Subsidiary, (v) an Unrestricted Subsidiary, (vi) a Subsidiary prohibited by law or contract from guaranteeing or granting Liens to secure any of the Obligations or with respect to which any consent, approval, license or authorization from any Governmental Authority would be required for the provision of any such guaranty (but in the case of such guaranty being prohibited due to a contractual obligation, such contractual obligation shall have been in place at the Euro Term Loan Effective Date or at the time such Subsidiary became a Restricted Subsidiary and was not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary); provided that each such Subsidiary shall cease to be an excluded from the definition of “Lux Subsidiary” solely pursuant to this clause (vi) if such consent, approval, license or authorization has been obtained, (vii) with respect to which the Parent Borrower and the Administrative Agent reasonably agree that the burden or cost or other consequences of providing a guaranty of the Obligations are excessive in relation to the benefits to the Lenders, (viii) a Subsidiary, acquired after the Euro Term Loan Effective Date, that does not have the legal capacity to provide a guarantee of the Obligations (provided that the lack of such legal capacity does not arise from any action or omission of Parent Borrower or any other Obligor), (ix) any Subsidiary with respect to which the providing of a guarantee of the Obligations, in the reasonable judgment of the Parent Borrower, could reasonably be expected to result in adverse tax consequences, (x) a Subsidiary acquired pursuant to an acquisition financed with secured Indebtedness permitted to be incurred under Section 7.2.2(i) and each Subsidiary that is a Subsidiary thereof to the extent such secured Indebtedness prohibits such Subsidiary from becoming a Guarantor; provided that each such Subsidiary shall cease to be excluded from the definition of “Lux Subsidiary” solely pursuant to this clause (x) if such secured Indebtedness is repaid or becomes unsecured, if such Subsidiary ceases to Guarantee such secured Indebtedness or such prohibition no longer exists, as applicable and (xi) a direct or indirect Subsidiary of any Subsidiary excluded from the definition of “Lux Subsidiary” pursuant to the foregoing clauses (i), (ii), (iii) and (v).
“Luxembourg Pledge Agreement” means any supplemental pledge agreement governed by the laws of the Grand Duchy of Luxembourg executed and delivered by the Parent Borrower or any of its Subsidiaries pursuant to the terms of this Agreement, in form and substance reasonably satisfactory to the Administrative Agent, to further protect or perfect the Lien on and security interest in any Capital Securities issued by such Foreign Subsidiary constituting Collateral (as defined in the Security Agreement).
“Material Adverse Effect” means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (i) the business, financial condition, operations, performance, or assets of the Parent Borrower and its Subsidiaries (other than any Receivables Subsidiary) taken as a whole, (ii) the validity or enforceability of any of the Loan Documents or the rights and remedies of any Secured Party under any Loan Document or (iii) the ability of any Obligor to perform when due its Obligations under any Loan Document.
“Measurement Period” means, for any determination under this Agreement, the period of the four consecutive Fiscal Quarters most recently ended.
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Net Casualty Proceeds” means, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by the Parent Borrower or any of its Restricted Subsidiaries in the form of cash and Cash Equivalents in connection with such Casualty Event (net of all collection or similar expenses related thereto including attorney’s fees, banking fees, prepayment penalties and net of taxes paid or reasonably estimated to be payable as a result thereof), but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a first priority Lien permitted by clause (d) of Section 7.2.3 on the property which is the subject of such Casualty Event.
“Net Debt Proceeds” means, with respect to the sale or issuance by the Parent Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary or a Subsidiary party to a Permitted Factoring Facility) of any Indebtedness to any other Person after the Closing Date pursuant to clause (b) of Section 7.2.2 or which is not expressly permitted by Section 7.2.2, the excess of (i) the gross cash proceeds actually received by such Person from such sale or issuance, over (ii) all arranging or underwriting discounts, fees, costs, expenses and commissions, and all legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and other closing costs and expenses actually incurred in connection with such sale or issuance other than any such fees, discounts, commissions or disbursements paid to Affiliates of the Parent Borrower or any such Subsidiary in connection therewith.
“Net Disposition Proceeds” means the gross cash proceeds received by the Parent Borrower or its Restricted Subsidiaries from any Disposition pursuant to clauses (j) (l), (m) or (n) of Section 7.2.11 or Section 7.2.15 and any cash payment received in respect of promissory notes or other non-cash consideration delivered to the Parent Borrower or its Restricted Subsidiaries in respect thereof, minus the sum of (i) all legal, investment banking, brokerage, accounting and other professional fees, costs, sales commissions and expenses and other closing costs, fees and expenses incurred in connection with such Disposition, (ii) all taxes actually paid or estimated by the Parent Borrower to be payable in cash in connection with such Disposition, (iii) payments made by the Parent Borrower or its Restricted Subsidiaries to retire Indebtedness (other than the Credit Extensions) where payment of such Indebtedness is required in connection with such Disposition and (iv) any liability reserves established by the Parent Borrower or such Subsidiary in respect of such Disposition in accordance with GAAP; provided that, if the amount of any estimated taxes pursuant to clause (ii) exceeds the amount of taxes required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Disposition Proceeds and to the extent any such reserves described in clause (iv) are not fully used at the end of any applicable period for which such reserves were established, such unused portion of such reserves shall constitute Net Disposition Proceeds.
“Net Income” means, for any period, the aggregate of all amounts which would be included as net income on the consolidated financial statements of the Parent Borrower and its Subsidiaries for such period.
“New Term A Loan” is defined in Section 2.1.3.
“New Term A Loan Lender” is defined in Section 2.1.3.
“New Term A Loan Commitment” means, relative to any Lender, such Lender’s obligation (if any) to make a New Term A Loan to the Parent Borrower on the Closing Date. The original aggregate amount of the New Term A Loan Commitments is $425,000,000.
“New Term A Loan Maturity Date” means the fifth anniversary of the Closing Date, as may be extended pursuant to Section 2.8.
“New Term A Loan Percentage” means, relative to any New Term A Loan Lender, the percentage of New Term A Loans held by such Lender.
“New Term B Loan” is defined in Section 2.1.3.
“New Term B Loan Lender” is defined in Section 2.1.3.
“New Term B Loan Commitment” means, relative to any Lender, such Lender’s obligation (if any) to make a New Term B Loan to the Parent Borrower on the Closing Date. The original aggregate amount of the New Term B Loan Commitments is $425,000,000.
“New Term B Loan Maturity Date” means the seventh anniversary of the Closing Date, as may be extended pursuant to Section 2.8.
“New Term B Loan Percentage” means, relative to any New Term B Loan Lender, the percentage of New Term B Loans held by such Lender.
“New Term Lenders” means, collectively, the New Term A Loan Lenders and the New Term B Loan Lenders.
“New Term Loans” means, collectively, the New Term A Loans and the New Term B Loans.
“Non-Consenting Lender” is defined in Section 4.11.

“Non-Defaulting Lender” means a Lender other than a Defaulting Lender.
“Non-Excluded Taxes” means any Taxes imposed on or with respect to any payment made by or on account of any obligation under any Loan Document other than (i) net income and franchise Taxes imposed on (or measured by) net income or net profits with respect to any Secured Party by any Governmental Authority under the laws of which such Secured Party is organized, or imposed as a result of such Secured Party having its principal office or, in the case of a Lender, maintaining its applicable lending office, in the jurisdiction imposing such tax (ii) any branch profit taxes or any similar taxes imposed by the United States of America or any other Governmental Authority described in clause (i), (iii) Other Taxes, (iv) any United States federal withholding taxes imposed on amounts payable to any Secured Party at the time such recipient becomes a party to this Agreement (or designates a new lending office) except to the extent that such Secured Party (or its assignor, if any) was entitled, at the time of the designation of a new lending office (or assignment), to receive additional amounts from the Parent Borrower with respect to such withholding taxes pursuant to Section 4.6(a)(1) or 4.6(d), (v) Other Connection Taxes, (vi) any United States federal withholding taxes imposed under FATCA and any withholding Taxes deemed to be imposed under FATCA pursuant to Section 4.6(i) and (vii) any withholding tax due under the Luxembourg laws dated 21 June 2005 implementing the EU Council Directive 2003/48/EC of 3 June 2003 on the taxation of savings income in the form of interest payments, as amended, and several agreements concluded between Luxembourg and certain associated or dependent territories of the European Union.
“Non-U.S. Lender” means any Lender that is not a “United States person”, as defined under Section 7701(a)(30) of the Code.
“Note” means, as the context may require, a Term Note, a Revolving Note or a Swing Line Note.
“OA Payment Obligations” is defined in the definition of “Open Account Paying Agreement”.
“OA Payment Outstandings” means, on any date, the aggregate amount of OA Payment Obligations owed by the Obligors under all Open Account Paying Agreements.
“Obligations” means all U.S. Obligations ~~and all~~, Euro Term Loan Obligations and Australian Obligations.
“Obligor” means, as the context may require, the U.S. Obligors, the Euro Term Loan Obligors, the Australian Obligors and each other Person (other than a Secured Party) obligated (other than Persons solely consenting to or acknowledging such document) under any Loan Document.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Open Account Discount Agreement” is defined in the definition of “Open Account Paying Agreement”.
“Open Account Discount Purchase” means a purchase, made at a discount pursuant to an Open Account Discount Agreement, by an Open Account Discount Purchaser from an Open Account Supplier of account receivables in respect of obligations owed by an Obligor.
“Open Account Discount Purchaser” is defined in the definition of “Open Account Paying Agreement”.

“Open Account Paying Agreement” means an open account paying agency agreement between or among a Lender or any of its Affiliates and an Obligor, as identified as an “Open Account Paying Agreement” through notice given from each party thereto to the Administrative Agent, and/or any other agreement or acknowledgment pursuant to which an Obligor has committed to pay such Lender or its Affiliates the full face amount of any account receivable in respect of obligations owed by an Obligor (the “OA Payment Obligations”) purchased by such Lender or its Affiliates (each, an “Open Account Discount Purchaser”) from certain vendors or other obligees of an Obligor prior to the Revolving Loan Termination Date (each, an “Open Account Supplier”) (each agreement pursuant to which such account receivables are purchased from an Open Account Supplier, an “Open Account Discount Agreement”).
“Open Account Supplier” is defined in the definition of “Open Account Paying Agreement”.
“Organic Document” means, relative to any Obligor, as applicable, the current and consolidated version of its articles or certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor’s Capital Securities.
“Original Credit Agreement” means the Credit Agreement dated as of September 5, 2006, as amended and restated as of December 10, 2009, as amended by that First Amendment, dated as of February 17, 2011, as amended by that Second Amendment, dated as of July 13, 2012, as amended by that Third Amendment, dated as of July 23, 2013, as amended by that Fourth Amendment, dated as of November 26, 2013, and as further amended and restated as of July 30, 2014, and as further amended, supplemented or modified prior to the Closing Date, among the Parent Borrower, the lenders party thereto, JPMorgan, as administrative agent and collateral agent, and the co-documentation agents, syndication agents and lead arrangers party thereto.
“Original Currency” is defined in Section 10.16.
“Original Restatement Effective Date” means December 10, 2009.
“Other Connection Taxes” means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means any and all stamp, documentary or similar Taxes, or any other excise or property Taxes or similar levies that arise on account of any payment made or required to be made under any Loan Document or from the execution, delivery, registration, recording or enforcement of any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.11).
“PacBrands Acquisition” means the acquisition by HBI Australia Acquisition Co. Pty Ltd of Pacific Brands Limited and its subsidiaries pursuant to the Scheme of Arrangement set forth in the Scheme Implementation Deed dated April 28, 2016.

“Parent Borrower” is defined in the preamble.
“Participant” is defined in clause (e) of Section 10.11.

“Participant Register” is defined in clause (e) of Section 10.11.
“Participating Member State” means each country so described in any EMU Legislation.
“Patent Security Agreement” means any Patent Security Agreement executed and delivered by any Obligor in substantially the form of Exhibit A to the Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.
“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended and supplemented from time to time.
“Patriot Act Disclosures” means all documentation and other information available to the Parent Borrower or its Subsidiaries which a Lender, if subject to the Patriot Act, is required to provide pursuant to the applicable section of the Patriot Act and which required documentation and information the Administrative Agent or any Lender reasonably requests in order to comply with their ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
“PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.
“Pension Plan” means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Parent Borrower or any corporation, trade or business that is, along with the Parent Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
“Percentage” means, as the context may require, any Lender’s Revolving Loan Percentage, Euro Term Percentage, New Term A Loan Percentage ~~or~~, New Term B Loan Percentage or Australian Term Loan Percentage.
“Permitted Acquisition” means an acquisition (whether pursuant to an acquisition of a majority of the Capital Securities of a target or all or substantially all of a target’s assets or any division or line of business of a target or merger) by the Parent Borrower or any Subsidiary from any Person of a business in which the following conditions are satisfied:
(a)    the Parent Borrower shall have delivered a certificate either (i) on the date of execution of the definitive acquisition agreement for such acquisition (the “Acquisition Documentation Date”) or (ii) on the date of the closing of such acquisition, certifying that on the date of delivery of such certificate, before and after giving effect to such acquisition, the representations and warranties set forth in each Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and no Default has occurred and is continuing or would result therefrom; and
(b)    the Parent Borrower shall have delivered to the Administrative Agent a Compliance Certificate for the period of four full Fiscal Quarters for which financial statements have been delivered or are required to have been delivered pursuant to Section 7.1.1 immediately preceding either (i) the Acquisition Documentation Date or (ii) the date such acquisition is consummated (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1.1) giving pro forma effect to the consummation of such acquisition and evidencing compliance with the covenants set forth in Section 7.2.4.
“Permitted Factoring Facility” means any and all agreements or facilities entered into by the Parent Borrower or any of its Subsidiaries for the purpose of factoring its receivables for cash consideration.
“Permitted Liens” is defined in Section 7.2.3.
“Permitted Securitization” means any Disposition by the Parent Borrower or any of its Subsidiaries consisting of Receivables and related collateral, credit support and similar rights and any other assets that are customarily transferred in a securitization of receivables, pursuant to one or more securitization programs, to a Receivables Subsidiary or a Person who is not an Affiliate of the Parent Borrower; provided that (i) the consideration to be received by the Parent Borrower and its Subsidiaries other than a Receivables Subsidiary for any such Disposition consists of cash, a promissory note or a customary contingent right to receive cash in the nature of a “hold-back” or similar contingent right, (ii) no Default shall have occurred and be continuing or would result therefrom and (iii) the aggregate outstanding balance of Indebtedness in respect of (x) all such programs (other than the Australian Securitization Facility) at any point in time is not in excess of $500,000,000 and (y) the Australian Securitization Facility is not in excess of A$100,000,000.
“Person” means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.
“Platform” is defined in clause (b) of Section 9.11.
“Pro Forma Unsecured Indebtedness” is defined in Section 7.2.2(s).
“Pro Forma Unsecured Indebtedness Documents” means any indenture or other agreement, or any bonds, debentures, notes or other instruments, executed and delivered with respect to Pro Forma Unsecured Indebtedness, as the same may be amended, supplemented amended and restated or otherwise modified from time to time in accordance with this Agreement.
“Public Lender” is defined in Section 7.1.1.
“Purchase Money Note” means a promissory note evidencing a line of credit, or evidencing other Indebtedness owed to the Parent Borrower or any Subsidiary in connection with a Permitted Securitization or Permitted Factoring Facility, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.
“Quarterly Payment Date” means the last day of March, June, September and December, or, if any such day is not a Business Day, the next succeeding Business Day.

“Quotation Day” means, with respect to any LIBO Rate Loan for any Interest Period, two Business Days prior to the commencement of such Interest Period.
“Rate Protection Agreement” means, collectively, any agreement with respect to Hedging Obligations entered into by the Parent Borrower or any of its Subsidiaries after the Euro Term Loan Effective Date under which the counterparty of such agreement is (or at the time such agreement was entered into, was) a Lender or an Affiliate of a Lender.
“Receivable” shall mean a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the UCC and any supporting obligations.
“Receivables Subsidiary” shall mean any wholly owned Subsidiary of the Parent Borrower (or another Person in which the Parent Borrower or any Subsidiary makes an Investment and to which the Parent Borrower or one or more of its Subsidiaries transfer Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors (or other governing body if such Subsidiary is not a corporation) of the applicable Subsidiary (as provided below) as a Receivables Subsidiary and which meets the following conditions:
(a)    no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Subsidiary:
(i)    is guaranteed by the Parent Borrower or any Subsidiary (that is not a Receivables Subsidiary);
(ii)    is recourse to or obligates the Parent Borrower or any Subsidiary (that is not a Receivables Subsidiary); or
(iii)    subjects any property or assets of the Parent Borrower or any Subsidiary (that is not a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof;
(b)    with which neither the Parent Borrower nor any Subsidiary (that is not a Receivables Subsidiary) has any material contract, agreement, arrangement or understanding (other than Standard Securitization Undertakings); and
(c)    to which neither the Parent Borrower nor any Subsidiary (that is not a Receivables Subsidiary) has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
Any such designation by the Board of Directors of the applicable Subsidiary shall be evidenced by a certified copy of the resolution of the Board of Directors of such Subsidiary giving effect to such designation and an officer’s certificate certifying, to the best of such officer’s knowledge and belief, that such designation complies with the foregoing conditions
“Reference Bank Rate” means the arithmetic mean of the Submitted Reference Bank Rates.

“Reference Banks” means:
(a)    in relation to BBSY Rate Loans, Australia and New Zealand Banking Group Limited, Commonwealth Bank of Australia, National Australia Bank Limited and Westpac Banking Corporation; or
(b)    otherwise, JPMorgan and such banks as may be appointed by the Administrative Agent in consultation with the Parent Borrower and that agree to be so appointed.
“Refunded Swing Line Loans” is defined in clause (b) of Section 2.3.2.
“Regulation S-X” means Regulation S-X of the Securities Act of 1933, as amended.
“Register” is defined in clause (a) of Section 2.7.
“Reimbursement Obligation” is defined in Section 2.6.3.
“Release” means a “release”, as such term is defined in CERCLA.
“Replacement Lender” is defined in Section 4.11.
“Replacement Notice” is defined in Section 4.11.
“Required Lenders” means, at any time, Non-Defaulting Lenders holding more than 50% of the Total Exposure Amount of all Non-Defaulting Lenders.

    “Resource Conservation and Recovery Act” means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended.
“Restricted Payment” means (i) the declaration or payment of any dividend (other than dividends payable solely in Capital Securities of the Parent Borrower or any Subsidiary (excluding a Receivables Subsidiary)) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Securities of the Parent Borrower or any warrants, options or other right or obligation to purchase or acquire any such Capital Securities, whether now or hereafter outstanding, or (ii) the making of any other distribution in respect of such Capital Securities, in each case either directly or indirectly, whether in cash, property or obligations of the Parent Borrower or any Subsidiary or otherwise; provided, however, that any conversion feature of convertible debt shall not be considered a “Restricted Payment”.
“Revolving Exposure” means, relative to any Revolving Loan Lender, at any time, (i) the aggregate outstanding principal amount of all Revolving Loans of such Lender at such time, plus (ii) such Lender’s Revolving Loan Percentage of the Letter of Credit Outstandings, plus (iii) such Lender’s Swing Line Exposure, plus (iv) such Lender’s Revolving Loan Percentage of the OA Payment Outstandings.
“Revolving Loan Commitment” means, relative to any Lender, such Lender’s obligation (if any) to make Revolving Loans pursuant to clause (a) of Section 2.1.1.
“Revolving Loan Commitment Amount” means $1,000,000,000, as such amount may be reduced from time to time pursuant to Section 2.2 or increased pursuant to Section 2.9.

“Revolving Loan Commitment Termination Date” means the earliest of:
(a)    the Stated Maturity Date;
(b)    the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to the terms of this Agreement; and
(c)    the date on which any Commitment Termination Event occurs.
Upon the occurrence of any event described in the preceding clauses (b) or (c), the Revolving Loan Commitments shall terminate automatically and without any further action.
“Revolving Loan Lender” is defined in clause (a) of Section 2.1.1.
“Revolving Loan Percentage” means, relative to any Lender, the percentage which such Lender’s Revolving Loan Commitment then constitutes of the Revolving Loan Commitment Amount, or at any time after such Lender’s Revolving Loan Commitments have expired or terminated in full, the percentage which such Lender’s Revolving Exposure then constitutes of the Total Revolving Exposure Amount; provided that in the case of Section 4.13 when a Defaulting Lender shall exist, “Revolving Loan Percentage” shall be computed disregarding any Defaulting Lender’s Revolving Exposure.
“Revolving Loan Termination Date” means April 29, 2020.
“Revolving Loans” is defined in clause (a) of Section 2.1.1.
“Revolving Note” means a promissory note of the Parent Borrower payable to any Revolving Loan Lender, in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Parent Borrower to such Revolving Loan Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.
“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. and its successors.
“Sanctioned Country” means a country, region or territory subject to comprehensive Sanctions (as of the Closing Date, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person 50 percent or more owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state ~~or~~, Her Majesty’s Treasury of the United Kingdom, the Department of Foreign Affairs and Trade or the Minister of Foreign Affairs of Australia.

“Screen Rate” means, as applicable, the LIBO Screen Rate ~~or~~, the EURIBOR Screen Rate, the BBSY Screen Rate or the BBSW Screen Rate.
“SEC” means the Securities and Exchange Commission.
“Secured Parties” means, collectively, the Lenders, the Issuers, any Open Account Discount Purchasers, the Administrative Agent, the Collateral Agent, the Lead Arrangers, each Foreign Working Capital Lender (if applicable), each counterparty to a Rate Protection Agreement that is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate thereof and (in each case), each Person to whom the Parent Borrower or any of its Subsidiaries owes Cash Management Obligations, and each of their respective successors, transferees and assigns.
“Security Agreement” means the Second Amended and Restated Pledge and Security Agreement executed and delivered by each Obligor, substantially in the form of Exhibit G hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.
“Senior Secured Leverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of
(a)    Total Senior Secured Debt outstanding on the last day of such Fiscal Quarter to
(b)    EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.
“Solvency Certificate” means a certificate executed by the chief financial or accounting Authorized Officer of the Parent Borrower substantially in the form of Exhibit I.
“Specified Time” means 11:00 a.m., London time.
“Solvent” means, with respect to any Person and its Subsidiaries on a particular date, that on such date (i) the fair value of the property (on a going-concern basis) of such Person and its Subsidiaries on a consolidated basis is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries on a consolidated basis, (ii) the present fair salable value of the assets (on a going-concern basis) of such Person and its Subsidiaries on a consolidated basis is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on its debts as they become absolute and matured in the ordinary course of business, (iii) such Person does not intend to, and does not believe that it or its Subsidiaries will, incur debts or liabilities beyond the ability of such Person and its Subsidiaries to pay as such debts and liabilities mature in the ordinary course of business (including through refinancings, asset sales and other capital market transactions), and (iv) such Person and its Subsidiaries on a consolidated basis is not engaged in business or a transaction, and such Person and its Subsidiaries on a consolidated basis is not about to engage in a business or a transaction, for which the property of such Person and its Subsidiaries on a consolidated basis would constitute an unreasonably small capital. The amount of Contingent Liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.
“Specified Default” means (i) any Default under Section 8.1.1 or Section 8.1.9 or (ii) any other Event of Default.

“Specified Real Properties” means the properties identified in Item 1.1A of the Disclosure Schedule.
“Standby Letter of Credit” means any Letter of Credit other than a Commercial Letter of Credit.
“Standard Securitization Undertakings” shall mean representations, warranties, covenants and indemnities entered into by the Parent Borrower or any Subsidiary which are reasonably customary in a securitization of Receivables.
“Stated Amount” means, on any date and with respect to a particular Letter of Credit, the total amount then available to be drawn under such Letter of Credit.
“Stated Expiry Date” is defined in Section 2.6.
“Stated Maturity Date” means (i) with respect to the Euro Term Loans, the Euro Term Loan Maturity Date, (ii) with respect to the New Term A Loans, the New Term A Loan Maturity Date, (iii) with respect to the New Term B Loans, New Term B Loan Maturity Date ~~and~~, (iv), with respect to the Revolving Loan Commitments, the Revolving Loan Termination Date~~.~~, (v) with respect to the Australian Term A-1 Loans, the Australian Term A-1 Loan Maturity Date, (vi) with respect to the Australian Term A-2 Loans, the Australian Term A-2 Loan Maturity Date and (vii) with respect to the Australian Revolving Loan Commitments, the Australian Revolving Loan Termination Date.
“Submitted Reference Bank Rate” means, as to any Reference Bank, the rate (rounded upward to four decimal places) supplied to the Administrative Agent at its request by such Reference Banks as of the Specified Time on the Quotation Day for Loans in ~~Dollars~~any applicable currency and the applicable Interest Period as the rate at which such Reference Bank could borrow funds in the London interbank market ~~in Dollars~~(or, with respect to BBSY Rate Loans, the Australian interbank market) in such currency and for the relevant period, were it to do so by asking for and then accepting interbank offers in reasonable market size in that currency and for that period; provided that upon supplying such Submitted Reference Bank Rate to the Administrative Agent, such Reference Bank shall certify that it has not submitted or shared such Submitted Reference Bank Rate with any individual who is formally designated as being involved in the ICE LIBOR submission process.
“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term “Subsidiary” shall be a reference to a Subsidiary of the Parent Borrower (other than a Receivables Subsidiary).
“Subsidiary Guarantors” means, collectively, the U.S. Subsidiary Guarantors ~~and~~, the Euro Term Loan Subsidiary Guarantors and the Australian Subsidiary Guarantors.
“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swap Obligation” means, with respect to any person, any obligation to pay or perform under any Swap.

“Swing Line Exposure” means, at any time, the aggregate principal amount of all outstanding Swing Line Loans at such time. The Swing Line Exposure of any Revolving Loan Lender at any time shall be its Revolving Loan Percentage of the total Swing Line Exposure at such time.
“Swing Line Lender” means, subject to the terms of this Agreement, JPMorgan Chase Bank, N.A.
“Swing Line Loan Commitment” is defined in clause (b) of Section 2.1.1.
“Swing Line Loan Commitment Amount” means, on any date, $50,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.
“Swing Line Loans” is defined in clause (b) of Section 2.1.1.
“Swing Line Note” means a promissory note of the Parent Borrower payable to the Swing Line Lender, in the form of Exhibit A-3 hereto (as such promissory note may be amended, restated, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Parent Borrower to the Swing Line Lender resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.
“Synthetic Lease” means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (i) that is not a capital lease in accordance with GAAP and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.
“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system.
“Taxes” means all income, stamp or other taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.
“Term B Loans” means, collectively, the Euro Term Loans and the New Term B Loans.
“Term Loan Class” refers to the classification of Term Loans as Euro Term Loans, New Term A Loans, New Term B Loans, Australian Term A-1 Loans, Australian Term A-2 Loans, or any other Class of Term Loans.
“Term Loans” means the Euro Term Loans, the New Term A Loans, the New Term B Loans and, unless the context otherwise requires, any Incremental Term Loan (including the Australian Term Loans) or Extended Term Loan.
“Termination Date” means the date on which all Obligations have been paid in full in cash (other than contingent indemnification obligations for which no claim has been asserted), all Letters of Credit have been terminated or expired (or been Cash Collateralized), all Rate Protection Agreements have been terminated and all Commitments shall have terminated.
“Term Note” means a promissory note of the applicable Borrower payable to any Lender, in the form of Exhibit A‑2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the applicable Borrower to such Lender resulting from outstanding Term Loans and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.
“Third Amendment Effective Date” means July 23, 2013.
“Total Debt” means, on any date, the outstanding principal amount of all Indebtedness of the Parent Borrower and its Subsidiaries of the type referred to in clause (i) of the definition of “Indebtedness”, clause (ii) of the definition of “Indebtedness”, clause (iii) of the definition of “Indebtedness”, clause (vii) of the definition of “Indebtedness” and clause (ix) of the definition of “Indebtedness”, in each case exclusive of (a) intercompany Indebtedness between the Parent Borrower and its Subsidiaries, (b) any Contingent Liability in respect of any of the foregoing, (c) any Permitted Factoring Facility, (d) any Commercial Letter of Credit, and (e) any Open Account Paying Agreements.
“Total Exposure Amount” means, on any date of determination (and without duplication), the outstanding principal amount of all Loans, the aggregate amount of all Letter of Credit Outstandings and OA Payment Outstandings and the unfunded amount of the Commitments.
“Total Revolving Exposure Amount” means, on any date of determination (and without duplication), the outstanding principal amount of all Revolving Loans and Swing Line Loans, the aggregate amount of all Letter of Credit Outstandings and OA Payment Outstandings and the unfunded amount of Revolving Loan Commitments.
“Total Senior Secured Debt” means, on any date, all Total Debt which is secured by a Lien.

“Total Tangible Assets” means, on any date, the aggregate amount of assets of the Parent Borrower and its Subsidiaries shown on a consolidated balance sheet of such Persons at such date less goodwill and other intangible assets.
“Trademark Security Agreement” means any Trademark Security Agreement executed and delivered by any Obligor substantially in the form of Exhibit B to the Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.
“Transaction” means (i) the third amendment and restatement of the Original Credit Agreement and (ii) the borrowing by the Parent Borrower of the New Term Loans on the Closing Date.
“Treaty on European Union” means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht, the Kingdom of Netherlands, on February 1, 1992 and came into force on November 1, 1993), as amended from time to time.
“type” means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan, a LIBO Rate Loan ~~or~~, a EURIBOR Rate Loan or a BBSY Rate Loan.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, with respect to any Filing Statement or by reason of any provisions of law, the perfection or the effect of perfection or non‑perfection of the security interests granted to the Collateral Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any Filing Statement relating to such perfection or effect of perfection or non‑perfection.
“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.
“U.S. Guaranty” means the amended and restated guaranty executed and delivered by an Authorized Officer of the Parent Borrower and each U.S. Subsidiary pursuant to the terms of this Agreement, substantially in the form of Exhibit F hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.
“U.S. Obligations” means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the U.S. Obligors arising under or in connection with a Loan Document, including Reimbursement Obligations, OA Payment Obligations and Foreign Working Capital Obligations and the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in Section 8.1.9, whether or not allowed in such proceeding) on the Loans; provided, that U.S. Obligations shall not include Excluded Swap Obligations.
“U.S. Obligor” means, as the context may require, the Parent Borrower and each U.S. Subsidiary Guarantor.
“U.S. Security and Guaranty Reaffirmation” means the First Amendment to and Reaffirmation of Second Amended and Restated Pledge and Security Agreement and Reaffirmation of Second Amended and Restated Guaranty, dated as of the Closing Date, between the Parent Borrower, each U.S. Subsidiary Guarantor, the Administrative Agent and the Collateral Agent.
“U.S. Subsidiary” means any Subsidiary that is incorporated or organized under the laws of the United States other than (i) a Receivables Subsidiary, (ii) a Controlled Foreign Corporation, (iii) any such Subsidiary substantially all of the assets of which consist of stock in one or more Controlled Foreign Corporations, (iv) any such Subsidiary directly or indirectly owned by a Foreign Subsidiary, (v) a not-for-profit Subsidiary, (vi) an Immaterial Subsidiary, (vii) a Subsidiary prohibited by applicable law or contract from guaranteeing or granting Liens to secure any of the Obligations or with respect to which any consent, approval, license or authorization from any Governmental Authority would be required for the provision of any such guaranty (but in the case of such guaranty being prohibited due to a contractual obligation, such contractual obligation shall have been in place at the Closing Date or at the time such Subsidiary became a Restricted Subsidiary and was not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary); provided that each such Subsidiary shall cease to be excluded from the definition of “U.S. Subsidiary” solely pursuant to this clause (vii) if such consent, approval, license or authorization has been obtained, (viii) with respect to which the Parent Borrower and the Administrative Agent reasonably agree that the burden or cost or other consequences of providing a guaranty of the Obligations are excessive in relation to the benefits to the Lenders, (ix) a Subsidiary acquired pursuant to an acquisition financed with secured Indebtedness permitted to be incurred under Section 7.2.2(i) and each Subsidiary that is a Subsidiary thereof to the extent such secured Indebtedness prohibits such Subsidiary from becoming a Guarantor; provided that each such Subsidiary shall cease to be excluded from the definition of “U.S. Subsidiary” solely pursuant to this clause (ix) if such secured Indebtedness is repaid or becomes unsecured, if such Subsidiary ceases to Guarantee such secured Indebtedness or such prohibition no longer exists, as applicable, (ix) a Subsidiary, acquired after the Closing Date, that does not have the legal capacity to provide a guarantee of the Obligations (provided that the lack of such legal capacity does not arise from any action or omission of Parent Borrower or any other Obligor) and (x) a direct or indirect Subsidiary of any Subsidiary excluded from the definition of “U.S. Subsidiary” pursuant to the foregoing clauses (i) and (v).
“U.S. Subsidiary Guarantor” means each U.S. Subsidiary that has executed and delivered to the Administrative Agent the U.S. Guaranty (including by means of a delivery of a supplement thereto).
“Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
“Welfare Plan” means a “welfare plan”, as such term is defined in Section 3(1) of ERISA.
“wholly owned Subsidiary” means any Subsidiary all of the outstanding Capital Securities of which (other than any director’s qualifying shares or investments by foreign nationals mandated by applicable laws) is owned directly or indirectly by the Parent Borrower.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION 1.2    Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the Disclosure Schedule.
SECTION 1.3    Cross-References. Unless otherwise specified, references in a Loan Document to any Article or Section are references to such Article or Section of such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.
SECTION 1.4    Accounting and Financial Determinations. (a) Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under Section 7.2.4 and the definitions used in such calculations) shall be made, in accordance with those generally accepted accounting principles (“GAAP”) applied in the preparation of the financial statements referred to in Section 5.1.7. In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Parent Borrower and the Administrative Agent agree to enter into good faith negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Parent Borrower and its Subsidiaries consolidated financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Parent Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. “Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Parent Borrower and its Subsidiaries, in each case without duplication. Notwithstanding any other provision contained herein all computations of amounts and ratios referred to in this Agreement shall be made without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Parent Borrower at “fair value” as defined therein. Furthermore, notwithstanding any change in GAAP that after the Closing Date would require lease obligations that would be treated as operating leases as of the Closing Date to be classified and accounted for as Capitalized Lease Liabilities or otherwise reflected on the consolidated balance sheet of the Parent Borrower, for the purposes of determining compliance with any covenant contained herein, such obligations shall be treated in the same manner as operating leases are treated as of the Closing Date.
(b) As of any date of determination, for purposes of determining the Interest Coverage Ratio, Leverage Ratio or Senior Secured Leverage Ratio (and any financial calculations required to be made or included within such ratios, or required for purposes of preparing any Compliance Certificate to be delivered pursuant to the definition of “Permitted Acquisition”), the calculation of such ratios and other financial calculations shall include or exclude, as the case may be, the effect of any assets or businesses that have been acquired or Disposed of by the Parent Borrower or any of its Subsidiaries pursuant to the terms hereof (including through mergers or consolidations) as of such date of determination, as determined by the Parent Borrower on a pro forma basis in accordance with GAAP, which determination may include one-time adjustments or reductions in costs, if any, directly attributable to any such permitted Disposition or Permitted Acquisition, as the case may be, in each case (i) calculated in accordance with Regulation S-X and any successor statute, for the period of four Fiscal Quarters ended on or immediately prior to the date of determination of any such ratios (after giving effect to any cost-savings or adjustments relating to synergies resulting from a Permitted Acquisition which have been realized or for which the steps necessary for realization have been taken and certified in good faith by an officer of the Parent Borrower or otherwise as the Administrative Agent shall otherwise agree) and (ii) giving effect to any such Permitted Acquisition or permitted Disposition as if it had occurred on the first day of such four Fiscal Quarter period.
ARTICLE II
COMMITMENTS, BORROWING AND ISSUANCE
PROCEDURES, NOTES AND LETTERS OF CREDIT
SECTION 2.1    Commitments. On the terms and subject to the conditions of this Agreement, the Lenders and the Issuers severally agree to make Credit Extensions as set forth below.
SECTION 2.1.1    Revolving Loan Commitment and Swing Line Loan Commitment. From time to time on any Business Day occurring after the Closing Date but prior to the Revolving Loan Commitment Termination Date,
(a)    each Lender that has a Revolving Loan Commitment (referred to as a “Revolving Loan Lender”), agrees that it will make loans (relative to such Lender, its “Revolving Loans”) to the Parent Borrower denominated in Dollars equal to such Lender’s Revolving Loan Percentage of the aggregate amount of each Borrowing of the Revolving Loans requested by the Parent Borrower to be made on such day; and

(b)    the Swing Line Lender agrees that it will make loans (its “Swing Line Loans”) denominated in Dollars to the Parent Borrower equal to the principal amount of the Swing Line Loan requested by the Parent Borrower to be made on such day. The commitment of the Swing Line Lender described in this clause is herein referred to as its “Swing Line Loan Commitment”.
On the terms and subject to the conditions hereof, the Parent Borrower may from time to time borrow, prepay and reborrow Revolving Loans and Swing Line Loans. No Revolving Loan Lender shall be permitted or required to make any Revolving Loan if, after giving effect thereto, (i) such Lender’s Revolving Exposure would exceed such Lender’s Revolving Loan Percentage of the then existing Revolving Loan Commitment Amount or (ii) the aggregate amount of Revolving Loans and Swing Line Loans outstanding together with the Letter of Credit Outstandings and the OA Payment Outstandings would exceed the Revolving Loan Commitment Amount. Furthermore, the Swing Line Lender shall not be permitted or required to make Swing Line Loans if, after giving effect thereto, (A) the aggregate outstanding principal amount of all Swing Line Loans would exceed the then existing Swing Line Loan Commitment Amount or (B) the sum of the aggregate amount of all Swing Line Loans and all Revolving Loans outstanding plus the aggregate amount of Letter of Credit Outstandings and OA Payment Outstandings would exceed the Revolving Loan Commitment Amount.
SECTION 2.1.2    Letter of Credit Commitment; Open Account Agreements. (a) From time to time on any Business Day occurring after the Closing Date but at least five Business Days prior to the Revolving Loan Termination Date, the relevant Issuer agrees that it will (subject to the terms hereof) (i) issue one or more Letters of Credit in Dollars for the account of the Parent Borrower, any Subsidiary Guarantor or any Foreign Subsidiary in the Stated Amount requested by the Parent Borrower on such day, or (ii) extend the Stated Expiry Date of a Letter of Credit previously issued hereunder. No Issuer shall be permitted or required to issue any Letter of Credit if, after giving effect thereto, (x) the sum of the aggregate amount of (A) all Letter of Credit Outstandings plus (B) all OA Payment Outstandings would exceed the then existing Letter of Credit Commitment Amount or (y) the sum of the aggregate amount of all (A) Letter of Credit Outstandings plus (B) OA Payment Outstandings plus (C) the aggregate principal amount of all Revolving Loans and Swing Line Loans then outstanding would exceed the then existing Revolving Loan Commitment Amount.
(b)    From time to time on any day occurring after the Closing Date but prior to the Revolving Loan Termination Date, an Obligor may enter into one or more Open Account Paying Agreements with such Lenders or their respective Affiliates as it and they shall so agree; provided that (i) no Lender will be required to enter into an Open Account Paying Agreement and (ii) an Obligor shall not be permitted to enter into, or incur obligations under, an Open Account Paying Agreement if, after giving effect thereto, (x) the sum of the aggregate amount of (A) all OA Payment Outstandings plus (B) all Letter of Credit Outstandings would exceed the then existing Letter of Credit Commitment Amount or (y) the sum of the aggregate amount of all (A) Letter of Credit Outstandings plus (B) OA Payment Outstandings plus (C) the aggregate principal amount of all Revolving Loans and Swing Line Loans then outstanding would exceed the then existing Revolving Loan Commitment Amount.
SECTION 2.1.3    New Term Loan Commitments. Subject to the terms and conditions hereof, (a) each Lender with a Term A Loan Commitment (referred to as a “New Term A Loan Lender”), agrees that it will make term loans (relative to such New Term A Loan Lender, its “New Term A Loans”) in Dollars to the Parent Borrower on the Closing Date in an amount equal to the amount of the New Term A Loan Commitment of such New Term A Loan Lender and (b) each Lender with a New Term B Loan Commitment (referred to as a “New Term B Loan Lender”), agrees that it will make term loans (relative to such New Term B Loan Lender, its “New Term B Loans”) in Dollars to the Parent Borrower on the

Closing Date in an amount equal to the amount of the New Term B Loan Commitment of such New Term B Loan Lender. The New Term Loans may from time to time be LIBO Rate Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.4 and 2.5.
SECTION 2.1.4    Australian Revolving Loan Commitment. From time to time beginning on any Business Day occurring on the date of the satisfaction or waiver of the conditions precedent to the effectiveness of the Australian Revolving Facility but prior to the Australian Revolving Loan Termination Date, each Australian Lender that has an Australian Revolving Loan Commitment (referred to as an “Australian Revolving Loan Lender”), agrees that it will make loans (or contingent instruments or other financial accommodations, as applicable) (relative to such Lender, its “Australian Revolving Loans”) to the Australian Borrower in accordance with the Australian Revolving Facility Agreement.
SECTION 2.2    Reduction of the Commitment Amounts. The Commitment Amounts are subject to reduction from time to time as set forth below.
SECTION 2.2.1    Optional. The Parent Borrower may, from time to time on any Business Day occurring after the Closing Date, voluntarily reduce any Commitment Amount on the Business Day so specified by the Parent Borrower; provided that, all such reductions shall require at least one Business Day’s prior notice to the Administrative Agent and be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $500,000. Any optional or mandatory reduction of the Revolving Loan Commitment Amount pursuant to the terms of this Agreement which (a) reduces the Swing Line Lender’s Revolving Loan Percentage of the Revolving Loan Commitment Amount below the Swing Line Loan Commitment Amount shall result in an automatic and corresponding reduction of the Swing Line Loan Commitment Amount to an aggregate amount not in excess of the Swing Line Lender’s Revolving Loan Percentage of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Swing Line Lender or any Revolving Loan Lender or (b) reduces the Revolving Loan Commitment Amount below the sum of (i) the Swing Line Loan Commitment Amount and (ii) the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Swing Line Loan Commitment Amount and/or Letter of Credit Commitment Amount (as directed by the Parent Borrower in a notice to the Administrative Agent delivered together with the notice of such voluntary reduction in the Revolving Loan Commitment Amount) to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Swing Line Lender, any Revolving Loan Lender or any Issuer. The Australian Borrower may voluntarily reduce the Australian Revolving Loan Commitment Amount in accordance with the Australian Revolving Facility Agreement.
SECTION 2.3    Borrowing Procedures. Revolving Loans shall be made by the Lenders in accordance with Section 2.3.1, ~~and~~ Swing Line Loans shall be made by the Swing Line Lender in accordance with Section 2.3.2. and Australian Revolving Loans shall be made by the Australian Revolving Lenders in accordance with the Australian Revolving Facility Agreement.
SECTION 2.3.1    Borrowing Procedure. In the case of Loans (other than Swing Line Loans and Australian Loans), by delivering a Borrowing Request to the Administrative Agent on or before 10:00 a.m. on a Business Day, the Parent Borrower may from time to time irrevocably request, on such Business Day in the case of Base Rate Loans or on not less than three Business Days’ notice and not more than five Business Days’ notice, in the case of LIBO Rate Loans denominated in Dollars or EURIBOR Rate Loans, that a Borrowing be made, in the case of LIBO Rate Loans, in a minimum amount of

$5,000,000 and an integral multiple of $1,000,000, in the case of Base Rate Loans, in a minimum amount of $1,000,000 and an integral multiple of $500,000 or, in either case, in the unused amount of the applicable Commitment and, in the case of EURIBOR Rate Loans, in a minimum amount of €5,000,000 and an integral multiple of €1,000,000. In the case of Australian Term Loans, by delivering a Borrowing Request to the Administrative Agent on or before 10:00 a.m. on a Business Day, the Australian Borrower may from time to time irrevocably request, on not less than five Business Days’ notice in the form set out in Schedule II to the Australian Syndicated Facility Agreement, that a Borrowing of Australian Term Loans be made. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day specified in such Borrowing Request. In the case of Loans other than Swing Line Loans, on or before 12:00 noon on such Business Day each Lender that has a Commitment to make the Loans being requested shall deposit with the Administrative Agent same day funds in an amount equal to such Lender’s Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Parent Borrower by wire transfer to the accounts the Parent Borrower shall have specified in its Borrowing Request. No Lender’s obligation to make any Loan shall be affected by any other Lender’s failure to make any Loan.
SECTION 2.3.2    Swing Line Loans; Participations, etc.
(a)    By telephonic notice to the Swing Line Lender on or before 2:00 p.m. on a Business Day (followed (within one Business Day) by the delivery of a confirming Borrowing Request), the Parent Borrower may from time to time after the Closing Date but prior to the Revolving Loan Commitment Termination Date irrevocably request that Swing Line Loans be made by the Swing Line Lender in an aggregate minimum principal amount of $500,000 and an integral multiple of $100,000. All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans or EURIBOR Rate Loans. The proceeds of each Swing Line Loan shall be made available by the Swing Line Lender to the Parent Borrower by wire transfer to the account the Parent Borrower shall have specified in its notice therefor by the close of business on the Business Day telephonic notice is received by the Swing Line Lender. Upon the making of each Swing Line Loan, and without further action on the part of the Swing Line Lender or any other Person, each Revolving Loan Lender (other than the Swing Line Lender) shall be deemed to have irrevocably purchased, to the extent of its Revolving Loan Percentage, a participation interest in such Swing Line Loan, and such Revolving Loan Lender shall, to the extent of its Revolving Loan Percentage, be responsible for reimbursing within one Business Day the Swing Line Lender for Swing Line Loans which have not been reimbursed by the Parent Borrower in accordance with the terms of this Agreement.
(b)    If (i) any Swing Line Loan shall be outstanding for more than four Business Days, (ii) any Swing Line Loan is or will be outstanding on a date when the Parent Borrower requests that a Revolving Loan be made, or (iii) any Default shall occur and be continuing, then each Revolving Loan Lender (other than the Swing Line Lender) irrevocably agrees that it will, at the request of the Swing Line Lender, make a Revolving Loan (which shall initially be funded as a Base Rate Loan) in an amount equal to such Lender’s Revolving Loan Percentage of the aggregate principal amount of all such Swing Line Loans then outstanding (such outstanding Swing Line Loans hereinafter referred to as the “Refunded Swing Line Loans”). Promptly following receipt by each Revolving Loan Lender of a request to make Revolving Loans as provided in the preceding sentence (and in any event, if such notice is received by 12:00 noon, New York City time on a Business Day, no later than 5:00 p.m. New York City time on such

Business Day and, if such notice is received after 12:00 noon, New York City time on a Business Day, no later than 11:00 a.m. New York City time on the immediately succeeding Business Day), each Revolving Loan Lender shall deposit in an account specified by the Swing Line Lender the amount so requested in same day funds and such funds shall be applied by the Swing Line Lender to repay the Refunded Swing Line Loans. At the time the Revolving Loan Lenders make the above referenced Revolving Loans the Swing Line Lender shall be deemed to have made, in consideration of the making of the Refunded Swing Line Loans, Revolving Loans in an amount equal to the Swing Line Lender’s Revolving Loan Percentage of the aggregate principal amount of the Refunded Swing Line Loans. Upon the making (or deemed making, in the case of the Swing Line Lender) of any Revolving Loans pursuant to this clause, the amount so funded shall become an outstanding Revolving Loan and shall no longer be owed as a Swing Line Loan. All interest payable with respect to any Revolving Loans made (or deemed made, in the case of the Swing Line Lender) pursuant to this clause shall be appropriately adjusted to reflect the period of time during which the Swing Line Lender had outstanding Swing Line Loans in respect of which such Revolving Loans were made. Each Revolving Loan Lender’s obligation to make the Revolving Loans referred to in this clause shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Obligor or any Person for any reason whatsoever; (ii) the occurrence or continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of any Obligor; (iv) the acceleration or maturity of any Obligations or the termination of any Commitment after the making of any Swing Line Loan; (v) any breach of any Loan Document by any Person; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
SECTION 2.4    Continuation and Conversion Elections.
SECTION 2.4.1    By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 10:00 a.m. on a Business Day, the applicable Borrower may from time to time irrevocably elect on not less than three nor more than five Business Days’ notice (a) to convert any Base Rate Loan into one or more LIBO Rate Loans, (b) before the last day of the then current Interest Period with respect thereto, to continue any LIBO Rate Loan as a LIBO Rate Loan ~~or~~, (c) before the last day of the then current Interest Period with respect thereto, to continue any EURIBOR Rate Loan as a EURIBOR Rate Loan; provided that (i) any portion of any Loan which is continued or converted hereunder shall be in a minimum amount of $1,000,000 or €1,000,000, as applicable, and in an integral multiple amount of $1,000,000 or €1,000,000 , as applicable, (ii) in the absence of prior notice as required above (which notice may be delivered telephonically followed by written confirmation within 24 hours thereafter by delivery of a Continuation/Conversion Notice), with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan and (iii) in the absence of prior notice as required above (which notice may be delivered telephonically followed by written confirmation within 24 hours thereafter by delivery of a Continuation/Conversion Notice), with respect to any EURIBOR Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such EURIBOR Rate Loan shall, on such last day, automatically be continued as a EURIBOR Rate Loan with an Interest Period of one month; provided further that (A) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders that have made such Loans, and (B) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Event of Default has occurred and is continuing. The Australian Borrower may convert and continue BBSY Rate Loans and BKBM Rate Loans in accordance with the Australian Revolving Facility Agreement.

SECTION 2.4.2    By delivering a written notice to the Administrative Agent on or before 10:00 a.m. on the date that is three Business Days before the last day of the then current Interest Period, the Australian Borrower may continue any Australian Term Loan as a BBSY Rate Loan with the same Interest Period or choose a different Interest Period; provided that in the absence of prior notice as required above (which notice may be delivered telephonically followed by written confirmation within 24 hours thereafter), the Interest Period immediately succeeding the current Interest Period shall remain the same. The Australian Borrower may convert and continue Australian Revolving Loans that are BBSY Rate Loans and BKBM Rate Loans in accordance with the Australian Revolving Facility Agreement.
SECTION 2.5    Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans ~~and~~, EURIBOR Rate Loans and BBSY Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan ~~or~~, EURIBOR Rate Loans or BBSY Rate Loans ; provided that, such LIBO Rate Loan ~~or~~, EURIBOR Rate Loan or BBSY Rate Loans shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the applicable Borrower to repay such LIBO Rate Loan ~~or~~, EURIBOR Rate Loan or BBSY Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. Subject to Section 4.10, each Lender may, at its option, make any Loan available to the applicable Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay Loans in accordance with the terms of this Agreement.
SECTION 2.6    Issuance Procedures. By delivering to the Administrative Agent and the relevant Issuer an Issuance Request on or before 10:00 a.m. on a Business Day, the Parent Borrower may from time to time irrevocably request on not less than three nor more than ten Business Days’ notice, in the case of an initial issuance of a Letter of Credit and not less than three Business Days’ prior notice, in the case of a request for the extension of the Stated Expiry Date of a Standby Letter of Credit (in each case, unless a shorter notice period is agreed to by the relevant Issuer, in its sole discretion), that an Issuer issue a Letter of Credit, or extend the Stated Expiry Date of a Standby Letter of Credit, in such form as may be requested by the Parent Borrower and approved by such Issuer, solely for the purposes described in Section 7.1.7. In connection with any Issuance Request the Parent Borrower and/or applicable Subsidiary shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as such Issuer shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement, the provisions of this Agreement shall control. Each Standby Letter of Credit shall by its terms be stated to expire on a date (its “Stated Expiry Date”) no later than the earlier to occur of (i) five Business Days prior to the Revolving Loan Termination Date or (ii) unless otherwise agreed to by an Issuer, in its sole discretion, one year from the date of its issuance (provided that each Standby Letter of Credit may, with the consent of the Issuer thereof in its sole discretion, provide for automatic renewals for one year periods (which in no event shall extend beyond the Revolving Loan Termination Date)). Each Commercial Letter of Credit shall by its terms be stated to expire on a date no later than the earlier to occur of (i) five Business Days prior to the Revolving Loan Termination Date or (ii) unless otherwise agreed to by an Issuer, in its sole discretion, 180 days from the date of its issuance. Each Issuer will make available to the beneficiary thereof the original of the Letter of Credit which it issues.

Each Issuer shall provide periodic reporting of Letters of Credit issued by such Issuer in a manner, and in time periods, mutually acceptable to the Administrative Agent and such Issuer. Unless notified by the Administrative Agent in writing prior to the issuance of a Letter of Credit, the applicable Issuer shall be entitled to assume that the conditions precedent to such issuance have been met.
SECTION 2.6.1    Other Lenders Participation.
(a)    Upon the issuance of each Letter of Credit, and without further action, each Revolving Loan Lender (other than the applicable Issuer) shall be deemed to have irrevocably purchased, to the extent of its Revolving Loan Percentage, a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation with respect thereto), and such Revolving Loan Lender shall, to the extent of its Revolving Loan Percentage, be responsible for reimbursing the applicable Issuer for Reimbursement Obligations which have not been reimbursed by the Parent Borrower in accordance with Section 2.6.3 in the applicable currency and at the times set forth in such Section (with the terms of this Section surviving the termination of this Agreement). In addition, such Revolving Loan Lender shall, to the extent of its Revolving Loan Percentage, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.3 with respect to each Letter of Credit (other than the issuance fees payable to the Issuer of such Letter of Credit pursuant to the last sentence of Section 3.3.3) and of interest payable pursuant to Section 3.2 with respect to any Reimbursement Obligation accruing on and after the date (and to the extent) such Lender funds its participation interest in such Letter of Credit. To the extent that any Revolving Loan Lender has reimbursed any Issuer for a Disbursement, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Parent Borrower or otherwise) in respect of such Disbursement. Upon any change in the Revolving Loan Commitments pursuant to an assignment under Section 10.10 of this Agreement, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Revolving Loan Percentage of the assigning and assignee Revolving Loan Lenders.
(b)    Upon the entry into each Open Account Discount Agreement, and without further action, each Revolving Loan Lender (other than the applicable Open Account Discount Purchaser) shall be deemed to have irrevocably purchased, to the extent of its Revolving Loan Percentage, a participation interest in such Open Account Discount Agreement, and such Revolving Loan Lender shall, to the extent of its Revolving Loan Percentage, be responsible for reimbursing the applicable Open Account Discount Purchaser for OA Payment Obligations under the applicable Open Account Paying Agreement which have not been reimbursed by the relevant Obligor in accordance with the terms thereof (with the terms of this Section surviving the termination of this Agreement). In addition, such Revolving Loan Lender shall, to the extent of its Revolving Loan Percentage, be entitled to receive a ratable portion of the Open Account Agreement payments pursuant to Section 3.3.4 and of interest payable pursuant to Section 3.2 with respect to any OA Payment Obligations accruing on and after the date (and to the extent) such Lender funds its participation interest in such OA Payment Obligations. To the extent that any Revolving Loan Lender has reimbursed any Open Account Discount Purchaser for an Open Account Discount Purchase, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Parent Borrower or otherwise) in respect of such Open Account Discount Purchase. Upon any change in the Revolving Loan Commitments pursuant to an assignment under Section 10.10 of this Agreement, it is hereby agreed that with respect to all OA Payment Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Revolving Loan Percentage of the assigning and assignee Revolving Loan Lenders. The Parent Borrower shall be required to reimburse each Open Account Discount Purchaser in accordance with the terms set forth in the applicable Open Account Paying Agreement.
SECTION 2.6.2    Disbursements. An Issuer will notify the Parent Borrower and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by such Issuer, together with notice of the date (the “Disbursement Date”) such payment shall be made (each such payment, a “Disbursement”). Subject to the terms and provisions of such Letter of Credit and this Agreement, the applicable Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Not later than 1:00 p.m. on (i) a Disbursement Date, if the Parent Borrower shall have received notice of such Disbursement prior to 10:00 a.m. on such Disbursement Date, or (ii) the Business Day immediately following a Disbursement Date, if such notice is received after 10:00 a.m. on such Disbursement Date, the Parent Borrower will reimburse such Issuer directly in full for such Disbursement. Each such reimbursement shall be made in immediately available funds together (in the case of a reimbursement made on such immediately following Business Day, with interest thereon at a rate per annum equal to the rate per annum then in effect for Base Rate Loans (with the then Applicable Margin for Revolving Loans accruing on such amount) pursuant to Section 3.2 for the period from the Disbursement Date through the date of such reimbursement, provided that if such reimbursement is not made when due pursuant to this Section 2.6.2, then the interest rates set forth in Section 3.2.2 shall apply. Without limiting in any way the foregoing and notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Parent Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the applicable Issuer upon each Disbursement of a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is the Parent Borrower or a Subsidiary). In the event that an Issuer makes any Disbursement and the Parent Borrower shall not have reimbursed such amount in full to such Issuer pursuant to this Section 2.6.2, such Issuer shall promptly notify the Administrative Agent which shall promptly notify each Revolving Loan Lender of such failure, and each Revolving Loan Lender (other than such Issuer) shall promptly and unconditionally pay in same day funds to the Administrative Agent for the account of such Issuer the amount of such Revolving Loan Lender’s Revolving Loan Percentage of such unreimbursed Disbursement. If an Issuer so notifies the Administrative Agent, and the Administrative Agent so notifies the Revolving Loan Lenders prior to 2:00 p.m., on any Business Day, each such Revolving Loan Lender shall make available to such Issuer such Revolving Loan Lender’s Revolving Loan Percentage of the amount of such payment on such Business Day in same day funds (or if such notice is received by such Revolving Loan Lenders after 2:00 p.m. on the day of receipt, payment shall be made on the immediately following Business Day). If and to the extent such Revolving Loan Lender shall not have so made its Revolving Loan Percentage of the amount of such payment available to the applicable Issuer, such Revolving Loan Lender agrees to pay to such Issuer forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Issuer, at the Federal Funds Rate.
SECTION 2.6.3    Reimbursement. The obligation (a “Reimbursement Obligation”) of the Parent Borrower under Section 2.6.2 to reimburse an Issuer with respect to each Disbursement (including interest thereon) and, upon the failure of the Parent Borrower to reimburse an Issuer, each Revolving Loan Lender’s obligation under Section 2.6.1 to reimburse an Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of (i) any setoff, counterclaim or defense to payment which the Parent Borrower or such Revolving Loan Lender, as the case may be, may have or have had against such Issuer, any Lender or any other Person (including any Subsidiary) for any reason whatsoever, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in such Issuer’s good faith opinion (absent such Issuer’s gross negligence or willful misconduct), such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; (ii) the occurrence or continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of any Obligor; (iv) the acceleration or maturity of any Obligations or the termination of any Commitment after the issuance of a Letter of Credit; (v) any breach of any Loan Document by any Person; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing (including any of the events set forth in Section 2.6.5); provided that, after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Parent Borrower or such Lender, as the case may be, to commence any proceeding against an Issuer for any wrongful Disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence, bad faith or willful misconduct on the part of such Issuer.
SECTION 2.6.4    Deemed Disbursements. Upon the occurrence and during the continuation of any Event of Default under Section 8.1.9 or upon notification by the Administrative Agent (acting at the direction of the Required Lenders) to the Parent Borrower of its obligations under this Section, following the occurrence and during the continuation of any other Event of Default,
(a)    the aggregate Stated Amount of all Letters of Credit shall, without demand upon or notice to the Parent Borrower or any other Person, be deemed to have been paid or disbursed by the Issuers of such Letters of Credit (notwithstanding that such amount may not in fact have been paid or disbursed); and
(b)    the Parent Borrower shall be immediately obligated to reimburse the Issuers for the amount deemed to have been so paid or disbursed by such Issuers.
Amounts payable by the Parent Borrower pursuant to this Section shall be deposited in immediately available funds with the Collateral Agent and held as cash collateral security for the Reimbursement Obligations. When all Defaults giving rise to the deemed disbursements under this Section have been cured or waived the Collateral Agent shall return to the Parent Borrower all amounts then on deposit with the Collateral Agent pursuant to this Section which have not been applied to the satisfaction of the Reimbursement Obligations.
SECTION 2.6.5    Nature of Reimbursement Obligations. The Parent Borrower, each other Obligor and, to the extent set forth in Section 2.6.1, each Revolving Loan Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Issuer (except to the extent of its own gross negligence, bad faith or willful misconduct) shall be responsible for:
(a)    the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(b)    the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

(c)    failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;
(d)    errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise or errors in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuer; or
(e)    any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.
In furtherance of the foregoing and without limiting the generality thereof, the parties agree that with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to any Issuer or any Revolving Loan Lender hereunder. In furtherance and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by an Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon each Obligor and each such Secured Party, and shall not put such Issuer under any resulting liability to any Obligor or any Secured Party, as the case may be.
SECTION 2.6.6    Existing Letters of Credit. On the Closing Date, all Existing Letters of Credit shall be deemed to have been issued hereunder and shall for all purposes be deemed to be “Letters of Credit” hereunder.
SECTION 2.7    Register; Notes. The Register shall be maintained on the following terms.
(a)    The Parent Borrower hereby designates the Administrative Agent to serve as the Parent Borrower’s agent, solely for the purpose of this clause, to maintain a register (the “Register”) on which the Administrative Agent will record each Lender’s Commitment, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans, annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section 10.11. Failure to make any recordation, or any error in such recordation, shall not affect any Obligor’s Obligations. The entries in the Register shall constitute prima facie evidence and shall be binding, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan is registered (or, if applicable, to which a Note has been issued) as the owner thereof for the purposes of all Loan Documents, notwithstanding notice or any provision herein to the contrary. Any assignment or transfer of a Commitment or the Loans made pursuant hereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement that has been executed by the requisite parties pursuant to Section 10.11. No assignment or transfer of a Lender’s Commitment or Loans shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.
(b)    The Borrowers agree that, upon the request to the Administrative Agent by any Lender, the Borrowers will execute and deliver to such Lender a Note evidencing the Loans made by, and payable to the order of, such Lender in a maximum principal amount equal to such Lender’s Percentage of the original applicable Commitment Amount. The Borrowers hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with notations made by the Administrative Agent in the Register, constitute prima facie evidence and shall be binding on each Obligor absent manifest error; provided that, the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any Obligor.
SECTION 2.8    Extensions of Term Loans. (a) The Parent Borrower (with respect to the New Term A Loans and New Term B Loans) ~~and~~, the Lux Borrower (with respect to the Euro Term Loans) and the Australian Borrower (with respect to the Australian Term Loans) may at any time and from time to time request that all or a portion of a Term Loan Class (an “Existing Class”) be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Term Loan Class (any such Term Loans which have been so converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.8. In order to establish any Extended Term Loans, the applicable Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Class) (an “Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, on such terms as the applicable Borrower and the Lenders providing such Extended Term Loans shall agree except (x) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments of principal of any class of Extended Term Loans may be delayed to later dates than the scheduled amortization of principal of the Existing Class of Euro Term Loans, New Term A Loans ~~or~~, New Term B Loans, Australian Term A-1 Loans or Australian Term A-2 Loans from which they were converted (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in Section 3.1.1, as the case may be, with respect to the Existing Class from which such Extended Term Loans were converted, in each case as more particularly set forth in Section 2.8(c) below) and (y) (A) the interest margins with respect to any class of Extended Term Loans may be higher or lower than the interest margins for the Existing Class of Euro Term Loans, New Term A Loans ~~or~~, New Term B Loans, Australian Term A-1 Loans or Australian Term A-2 Loans from which they were converted and/or (B) additional fees may be payable to the Lenders providing such Extended Term Loans in addition to or in lieu of any increased margins contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Class converted into Extended Term Loans pursuant to any Extension Request. Any Extended Term Loans of any Extension Series shall constitute a separate Class of Term Loans from the Existing Class from which they were converted.
(b)    The applicable Borrower shall provide the applicable Extension Request at least ten Business Days (or such shorter period as the Administrative Agent may agree in its sole discretion) prior to the date on which Lenders under the applicable Existing Class or Existing Classes are requested to respond. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Existing Class or Existing Classes of Term Loans subject to such Extension Request converted into Extended Term Loans shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of the Existing Class or Existing Classes of Term Loans subject to such Extension Request that it has elected to convert into Extended Term Loans. In the event that the aggregate amount of the

Existing Class or Existing Classes subject to Extension Elections exceeds the amount of Euro Term Loans, New Term A Loans ~~or~~, New Term B Loans, Australian Term A-1 Loans or Australian Term A-2 Loans, as applicable, requested to become Extended Term Loans pursuant to the Extension Request, such Existing Class or Existing Classes shall be converted to Extended Term Loans on a pro rata basis across Extending Lenders based on the amount of such Euro Term Loans, New Term A Loans ~~or~~, New Term B Loans, Australian Term A-1 Loans or Australian Term A-2 Loans included in each such Extension Election.
(c)    Extended Term Loans shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.8(c) and notwithstanding anything to the contrary set forth in Section 10.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Term Loans established thereby) executed by the applicable Obligors of such Extended Term Loans, the Administrative Agent and the applicable Extending Lenders. No Extension Amendment shall provide for any tranche of Extended Term Loans in an aggregate principal amount that is less than $25,000,000. In addition to any terms and changes required or permitted by Section 2.8(a), each Extension Amendment shall amend the scheduled amortization payments pursuant to Section 3.1.1 with respect to the Existing Class from which the Extended Term Loans were converted to reduce each scheduled principal repayment amounts for such Existing Class in the same proportion as the amount of the Existing Class that is to be converted pursuant to such Extension Amendment (it being understood that the amount of any principal repayment amount payable with respect to any individual Term Loan of such Existing Class that is not an Extended Term Loan shall not be reduced as a result thereof). In connection with any Extension Amendment, Lux Borrower (in the case of an extension of Euro Term Loans) ~~and~~, the Parent Borrower (in the case of an extension of New Term A Loans or New Term B Loans) or the Australian Borrower (in the case of an extension of Australian Term A-1 Loans or Australian Term A-2 Loans) shall deliver (or cause to be delivered) an opinion of counsel reasonably acceptable to the Administrative Agent, if reasonably requested by the Administrative Agent.
(d)    Notwithstanding anything to the contrary contained in this Agreement, on any date on which any Existing Class is converted to extend the related scheduled maturity date(s) in accordance with Section 2.8(a) (an “Extension Date”), the aggregate principal amount of existing Euro Term Loans, New Term A Loans ~~or~~, New Term B Loans, Australian Term A-1 Loans or Australian Term A-2 Loans, as applicable, of each Extending Lender shall be deemed reduced by an amount equal to the aggregate principal amount of Euro Term Loans, New Term A Loans ~~or~~, New Term B Loans, Australian Term A-1 Loans or Australian Term A-2 Loans, as applicable, that are so converted to Extended Term Loans by such Lender on such date.
(e)    This Section 2.8 shall supersede any provisions in Section 10.1 to the contrary.
SECTION 2.9    Incremental Facilities. (a) At any time or from time to time after the Closing Date, the Parent Borrower, by written notice to Administrative Agent, may request (x) the establishment of one or more additional tranches of “Australian Dollar term loans” (“Incremental A$ Term Loans”), “euro term loans” (“Incremental Euro Term Loans”), “term A loans” denominated in Dollars (“Incremental New Term A Loans”), “term B loans” denominated in Dollars (“Incremental New Term B Loans”) or increases in the amount of any existing term loan tranches (any such increases, together with the Incremental A$ Term Loans, Incremental Euro Term Loans, Incremental New Term A Loans and the Incremental

New Term B Loans, the “Incremental Term Loans”) and/or (y) the establishment of up to A$75,000,000 of “Australian Dollar revolving facilities” (which may take the form of bi-lateral or swing-line facilities) (“Incremental A$ Revolving Commitments”) and/or increases in the Revolving Loan Commitments (“Incremental RCF Commitments and, together with the Incremental A$ Revolving Commitments, the “Incremental Revolving Commitments” and, the Incremental Revolving Commitments, together with the Incremental Term Loans, the “Incremental Credit Increases”); provided that each Incremental Credit Increase shall be in an aggregate principal amount that is not less than $50,000,000 except as the Administrative Agent may agree in its reasonable discretion. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Parent Borrower proposes that the Incremental Credit Increases shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent. The Parent Borrower may approach any Lender or any Person (other than an Ineligible Assignee) to provide all or a portion of the Incremental Credit Increases; provided that (i) no Lender will be required to provide such Incremental Credit Increase and (ii) any entity providing all or a portion of the Incremental Credit Increase that is not a Lender, an Affiliate of a Lender or an Approved Fund shall not be an Ineligible Assignee and shall be reasonably acceptable to the Administrative Agent (with such acceptance by the Administrative Agent to not be unreasonably withheld or delayed). It is understood and agreed that the Parent Borrower may request such Incremental Credit Increases (other than Incremental RCF Commitments) on behalf of its wholly-owned Subsidiaries~~, and any such Subsidiary that is a borrower of Incremental A$ Term Loans or Incremental A$ Revolving Commitments is an “Australian Borrower” hereunder~~.
(b)    In each case, such Incremental Credit Increase shall become effective as of the applicable Increased Amount Date, provided that (i) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Incremental Credit Increase, (ii) the Parent Borrower shall be in compliance with Section 7.2.4 both before and after giving effect to such Incremental Credit Increases, (iii) the Senior Secured Leverage Ratio shall be less than 3.00 to 1.00 both before and after giving effect to such Incremental Credit Increases (assuming, for the purposes of the calculations under this clause (iii), that the Revolving Loan Commitments and any Incremental A$ Revolving Commitments are 50% drawn and that any Permitted Securitization is 50% utilized), (iv) any Incremental Term Loans shall mature on or after the Revolving Loan Termination Date; provided that up to A$300,000,000 of Incremental A$ Term Loans may have a final maturity date prior to the Revolving Loan Termination Date, (v) any Incremental Euro Term Loans shall mature on or after the Euro Term Loan Maturity Date and shall have a weighted average life no shorter than the then remaining weighted average life of the Euro Term Loans, (vi) any Incremental New Term A Loans shall mature on or after the New Term A Loan Maturity Date and shall have a weighted average life no shorter than the then remaining weighted average life of the New Term A Loans, (vii) any Incremental New Term B Loans shall mature on or after the New Term B Loan Maturity Date and shall have a weighted average life no shorter than the remaining weighted average life of the New Term B Loans, (viii) with respect to any Incremental A$ Term Loans, the requirements of the “public offer” test in Section 128 of the Australian Tax Act have been satisfied in relation to interest payable on such Incremental A$ Term Loans, (ix) with respect to any Incremental New Term A Loans or Incremental New Term B Loans incurred on a pari passu basis within 18 months after the Closing Date, the interest rate margin in respect of such Incremental Term Loans (including upfront fees in connection therewith in excess of any upfront fees issued or paid in respect of any then outstanding New Term A Loans or New Term B Loans, as applicable, but excluding arrangement, structuring and underwriting fees) shall not exceed the Applicable Margin for the New Term A Loans or New Term B Loans, as applicable, by more than 50 basis points or if it does so exceed either such Applicable Margin by more than 50 basis points, the Applicable Margin so exceeded shall be increased so that the interest rate margin in respect of such Incremental Term Loan (giving effect to any upfront fees in connection therewith in excess of any upfront fees issued or paid in respect of any then outstanding Loans, but excluding arrangement, structuring and underwriting fees) is no greater than the Applicable Margin for such New Term A Loans or New Term B Loans, as applicable, minus 50 basis points and (x) the Incremental Credit Increases shall be effected pursuant to one or more joinder agreements (or such other form) in a form reasonably acceptable to the Administrative Agent (each, a “Joinder Agreement”) executed and delivered by the applicable Borrower, the applicable Incremental Lender and the Administrative Agent pursuant to which such Incremental Lender agrees to be bound to the terms of this Agreement as a Lender; provided, further, that the Lenders committing to provide such Incremental Term Loans the proceeds of which are to be used to finance a Permitted Acquisition may agree to waive the conditions set forth in the foregoing clauses (i), (ii) and (iii) without the consent of any other Lenders. Any Incremental Term Loans made on an Increased Amount Date shall be designated a separate tranche of Incremental Term Loans for all purposes of this Agreement. Any Incremental Credit Increase incurred by a Foreign Subsidiary of the Parent Borrower may be secured by the Guarantees and collateral securing the Obligations on a pari passu basis as well as the assets of such subsidiary borrower and its subsidiaries, together with accompanying Guarantees, subject to customary limitations.
(c)    On any Increased Amount Date on which Incremental RCF Commitments (other than Incremental A$ Revolving Commitments) are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Lenders with Revolving Loan Commitments shall assign to each Person with an Incremental Revolving Commitment (each, a “Incremental Revolving Lender”) and each of the Incremental Revolving Lenders shall purchase from each of the Lenders with Revolving Loan Commitments, at the principal amount thereof, such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Revolving Loans will be held by existing Revolving Loan Lenders and Incremental Revolving Lenders ratably in accordance with their Revolving Loan Commitments after giving effect to the addition of such Incremental Revolving Commitments to the Revolving Loan Commitments, (b) the participations held by the Revolving Loan Lenders in the Revolving Exposure immediately prior to such Increased Amount Date shall be automatically reallocated so as to held by existing Revolving Loan Lenders and Incremental Revolving Lenders ratably in accordance with their Revolving Loan Commitments after giving effect to the addition of such Incremental Revolving Commitments to the Revolving Loan Commitments, (c) each Incremental Revolving Commitment shall be deemed for all purposes a Revolving Loan Commitment and each Loan made thereunder (an “Incremental Revolving Loan”) shall be deemed, for all purposes, a Revolving Loan and (d) each Incremental Revolving Lender shall become a Lender with respect to the Incremental Revolving Commitment and all matters relating thereto. The terms and provisions of the Incremental Revolving Loans and Incremental Revolving Commitments (other than Incremental A$ Revolving Commitments) shall be identical to the Revolving Loans and the Revolving Loan Commitments.
(d)    On any Increased Amount Date on which any Incremental Term Loans are to be made, subject to the satisfaction of the foregoing terms and conditions, (i) each Person with a commitment to make an Incremental Term Loan (each, an “Incremental Term Loan Lender”) shall make an Incremental Term Loan to the applicable Borrower, in an amount equal to such commitment amount and (ii) each Incremental Term Loan Lender shall become a Lender hereunder with respect to the Incremental Term Loans made pursuant thereto.
(e)    Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.9 and in connection with the satisfaction of, or demonstration of the satisfaction of, the requirements of the “public offer” test in Section 128F of the Australian Tax Act, including, but not limited to, retitling this Agreement the “Syndicated ~~Facilities~~Facility Agreement” (or such similar title).
ARTICLE III
REPAYMENTS, PREPAYMENTS, INTEREST AND FEES
SECTION 3.1    Repayments and Prepayments; Application. The Borrowers agree that the Loans shall be repaid and prepaid pursuant to the following terms.
SECTION 3.1.1     Repayments and Prepayments. The Borrowers shall repay in full the unpaid principal amount of each Loan upon the applicable Stated Maturity Date therefor. Prior thereto, payments and prepayments of the Loans shall or may be made as set forth below.
(a)    From time to time on any Business Day, the Borrowers may, subject to Section 3.1.1(d), make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any
(i)    Loans (other than Swing Line Loans and Australian Loans); provided that, (A) any such voluntary prepayment of the (~~x~~w) New Term Loans shall be made among New Term A Loans and/or New Term B Loans as directed by the Parent Borrower, and shall be made of the same type and, if applicable, having the same Interest Period of all Lenders that have made such New Term A Loans or New Term B Loans (applied to the remaining amortization payments for the New Term A Loans or the New Term B Loans, as the case may be, in such amounts as the Parent Borrower shall determine), (y) Euro Term Loans shall be made of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Euro Term Loans (applied to remaining amortization payments for the Euro Term Loans in such amounts as the Lux Borrower shall determine) ~~and~~, (z) Revolving Loans shall be made pro rata among the Revolving Loans of the same type, having the same Interest Period of all Lenders that have made such Revolving Loans; (B) all such voluntary prepayments shall require at least (1) in the case of Base Rate Loans, one but no more than five Business Days’ prior notice to the Administrative Agent and (2) in the case of LIBO Rate Loans or EURIBOR Rate Loans, three but no more than five Business Days’ prior notice to the Administrative Agent; and (C) all such voluntary partial prepayments shall be in an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000; ~~and~~
(ii)    Swing Line Loans; provided that, (A) all such voluntary prepayments shall require prior telephonic notice to the Swing Line Lender on or before 1:00 p.m. on the day of such prepayment (such notice to be confirmed in writing within 24 hours thereafter); and (B) all such voluntary partial prepayments shall be in an aggregate minimum amount of $200,000 and an integral multiple of $100,000~~.~~;

(iii)    Australian Term Loans; provided that (A) such voluntary prepayments shall be applied ratably among the Australian Lenders participating in that Australian Term Loan and (B) such voluntary prepayments shall require at least three but no more than five Business Days’ prior notice to the Administrative Agent and (C) all such voluntary partial prepayments shall be in an aggregate minimum amount of A$5,000,000 and an integral multiple of A$1,000,000; and
(iv)    Australian Revolving Loans, in accordance with the Australian Revolving Facility Agreement.
(b)    On each date when the aggregate Revolving Exposure of all Revolving Loan Lenders exceeds the Revolving Loan Commitment Amount (as it may be reduced from time to time pursuant to this Agreement), the Parent Borrower shall make a mandatory prepayment of Revolving Loans or Swing Line Loans (or both) and, if necessary, Cash Collateralize all Letter of Credit Outstandings, in an aggregate amount equal to such excess.
(c)    On each Quarterly Payment Date (beginning with the first Quarterly Payment Date following the Euro Term Loan Effective Date), the Lux Borrower shall make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Euro Term Loans in an amount equal to 0.25% of the original principal amount of all Euro Term Loans, with the remaining amount of Euro Term Loans due and payable in full on the Stated Maturity Date for Euro Term Loans.
(d)    On each Quarterly Payment Date occurring during any period set forth below (beginning with the first Quarterly Payment Date following the Closing Date), the Parent Borrower shall make a scheduled repayment of the aggregate outstanding principal amount, if any, of all New Term A Loans in an amount equal to the percentage of the original principal amount of all New Term A Loans set forth below opposite such period, with the remaining amount of New Term A Loans due and payable in full on the Stated Maturity Date:

Period	Percentage
Each of the first four Quarterly Payment Dates	1.25%
Each of the next four Quarterly Payment Dates	1.875%
Each of the next eight Quarterly Payment Dates	2.50%
Each Quarterly Payment Date thereafter	3.75%

(e)    On each Quarterly Payment Date (beginning with first Quarterly Payment Date following the Closing Date), the Parent Borrower shall make a scheduled repayment of the aggregate outstanding principal amount, if any, of all New Term B Loans in an amount equal to 0.25% of the original principal amount of all New Term B Loans, with the remaining amount of New Term B Loans due and payable in full on the Stated Maturity Date.
(f)    Any (a) prepayment of the New Term B Loans using proceeds of Indebtedness incurred by an Obligor from a substantially concurrent incurrence of syndicated term loans for which the interest rate payable thereon on the date of such prepayment is lower than the LIBO Rate on the date of such prepayment plus the Applicable Margin with respect to the New Term B Loans on the date of such prepayment with the primary purpose of refinancing New Term B Loans at a lower interest rate and (b) repricing of the New Term B Loans pursuant to an amendment to this Agreement resulting in the interest rate payable thereon on the date of such amendment being lower than the LIBO Rate on the date immediately prior to such amendment plus the Applicable Margin with respect to the New Term B Loans on the date immediately prior to such amendment shall be accompanied by a prepayment fee equal to 1.0% of the aggregate principal amount of such prepayment (or, in the case of clause (b) above, of the aggregate amount of New Term B Loans outstanding immediately prior to such amendment) if made on or prior to the first anniversary of the Closing Date.
(g)    To the extent any New Term A Loans, the New Term B Loans and the Euro Term Loans are outstanding, the Parent Borrower shall (subject to the next proviso) within 10 days after receipt of any Net Disposition Proceeds or Net Casualty Proceeds in excess of $25,000,000 by the Parent Borrower or any of its Restricted Subsidiaries, deliver to the Administrative Agent a calculation of the amount of such proceeds, and, to the extent the aggregate amount of such (i) Net Disposition Proceeds received by the Parent Borrower and its Restricted Subsidiaries in any period of twelve consecutive calendar months since the Closing Date exceeds $50,000,000 and (ii) Net Casualty Proceeds received by the Parent Borrower and its Restricted Subsidiaries in any period of twelve consecutive calendar months since the Closing Date exceeds $100,000,000, the Parent Borrower (with respect to the New Term Loans) and the Lux Borrower (with respect to the Euro Term Loans) shall make a mandatory prepayment of the New Term A Loans, the New Term B Loans and the Euro Term Loans in an amount equal to 100% of such excess Net Disposition Proceeds or Net Casualty Proceeds, as applicable; provided that, so long as (i) no Event of Default has occurred and is continuing, such proceeds may be retained by the Parent Borrower and its Restricted Subsidiaries (and be excluded from the prepayment requirements of this clause) to be invested or reinvested within one year or, subject to immediately succeeding clause (ii), 18 months or 36 months, as applicable, to the acquisition or construction of other assets or properties consistent with the businesses permitted to be conducted pursuant to Section 7.2.1 (including by way of merger or Investment), and (ii) within one year following the receipt of such Net Disposition Proceeds or Net Casualty Proceeds, such proceeds are (A) applied or (B) committed to be, and actually are, applied within (I) 18 months following the receipt of such Net Disposition Proceeds or (II) 36 months following the receipt of such Net Casualty Proceeds, in each case to such acquisition or construction plan. The amount of such Net Disposition Proceeds or Net Casualty Proceeds unused or uncommitted after such one year, 18 months or 36 months, as applicable, period shall be applied to prepay the New Term A Loans, the New Term B Loans and the Euro Term Loans as set forth in Section 3.1.2. At any time after receipt of any such Net Casualty Proceeds in excess of $25,000,000 but prior to the application thereof to such mandatory prepayment or the acquisition of other assets or properties as described above, upon the request by the Administrative Agent (acting at the direction of the Required Lenders) to the Parent Borrower, the Parent Borrower shall deposit an amount equal to such excess Net Casualty Proceeds into a cash collateral account maintained with (and subject to documentation reasonably satisfactory to) the Collateral Agent for the benefit of the Secured Parties (and over which the Collateral Agent shall have a first priority perfected Lien) pending application as a prepayment or to be released as requested by the Parent Borrower in respect of such acquisition. Amounts deposited in such cash collateral account shall be invested in Cash Equivalent Investments, as directed by the Parent Borrower. Notwithstanding anything herein to the contrary, to the extent that the Parent Borrower has determined in good faith that the repatriation to the United States of any or all of the Net Disposition Proceeds of any Disposition by a Foreign Subsidiary or the Net Casualty Proceeds of any Casualty Event incurred by a Foreign Subsidiary could reasonably be expected to have adverse tax cost consequences on the Parent Borrower or its Subsidiaries, an amount equal to such Net Disposition Proceeds or Net Casualty Proceeds that would be so affected will not be subject to repayment under this Section 3.1.1(g). For the avoidance of doubt, nothing in this Section 3.1.1(g) shall require the Parent Borrower to cause any amounts to be repatriated to the United States (whether or not such amounts are used in or excluded from the determination of the amount of any mandatory prepayments hereunder).
(h)    To the extent any Term B Loans are outstanding, within 100 days after the close of each Fiscal Year (beginning with the Fiscal Year ending on or about December 31, 2016) the Parent Borrower (with respect to the New Term B Loans) and the Lux Borrower (with respect to the Euro Term Loans) shall make a mandatory prepayment of the Euro Term Loans and the New Term B Loans, as applicable, in an amount equal to (i) the product of (A) the Excess Cash Flow (if any) for such Fiscal Year multiplied by (B) the Applicable Percentage minus (ii) the aggregate amount of all voluntary prepayments of Loans (but including Revolving Loans and Swing Line Loans only to the extent of a corresponding reduction of the Revolving Loan Commitment Amount pursuant to Section 2.2.1) made during such Fiscal Year or, at the option of the Parent Borrower, after year-end and prior to when such Excess Cash Flow prepayment is due, to be applied as set forth in Section 3.1.2. Notwithstanding anything herein to the contrary, (i) to the extent that Parent Borrower has determined in good faith that the repatriation to the United States of any Excess Cash Flow attributable to Foreign Subsidiaries (“Foreign Subsidiary Excess Cash Flow”) would have adverse tax cost consequences on the Parent Borrower or its Subsidiaries, an amount equal to such Foreign Subsidiary Excess Cash Flow that would be so affected will not be subject to repayment under this Section 3.1.1(h). For the avoidance of doubt, nothing in this Section 3.1.1(h) shall require the Parent Borrower to cause any amounts to be repatriated to the United States (whether or not such amounts are used in or excluded from the determination of the amount of any mandatory prepayments hereunder).
(i)    To the extent any Euro Term Loans, New Term A Loans or New Term B Loans are outstanding, concurrently with the receipt by the Parent Borrower or any of its Restricted Subsidiaries of any Net Debt Proceeds, the Parent Borrower (with respect to the New Term Loans) and the Lux Borrower (with respect to the Euro Term Loans) shall make a mandatory prepayment of the Euro Term Loans, New Term A Loans or New Term B Loans, as applicable, in an amount equal to 100% of such Net Debt Proceeds, to be applied as set forth in Section 3.1.2.
(j)    Immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, the Borrowers shall repay all the Loans, unless, pursuant to Section 8.3, only a portion of all the Loans is so accelerated (in which case the portion so accelerated shall be so repaid).
Amounts prepaid on account of the Euro Term Loans, New Term A Loans or New Term B Loans may not be reborrowed. Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4.
SECTION 3.1.2    Application. Amounts prepaid pursuant to Section 3.1.1 shall be applied as set forth in this Section.
(a)    Subject to clause (b), each prepayment or repayment of the principal of the Loans shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Loans, and second, subject to the terms of Section 4.4, to the principal amount thereof being maintained as LIBO Rate Loans ~~or~~, EURIBOR Rate Loans or BBSY Rate Loans, as applicable.

(b)    Each prepayment of the Euro Term Loans, New Term A Loans and New Term B Loans, as applicable, made pursuant to clauses (g), (h) and (i) of Section 3.1.1 shall be applied first, pro rata to a mandatory prepayment of the outstanding principal amount of all Euro Term Loans, New Term A Loans (other than prepayments made pursuant to Section 3.1.1(h)) and New Term B Loans (with the amount of such prepayment being applied (A) first to the remaining Euro Term Loans, New Term A Loans (other than in connection with prepayments made pursuant to Section 3.1.1(h)) and New Term B Loans, to reduce in direct order of maturity the amortization payments that are due and payable within 24 calendar months from the date of such prepayment, and (B) second, to the extent in excess of the amounts to be applied pursuant to the preceding clause (A), to reduce the then remaining Euro Term Loan, New Term A Loan (other than prepayments made pursuant to Section 3.1.1(h)) and New Term B Loan amortization payments on a pro rata basis).
(c)    So long as the Administrative Agent has received prior written notice from the applicable Borrower of a mandatory prepayment pursuant to clauses (g), (h) and (i) of Section 3.1.1, the Administrative Agent shall provide notice of such mandatory prepayment to the Lenders with Euro Term Loans, New Term A Loans (other than prepayments made pursuant to Section 3.1.1(h)) and New Term B Loans. It is understood and agreed by the Lux Borrower that, notwithstanding receipt by the Administrative Agent of any such mandatory prepayment, the Euro Term Loans shall not be deemed repaid, unless otherwise consented to by the Administrative Agent, until five Business Days have elapsed from the delivery to the Administrative Agent of the notice described above in this clause (c).
SECTION 3.2    Interest Provisions. Interest on the outstanding principal amount of the Loans shall accrue and be payable in accordance with the terms set forth below.
SECTION 3.2.1     Rates. Subject to Section 2.3.2, pursuant to an appropriately delivered Borrowing Request ~~or~~, Continuation/Conversion Notice or notice in the form set out in Schedule II of the Australian Syndicated Facility Agreement with respect to Australian Term Loans, the applicable Borrower may elect that the Loans comprising a Borrowing accrue interest at a rate per annum:
(a)    on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin; provided that, Swing Line Loans shall always accrue interest at the Alternate Base Rate plus the then effective Applicable Margin for Revolving Loans maintained as Base Rate Loans;
(b)    on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) plus the Applicable Margin; ~~and~~
(c)    on that portion maintained as a EURIBOR Rate Loan, during each Interest Period applicable thereto, equal to the sum of the EURIBOR Rate plus the Applicable Margin~~.~~; and
(d)    on that portion maintained as BBSY Rate Loan, during each Interest Period applicable thereto, equal to the sum of the BBSY Rate plus the Applicable Margin.
All LIBO Rate Loans ~~and~~, EURIBOR Rate Loans and BBSY Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Loan.
SECTION 3.2.2    Post-Default Rates. If all or any portion of the Obligations shall not be paid when due (whether at the Stated Maturity, by acceleration or otherwise), the applicable Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on all such unpaid Obligations at a rate per annum equal to (a) in the case of principal on any Loan, the rate of interest that otherwise would be applicable to such Loan plus 2% per annum; and (b) in the case of overdue interest, fees, and other monetary Obligations, (i) with respect to the Euro Term Loans, the Euro Base Rate from time to time in effect, plus the Applicable Margin for the Euro Term Loans, plus 2% per annum ~~and~~, (ii) with respect to the New Term Loans, the LIBO Rate from time to time in effect, plus the Applicable Margin for any LIBO Rate Loan, accruing interest at the Euro Base Rate, plus 2% per annum~~.~~, (iii) with respect to the Australian Term Loans, the BBSY Rate from time to time in effect, plus the Applicable Margin for that BBSY Rate Loan, plus 2% per annum and (iv) with respect to the Australian Revolving Loans, as set forth in the Australian Revolving Facility Agreement.
SECTION 3.2.3    Payment Dates. Interest accrued on each Loan shall be payable, without duplication:
(a)    on the Stated Maturity Date therefor;
(b)    on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;
(c)    with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Closing Date;
(d)    with respect to LIBO Rate Loans ~~and~~, EURIBOR Rate Loans and BBSY Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the date occurring on each three-month interval occurring after the first day of such Interest Period);
(e)    with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and
(f)    on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.
Interest accrued on Loans or other monetary Obligations after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.
SECTION 3.3    Fees. The Parent Borrower agrees to pay the fees set forth below. All such fees shall be non-refundable when earned and paid.
SECTION 3.3.1    Commitment Fee. (a) The Parent Borrower agrees to pay to the Administrative Agent for the account of each Non-Defaulting Lender, for the period (including any portion thereof when its Revolving Loan Commitments are suspended by reason of the Parent Borrower’s inability to satisfy any condition of Article V) commencing on the Closing Date and continuing through the Revolving Loan Commitment Termination Date, a commitment fee in an amount equal to the Applicable Commitment Fee Margin, in each case on such Revolving Loan Lender’s Revolving Loan Percentage of the sum of the average daily unused portion of the Revolving Loan Commitment Amount (net of Letter of Credit Outstandings). All commitment fees payable pursuant to this ~~Section~~clause (a) shall be calculated on a year comprised of 360 days and payable by the Parent Borrower in arrears on each Quarterly Payment Date, commencing with the first Quarterly Payment Date following the Closing

Date, and on the Revolving Loan Commitment Termination Date. The making of Swing Line Loans shall not constitute usage of the Revolving Loan Commitment with respect to the calculation of commitment fees to be paid by the Parent Borrower to the Revolving Loan Lenders.
(b)    The Australian Borrower agrees to pay a commitment fee on sum of the average daily unused portion of the Australian Revolving Commitments as set forth in the Australian Revolving Facility Agreement.
SECTION 3.3.2    Agents’ Fees. The Parent Borrower agrees to pay to each of the Agents and each of the Co-Documentation Agents the fees in the amounts and on the dates set forth in any fee agreements with any of the Agents and Co-Documentation Agents and to perform any other obligations contained therein.
SECTION 3.3.3    Letter of Credit Fee. The Parent Borrower agrees to pay to the Administrative Agent, for the pro rata account of the applicable Issuer and each Revolving Loan Lender, a Letter of Credit fee in a per annum amount equal to the then effective Applicable Margin for Revolving Loans maintained as LIBO Rate Loans, multiplied by the average daily Stated Amount of each such Letter of Credit, such fees being payable quarterly in arrears on each Quarterly Payment Date following the date of issuance of each Letter of Credit and on the Revolving Loan Commitment Termination Date. The Parent Borrower further agrees to pay to the applicable Issuer, quarterly in arrears on each Quarterly Payment Date, a fronting fee of 0.25% per annum on the average daily Stated Amount of each such Letter of Credit and such other reasonable fees and charges in connection with the issuance, negotiation, settlement, amendment and processing of each Letter of Credit as agreed to by the Parent Borrower and such Issuer.
SECTION 3.3.4    Open Account Agreement Payments. Each Open Account Discount Purchaser agrees to pay (and in the case of any Open Account Discount Purchaser that is an affiliate of a Lender, such Lender agrees to cause such Open Account Discount Purchaser to pay) to the Administrative Agent, for the pro rata account of each Revolving Loan Lender, an amount with respect to any Open Account Paying Agreement to which it is a party equal to, on a per annum basis, the then effective Applicable Margin for Revolving Loans maintained as LIBO Rate Loans multiplied by the aggregate amount of OA Payment Obligations actually paid to such Open Account Discount Purchaser by the relevant Obligor under the relevant Open Account Paying Agreement, such amounts being payable quarterly in arrears on each Quarterly Payment Date following the date of the entry into such Open Account Discount Agreement and on the Revolving Loan Commitment Termination Date.
ARTICLE IV
CERTAIN LIBO RATE, EURIBOR RATE AND OTHER PROVISIONS
SECTION 4.1    LIBO Rate ~~or~~, EURIBOR Rate or BBSY Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Parent Borrower and the Administrative Agent, constitute prima facie evidence thereof and shall be binding on the Parent Borrower absent manifest error) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert any Loan into, a LIBO Rate Loan ~~or~~, a EURIBOR Rate Loan or a BBSY Rate Loan, the obligations of such Lender to make, continue or convert any such LIBO Rate Loan ~~or~~, EURIBOR Rate Loan or BBSY Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and (a) all outstanding LIBO Rate Loans payable to such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion ~~and~~, (b) all outstanding EURIBOR Rate Loans payable to such Lender shall automatically convert into Euro Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion~~.~~ and (c) all outstanding BBSY Rate Loans payable to such Lender shall automatically convert into Australian Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.
SECTION 4.2    Deposits Unavailable; Inability to Determine Interest Rates. (a) If at the time that the Administrative Agent shall seek to determine the Screen Rate on the Quotation Day for any Interest Period for a LIBO Rate Loan ~~or~~, a EURIBOR Rate Loan or a BBSY Rate Loan, the Screen Rate shall not be available for such Interest Period for any reason and the Administrative Agent shall determine that it is not possible to determine the Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error), then the Reference Bank Rate shall be the LIBO Rate ~~or~~, EURIBOR Rate or BBSY Rate for such Interest Period for such LIBO Rate Loan ~~or~~, EURIBOR Rate ~~Loans~~Loan or BBSY Rate Loan, as applicable; provided that if any Reference Bank Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, that if, as of the Specified Time on the Quotation Day for such Interest Period, ~~less~~(i) in respect of BBSY Rate Loans, the Reference Bank Rate is not available, Section 4.2(c) shall apply, and (ii) in respect of LIBO Rate Loans or EURIBOR Rate Loans, fewer than two Reference Banks shall have supplied a Submitted Reference Bank Rate to the Administrative Agent for purposes of determining the LIBO Rate ~~or~~, the EURIBOR Rate or the BBSY Rate for such LIBO Rate Loan ~~or~~, EURIBOR Rate Loan or BBSY Rate Loan, as applicable, the Administrative Agent shall be deemed to have determined that adequate and reasonable means do not exist for ascertaining the LIBO Rate or EURIBOR Rate for such LIBO Rate Loan or EURIBOR Rate Loan, as applicable, and Section 4.2(b)(ii) shall apply.
(b)    If the Administrative Agent shall have determined that
(i)    Dollar deposits in the relevant amount and for the relevant Interest Period are not available to it in its relevant market; or
(ii)    by reason of circumstances affecting it’s relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans or EURIBOR Rate Loans; or
(iii)    in respect of BBSY Rate Loans, if before 5 p.m. on the Business Day after the Quotation Day for the relevant Interest Period, two or more Lenders whose participations exceed 40% of that BBSY Rate Loan (or where there is only one Lender, that Lender) notify the Administrative Agent that the cost to it of funding its participation in a BBSY Rate Loan (from the wholesale market for Australian Dollars) would be in excess of BBSY Rate (in which case an “Affected Lender” will be a Lender which gives such a notification);
then, (x) if Section 4(b)(i) or (ii) applies, upon notice from the Administrative Agent to the Borrowers and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any

Loans as, or to convert any Loans into, LIBO Rate Loans or EURIBOR Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist, and (y) if Section 4(b)(iii) applies, Section 4.2(c) shall apply to the participation in the BBSY Rate Loan of each Affected Lender for the relevant Interest Period.
(c)    If this Section 4.2(c) applies, the rate of interest on each relevant Lender’s share of the relevant BBSY Rate Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of Applicable Margin and the rate of interest notified to the Administrative Agent by the Lender to be that which expresses as a percentage rate per annum, the cost to the Lender of funding its participation in that BBSY Rate Loan from whatever source it may reasonably select (to be notified as soon as practicable and in any event within 3 Business Days of the first day of that Interest Period). If this Section 4.2(c) applies and the Administrative Agent or the Australian Borrower so requires, the Administrative Agent and the Australian Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest, and any such alternative basis agreed shall, with the prior consent of all the Lenders and the Australian Borrower, be binding on all Parties.
SECTION 4.3    Increased LIBO Rate ~~or~~, EURIBOR Rate Loan or BBSY Rate Loan Costs, etc. Each Borrower agrees to reimburse each Lender and each Issuer for any increase in the cost to such Lender or Issuer of, or any reduction in the amount of any sum receivable by such Secured Party in respect of, such Secured Party’s Commitments and the making of Credit Extensions hereunder (including the making, continuing or maintaining (or of its obligation to make or continue) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans ~~or~~, EURIBOR Rate Loans or BBSY Rate Loans) that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase‑in after the Closing Date (or, for a Lender who becomes a party to this Agreement after the Closing Date and is participating in a BBSY Rate Loan, to the extent the relevant event affects that BBSY Rate Loan, after the date that Lender becomes a party to this Agreement) of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority, except for such changes with respect to increased capital costs and Taxes which are governed by Sections 4.5 and 4.6, respectively. Each affected Secured Party shall promptly notify the Administrative Agent and the applicable Borrower in writing of the occurrence of any such event, stating the reasons therefor and the additional amount required fully to compensate such Secured Party for such increased cost or reduced amount. Such additional amounts shall be payable by the applicable Borrower directly to such Secured Party within five Business Days of its receipt of such notice, and such notice shall, in the absence of manifest error, constitute prima facie evidence thereof and shall be binding on such Borrower.
SECTION 4.4    Funding Losses. In the event any Lender shall incur any actual loss or expense (including any actual loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender (if any) to make or continue any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan ~~or~~, a EURIBOR Rate Loan or a BBSY Rate Loan) as a result of

(a)    any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loan ~~or~~, EURIBOR Rate Loan or BBSY Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Article III or otherwise;
(b)    any Loans not being made continued or converted as LIBO Rate Loans ~~or~~, EURIBOR Rate Loans or BBSY Rate Loans in accordance with the Borrowing Request or other notice therefor;
(c)    any Loans not being continued as, or converted into, LIBO Rate Loans ~~or~~, EURIBOR Rate Loans or BBSY Rate Loans in accordance with the Continuation/Conversion Notice therefor; or
(d)    the assignment of any LIBO Rate Loan ~~or~~, EURIBOR Rate Loan or BBSY Rate Loan other than on the last day of an Interest Period therefor as a result of a request by a Borrower pursuant to Section 4.11;
then, upon the written notice of such Lender to the applicable Borrower (with a copy to the Administrative Agent), such Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such actual loss or expense. Such written notice shall, in the absence of manifest error, constitute prima facie evidence thereof and shall be binding on such Borrower.
SECTION 4.5    Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase‑in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority after the Closing Date (or, for a Lender who becomes a party to this Agreement after the Closing Date and is participating in a BBSY Rate Loan, to the extent the relevant event affects that BBSY Rate Loan, after the date that Lender becomes a party to this Agreement) affects or would affect the amount of capital or liquidity required or expected to be maintained by any Secured Party or any Person controlling such Secured Party, and such Secured Party determines (in good faith but in its sole and absolute discretion) that as a result thereof the rate of return on its or such controlling Person’s capital as a consequence of the Commitments or the Credit Extensions made, or the Letters of Credit participated in, by such Secured Party is reduced to a level below that which such Secured Party or such controlling Person could have achieved but for the occurrence of any such circumstance, then upon notice (together with reasonably detailed supporting documentation) from time to time by such Secured Party to the applicable Borrower, the applicable Borrower shall within five Business Days following receipt of such notice pay directly to such Secured Party additional amounts sufficient to compensate such Secured Party or such controlling Person for such reduction in rate of return. A statement in reasonable detail of such Secured Party as to any such additional amount or amounts shall, in the absence of manifest error, constitute prima facie evidence thereof and shall be binding on the applicable Borrower. In determining such amount, such Secured Party may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable. Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all

requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted, issued or implemented~~.~~, except that for Lenders participating in a BBSY Rate Loan, such deeming does not apply for any measures under (i) and (ii) that have been enacted, adopted, issued or implemented before the date the Lender became a party to the Australian Syndicated Facility Agreement.
SECTION 4.6    Taxes. Each Borrower covenants and agrees as follows with respect to Taxes.
(a)    Any and all payments by the Borrowers under each Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes, unless otherwise required by law. In the event that any Taxes are imposed and required by law to be deducted or withheld from any payment required to be made by any Obligor to or on behalf of any Secured Party under any Loan Document, then:
(i)    subject to clause (g), if such Taxes are Non-Excluded Taxes, the amount of such payment shall be increased as may be necessary so that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount that is not less than the amount provided for in such Loan Document; and
(ii)    each Borrower shall withhold the full amount of such Taxes from such payment (as increased pursuant to clause (a)(i)) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable law.
(b)    In addition, the Borrowers shall pay all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable law, except Luxembourg registration duties (droits d’enregistrement) payable due to a registration, submission or filing by an Indemnified Party of any Loan Document where such registration, submission or filing is or was not required to maintain or preserve the rights of the Indemnified Party under such Loan Document.
(c)    Upon the written request of the Administrative Agent, as promptly as practicable after the payment of any Non-Excluded Taxes or Other Taxes, and in any event within 45 days of any such written request, the applicable Borrower shall furnish to the Administrative Agent a copy of an official receipt (or a certified copy thereof) evidencing the payment of such Non-Excluded Taxes or Other Taxes. The Administrative Agent shall make copies thereof available to any Lender upon request therefor.
(d)    Subject to clause (g), each Borrower shall indemnify each Secured Party for any Non-Excluded Taxes and Other Taxes levied, imposed or assessed on (and whether or not paid directly by) such Secured Party whether or not such Non-Excluded Taxes or Other Taxes are correctly or legally asserted by the relevant Governmental Authority; provided that (i) if the applicable Borrower reasonably believes that such Taxes were not correctly or legally asserted, such Secured Party will use reasonable efforts to cooperate with such Borrower to obtain a refund of such Taxes so long as such efforts would not, in the sole determination of such Secured Party, result in any additional costs, expenses or risks or be otherwise disadvantageous to it or (ii) the levied Other Taxes are not Luxembourg registration duties (droits d’enregistrement) payable due to a registration, submission or filing by an Indemnified Party of any Loan Document where such registration, submission or filing is or was not required to maintain or preserve the rights of the Indemnified Party under such Loan Document. Promptly upon having knowledge that any such Non-Excluded Taxes or Other Taxes have been levied, imposed or assessed, and promptly upon notice thereof by any Secured Party, the applicable Borrower shall pay such Non-Excluded Taxes or Other Taxes directly to the relevant Governmental Authority (provided that, no Secured Party shall be under any obligation to provide any such notice to the Borrowers). In addition, each Borrower shall indemnify each Secured Party for any incremental Taxes that may become payable by such Secured Party as a result of any failure of such Borrower to pay any Non-Excluded Taxes when due to the appropriate Governmental Authority or to deliver to the Administrative Agent, pursuant to clause (c), documentation evidencing the payment of Taxes or Other Taxes (other than incidental taxes resulting directly as a result of the willful misconduct or gross negligence of the Administrative Agent or a respective Secured Party); provided that if the Secured Party or Administrative Agent, as applicable, fails to give notice to a Borrower of the imposition of any Non-Excluded Taxes or Other Taxes within 120 days following its receipt of actual written notice of the imposition of such Non-Excluded Taxes or Other Taxes, there will be no obligation for such Borrower to pay interest or penalties attributable to the period beginning after such 120th day and ending seven days after such Borrower receives notice from the Secured Party or the Administrative Agent as applicable. With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid by any Secured Party or the indemnification provided in the immediately preceding sentence, such indemnification shall be made within 30 days after the date such Secured Party makes written demand therefor (together with supporting documentation in reasonable detail). Each Borrower acknowledges that any payment made to any Secured Party or to any Governmental Authority in respect of the indemnification obligations of the Borrowers provided in this clause shall constitute a payment in respect of which the provisions of clause (a) and this clause shall apply.
(e)    Each Non-U.S. Lender, on or prior to the date on which such Non-U.S. Lender becomes a Lender hereunder (and from time to time thereafter upon the request of a Borrower or the Administrative Agent, but only for so long as such non-U.S. Lender is legally entitled to do so), shall deliver to the applicable Borrower and the Administrative Agent either (i) two duly completed copies of either (x) Internal Revenue Service Form W‑8BEN or W-8BEN-E, as applicable, claiming eligibility of the Non-U.S. Lender for benefits of an income tax treaty to which the United States is a party or (y) Internal Revenue Service Form W-8ECI, or in either case an applicable successor form; (ii) in the case of a Non-U.S. Lender that is claiming the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Non-U.S. Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10-percent shareholder” of the applicable Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (referred to as an “Exemption Certificate”) and (y) two duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E or applicable successor form or (iii) to the extent a non-U.S. Lender that is not a U.S. Person is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W 8BEN, or W-8BEN-E, as applicable, an Exemption Certificate, and/or other certification documents from each beneficial owner, as applicable.
(f)    Any Lender that is a United States Person, as defined in Section 7701(a)(30) of the Code, shall (unless such Lender may be treated as an exempt recipient based on the indicators described in Treasury Regulation Section 1.6049-4(c)(1)(ii)(A)) deliver to the Borrowers and the Administrative Agent, at the times specified in clause (e), two duly completed copies of Internal

Revenue Service Form W-9, or any successor form that such Person is entitled to provide at such time, in order to qualify for an exemption from United States back-up withholding requirements.
(g)    The Borrowers shall not be obligated to pay any additional amounts to any Lender pursuant to clause (a)(i), or to indemnify any Lender pursuant to clause (d), in respect of United States federal withholding taxes to the extent imposed as a result of (i) the failure of such Lender to deliver to a Borrower the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to clause (e) or clause (f), (ii) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or (iii) the Lender designating a successor lending office at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided that the applicable Borrower shall be obligated to pay additional amounts to any such Lender pursuant to clause (a)(i) and to indemnify any such Lender pursuant to clause (d), in respect of United States federal withholding taxes if (i) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or Exemption Certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the Closing Date, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or certifications made in such form or forms or Exemption Certificate untrue or inaccurate in a material respect, (ii) the redesignation of the Lender’s lending office was made at the request of a Borrower or (iii) the obligation to pay any additional amounts to any such Lender pursuant to clause (a)(i) or to indemnify any such Lender pursuant to clause (d) is with respect to an Eligible Assignee that becomes an assignee Lender as a result of an assignment made at the request of a Borrower.
(h)    If the Administrative Agent or a Lender determines in its sole, good faith discretion that amounts recovered or refunded are a recovery or refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by a Borrower pursuant to clause (d), or to which a Borrower has paid additional amounts pursuant to clause (a)(i), it shall pay over such refund to the applicable Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the applicable Borrower under this Section 4.6 with respect to the Non-Excluded Taxes or Other Taxes that give rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that in no event will any Lender be required to pay an amount to a Borrower that would place such Lender in a less favorable net after-tax position than such Lender would have been in if the additional amounts giving rise to such refund of any Non-Excluded Taxes or Other Taxes had never been paid, and provided further that the applicable Borrower, upon the written request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the applicable Borrower (plus any penalties, interest, or other charges imposed by the relevant Governmental Authority unless the Governmental Authority assessed such penalties, interest, or other charges due to the gross negligence or willful misconduct of the Administrative Agent or such Lender) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to the Governmental Authority. Nothing in this Section 4.6(h) shall require any Lender to make available its tax returns or any other information related to its taxes that it deems confidential.
(i)    If a payment made to a Lender under this Agreement or any other Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrowers or the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has complied with such Lender's obligations under FATCA, or to determine the amount to deduct and withhold from such payment. For purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loan Documents as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i). Solely for purposes of this Section 4.6(i), “FATCA” shall include all amendments after the Closing Date.
SECTION 4.7    Payments, Computations; Proceeds of Collateral, etc. (i) Unless otherwise expressly provided in a Loan Document, all reductions of the Revolving Loan Commitments and all payments by the Borrowers pursuant to each Loan Document shall be made by the Borrowers to the Administrative Agent for the pro rata account of the Secured Parties entitled to receive such reduction or payment. All payments shall be made without setoff, deduction or counterclaim not later than 11:00 a.m. (in the case of the Australian Credit Facilities, London time) on the date due in same day or immediately available funds to such account as the Administrative Agent (or in the case of a reimbursement obligation, the applicable Issuer) shall specify from time to time by notice to the applicable Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Secured Party its share, if any, of such payments received by the Administrative Agent for the account of such Secured Party. All interest (including interest on LIBO Rate Loans and EURIBOR Rate Loans) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (calculated at other than the Federal Funds Rate) or BBSY Rate Loan, 365 days or, if appropriate, 366 days). Payments due on other than a Business Day shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.
(ii)    All amounts received as a result of the exercise of remedies under the Loan Documents (including from the proceeds of collateral securing the Obligations) or under applicable law shall be applied upon receipt to the Obligations as follows: (i) first, to the payment of all Obligations owing to the Agents, in their capacity as Agents (including the fees and expenses of counsel to the Agents), (ii) second, after payment in full in cash of the amounts specified in clause (b)(i), to the ratable payment of all interest (including interest accruing after the commencement of a proceeding in bankruptcy, insolvency or similar law, whether or not permitted as a claim under such law) and fees owing under the Loan Documents (including all amounts owing under Section 3.3.4), and all costs and expenses owing to the Secured Parties pursuant to the terms of the Loan Documents, until paid in full in cash, (iii) third, after payment in full in cash of the amounts specified in clauses (b)(i) and (b)(ii), to the ratable payment of the principal amount of the Loans then outstanding, the aggregate Reimbursement Obligations then owing, the aggregate amount of OA Payment Obligations then owing, the Cash Collateralization for contingent liabilities under Letter of Credit Outstandings, amounts owing to Secured Parties under Rate Protection Agreements and the aggregate amount of Cash Management Obligations then owing, (iv) fourth, after payment in full in cash of the amounts specified in clauses (b)(i) through (b)(iii), to the ratable payment of all other Obligations (including Foreign Working Capital Obligations) owing to the Secured Parties, and (v) fifth, after payment in full in cash of the amounts specified in clauses (b)(i) through (b)(iv), and following the Termination Date, to each applicable Obligor or any other Person lawfully entitled to receive such surplus. Notwithstanding the foregoing, no amounts received from any Subsidiary Guarantor shall be applied to any Excluded Swap Obligations of such Subsidiary Guarantor. For purposes of clause (b)(iii), the “amounts owing” at any time to any Secured Party with respect to a Rate Protection Agreement to which such Secured Party is a party shall be determined at such time by the terms of such Rate Protection Agreement or, if not set forth therein, in accordance with the customary methods of calculating credit exposure under similar arrangements by the counterparty to such arrangements, taking into account potential interest rate (or, if applicable, currency or commodities) movements and the respective termination provisions and notional principal amount and term of such Rate Protection Agreement. Notwithstanding the foregoing, any such application of proceeds from Collateral of the Euro Term Loan Obligors and the Australian Obligors shall be made solely in respect of Euro Term Loan Obligations and the Australian Obligations.
SECTION 4.8    Sharing of Payments. If any Secured Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Credit Extension or Reimbursement Obligation (other than pursuant to the terms of Sections 4.3, 4.4, 4.5 or 4.6) in excess of its pro rata share of payments obtained by all Secured Parties, such Secured Party shall purchase (in Dollars) from the other Secured Parties such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Secured Party to share the excess payment or other recovery ratably (to the extent such other Secured Parties were entitled to receive a portion of such payment or recovery) with each of them; provided that, if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Secured Party, the purchase shall be rescinded and each Secured Party which has sold a participation to the purchasing Secured Party shall repay to the purchasing Secured Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Secured Party’s ratable share (according to the proportion of (a) the amount of such selling Secured Party’s required repayment to the purchasing Secured Party to (b) total amount so recovered from the purchasing Secured Party) of any interest or other amount paid or payable by the purchasing Secured Party in respect of the total amount so recovered. Each Borrower agrees that any Secured Party purchasing a participation from another Secured Party pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Secured Party were the direct creditor of such Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Secured Party receives a secured claim in lieu of a setoff to which this Section applies, such Secured Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Secured Parties entitled under this Section to share in the benefits of any recovery on such secured claim.
SECTION 4.9    Setoff. Each Secured Party shall, upon the occurrence and during the continuance of any Event of Default described in clauses (a) through (d) of Section 8.1.9 or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (if then due and payable), and (as security for such Obligations) each Borrower hereby grants to each Secured Party a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of such Borrower then or thereafter maintained with such Secured Party (other than payroll, trust or tax accounts); provided that, any such appropriation and application shall be subject to the provisions of Section 4.8; provided further, that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any Subsidiary Guarantor shall be applied to any Excluded Swap Obligations of such Subsidiary Guarantor. Each Secured Party agrees promptly to notify the Borrowers and the Administrative Agent after any such appropriation and application made by such Secured Party; provided that, the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Secured Party may have.
SECTION 4.10    Mitigation. Each Lender agrees that if it makes any demand for payment under Sections 4.3, 4.5 or 4.6, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrowers to make payments under Section 4.3 or 4.6.
SECTION 4.11    Removal of Lenders. If any Lender (an “Affected Lender”) (i) fails to consent to an election, consent, amendment, waiver or other modification to this Agreement or other Loan Document (a “Non-Consenting Lender”) that requires the consent of a greater percentage of the Lenders than the Required Lenders and such election, consent, amendment, waiver or other modification is otherwise consented to by Non-Defaulting Lenders holding more than 50% of the Total Exposure Amount of all Non-Defaulting Lenders, (ii) makes a demand upon a Borrower for (or if a Borrower is otherwise required to pay) amounts pursuant to Section 4.3, 4.5 or 4.6, or gives notice pursuant to Section 4.1 requiring a conversion of such Affected Lender’s LIBO Rate Loans to Base Rate Loans ~~or~~, such Affected Lender’s EURIBOR Rate Loans to Euro Base Rate Loans or such Affected Lender’s BBSY Rate Loans to Australian Base Rate Loans or any change in the basis upon which interest is to accrue in respect of such Affected Lender’s LIBO Rate Loans ~~or~~, EURIBOR Rate Loans or BBSY Rate Loans or suspending such Lender’s obligation to make Loans as, or to convert Loans into, LIBO Rate Loans ~~or~~, EURIBOR Rate Loans or BBSY Rate Loans or (iii) becomes a Defaulting Lender, the applicable Borrower may, at its sole cost and expense, within 90 days of receipt by such Borrower of such demand or notice (or the occurrence of such other event causing such Borrower to be required to pay such compensation) or within 90 days of such Lender becoming a Non-Consenting Lender or a Defaulting Lender, as the case may be, give notice (a “Replacement Notice”) in writing to the Administrative Agent and such Affected Lender of its intention to cause such Affected Lender to sell all or any portion of its Loans, Commitments and/or Notes to another financial institution or other Person (a “Replacement Lender”) designated in such Replacement Notice; provided that no Replacement Notice may be given by a Borrower if (A) such replacement conflicts with any applicable law or regulation or (B) prior to any such replacement, such Lender shall have taken any necessary action under Section 4.5 or 4.6 (if applicable) so as to eliminate the continued need for payment of amounts owing pursuant to Section 4.5 or 4.6 and withdrew its request for compensation under Section 4.3, 4.5 or 4.6. If the Administrative Agent shall, in the exercise of its reasonable discretion and within 30 days of its receipt of such Replacement Notice, notify the applicable Borrower and such Affected Lender in writing that the Replacement Lender is reasonably satisfactory to the Administrative Agent (such consent not being required where the Replacement Lender is already a Lender), then such Affected Lender shall, subject to the payment of any amounts due pursuant to Section 4.4, assign, in accordance with Section 10.11, the portion of its Commitments, Loans, Notes (if any) and other rights and obligations under this Agreement and all other Loan Documents (including Reimbursement Obligations, if applicable) designated in the Replacement Notice to such Replacement Lender; provided that (A) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such Replacement Lender, and (B) the purchase price paid by such Replacement Lender shall be in the amount of such Affected Lender’s Loans designated in the Replacement Notice and/or its Percentage of outstanding Reimbursement Obligations, as applicable, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Sections 4.3, 4.5 and 4.6), owing to such Affected Lender hereunder. Upon the effective date of an assignment described above, the Replacement Lender shall become a “Lender” for all purposes under the Loan Documents. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any assignment agreement necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section.
SECTION 4.12    Limitation on Additional Amounts, etc. Notwithstanding anything to the contrary contained in Sections 4.3 or 4.5 of this Agreement, unless a Lender gives notice to a Borrower that it is obligated to pay an amount under any such Section within 90 days after the later of (i) the date the Lender incurs the respective increased costs, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (ii) the date such Lender has actual knowledge of its incurrence of their respective increased costs, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by such Borrower pursuant to Sections 4.3 or 4.5, as the case may be, to the extent the costs, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 90 days prior to such Lender giving notice to such Borrower that it is obligated to pay the respective amounts pursuant to Sections 4.3 or 4.5, as the case may be. This Section shall have no applicability to any Section of this Agreement other than Sections 4.3 and 4.5.

SECTION 4.13    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    if any Swing Line Exposure, Letter of Credit Outstandings or any OA Payment Outstandings exists at the time a Lender becomes a Defaulting Lender then:
(i)    all or any part of such Swing Line Exposure, Letter of Credit Outstandings and OA Payment Outstandings shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Loan Percentages but only to the extent (x) the sum of all Non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Revolving Loan Percentage of (A) Swing Line Exposure, (B) Letter of Credit Outstandings and (C) OA Payment Outstandings does not exceed the total of all Non-Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 5.2 are satisfied at such time; and
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Parent Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swing Line Exposure and (y) second, Cash Collateralize such Defaulting Lender’s Revolving Loan Percentage of the Letter of Credit Outstandings and OA Payment Outstandings (after giving effect to any partial reallocation pursuant to clause (i) above) for so long as such Letter of Credit Outstandings is outstanding.
(iii)    if the Parent Borrower Cash Collateralizes any portion of such Defaulting Lender’s Revolving Loan Percentage of the Letter of Credit Outstandings or OA Payment Outstandings pursuant to this paragraph (a), the Parent Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.3.3 or Section 3.3.4 with respect to such Defaulting Lender’s Revolving Loan Percentage of the Letter of Credit Outstandings and OA Payment Outstandings during the period such Defaulting Lender’s Revolving Loan Percentage of the Letter of Credit Outstandings or OA Payment Outstandings is cash collateralized;
(iv)    if the Revolving Loan Percentages of the Letter of Credit Outstandings and OA Payment Outstandings of the Non-Defaulting Lenders is reallocated pursuant to this paragraph (a), then the fees payable to the Lenders pursuant to Section 3.3.3 and Section 3.3.4 shall be adjusted in accordance with such Non-Defaulting Lenders’ Revolving Loan Percentages; or
(v)    if any Defaulting Lender’s Letter of Credit Outstandings and OA Payment Outstandings is neither cash collateralized nor reallocated pursuant to this paragraph (a), then, without prejudice to any rights or remedies of the Issuers or any Lender hereunder, all Letter of Credit fees and Open Account Agreement payments payable under Section 3.3.3 and Section 3.3.4 with respect to such Defaulting Lender’s Revolving Loan Percentage of the Letter of Credit Outstandings and OA Payment Outstandings shall be payable to the Issuer or applicable Open Account Discount Purchaser, as the case may be, until such Letter of Credit Outstandings and OA Payment Outstandings are cash collateralized and/or reallocated.

(b)    so long as any Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loans and the Issuer shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the Parent Borrower in accordance with paragraph (a) of this Section, and participating interests in any such newly issued or increased Letter of Credit or newly made Swing Line Loan shall be allocated among Non-Defaulting Lenders in a manner consistent with clause (i) of paragraph (a) of this Section (and Defaulting Lenders shall not participate therein); and
(c)    any amount otherwise payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 4.8 but excluding Section 4.11) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Issuer or Swing Line Lender or any Open Account Discount Purchaser hereunder, (iii) third, if so determined by the Administrative Agent or requested by the Issuer or Swing Line Lender or any Open Account Discount Purchaser, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any existing or future participating interest in any Swing Line Loan or Letter of Credit or Open Account Discount Agreement, (iv) fourth, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (v) fifth, if so determined by the Administrative Agent and the Parent Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any Loans under this Agreement, (vi) sixth, to the payment of any amounts owing to the Lenders or an Issuing Bank or Swing Line Lender or Open Account Discount Purchaser as a result of any judgment of a court of competent jurisdiction obtained by any Lender or such Issuer or Swing Line Lender or Open Account Discount Purchaser against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (vii) seventh, to the payment of any amounts owing to a Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (viii) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, with respect to this clause (viii), that if such payment is (x) a prepayment of the principal amount of any Loans or Reimbursement Obligations in which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 5.2 are satisfied, such payment shall be applied solely to prepay the Loans of, and Reimbursement Obligations owed to, all Non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or Reimbursement Obligations owed to, any Defaulting Lender.
(d)    In the event that the Administrative Agent, the Parent Borrower, the Issuer, the Swing Line Lender and any Open Account Discount Purchaser each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Revolving Loan Percentages of the Non-Defaulting Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Loan Percentage.
ARTICLE V
CONDITIONS
SECTION 5.1    Closing Date. This Agreement and the amendment and restatement of the Original Credit Agreement hereby shall be subject to the prior or concurrent satisfaction (or waiver) in all material respects of each of the conditions precedent set forth in this Article.
SECTION 5.1.1    Executed Counterparts. The Administrative Agent (or its counsel) shall have received from the Parent Borrower, the Lux Borrower the Required Lenders, each New Term A Loan Lender and each New Term B Loan Lender (x) a counterpart of this Agreement duly executed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.
SECTION 5.1.2    Resolutions, etc. The Agents shall have received from the Parent Borrower, the Lux Borrower and each U.S. Subsidiary Guarantor, a copy of a good standing certificate, dated a date reasonably close to the Closing Date for Parent Borrower and each such Obligor from its jurisdiction of organization and (ii) a certificate, dated as of the Closing Date, duly executed and delivered by an Authorized Officer of the Lux Borrower and each U.S. Obligor as to
(a)    resolutions of each such Obligor’s Board of Directors (or other managing body) then in full force and effect authorizing, to the extent relevant, all aspects of the Transaction applicable to such Obligor and the execution, delivery and performance of each Loan Document to be executed by such Obligor and the transactions contemplated hereby and thereby (as applicable);
(b)    the incumbency and signatures of those of its officers, managing member or general partner, as applicable, authorized to act with respect to each Loan Document to be executed by such Obligor; and
(c)    the full force and validity of each Organic Document of such Obligor and copies thereof (as applicable);
upon which certificates each Secured Party may conclusively rely until it shall have received a further certificate of any Authorized Officer of any such Obligor canceling or amending the prior certificate of such Obligor.
SECTION 5.1.3    Closing Date Certificate. The Agents shall have received the Closing Date Certificate, dated as of the Closing Date and duly executed and delivered by an Authorized Officer of the Parent Borrower, in which certificate the Parent Borrower shall agree and acknowledge and certify that the statements made therein are true and correct representations and warranties of the Parent Borrower as of such date, and, at the time each such certificate is delivered, such statements shall in fact be true and correct in all material respects. All documents and agreements required to be appended to the Closing Date Certificate shall be in form and substance reasonably satisfactory to the Lead Arrangers, shall have been executed and delivered by the requisite parties, and shall be in full force and effect.

SECTION 5.1.4    [Reserved].
SECTION 5.1.5    PATRIOT Act Disclosures. Within two Business Days’ prior to the Closing Date (to the extent requested at least five Business Days’ prior to the Closing Date), the Lenders or the Agents shall have received copies of all PATRIOT Act Disclosures as reasonably requested by the Lenders or the Lead Arrangers at such time.
SECTION 5.1.6    Financial Information, etc. The Agents shall have received,
(a)    audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Parent Borrower and its Subsidiaries for Fiscal Years 2012, 2013, and 2014, which the Agents acknowledge have been received as of the Closing Date;
(b)    unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Parent Borrower and its Subsidiaries for each Fiscal Quarter ended after Fiscal Year 2014 ended at least 45 days prior to the Closing Date; and
(c)    detailed projected financial statements of the Parent Borrower and its Subsidiaries for the five full Fiscal Years ended after the Closing Date, which projections shall include quarterly projections for the first Fiscal Year after the Closing Date, which the Agents acknowledge have been received as of the Closing Date.
SECTION 5.1.7    Solvency Certificate. The Agents shall have received a Solvency Certificate dated as of the Closing Date, duly executed (and with all schedules thereto duly completed) and delivered by the chief financial or accounting Authorized Officer of the Parent Borrower.
SECTION 5.1.8    Guaranty Reaffirmation. The Agents shall have received executed counterparts of (i) the U.S. Security and Guaranty Reaffirmation, dated as of the Closing Date, duly executed, authorized and delivered by the Parent Borrower and each U.S. Subsidiary Guarantor and (ii) the Lux Guaranty Reaffirmation, dated as of the Closing Date, duly executed, authorized and delivered by the Lux Borrower and the Euro Term Loan Subsidiary Guarantors.
SECTION 5.1.9    Insurance. The Collateral Agent shall have received, certificates of insurance in form and substance reasonably satisfactory to the Collateral Agent, evidencing coverage required to be maintained pursuant to each Loan Document and naming the Collateral Agent as loss payee or additional insured, as applicable.
SECTION 5.1.10    Opinions of Counsel. The Agents shall have received opinions, dated the Closing Date and addressed to the Lead Arrangers, the Agents and all Lenders, from
(a)    Kirkland & Ellis LLP, counsel to the Obligors, in form and substance reasonably satisfactory to the Administrative Agent;
(b)    Maryland counsel to the Parent Borrower, in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent; and
(c)    Luxembourg counsel to the Lux Borrower, in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(d)    Kansas counsel to certain of the Obligors, in form and substance reasonably satisfactory to the Administrative Agent.
(e)    Colorado counsel to certain of the Obligors, in form and substance reasonably satisfactory to the Administrative Agent.
SECTION 5.1.11    Closing Fees, Expenses, etc. Each Lead Arranger and each Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and, if then invoiced, 10.3 (in each case, if invoiced at least two Business Days’ prior to the Closing Date).
SECTION 5.1.12    Litigation. There shall exist no action, suit, investigation or other proceeding pending or threatened in writing in any court or before any arbitrator or governmental or regulatory agency or authority that could reasonably be expected to have a Material Adverse Effect
SECTION 5.1.13    Approval. All material and necessary governmental and third party consents and approvals shall have been obtained (without the imposition of any material and adverse conditions that are not reasonably acceptable to the Lenders) and shall remain in effect and all applicable waiting periods shall have expired without any material and adverse action being taken by any competent authority.
SECTION 5.1.14    Debt Rating. The Parent Borrower shall have obtained a senior secured debt rating (of any level) in respect of the Loans from each of S&P and Moody’s, which ratings (of any level) shall remain in effect on the Closing Date, which the Agents acknowledge have been received as of the Closing Date
SECTION 5.2    All Credit Extensions. The obligation of each Lender and each Issuer to make any Credit Extension shall be subject to the satisfaction of each of the conditions precedent set forth below. Notwithstanding anything to the contrary in this Agreement, the Lenders committing to provide Incremental Term Loans the proceeds of which are to be used to finance a Permitted Acquisition may agree to waive or modify the conditions to such borrowing of Incremental Term Loans set forth in Section 5.2 without the consent of any other Lenders.
SECTION 5.2.1    Compliance with Warranties, No Default, etc. Unless waived by the Lenders committing to provide Incremental Term Loans the proceeds of which are to be used to finance a Permitted Acquisition, both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:
(a)    the representations and warranties set forth in each Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and
(b)    no Default shall have then occurred and be continuing.
SECTION 5.2.2    Credit Extension Request, etc. Subject to Section 2.3.2, the Administrative Agent shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a

Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by the applicable Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the applicable Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
In order to induce the Secured Parties to enter into this Agreement and to make Credit Extensions hereunder, each Borrower represents and warrants to each Secured Party as set forth in this Article.
SECTION 6.1    Organization, etc. Each Obligor (i) is validly organized and existing and in good standing (to the extent such concept exists in such Obligor’s jurisdiction of organization) under the laws of the state or jurisdiction of its incorporation or organization, (ii) is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect (to the extent applicable) and (iii) has full organizational power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under each Loan Document to which it is a party, and except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, to (a) own and hold under lease its property and (b) to conduct its business substantially as currently conducted by it.
SECTION 6.2    Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Obligor of each Loan Document executed or to be executed by it, each Obligor’s participation in the consummation of all aspects of the Transaction, and the execution, delivery and performance by the Borrowers or (if applicable) any Obligor of the agreements executed and delivered by it in connection with the Transaction are in each case within such Person’s powers, have been duly authorized by all necessary action, and do not
(a)    contravene any (i) Obligor’s Organic Documents, (ii) court decree or order binding on or affecting any Obligor or (iii) law or governmental regulation binding on or affecting any Obligor; or
(b)    result in (i) or require the creation or imposition of, any Lien on any Obligor’s properties (except as permitted by this Agreement) or (ii) a default under any material contractual restriction binding on or affecting any Obligor.
SECTION 6.3    Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person (other than those that have been, or on the Closing Date will be, duly obtained or made and which are, or on the Closing Date will be, in full force and effect) is required for the consummation of the Transaction or the due execution, delivery or performance by any Obligor of any Loan Document to which it is a party, in each case by the parties thereto or the consummation of the Transaction. Neither the Parent Borrower nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 6.4    Validity, etc. Each Obligor has duly executed and delivered (to the extent applicable) each of the Loan Documents to which it is a party, and each Loan Document to which any Obligor is a party constitutes the legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).
SECTION 6.5    Financial Information. The financial statements of the Parent Borrower and its Subsidiaries furnished to the Administrative Agent and each Lender pursuant to Section 5.1.6 (other than forecasts, projections, budgets and forward-looking information) have been prepared in accordance with GAAP consistently applied (except where specifically so noted on such financial statements), and present fairly in all material respects the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. All balance sheets, all statements of income and of cash flow and all other financial information of each of the Parent Borrower and its Subsidiaries furnished pursuant to Section 7.1.1 have been and will for periods following the Closing Date be prepared in accordance with GAAP consistently applied with the financial statements delivered pursuant to Section 5.1.6, and do or will present fairly in all material respects the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. Notwithstanding anything contained herein to the contrary, it is hereby acknowledged and agreed by the Administrative Agent, each Lead Arranger and each Lender that (i) any financial or business projections furnished to the Administrative Agent, any Lead Arranger or any Lender by the Parent Borrower or any of its Subsidiaries under any Loan Document are subject to significant uncertainties and contingencies, which may be beyond the Parent Borrower’s and/or its Subsidiaries’ control, (ii) no assurance is given by any of the Parent Borrower or its Subsidiaries that the results forecast in any such projections will be realized and (iii) the actual results may differ from the forecast results set forth in such projections and such differences may be material.
SECTION 6.6    No Material Adverse Change. There has been no material adverse change in the business, financial condition, operations, performance or assets of the Parent Borrower and its Subsidiaries, taken as a whole, since January 3, 2015.
SECTION 6.7    Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Parent Borrower or any of its Subsidiaries, threatened (in writing) litigation, action, proceeding, labor controversy or investigation:
(a)    affecting the Parent Borrower any of its Subsidiaries or any other Obligor, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect; or
(b)    which purports to affect the legality, validity or enforceability of any Loan Document or the Transaction.
SECTION 6.8    Subsidiaries. The Parent Borrower has no Subsidiaries, except those Subsidiaries which are (a) identified in Item 6.8 of the Disclosure Schedule or (b) permitted to have been organized or acquired in accordance with Sections 7.2.5 or 7.2.10.

SECTION 6.9    Ownership of Properties. The Parent Borrower and each of its Subsidiaries (other than a Receivables Subsidiary) owns (a) in the case of owned real property, good and legal title to, (b) in the case of owned personal property, good and valid title to, and (c) in the case of leased real or personal property, valid and enforceable (subject to bankruptcy, insolvency, reorganization or similar laws) leasehold interests (as the case may be) in, all of its properties and assets, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Permitted Liens.
SECTION 6.10    Taxes. The Parent Borrower and each of its Subsidiaries has filed all material tax returns and reports required by law to have been filed by it and has paid all Taxes thereby shown to be due and owing, except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or except to the extent such failure could not reasonably be expected to result in a Material Adverse Effect.
SECTION 6.11    Pension and Welfare Plans. Except as could not reasonably be expected to result in a Material Adverse Effect, during the twelve-consecutive-month period prior to the Closing Date and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan which has caused or could reasonably be expected to cause Parent Borrower or any Subsidiary to incur any liability, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA with respect to any assets of Parent Borrower or any Subsidiary. Except as could not reasonably be expected to result in a Material Adverse Effect, no condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Parent Borrower of any material liability, fine or penalty.
SECTION 6.12    Environmental Warranties.
(a)    All facilities and property (including underlying groundwater) owned or leased by the Parent Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Parent Borrower and its Subsidiaries in compliance with all Environmental Laws, except for any such noncompliance which could not reasonably be expected to have a Material Adverse Effect;
(b)    there have been no past, and there are no pending or, to the Parent Borrower’s knowledge (after due inquiry), threatened (in writing) (i) claims, complaints, notices or requests for information received by the Parent Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii) complaints, notices or inquiries to the Parent Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law except for claims, complaints, notices, requests for information or inquiries with respect to violations of or potential liability under any Environmental Laws that could not reasonably be expected to have a Material Adverse Effect;
(c)    there have been no Releases of Hazardous Materials at, on or under any property now or previously owned, operated or leased by the Parent Borrower or any of its Subsidiaries that have had, or could reasonably be expected to have, a Material Adverse Effect;
(d)    the Parent Borrower and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters, except for any such non-issuance or any such noncompliance which could not reasonably be expected to have a Material Adverse Effect;
(e)    no property now or, to the Parent Borrower’s knowledge (after due inquiry), previously owned, operated or leased by the Parent Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned, operated property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up, which listing could reasonably be expected to have a Material Adverse Effect;
(f)    there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned, operated or leased by the Parent Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;
(g)    neither the Parent Borrower nor any Subsidiary has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which could reasonably be expected to lead to material claims against the Parent Borrower or such Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA which, if adversely resolved could, in any of the foregoing cases, reasonably be expected to have a Material Adverse Effect;
(h)    there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned, operated or leased by the Parent Borrower or any Subsidiary that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect; and
(i)    no conditions exist at, on or under any property now or, to the knowledge of the Parent Borrower (after due inquiry), previously owned, operated or leased by the Parent Borrower which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law, except for such liability that could not reasonably be expected to have a Material Adverse Effect.
SECTION 6.13    Accuracy of Information. None of the factual information (other than projections, forecasts, budgets and forward-looking information) heretofore or contemporaneously furnished in writing to any Secured Party by or on behalf of any Obligor in connection with any Loan Document or any transaction contemplated hereby (including the Transaction) (taken as a whole) contains any untrue statement of a material fact, or omits to state any material fact necessary to make any such information not materially misleading as of the date such information was furnished; provided, however (i) any financial or business projections furnished to the Administrative Agent, any Lead Arranger or any Lender by the Parent Borrower or any of its Subsidiaries under any Loan Document are subject to significant uncertainties and contingencies, which may be beyond the Parent Borrower’s and/or its Subsidiaries’ control, (ii) no assurance is given by any of the Parent Borrower or its Subsidiaries that the results forecast in any such projections will be realized and (iii) the actual results may differ from the forecast results set forth in such projections and such differences may be material.

SECTION 6.14    Regulations U and X. No Obligor is engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or Regulation X. Terms for which meanings are provided in F.R.S. Board Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.
SECTION 6.15    Compliance with Contracts, Laws, etc. The Parent Borrower and each of its Subsidiaries have performed their obligations under agreements to which the Parent Borrower or a Subsidiary is a party and have complied with all applicable laws, rules, regulations and orders except were the failure to do so could not reasonably be expected to have a Material Adverse Effect.
SECTION 6.16    Anti-Corruption Laws and Sanctions. The Parent Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Parent Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Parent Borrower, its Subsidiaries and their respective officers and employees and, to the knowledge of the Parent Borrower, their respective directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in either Borrower being designated as a Sanctioned Person. None of (a) the Parent Borrower, any Subsidiary or, to the knowledge of the Parent Borrower or such Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of the Parent Borrower, any agent of the Parent Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.
SECTION 6.17    Solvency. The Parent Borrower and its Subsidiaries (taken as a whole), both before and after giving effect to any Credit Extensions, are Solvent.
ARTICLE VII
COVENANTS
SECTION 7.1    Affirmative Covenants. The Parent Borrower agrees with each Lender, each Issuer and each Agent that until the Termination Date has occurred, the Parent Borrower will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.
SECTION 7.1.1    Financial Information, Reports, Notices, etc. The Parent Borrower will furnish each Lender and the Administrative Agent copies of the following financial statements, reports, notices and information:
(a)    within the earlier of (i) 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year and (ii) so long as the Parent Borrower is a public reporting company at such time, such earlier date as the SEC requires the filing of such information (or if the Parent Borrower is required to file such information on a Form 10-Q with the SEC, promptly following such filing), an unaudited consolidated balance sheet of the Parent Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and cash flow of the Parent Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and including (in each case), in comparative form, the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year, certified as complete and correct in all material respects (subject to audit, normal year-end adjustments and the absence of footnote disclosure) by the chief financial officer, chief executive officer, president, treasurer or assistant treasurer of the Parent Borrower;
(b)    within the earlier of (i) 90 days after the end of each Fiscal Year and (ii) so long as the Parent Borrower is a public reporting company at such time, such earlier date as the SEC requires the filing of such information (or if the Parent Borrower is required to file such information on a Form 10-K with the SEC, promptly following such filing), (i) a copy of the consolidated balance sheet of the Parent Borrower and its Subsidiaries, and the related consolidated statements of income and cash flow of the Parent Borrower and its Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by Pricewaterhouse Coopers LLP or such other independent public accountants selected by the Parent Borrower and reasonably acceptable to the Administrative Agent and stating that, in performing the examination necessary to deliver the audited financial statements of the Parent Borrower, no knowledge was obtained of any Event of Default with respect to financial matters and (ii) a consolidated budget (within level of detail comparable to the quarterly financial statements delivered pursuant to clause (a)) for the following Fiscal Year including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such following Fiscal Year;
(c)    promptly following the delivery of the financial information pursuant to clauses (a) and (b) of this Section 7.1.1, a Compliance Certificate, executed by the chief financial officer, chief executive officer, president, treasurer or assistant treasurer of the Parent Borrower, (i) showing compliance with the financial covenants set forth in Section 7.2.4 and stating that no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action that the Parent Borrower or an Obligor has taken or proposes to take with respect thereto), (ii) stating that no Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate (or, if a Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate, a statement that such Subsidiary has complied with Section 7.1.8 if applicable) and (iii) to the extent any Term B Loans are outstanding, in the case of a Compliance Certificate delivered concurrently with the financial information pursuant to clause (b), a calculation of Excess Cash Flow; provided that such Compliance Certificate shall be furnished no later than seven days following, and within the time periods required for, delivery of the financial information pursuant to clauses (a) and (b) of this Section 7.1.1.
(d)    as soon as possible and in any event within three Business Days after the Parent Borrower or any other Obligor obtains knowledge of the occurrence of an Event of Default, a statement of an Authorized Officer on behalf of the Parent Borrower setting forth details of such Event of Default and the action which the Parent Borrower or such Obligor has taken and proposes to take with respect thereto;
(e)    as soon as possible and in any event within three Business Days after the Parent Borrower or any other Obligor obtains knowledge of (i) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in Section 6.7 or (ii)

any other event, change or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect, notice thereof and, to the extent the Administrative Agent requests, copies of all documentation relating thereto, if any;
(f)    promptly upon becoming aware of (i) the institution of any steps by any Person to terminate any Pension Plan, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 303(k) of ERISA, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that any Obligor furnish a bond or other security to the PBGC or such Pension Plan, or (iv) the occurrence of any event with respect to any Pension Plan which could reasonably be expected to result in the incurrence by any Obligor of any material liability, fine or penalty, notice thereof and copies of all documentation relating thereto;
(g)    promptly upon receipt thereof, copies of all final “management letters” submitted to the Parent Borrower or any other Obligor by the independent public accountants referred to in clause (b) in connection with each audit made by such accountants;
(h)    promptly following the mailing or receipt of any notice or report (other than identical reports or notices delivered hereunder) delivered under the terms of any Pro Forma Unsecured Indebtedness Documents or the 2020 Senior Note Documents, copies of such notice or report;
(i)    all PATRIOT Act Disclosures, to the extent reasonably requested by the Administrative Agent or any Lender; and
(j)    such other financial and other information as any Lender or Issuer through the Administrative Agent may from time to time reasonably request (including information and reports in such detail as the Administrative Agent may request with respect to the terms of and information provided pursuant to the Compliance Certificate).
Information required to be delivered pursuant to this Section 7.1.1 shall be deemed to have been delivered to the Administrative Agent on the date on which such information is available on the Internet via the EDGAR system of the SEC. Information required to be delivered pursuant to this Section 7.1.1 may also be delivered by electronic communication pursuant to procedures approved by the Administrative Agent pursuant to Section 9.11.
The Parent Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the Issuers materials and/or information provided by or on behalf of the Parent Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Parent Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Parent Borrower shall be deemed to have authorized the Administrative Agent, the Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be confidential, sensitive and proprietary) with respect to the Parent Borrower or its Affiliates or any of their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.19); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
SECTION 7.1.2    Maintenance of Existence; Material Obligations; Compliance with Contracts, Laws, etc. The Parent Borrower will, and will cause each of its Subsidiaries to, preserve and maintain its legal existence, rights (charter and statutory), franchises, permits, licenses and approvals (in each case, except as otherwise permitted by Section 7.2.10), perform in all respects their obligations, including obligations under agreements to which the Parent Borrower or a Subsidiary is a party, and comply in all respects with all applicable laws, rules, regulations and orders, including the payment (before the same become delinquent), of all obligations, including all Taxes imposed upon the Parent Borrower or its Subsidiaries or upon their property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Parent Borrower or its Subsidiaries, as applicable except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Parent Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Parent Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
SECTION 7.1.3    Maintenance of Properties. Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect the Parent Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its and their respective properties in good repair, working order and condition (ordinary wear and tear, casualty and condemnation excepted), and make necessary repairs, renewals and replacements so that the business carried on by the Parent Borrower and its Subsidiaries may be properly conducted at all times, unless the Parent Borrower or such Subsidiary determines in good faith that the continued maintenance of such property is no longer economically desirable, necessary or useful to the business of the Parent Borrower or any of its Subsidiaries or the Disposition of such property is otherwise permitted by Section 7.2.10 or Section 7.2.11.
SECTION 7.1.4    Insurance. The Parent Borrower will, and will cause each of its Subsidiaries to maintain:
(a)    insurance on its property with financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Parent Borrower and its Subsidiaries; and
(b)    all worker’s compensation, employer’s liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.
Without limiting the foregoing, all insurance policies required pursuant to this Section shall (i) name the Collateral Agent on behalf of the Secured Parties as mortgagee (in the case of property insurance) or additional insured (in the case of liability insurance), as applicable, and provide that no cancellation or modification of the policies will be made without thirty days’ prior written notice to the Collateral Agent and (ii) without duplication, be in addition to any requirements to maintain specific types of insurance contained in the other Loan Documents.
SECTION 7.1.5    Books and Records. The Parent Borrower will, and will cause each of its Subsidiaries to, keep books and records in accordance with GAAP which accurately reflect in all material respects all of its business affairs and transactions and permit each Secured Party or any of their respective representatives, at reasonable times during normal business hours and intervals upon reasonable notice to the Parent Borrower and except after the occurrence and during the continuance of an Event of Default not more frequently than once per Fiscal Year, to visit each Obligor’s offices, to discuss such Obligor’s financial matters with its officers and employees, and its independent public accountants (provided that management of the Parent Borrower shall be notified and allowed to be present at all such meetings and the Parent Borrower hereby authorizes such independent public accountant to discuss each Obligor’s financial matters with each Secured Party or their representatives to the extent legally permissible) and to examine (and photocopy extracts from) any of its books and records. The Parent Borrower shall pay any reasonable fees of such independent public accountant incurred in connection with any Secured Party’s exercise of its rights pursuant to this Section.
SECTION 7.1.6    Environmental Law Covenant. The Parent Borrower will, and will cause each of its Subsidiaries to:
(a)    use and operate all of its and their facilities and properties in compliance with all Environmental Laws, keep all permits, approvals, certificates, licenses and other authorizations required under Environmental Laws in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, in each case except where failure to do so could not reasonably be expected to have a Material Adverse Effect; and
(b)    promptly notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties in respect of, or as to compliance with, Environmental Laws, the subject matter of which could reasonably be expected to have a Material Adverse Effect, and shall promptly resolve any non-compliance with Environmental Laws (except as could not reasonably be expected to have a Material Adverse Effect) and keep its property free of any Lien imposed by any Environmental Law, unless such Lien is a Permitted Lien.
SECTION 7.1.7    Use of Proceeds. The Borrowers will apply the proceeds of the Credit Extensions as follows:
(a)    to finance, in part, the Transaction and to pay the fees, costs and expenses related to the Transaction;
(b)    for working capital and general corporate purposes of the Parent Borrower and its Subsidiaries; ~~and~~
(c)    for issuing Letters of Credit for the account of the Parent Borrower and its Subsidiaries for purposes referred to in clause (b) above~~.~~; and
(d)    in the case of the Australian Borrower, (i) with respect to the Australian Term Loans, to finance, in part Australian Transactions and to pay the fees, costs and expenses related to the Australian Transactions, and for general corporation purposes and (ii) with respect to the Australian Revolving Facility, for working capital and general corporate purposes.
The Borrowers will not request any Borrowing or Letter of Credit, and the Borrowers shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 7.1.8    Future Guarantors, Security, etc. (a) The Parent Borrower will, and will cause each U.S. Subsidiary (other than HBI Playtex Bath LLC, a Delaware limited liability company (“Playtex Bath”), HBI Receivables LLC, a Delaware limited liability company (“HBI Receivables”) and Playtex Marketing Corporation, a Delaware corporation (“Playtex Marketing”)) to, execute any documents, authorize the filing of Filing Statements, execute agreements and instruments, and take all commercially reasonable further action that may be required under applicable law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Permitted Liens and any express limitations on perfection and priority set forth herein and the other Loan Documents) of the Liens created or intended to be created by the Loan Documents. The Parent Borrower will cause any subsequently acquired or organized U.S. Subsidiary (other than Playtex Bath, HBI Receivables and Playtex Marketing) to execute a supplement (in form and substance reasonably satisfactory to the Administrative Agent) to the U.S. Guaranty and each other applicable Loan Document in favor of the Secured Parties. In addition, from time to time, the Parent Borrower will, at its own cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate, it being agreed that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Parent Borrower and its U.S. Subsidiaries (other than Playtex Bath, HBI Receivables and Playtex Marketing) and personal property acquired subsequent to the Closing Date; provided that (a) neither the Parent Borrower nor its U.S. Subsidiaries shall be required to pledge more than 65% of the Voting Securities of any Foreign Subsidiary that is directly owned by any U.S. Obligor, (b) neither the Parent Borrower nor any U.S. Subsidiary shall be required to create or perfect any security interest in any leased real property or any owned real property (including by way of mortgage or otherwise), (c) to the extent the Organic Documents of a Foreign Subsidiary prohibit the creation or perfection of a security interest in the Capital Securities of such Foreign Subsidiary, no U.S. Obligor will be required to create or perfect a security interest in such Capital Securities, (d) the Parent Borrower and its U.S. Subsidiaries will not be required to execute and deliver any foreign pledge agreements with respect to the Capital Securities of any Foreign Subsidiary other than one or more Luxembourg Pledge Agreements with respect to any Lux Subsidiary, and (e) to the extent a Guarantee by a U.S. Subsidiary is prohibited or restricted by contracts existing on the Closing Date (or if a U.S. Subsidiary is acquired after the Closing Date, on the date of such acquisition (but not in contemplation of such acquisition)) or applicable law or would cause adverse tax consequences as reasonably determined by the Parent Borrower, such U.S. Subsidiary will not be required to execute a supplement to the U.S. Guaranty. Such Liens will be created under the Loan Documents in form and substance reasonably satisfactory to the Agents, and the Parent Borrower shall deliver or cause to be delivered to the Agents all such instruments and documents (including legal opinions and lien searches) as the Administrative Agent shall reasonably request to evidence compliance with this Section.

(b)    Lux Borrower will, and will cause each of the Euro Term Loan Subsidiary Guarantors to, execute any documents, authorize filings, execute agreements and instruments, and take all commercially reasonable further action that may be required under applicable law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Permitted Liens and any express limitations on perfection and priority set forth herein and the other Loan Documents) of the Liens created or intended to be created by the Loan Documents. Lux Borrower will cause any of its subsequently acquired or organized Foreign Subsidiaries that are not excluded from the definition of “Euro Term Loan Subsidiary Guarantors” to execute a supplement (in form and substance reasonably satisfactory to the Administrative Agent) to the Euro Term Loan Guaranty and each other applicable Loan Document in favor of the Secured Parties. In addition, from time to time, Lux Borrower will, at its own cost and expense, promptly secure the Euro Term Loan Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate, it being agreed that it is the intent of the parties that the Euro Term Loan Obligations shall be secured by, among other things, substantially all the assets of Lux Borrower and its Lux Subsidiaries and personal property acquired subsequent to the Closing Date; provided that (a) neither the Lux Borrower nor any Lux Subsidiary shall be required to create or perfect any security interest in any leased real property or any owned real property (including by way of mortgage or otherwise), (b) to the extent the Organic Documents of a Foreign Subsidiary prohibit the creation or perfection of a security interest in the Capital Securities of such Foreign Subsidiary, no Euro Term Loan Obligor will be required to create or perfect a security interest in such Capital Securities, (c) Lux Borrower and its Lux Subsidiaries will not be required to execute and deliver any foreign pledge agreement with respect to any Foreign Subsidiary other than one or more Luxembourg Pledge Agreements with respect to any Lux Subsidiary, and (d) to the extent a Guarantee by a Foreign Subsidiary is prohibited or restricted by contracts existing on the Closing Date (or if a Foreign Subsidiary is acquired after the Closing Date, on the date of such acquisition (but not in contemplation of such acquisition)) or applicable law or would cause adverse tax consequences as reasonably determined by Lux Borrower, such Foreign Subsidiary will not be required to execute a supplement to the Euro Term Loan Guaranty. Such Liens will be created under the Loan Documents in form and substance reasonably satisfactory to the Agents, and the Lux Borrower shall deliver or cause to be delivered to the Agents all such instruments and documents (including legal opinions and lien searches) as the Administrative Agent shall reasonably request to evidence compliance with this Section.
(c)    Subject to the time periods required for delivery set forth in the Australian Syndicated Facility Agreement, Australian Borrower will, and will cause each of the Australian Subsidiary Guarantors to, execute any documents, authorize filings, execute agreements and instruments, and take all commercially reasonable further action that may be required under applicable law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Permitted Liens and any express limitations on perfection and priority set forth herein and the other Loan Documents) of the Liens created or intended to be created by the Loan Documents. Australian Borrower will cause any of its subsequently acquired or organized Foreign Subsidiaries that are not excluded from the definition of “Australian Subsidiary” to execute a supplement (in form and substance reasonably satisfactory to the Administrative Agent) to the Australian Guaranty and each other applicable Loan Document in favor of the Secured Parties. In addition, from time to time, Australian

Borrower will, at its own cost and expense, promptly secure the Australian Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate, it being agreed that it is the intent of the parties that the Australian Obligations shall be secured by, among other things, substantially all the assets of Australian Borrower and the Australian Subsidiaries that are organized under the laws of Australia or New Zealand and personal property acquired subsequent to the Australian Facilities Effective Date; provided that (a) neither the Australian Borrower nor any Australian Subsidiary shall be required to create or perfect any security interest in any leased real property or any owned real property (including by way of mortgage or otherwise), (b) to the extent the Organic Documents of a Foreign Subsidiary prohibit the creation or perfection of a security interest in the Capital Securities of such Australian Subsidiary, no Australian Obligor will be required to create or perfect a security interest in such Capital Securities, (c) Australian Borrower and its Australian Subsidiaries will not be required to execute and deliver any foreign pledge agreement with respect to any Foreign Subsidiary other than one or more general security deeds with respect to any Australian Subsidiary organized under the laws of Australia or New Zealand, (d) to the extent a Guarantee by a Foreign Subsidiary is prohibited or restricted by contracts existing on the Australian Facilities Effective Date (or if a Foreign Subsidiary is acquired after the Australian Facilities Effective Date, on the date of such acquisition (but not in contemplation of such acquisition)) or applicable law or would cause adverse tax consequences as reasonably determined by Australian Borrower, such Foreign Subsidiary will not be required to execute a supplement to the Australian Guaranty and (e) only the Australian Borrower and the Australian Subsidiaries organized under the laws of Australia or New Zealand shall be required to grant any Lien in favor of the Collateral Agent pursuant to this Section 7.1.8(c). Such Liens will be created under the Loan Documents in form and substance reasonably satisfactory to the Agents, and the Australian Borrower shall deliver or cause to be delivered to the Agents all such instruments and documents (including legal opinions and lien searches) as the Administrative Agent shall reasonably request to evidence compliance with this Section.
SECTION 7.1.9    Rate Protection Agreements. [Reserved].
SECTION 7.1.10    Maintenance of Ratings. The Parent Borrower will use its commercially reasonable efforts to cause (a) a senior secured credit rating with respect to the Loans from each of S&P and Moody’s and (b) a corporate credit rating and corporate family rating from S&P and Moody’s respectively, to be available at all times until the Stated Maturity Date for the New Term B Loans.
SECTION 7.2    Negative Covenants. The Parent Borrower covenants and agrees with each Lender, each Issuer and each Agent that until the Termination Date has occurred, the Parent Borrower will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.
SECTION 7.2.1    Business Activities; Fiscal Year. The Parent Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity except those business activities engaged in on the Closing Date and activities reasonably related, supportive, complementary, ancillary or incidental thereto or reasonable extensions thereof (each, a “Permitted Business”). The Parent Borrower will not change the ending dates with respect to its Fiscal Year; provided that the Parent Borrower may change the ending date of its Fiscal Year to December 31 upon notice to the Administrative Agent at least one Fiscal Quarter in advance of such change.

SECTION 7.2.2    Indebtedness. The Parent Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, other than:
(a)    Indebtedness in respect of the Obligations;
(b)    unsecured Indebtedness of the Obligors under the 2020 Senior Note Documents in an aggregate principal amount not to exceed $1,000,000,000;
(c)    Indebtedness existing as of the Closing Date which is identified in Item 7.2.2(c) of the Disclosure Schedule, and refinancings, refundings, reallocations, renewals or extensions of such Indebtedness in a principal amount not in excess of that which is outstanding on the Closing Date (as such amount has been reduced following the Closing Date);
(d)    unsecured Indebtedness (i) incurred in the ordinary course of business of the Parent Borrower and its Subsidiaries (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the Parent Borrower or such Subsidiary) and (ii) in respect of performance, surety or appeal bonds provided in the ordinary course of business, but excluding (in each case), Indebtedness incurred through the borrowing of money or Contingent Liabilities of borrowed money;
(e)    Indebtedness (i) in respect of industrial revenue bonds or other similar governmental or municipal bonds, (ii) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of equipment of the Parent Borrower and its Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of the Parent Borrower and its Subsidiaries (provided that, such Indebtedness is incurred within 270 days of the acquisition of such property) and (iii) in respect of Capitalized Lease Liabilities; provided that, the aggregate amount of all Indebtedness outstanding pursuant to this clause shall not at any time exceed the greater of (i) $150,000,000 and (ii) 4.0% of Total Tangible Assets;
(f)    Indebtedness of an Obligor owing to any other Obligor;
(g)    unsecured Indebtedness of an Obligor owing to a Subsidiary that is not a Subsidiary Guarantor; provided that, in each case, all such Indebtedness of any Obligor owed to a Subsidiary that is not a Subsidiary Guarantor shall be subordinated to the Obligations of such Obligor on customary terms.
(h)    Indebtedness of a Foreign Subsidiary to the Parent Borrower or any other Obligor in an aggregate amount (when aggregated with the amount of Investments made by the Parent Borrower and the Subsidiary Guarantors in Foreign Subsidiaries under clause (k) of Section 7.2.5) not to exceed the greater of (i) $400,000,000 and (ii) the sum of (A) 10.0% of Total Tangible Assets plus (B) the Available Amount, determined as of the date of incurrence of such Indebtedness;
(i)    Indebtedness of a Person existing at the time such Person became a Subsidiary of the Parent Borrower, but only if such Indebtedness was not created or incurred in contemplation of such Person becoming a Subsidiary and the aggregate amount of all Indebtedness incurred pursuant to this clause does not exceed the greater of (i) $250,000,000 and (ii) 6.50% of Total Tangible Assets;
(j)    Indebtedness incurred pursuant to a Permitted Securitization and Standard Securitization Undertakings and Permitted Factoring Facilities;
(k)    unsecured Indebtedness of the Parent Borrower and its Subsidiaries incurred to refinance any other Indebtedness permitted to be incurred under clauses (a), (b), (e), (i), (j) and (n) of this Section 7.2.2;
(l)    Indebtedness in respect of Hedging Obligations entered into in the ordinary course of business and not for speculative purposes;
(m)    Indebtedness of any Foreign Subsidiary owing to any other Foreign Subsidiary;
(n)    Indebtedness (whether unsecured or secured by Liens) of Foreign Subsidiaries in an aggregate outstanding principal amount not to exceed the greater of (i) $500,000,000 and (ii) 15% of Total Tangible Assets at any one time outstanding and Contingent Liabilities of any Obligor in respect thereof; provided that Foreign Subsidiaries shall be permitted to incur an additional amount of Indebtedness over the term of this Agreement not to exceed the greater of (i) $75,000,000 and (ii) 2% of Total Tangible Assets to the extent such Indebtedness is incurred in connection with a Permitted Acquisition;
(o)    Indebtedness incurred in the ordinary course of business in connection with cash pooling arrangements, cash management and other Indebtedness incurred in the ordinary course of business in respect of netting services, overdraft protections and similar arrangements in each case in connection with cash management and deposit accounts;
(p)    Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;
(q)    unsecured Indebtedness of the Parent Borrower and its Subsidiaries representing the obligation of such Person to make payments with respect to the cancellation or repurchase of Capital Securities of officers, employees or directors (or their estates) of the Parent Borrower or such Subsidiaries;
(r)    other Indebtedness of the Parent Borrower and its Subsidiaries (other than Indebtedness of Foreign Subsidiaries owing to the Parent Borrower or Subsidiary Guarantors or of a Receivables Subsidiary) in an aggregate amount at any time outstanding not to exceed the greater of (i) $150,000,000 and (ii) 4.0% of Total Tangible Assets; and
(s)    unsecured Indebtedness of the Parent Borrower and its Subsidiaries so long as (i) the Parent Borrower shall be in compliance with Section 7.2.4 for the Measurement Period after giving pro forma effect thereto as if such Indebtedness had been incurred on the last day of such Measurement Period and (ii) such Indebtedness matures after the Revolving Loan Termination Date (such Indebtedness permitted by this clause (s), “Pro Forma Unsecured Indebtedness”);
provided that, no Indebtedness otherwise permitted by clauses (c), (e), (i), (k)(i), (r) or (s) shall be assumed, created or otherwise incurred if an Event of Default has occurred and is then continuing.

SECTION 7.2.3    Liens. The Parent Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of its property (including Capital Securities of any Person), revenues or assets, whether now owned or hereafter acquired, except the following (collectively “Permitted Liens”):
(a)    Liens securing payment of the Obligations;
(b)    Liens in connection with a Permitted Securitization or a Permitted Factoring Facility;
(c)    Liens existing as of the Closing Date and disclosed in Item 7.2.3(c) of the Disclosure Schedule securing Indebtedness described in clause (c) of Section 7.2.2, and refinancings, refundings, reallocations, renewals or extensions of such Indebtedness; provided that, no such Lien shall encumber any additional property (except for accessions to such property and the products and proceeds thereof) and the amount of Indebtedness secured by such Lien is not increased from that existing on the Closing Date;
(d)    Liens securing Indebtedness of the type permitted under clause (e) of Section 7.2.2; provided that, (i) such Lien is granted within 270 days after such Indebtedness is incurred, (ii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of the applicable property, improvements or equipment at the time of such acquisition (or construction) and (iii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such clause;
(e)    Liens securing Indebtedness permitted by clause (i) of Section 7.2.2; provided that, such Liens existed prior to such Person becoming a Subsidiary, were not created in anticipation thereof and attach only to specific assets of such Person;
(f)    Liens in favor of carriers, warehousemen, mechanics, repairmen, materialmen, customs and revenue authorities and landlords and other similar statutory Liens and Liens in favor of suppliers (including sellers of goods pursuant to customary reservations or retention of title, in each case) granted in the ordinary course of business for amounts not overdue for a period of more than 60 days or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;
(g)    (i) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases, trade contracts or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds, performance and completion guarantees and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business and (ii) obligations in respect of letters of credit or bank guarantees that have been posted to support payment of the items set forth in the immediately preceding clause (i);
(h)    judgment Liens that are being appealed in good faith or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under Section 8.1.6;
(i)    easements, rights-of-way, covenants, conditions, building codes, restrictions, reservations, minor defects or irregularities in title and other similar encumbrances and matters that would be disavowed by a full survey of real property not interfering in any material respect with the value or use of the affected or encumbered real property to which such Lien is attached;
(j)    Liens securing Indebtedness permitted by clauses (h), (n) or (o) of Section 7.2.2 or clause (k) of Section 7.2.5;
(k)    Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution and Liens attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business;
(l)    (i) licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of the Parent Borrower or any of its Subsidiaries, (ii) other agreements with respect to the use and occupancy of real property entered into in the ordinary course of business or in connection with a Disposition permitted under the Loan Documents or (iii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by Parent Borrower or any of its Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;
(m)    Liens on the property of the Parent Borrower or any of its Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, licenses and statutory obligations, (ii) Contingent Obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business;
(n)    Liens on Receivables transferred to a Receivables Subsidiary under a Permitted Securitization or to a Subsidiary who is party to a Permitted Factoring Facility under a Permitted Factoring Facility;
(o)    Liens upon specific items or inventory or other goods and proceeds of the Parent Borrower or any of its Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or documentary letters of credit issued or created for the account of such Person to facilitate the shipment or storage of such inventory or other goods;
(p)    Liens (i) (A) on advances of cash or Cash Equivalent Investments in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.2.5 to be applied against the purchase price for such Investment and (B) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.2.11, in each case under this clause (i), solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien and (ii) on earnest money deposits of cash or Cash Equivalent Investments made by the Parent Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(q)    Liens arising from precautionary Uniform Commercial Code financing statement filings (or similar filings under other applicable Law) regarding leases entered into by the Parent Borrower or any of its Subsidiaries in the ordinary course of business;
(r)    Liens (i) arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods (including under Article 2 of the UCC) and Liens that are contractual rights of set-off relating to purchase orders and other similar agreements entered into by the Parent Borrower or any of its Subsidiaries and (ii) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness and (iii) relating to pooled deposit or sweep accounts of the Parent Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations in each case in the ordinary course of business and not prohibited by this Agreement;
(s)    other Liens securing Indebtedness or other obligations permitted under this Agreement and outstanding in an aggregate principal amount not to exceed the greater of (i) $100,000,000 and (ii) 3% of Total Tangible Assets;
(t)    ground leases in respect of real property on which facilities owned or leased by the Parent Borrower or any of its Subsidiaries are located or any Liens senior to any lease, sub-lease or other agreement under which the Parent Borrower or any of its Subsidiaries uses or occupies any real property;
(u)    Liens constituting security given to a public or private utility or any Governmental Authority as required in the ordinary course of business;
(v)    pledges or deposits of cash and Cash Equivalent Investments securing deductibles, self-insurance, co-payment, co-insurance, retentions and similar obligations to providers of insurance in the ordinary course of business;
(w)    Liens on (A) incurred premiums, dividends and rebates which may become payable under insurance policies and loss payments which reduce the incurred premiums on such insurance policies and (B) rights which may arise under State insurance guarantee funds relating to any such insurance policy, in each case securing Indebtedness permitted to be incurred pursuant to clause (p) of Section 7.2.2;
(x)    Liens for Taxes not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;
(y)    Liens in respect of Hedging Obligations; and
(z)    non-exclusive licenses of intellectual property rights in the ordinary course of business.
SECTION 7.2.4    Financial Condition and Operations. The Parent Borrower will not permit any of the events set forth below to occur.
(i)    The Parent Borrower will not permit the Leverage Ratio as of the last day of any Fiscal Quarter to be greater than 4.00:1.00; provided that, following a

Permitted Acquisition in which the consideration was at least $200,000,000, such maximum Leverage Ratio covenant in effect shall be increased to 4.50:1.00 for each fiscal quarter ending in the succeeding 12-month period following such Permitted Acquisition.
(ii)    The Parent Borrower will not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter to be less than 3.00:1.00.
SECTION 7.2.5    Investments. The Parent Borrower will not, and will not permit any of its Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person, except:
(a)    Investments existing on the Closing Date and identified in Item 7.2.5(a) of the Disclosure Schedule, and any amendment, modification, restatement, extension, renewal, refunding, replacement or refinancing, in whole or in part thereof, provided that the principal amount of any Investment following any such amendment, modification, restatement, extension, renewal, refunding, replacement or refinancing pursuant to this Section 7.2.5(a) shall not exceed the principal amount of such Investment on the date hereof;
(b)    Cash Equivalent Investments;
(c)    Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
(d)    Investments consisting of any deferred portion (including promissory notes and non-cash consideration) of the sales price received by the Parent Borrower or any Subsidiary in connection with any Disposition permitted under Section 7.2.11;
(e)    Investments (i) by way of contributions to capital or purchases of Capital Securities by an Obligor in any other Obligor and (ii) permitted by Section 7.2.2(f);
(f)    Investments constituting (i) accounts receivable arising or acquired, (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;
(g)    Investments by way of the acquisition of Capital Securities or the purchase or other acquisition of all or substantially all of the assets or business of any Person, or of assets constituting a business unit, or line of business or division of, such Person, in each case constituting Permitted Acquisitions; provided that if such Person is not incorporated or organized under the laws of the United States, the amount expended in such transaction, when aggregated with the amount expended under clause (b) of Section 7.2.10, shall not exceed the amount set forth in clause (b) of Section 7.2.10 during the term of this Agreement;
(h)    Investments in a Receivables Subsidiary or a Subsidiary who is party to a Permitted Factoring Facility or any Investment by a Receivables Subsidiary or a Subsidiary who is party to a Permitted Factoring Facility in any other Person under a Permitted Securitization or a Permitted Factoring Facility; provided that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables and related assets or any equity interests;

(i)    Investments constituting loans or advances to officers, directors or employees made in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount not to exceed $10,000,000;
(j)    Investments by any Subsidiary that is not a Subsidiary Guarantor in the Parent Borrower or any other Subsidiary; provided that any intercompany loan made by any Subsidiary that is not a Subsidiary Guarantor to an Obligor shall meet the requirements of clause (g) of Section 7.2.2;
(k)    Investments in Foreign Subsidiaries in an aggregate amount not to exceed over the term of this Agreement (when aggregated with the amount of Indebtedness incurred by Foreign Subsidiaries under clause (h) of Section 7.2.2) the greater of (i) $400,000,000 and (ii) the sum of (A) 10.0% of Total Tangible Assets plus (B) the Available Amount, determined as of the date of such Investment;
(l)    Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit, (ii) customary arrangements with customers or (iii) Hedging Obligations not for speculative purposes;
(m)    advances of payroll payments to employees in the ordinary course of business;
(n)    Investments in any Person engaged in one or more Permitted Businesses and supporting ongoing business operations of the Parent Borrower or its Subsidiaries (including without limitation Persons that are not Subsidiaries of the Parent Borrower) in an aggregate amount not to exceed the greater of (i) $75,000,000 and (ii) 2.0% of Total Tangible Assets over the term of this Agreement;
(o)    other Investments in an amount not to exceed over the term of this Agreement the greater of (i) $150,000,000 and (ii) the sum of (A) 4.0% of Total Tangible Assets plus (B) the Available Amount, determined as of the date of such Investment; and
(p)    Investments incurred in the ordinary course of business in connection with cash pooling arrangements, cash management and other Investments incurred in the ordinary course of business in respect of netting services, overdraft protections and similar arrangement in each case in connection with cash management;
provided that (I) any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and (II) no Investment otherwise permitted by clauses (e) (to the extent such Investment relates to an Investment in a Foreign Subsidiary), (g) or (n) shall be permitted to be made if any Event of Default has occurred and is continuing.
SECTION 7.2.6    Restricted Payments, etc. The Parent Borrower will not, and will not permit any of its Subsidiaries (other than a Receivables Subsidiary) to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than (a) Restricted Payments made by Subsidiaries to the Parent Borrower or wholly owned Subsidiaries, (b) cashless exercises of stock options, (c) cash payments by Parent Borrower in lieu of the issuance of fractional shares upon exercise or conversion of Equity Equivalents, (d) Restricted Payments in connection with the share repurchases required by the employee stock ownership programs or required under employee agreements, (e) so long as no Specified Default has occurred and is continuing or would result therefrom, and both before and after giving effect to such Restricted Payment as if such Restricted Payment had been made on the last day of the Measurement Period, the Parent Borrower is in compliance with Section 7.2.4 for such Measurement Period, Restricted Payments not otherwise permitted by this Section 7.2.6 in an aggregate amount not to exceed the Available Amount and (f) so long as no Specified Default has occurred and is continuing or would result therefrom, Restricted Payments not otherwise permitted by this Section 7.2.6 to the extent that, both before and after giving effect to such Restricted Payment as if such Restricted Payment had been made on the last day of the Measurement Period, the Leverage Ratio for such Measurement Period would not exceed 3.75:1.00.
SECTION 7.2.7    [Reserved]
SECTION 7.2.8    Payments With Respect to Certain Indebtedness. The Parent Borrower will not, and will not permit any of its Subsidiaries to,
(a)    make any payment or prepayment of principal of, or premium or interest on, any Indebtedness incurred under Pro Forma Unsecured Indebtedness Documents or the 2020 Senior Note Documents (including, in each case, any redemption or retirement thereof) (i) other than on (or after) the stated, scheduled date for payment of interest set forth in the applicable Pro Forma Unsecured Indebtedness Documents or 2020 Senior Note Documents, respectively, or (ii) which would violate the terms of this Agreement, the applicable Pro Forma Unsecured Indebtedness Documents or 2020 Senior Note Documents; provided, however, that, so long as no Specified Default has occurred and is continuing or would result therefrom, the Parent Borrower may (1) if, both before and after giving effect to such payment or prepayment as if such payment or prepayment had been made on the last day of the Measurement Period, the Parent Borrower is in compliance with Section 7.2.4 for such Measurement Period, pay or prepay Indebtedness incurred under any Pro Forma Unsecured Indebtedness Documents or the 2020 Senior Note Documents (A) with the proceeds of Pro Forma Unsecured Indebtedness, without limitation, or (B) in an aggregate amount not to exceed the Available Amount, and (2) if, both before and after giving effect to such payment or prepayment as if such payment or prepayment had been made on the last day of the Measurement Period, the Leverage Ratio for such Measurement Period would not exceed 3.75:1.00, pay or prepay Indebtedness incurred under any Pro Forma Unsecured Indebtedness Documents or the 2020 Senior Note Documents without limitation;
(b)    except as otherwise permitted by clause (a) above, prior to the Termination Date, redeem, retire, purchase, defease or otherwise acquire any Indebtedness under any Pro Forma Unsecured Indebtedness Documents or the 2020 Senior Note Documents (other than (i) with proceeds from the issuance of the Parent Borrower’s Capital Securities or (ii) with the proceeds of Pro Forma Unsecured Indebtedness, in each case, permitted to be used to redeem Pro Forma Unsecured Indebtedness or 2020 Senior Notes in accordance with the terms of the applicable Pro Forma Unsecured Indebtedness Documents or the 2020 Senior Note Documents, respectively);
(c)    make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes; or
(d)    make any payment or prepayment of principal of, or premium or interest on, any Indebtedness (other than intercompany Indebtedness) that is by its express written terms subordinated to the payment of the Obligations at any time when an Event of Default has occurred and is continuing.

SECTION 7.2.9    Issuance of Capital Securities. The Parent Borrower will not permit any of its Subsidiaries (other than a Receivables Subsidiary and any Foreign Subsidiary) to issue any Capital Securities (whether for value or otherwise) to any Person other than to the Parent Borrower or another wholly owned Subsidiary (other than any director’s qualifying shares or investments by foreign nationals mandated by applicable laws).
SECTION 7.2.10    Consolidation, Merger; Permitted Acquisitions, etc. The Parent Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or any division or line of business thereof), except
(a)    any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Parent Borrower or any other Subsidiary (provided that a Subsidiary Guarantor may only (i) liquidate or dissolve into, or merge with and into, the Parent Borrower or another Subsidiary Guarantor or (ii) liquidate or dissolve into, or merge with and into a Subsidiary that is not a Subsidiary Guarantor to the extent such disposition of assets is otherwise permitted by Section 7.2.11), and the assets or Capital Securities of any Subsidiary may be purchased or otherwise acquired by the Parent Borrower or any other Subsidiary (provided that the assets or Capital Securities of any Subsidiary Guarantor may only (i) be purchased or otherwise acquired by the Parent Borrower or another Subsidiary Guarantor or (ii) be purchased or otherwise acquired by a Subsidiary that is not a Subsidiary Guarantor to the extent such disposition is otherwise permitted by Section 7.2.11); provided, further, that in no event shall any Subsidiary consolidate with or merge with and into any other Subsidiary (other than a merger that is otherwise permitted by Section 7.2.11) unless after giving effect thereto, the Collateral Agent shall have a perfected pledge of, and security interest in and to, at least the same percentage of the issued and outstanding interests of Capital Securities (on a fully diluted basis) and other assets of the surviving Person as the Collateral Agent had immediately prior to such merger or consolidation in form and substance reasonably satisfactory to the Agents, pursuant to such documentation and opinions as shall be necessary in the opinion of the Agents to create, perfect or maintain the collateral position of the Secured Parties therein; and
(b)    so long as no Event of Default has occurred and is continuing or would occur after giving effect thereto, the Parent Borrower or any of its Subsidiaries may purchase the Capital Securities of any Person, all or substantially all of the assets of any Person (or any division or line of business thereof), or acquire such Person by merger, in each case, if such purchase or acquisition constitutes a Permitted Acquisition; provided that, if such Person is not incorporated or organized under the laws of the United States, the cash amount expended in connection with such transaction, when aggregated with the cash amount expended under clause (g) of Section 7.2.5, shall not exceed $500,000,000 in the aggregate during the term of this Agreement plus the Available Amount; provided, further, that any Capital Securities of the Parent Borrower issued to the seller in connection with any Permitted Acquisition shall not result in a deduction of amounts available to consummate Permitted Acquisitions hereunder; provided, further, that the PacBrands Acquisition and Champion Europe Acquisition shall not reduce the maximum amount for acquisitions of Persons not incorporated or organized under the laws of the United States in this Section 7.2.10(b).
SECTION 7.2.11    Permitted Dispositions. The Parent Borrower will not, and will not permit any of its Subsidiaries to, Dispose of any of the Parent Borrower’s or such Subsidiaries’ assets (including accounts receivable and Capital Securities of Subsidiaries) to any Person in one transaction or series of transactions unless such Disposition is:
(a)    inventory or obsolete, no longer used or useful, damaged, worn out or surplus property Disposed of in the ordinary course of its business (including, the abandonment of intellectual property which is obsolete, no longer used or useful or that in the Parent Borrower’s good faith judgment is no longer material in the conduct of the Parent Borrower and is Subsidiaries’ business taken as a whole):
(b)    permitted by Section 7.2.10;
(c)    accounts receivable or any related asset Disposed of pursuant to a Permitted Securitization or a Permitted Factoring Facility;
(d)    of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;
(e)    of property by the Parent Borrower or any Subsidiary; provided that if the transferor of such property is an Obligor (i) the transferee must be an Obligor or (ii) to the extent such transaction constitutes an Investment such transaction is permitted under Section 7.2.5;
(f)    of cash or Cash Equivalent Investments;
(g)    of accounts receivable in connection with compromise, write down or collection thereof in the ordinary course of business;
(h)    constituting leases, subleases, licenses or sublicenses of property (including intellectual property) in the ordinary course of business and which do not materially interfere with the business of the Parent Borrower and its Subsidiaries;
(i)     constituting a transfer of property subject to a Casualty Event (i) upon receipt of Net Casualty Proceeds of such Casualty Event or (ii) to a Governmental Authority as a result of condemnation;
(j)    sales of a non-core assets acquired in connection with a Permitted Acquisition which are not used or useful or are duplicative in the business of the Parent Borrower or its Subsidiaries;
(k)    a grant of options to purchase, lease or acquire real or personal property in the ordinary course of business, so long as the Disposition resulting from the exercise of such option would otherwise be permitted under this Section 7.2.11;
(l)    Dispositions of Investments in Foreign Subsidiaries, to the extent required by, or made pursuant to buy/sell arrangements between, Foreign Subsidiaries;
(m)    Dispositions of the property described on Item 7.2.11(m) of the Disclosure Schedule;

(n)    Dispositions of assets not otherwise permitted pursuant to this Section 7.2.11 so long as (i) each such Disposition is for fair market value and the consideration received consists of no less than 75% in cash and Cash Equivalent Investments; provided, that any Designated Non-Cash Consideration received, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (i) that is at that time outstanding, not in excess of $25,000,000 at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash, (ii) the ratio of Total Senior Secured Debt on such day to Total Tangible Assets as of such day would not exceed 0.50:1.00 after giving pro forma effect thereto and (iii) the Net Disposition Proceeds from such Disposition are applied pursuant to Sections 3.1.1 and 3.1.2; and
(o)    other Dispositions in an aggregate principal amount not to exceed the greater of (i) $25,000,000 and (ii) 0.75% Total Tangible Assets.
SECTION 7.2.12     Modification of Certain Agreements. The Parent Borrower will not, and will not permit any of its Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in, the Organic Documents of the Parent Borrower or any of its Subsidiaries (other than a Receivables Subsidiary) other than any amendment, supplement, waiver or modification which would not be materially adverse to the Secured Parties.
SECTION 7.2.13    Transactions with Affiliates. The Parent Borrower will not, and will not permit any of its Subsidiaries to, enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any of its other Affiliates, unless such arrangement, transaction or contract is on fair and reasonable terms not materially less favorable to the Parent Borrower or such Subsidiary than it could obtain in an arm’s-length transaction with a Person that is not an Affiliate other than arrangements, transactions or contracts (a) between or among the Parent Borrower and any Subsidiaries, (b) in connection with the cash management of the Parent Borrower and its Subsidiaries in the ordinary course of business or (c) in connection with a Permitted Securitization including Standard Securitization Undertakings or a Permitted Factoring Facility.
SECTION 7.2.14    Restrictive Agreements, etc. The Parent Borrower will not, and will not permit any of its Subsidiaries (other than a Receivables Subsidiary or a Subsidiary who is party to a Permitted Factoring Facility) to, enter into any agreement prohibiting
(a)    the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired;
(b)    the ability of any Obligor to amend or otherwise modify any Loan Document; or
(c)    the ability of any Subsidiary (other than a Receivables Subsidiary) to make any payments, directly or indirectly, to the Parent Borrower, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments (it being understood that (i) the priority of any preferred stock in receiving dividends or liquidating distributions prior to the dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Securities and (ii) the subordination of advances or loans made to the Parent Borrower or any Subsidiary to other Indebtedness incurred by the Parent

Borrower or any Subsidiary shall not be deemed a restriction on the ability to make advances or repay loans).
The foregoing prohibitions shall not apply to restrictions contained (i) in any Loan Document, (ii) in the cases of clause (a) and (c), in any Pro Forma Unsecured Indebtedness Document or 2020 Senior Note Document, (iii) in the case of clause (a), any agreement governing any Indebtedness permitted by clause (n) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness, (iv) in the case of clauses (a) and (c), any agreement of a Foreign Subsidiary governing the Indebtedness permitted to be incurred or permitted to exist hereunder, (v) with respect to any Receivables Subsidiary or other Subsidiary who is party to a Permitted Factoring Facility, in the case of clauses (a) and (c), the documentation governing any Securitization or Permitted Factoring Facility permitted hereunder, (vi) solely with respect to clause (a), any arrangement or agreement arising in connection with a Disposition permitted under this Agreement (but then only with respect to the assets being so Disposed), (vii) solely with respect to clause (a) and (c), are already binding on a Subsidiary when it is acquired and (viii) solely with respect to clause (a), customary restrictions in leases, subleases, licenses and sublicenses.
SECTION 7.2.15    Sale and Leaseback. The Parent Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person, except for agreements and arrangements with respect to property (a) the fair market value (as determined in good faith by the chief financial officer of the Parent Borrower) of which does not exceed the greater of (x) $150,000,000 and 4.0% Total Tangible Assets in the aggregate following the Closing Date or (b) the term of which is less than one year; provided that, in each case, the Net Disposition Proceeds of such agreements and arrangements are applied pursuant to Sections 3.1.1 and 3.1.2.
ARTICLE VIII
EVENTS OF DEFAULT
SECTION 8.1    Listing of Events of Default. Each of the following events or occurrences described in this Article shall constitute an “Event of Default”.
SECTION 8.1.1     Non-Payment of Obligations. A Borrower shall default in the payment or prepayment when due of
(a)    any principal of any Loan, or any Reimbursement Obligation or any deposit of cash for collateral purposes pursuant to Section 2.6.4;
(b)    any interest on any Loan or any fee described in Article III, and such default shall continue unremedied for a period of three days after such interest or fee was due; or
(c)    any other monetary Obligation, and such default shall continue unremedied for a period of 10 Business Days after such amount was due.
SECTION 8.1.2    Breach of Warranty. Any representation or warranty of any Obligor made or deemed to be made in any Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect in any material respect when made or deemed to have been made.

SECTION 8.1.3    Non-Performance of Certain Covenants and Obligations. The Parent Borrower shall default in the due performance or observance of any of its obligations under Section 7.1.1, Section 7.1.7, Section 7.1.11 or Section 7.2.
SECTION 8.1.4    Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained in any Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after the earlier to occur of (a) notice thereof given to the Parent Borrower by any Agent or any Lender or (b) the date on which any Obligor has knowledge of such default.
SECTION 8.1.5    Default on Other Indebtedness. A default shall occur in the payment of any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Parent Borrower or any of its Subsidiaries (other than a Receivables Subsidiary or a Subsidiary who is party to a Permitted Factoring Facility) or any other Obligor having a principal or stated amount, individually or in the aggregate, in excess of $75,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity.
SECTION 8.1.6    Judgments. Any (a) judgment or order for the payment of money individually or in the aggregate in excess of $75,000,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) or an indemnity by any other third party Person and as to which the insurer or such Person has acknowledged its responsibility to cover such judgment or order not denied in writing) shall be rendered against the Parent Borrower or any of its Subsidiaries (other than a Receivables Subsidiary) and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 45 days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (b) non-monetary judgment or order that has had, or could reasonably be expected to have, a Material Adverse Effect.
SECTION 8.1.7    Pension Plans. Any of the following events shall occur with respect to any Pension Plan
(a)    the institution of any steps by the Parent Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Parent Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in an amount that would reasonably be expected to have a Material Adverse Effect; or
(b)    a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA that would reasonably be expected to have a Material Adverse Effect.
SECTION 8.1.8    Change in Control. Any Change in Control shall occur.
SECTION 8.1.9    Bankruptcy, Insolvency, etc. The Parent Borrower, any of its Subsidiaries (other than a Receivables Subsidiary or an Immaterial Subsidiary) or any other Obligor shall

(a)    become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;
(b)    apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;
(c)    in the absence of such application, consent or acquiescence in or permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged, stayed, vacated or bonded pending appeal within 60 days; provided that, the Parent Borrower, each Subsidiary and each other Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any relevant proceeding during such 60‑day period to preserve, protect and defend their rights under the Loan Documents;
(d)    permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by the Parent Borrower, any Subsidiary or any Obligor, such case or proceeding shall be consented to or acquiesced in by the Parent Borrower, such Subsidiary or such Obligor, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days undismissed, undischarged, unstayed or unbonded pending appeal; provided that, the Parent Borrower, each Subsidiary and each Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any such case or proceeding during such 60‑day period to preserve, protect and defend their rights under the Loan Documents; or
(e)    take any action authorizing, or in furtherance of, any of the foregoing.
SECTION 8.1.10    Impairment of Security, etc. Any Loan Document or any Lien granted thereunder (effecting a material portion of the Collateral, taken as a whole) shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto (other than pursuant to a failure of the Administrative Agent, any collateral agent appointed by the Administrative Agent or the Lenders to take any action within the sole control of such Person); any Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien or any Obligor shall so assert (other than, in each case, pursuant to a failure of the Administrative Agent, any collateral agent appointed by the Administrative Agent or the Lenders to take any action within the sole control of such Person).
SECTION 8.2    Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to a Borrower shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations) shall automatically be and become immediately due and payable, without notice or demand to any Person and each Obligor shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings.
SECTION 8.3    Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to a Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Parent Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and the Parent Borrower shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings.
ARTICLE IX
THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT; THE LEAD ARRANGERS, THE CO-SYNDICATION AGENTS AND THE CO-DOCUMENTATION AGENTS
SECTION 9.1    Actions. Each Lender hereby appoints JPMorgan as its Administrative Agent and as its Collateral Agent, under and for purposes of each Loan Document. Each Lender authorizes each Agent to act on behalf of such Lender under each Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by such Agent (with respect to which each Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel in order to avoid contravention of applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof, together with such powers as may be incidental thereto (including the release of Liens on assets Disposed of in accordance with the terms of the Loan Documents). Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each Agent, pro rata according to such Lender’s proportionate Total Exposure Amount, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, such Agent in any way relating to or arising out of any Loan Document (including reasonable attorneys’ fees and expenses), and as to which such Agent is not reimbursed by the Parent Borrower (and without limiting its obligation to do so); provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from such Agent’s gross negligence or willful misconduct. No Agent shall be required to take any action under any Loan Document, or to prosecute or defend any suit in respect of any Loan Document, unless it is indemnified hereunder to its reasonable satisfaction. If any indemnity in favor of any Agent shall be or become, in such Agent’s determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given. Notwithstanding anything to the contrary in the foregoing, the Agents are hereby authorized to release the Liens on the Specified Real Properties at any time on or after the Closing Date.
SECTION 9.2    Funding Reliance, etc. Unless the Administrative Agent shall have been notified in writing by any Lender by 3:00 p.m. on the Business Day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and such Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to such Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing (in the case of such Borrower) and (in the case of a Lender), at the Federal Funds Rate (for the first two Business Days after which such amount has not been repaid), and thereafter at the interest rate applicable to Loans comprising such Borrowing.
SECTION 9.3    Exculpation. Neither any Lead Arranger, any Agent nor any of its directors, officers, employees, agents or Affiliates shall be liable to any Secured Party for any action taken or omitted to be taken by it under any Loan Document, or in connection therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of any Loan Document, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Obligor of its Obligations. Any such inquiry which may be made by a Lead Arranger or an Agent shall not obligate it to make any further inquiry or to take any action. Each Lead Arranger and each Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which such Lead Arranger or such Agent believes to be genuine and to have been presented by a proper Person.
SECTION 9.4    Successor. Any Agent may resign as such at any time upon at least 30 days’ prior notice to the Parent Borrower and all Lenders. If any Agent at any time shall resign, the Required Lenders may appoint (subject to, so long as no Event of Default has occurred and is continuing, the reasonable consent of the Parent Borrower not to be unreasonably withheld or delayed) another Lender as such Person’s successor Agent which shall thereupon become the applicable Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders (and consented to by the Parent Borrower) and shall have accepted such appointment within 30 days after the retiring such Agent’s giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $250,000,000; provided that, if, such retiring Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth in above, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders appoint a successor as provided for above. Upon the acceptance of any appointment as an Agent hereunder by any successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent’s resignation hereunder as an Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under the Loan Documents, and Section 10.3 and Section 10.4 shall continue to inure to its benefit.
SECTION 9.5    Loans by JPMorgan Chase Bank. JPMorgan Chase Bank shall have the same rights and powers with respect to (a) the Credit Extensions made by it or any of its Affiliates, and (b) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not an Agent. JPMorgan Chase Bank and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Parent Borrower or any Subsidiary or Affiliate of the Parent Borrower as if JPMorgan Chase Bank were not an Agent hereunder.
SECTION 9.6    Credit Decisions. Each Lender acknowledges that it has, independently of the Administrative Agent and each other Lender, and based on such Lender’s review of the financial information of the Parent Borrower, the Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Administrative Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under the Loan Documents.
SECTION 9.7    Copies, etc. Each Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to such Agent by the Parent Borrower pursuant to the terms of the Loan Documents (unless concurrently delivered to the Lenders by the Parent Borrower). Each Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by such Agent from the Parent Borrower for distribution to the Lenders by such Agent in accordance with the terms of the Loan Documents. No Agent shall, except as expressly set forth in the Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent Borrower or any of its Affiliates that is communicated to or obtained by any Agent or any of its Affiliates in any capacity.
SECTION 9.8    Reliance by Agents. The Agents shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent. As to any matters not expressly provided for by the Loan Documents, the Agents shall in all cases be fully protected in acting, or in refraining from acting, thereunder in accordance with instructions given by the Required Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Secured Parties. For purposes of applying amounts in accordance with this Section, the Agents shall be entitled to rely upon any Secured Party that has entered into a Rate Protection Agreement with any Obligor for a determination (which such Secured Party agrees to provide or cause to be provided upon request of any Agent) of the outstanding Obligations owed to such Secured Party under any Rate Protection Agreement. Unless it has actual knowledge evidenced by way of written notice from any such Secured Party and the Parent Borrower to the contrary, the Agents, in acting in such capacity under the Loan Documents, shall be entitled to assume that no Rate Protection Agreements or Obligations in respect thereof are in existence or outstanding between any Secured Party and any Obligor.
SECTION 9.9    Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than a Default under Section 8.1.1) unless the Administrative Agent has received a written notice from a Lender or the Parent Borrower specifying such Default and stating that such notice is a “Notice of Default”. In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 10.1) take such action with respect to such Default as shall be directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Secured Parties except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all Lenders.
SECTION 9.10    Lead Arrangers, Co-Syndication Agents, Documentation Agents, etc.. Notwithstanding anything else to the contrary contained in this Agreement or any other Loan Document, the Lead Arrangers, the Co-Syndication Agents and the Co-Documentation Agents, in their respective capacities as such, each in such capacity, shall have no duties or responsibilities under this Agreement or any other Loan Document nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against such Person in such capacity. Each Lead Arranger shall at all times have the right to receive current copies of the Register and any other information relating to the Lenders and the Loans that they may request from the Administrative Agent. Each Lead Arranger shall at all times have the right to receive a current copy of the Register and any other information relating to the Lenders and the Loans that they may request from the Administrative Agent.
SECTION 9.11    Posting of Approved Electronic Communications.
(a)    The Parent Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Parent Borrower, that it will, or will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Section 7.1.1, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Request, a Continuation/Conversion Notice or an Issuance Request, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor and (iii) provides notice of any Default (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format reasonably acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent; provided for the avoidance of doubt the items described in clauses (i) and (iii) above may be delivered via facsimile transmissions. In addition, the Parent Borrower agrees, and agrees to cause its Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.
(b)    The Parent Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar secure electronic transmission system (the “Platform”).
(c)    THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE INDEMNIFIED PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE INDEMNIFIED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL ANY PARTY HERETO HAVE ANY LIABILITY TO ANY OBLIGOR, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY OBLIGOR’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH INDEMNIFIED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
(d)    The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at the e-mail address set forth on Schedule II shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Parent Borrower or their securities for purposes of United States Federal or state securities laws.
(e)    Nothing herein shall prejudice the right of any Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

ARTICLE X
MISCELLANEOUS PROVISIONS
SECTION 10.1    Waivers, Amendments, etc. The provisions of each Loan Document (other than Rate Protection Agreements or Letters of Credit, which shall be modified only in accordance with their respective terms) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrowers and the Required Lenders; provided that, no such amendment, modification or waiver shall:
(a)    modify Section 4.7, Section 4.8 (as it relates to sharing of payments) or this Section, in each case, without the consent of each adversely affected Lender;
(b)    other than as set forth in Section 2.8, increase the aggregate amount of any Loans required to be made by a Lender pursuant to its Commitments, extend the final Revolving Loan Commitment Termination Date of Loans made (or participated in) by a Lender or extend the final Stated Maturity Date for any Lender’s Loan, in each case without the consent of such Lender (it being agreed, however, that any vote to rescind any acceleration made pursuant to Section 8.2 and Section 8.3 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders);
(c)    reduce (by way of forgiveness), the principal amount of or reduce the rate of interest on any Lender’s Loan, reduce any fees described in Article III payable to any Lender or extend the date on which interest, principal or fees are payable in respect of such Lender’s Loans, in each case without the consent of such Lender (provided that, the vote of Required Lenders shall be sufficient to waive the payment, or reduce the increased portion, of interest accruing under Section 3.2.2 and such waiver shall not constitute a reduction of the rate of interest hereunder);
(d)    reduce the percentage set forth in the definition of “Required Lenders” or modify any requirement hereunder that any particular action be taken by all Lenders without the consent of all Lenders (it being understood for the avoidance of doubt that, other than as specifically provided in this Agreement, including pursuant to (x) any Incremental Credit Increases (the consent requirements for which are set forth in Section 2.9) and (y) an Extension Amendment pursuant to Section 2.8, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders or a particular Class of Lenders on substantially the same basis as the Euro Term Loans, New Term A Loans, New Term B Loans and Revolving Commitments on the Closing Date);
(e)    increase the Stated Amount of any Letter of Credit unless consented to by the Issuer of such Letter of Credit;
(f)    except as otherwise expressly provided in a Loan Document, release (i) a Borrower from its Obligations under the Loan Documents or any Subsidiary Guarantor from its obligations under a Guaranty or (ii) all or substantially all of the collateral under the Loan Documents, in each case without the consent of all Lenders;
(g)    affect adversely the interests, rights or obligations of the Administrative Agent (in its capacity as the Administrative Agent), the Collateral Agent (in its capacity as the Collateral Agent) any Issuer (in its capacity as Issuer), or the Swing Line Lender (in its capacity as Swing

Line Lender) unless consented to by such Agent, such Issuer, or such Swing Line Lender, as the case may be; or
(h)    effect solely a repricing transaction in which any Class of Term Loans is refinanced with a Class of term loans bearing (or is modified in such a manner such that the resulting term loans bear) a lower yield, unless consented to by (and only by) the Lenders holding Term Loans subject to such permitted repricing transaction that will continue as Lenders in respect of the repriced tranche of Term Loans or modified Term Loans.
No failure or delay on the part of any Secured Party in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Secured Party under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.
Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, and the Borrowers (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Obligations and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
Further, notwithstanding anything to the contrary contained in Section 10.1, if within sixty days following the Closing Date, the Administrative Agent and the Borrowers shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrowers shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof.
Further, notwithstanding anything to the contrary contained in Section 10.1, the Australian Revolving Facility Agreement may be amended, modified or waived as set forth therein.
SECTION 10.2    Notices; Time. All notices and other communications provided under each Loan Document shall be in writing or by facsimile (except to the extent provided below in this Section 10.2 with respect to Issuance Requests and financial information) and addressed, delivered or transmitted, if to the Borrowers, an Agent, a Lender or an Issuer, to the applicable Person at its address or facsimile number set forth on the signature pages hereto, Schedule II hereto or set forth in the Lender Assignment Agreement, or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter. Except as set forth in Section 9.11 and below, electronic mail and Internet and intranet websites may be used only to distribute routine communications by the Administrative Agent to the Lender, such as financial statements and other information as provided in Section 7.1.1, for the distribution and execution of Loan Documents for execution by the parties thereto and (to the extent provided herein, for the delivery of each Issuance Request) and may not be used for any other purpose. Notwithstanding the foregoing, the parties hereto agree that delivery of an executed counterpart of a signature page to this Agreement and each other Loan Document by facsimile (or other electronic) transmission shall be effective as delivery of an original executed counterpart of this Agreement or such other Loan Document. Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York time.
SECTION 10.3    Payment of Costs and Expenses. The Parent Borrower agrees to pay within 20 days of demand (to the extent invoiced together with reasonably detailed supporting documentation) all reasonable out-of-pocket expenses of each Lead Arranger and each Agent (including the reasonable fees and reasonable out-of-pocket expenses of counsel to the Lead Arrangers and Agents and of local counsel, if any, who may be retained by or on behalf of the Lead Arrangers and Agents) and each Issuer in connection with:
(a)    the negotiation, preparation, execution and delivery of each Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to any Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated; and
(b)    the filing or recording of any Loan Document (including any Filing Statements) and all amendments, supplements, amendment and restatements and other modifications to any thereof, searches made following the Closing Date in jurisdictions where Filing Statements (or other documents evidencing Liens in favor of the Secured Parties) have been recorded and any and all other documents or instruments of further assurance required to be filed or recorded by the terms of any Loan Document; and
(c)    the preparation and review of the form of any document or instrument relevant to any Loan Document.
The Parent Borrower further agrees to pay, and to save each Secured Party harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of each Loan Document, the Credit Extensions or the issuance of the Notes. The Parent Borrower also agrees to reimburse the Agents and the Secured Parties upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and legal out of pocket expenses of counsel to the Agents and the Secured Parties) incurred by the Agents and the Secured Parties in connection with (A) the negotiation of any restructuring or “work-out” with the Parent Borrower, whether or not consummated, of any Obligations and (B) the enforcement of any Obligations; provided that the Parent Borrower shall not be required to reimburse the legal fees and expenses of more than one outside counsel (in addition to any local counsel) for all Persons indemnified under this Section 10.3 unless, as reasonably determined by such Person seeking indemnification hereunder or its counsel, representation of all such indemnified persons by the same counsel would be inappropriate due to actual or potential differing interests between them.
SECTION 10.4    Indemnification. In consideration of the execution and delivery of this Agreement by each Secured Party, the Parent Borrower hereby indemnifies, exonerates and holds each Secured Party, each Co-Syndication Agent and each Co-

Documentation Agent and each of their respective officers, directors, employees, agents, trustees, fund advisors and Affiliates (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys’ fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:
(a)    any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension, including all Indemnified Liabilities arising in connection with the Transaction;
(b)    the entering into and performance of any Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Parent Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Credit Extension, provided that, any such action is resolved in favor of such Indemnified Party);
(c)    any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Obligor or any Subsidiary thereof of all or any portion of the Capital Securities or assets of any Person, whether or not an Indemnified Party is party thereto;
(d)    any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by any Obligor or any Subsidiary thereof of any Hazardous Material;
(e)    the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Obligor or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Obligor or Subsidiary; or
(f)    each Lender’s Environmental Liability (the indemnification herein shall survive repayment of the Obligations and any transfer of the property of any Obligor or its Subsidiaries by foreclosure or by a deed in lieu of foreclosure for any Lender’s Environmental Liability, regardless of whether caused by, or within the control of, such Obligor or such Subsidiary);
except for Indemnified Liabilities arising for the account of any Indemnified Party by reason of such Indemnified Party’s gross negligence, bad faith or willful misconduct as finally determined by a court of competent jurisdiction. The Parent Borrower shall not be required to reimburse the legal fees and expenses of more than one outside counsel for all Indemnified Parties with respect to any matter for which indemnification is sought unless, as reasonably determined by any such Indemnified Party or its counsel, representation of all such Indemnified Parties would create an actual conflict of interest. Each Obligor and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, any Indemnified Party under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any Indemnified Party is strictly liable under any Environmental Laws, each Obligor’s obligation to such Indemnified Party under this indemnity shall likewise be without regard to fault on the part of any Obligor with respect to the violation or condition which results in liability of an Indemnified Party. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Obligor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. To the extent that the Parent Borrower fails to pay an amount required to be paid by it to an Issuer under Section 10.3 or 10.4, each Revolving Loan Lender severally agrees to pay to such Issuer such Revolving Loan Lender’s Revolving Loan Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that such unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Issuer in its capacity as such.
SECTION 10.5    Survival. The obligations of the Borrowers under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any assignment from one Lender to another (in the case of Sections 10.3 and 10.4) and the occurrence of the Termination Date. The representations and warranties made by each Obligor in each Loan Document shall survive the execution and delivery of such Loan Document.
SECTION 10.6    Severability. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.
SECTION 10.7    Headings. The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.
SECTION 10.8    Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of each Borrower, each Agent and each Lender (or notice thereof satisfactory to the Administrative Agent), shall have been received by the Administrative Agent. Delivery of an executed counterpart of a signature page of this Agreement and any other Loan Document by facsimile transmission or by any other electronic imaging means (including “.pdf” files) shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document.
SECTION 10.9    Governing Law; Entire Agreement. EACH LOAN DOCUMENT (OTHER THAN THE LETTERS OF CREDIT, TO THE EXTENT SPECIFIED BELOW AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) WILL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5‑1401 AND 5‑1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES (ISP98‑‑INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE “ISP RULES”)) AND, AS TO MATTERS NOT GOVERNED BY

THE ISP RULES, THE INTERNAL LAWS OF THE STATE OF NEW YORK. The Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.
SECTION 10.10    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that, the Borrowers may not assign or transfer their respective rights or obligations hereunder without the consent of all Lenders. Each Affiliate of HSBC or any other Lender that has issued a Letter of Credit hereunder shall be an express third party beneficiary of this Agreement and entitled to enforce its rights hereunder (and under any other applicable Loan Documents) to the same extent as if an Issuer party hereto.
SECTION 10.11    Sale and Transfer of Credit Extensions; Participations in Credit Extensions; Notes. Each Lender may assign, or sell participations in, its Loans, Letters of Credit and Commitments to one or more other Persons in accordance with the terms set forth below.
(a)    Subject to clause (b), any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the Loan Documents (including all or a portion of its Commitments and the Loans at the time owing to it); provided that:
(i)    except in the case of (A) an assignment of the entire remaining amount of the assigning Lender’s Commitments and the Loans at the time owing to it or (B) an assignment to a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Lender Assignment Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, unless the Administrative Agent and the Parent Borrower, otherwise consent (which consent shall not be unreasonably withheld or delayed);
(ii)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans and the Commitments assigned except that this clause (a)(ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches of Revolving Loans, Euro Term Loans, New Term A Loans ~~or~~, New Term B Loans, Australian Term A-1 Loans, Australian Term A-2 Loans and Australian Revolving Loans on a non-pro rata basis; and
(iii)    the parties to each assignment shall execute and deliver to the Administrative Agent a Lender Assignment Agreement, together with a processing and recordation fee of $3,500 and, if the Eligible Assignee is not already Lender, administrative details information with respect to such Eligible Assignee and applicable tax forms.
(b)    Any assignment proposed pursuant to clause (a) to any Person shall be subject to the prior written approval, not to be unreasonably withheld or delayed, of (i) the Administrative Agent, unless the assignee is a Lender or an Affiliate of a Lender or an Approved Fund, and (ii) in the case of any assignment of any Revolving Loan Commitment, the Parent Borrower (unless (A) there is an Event of Default that is continuing or (B) the assignee is a Lender or an Affiliate of a

Lender or an Approved Fund), the Swing Line Lender and each Issuer. If the consent of the Parent Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in this Section), the Parent Borrower shall be deemed to have given its consent seven Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) to the Parent Borrower, unless such consent is expressly refused by the Parent Borrower prior to such seventh Business Day.
(c)    Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (d), from and after the effective date specified in each Lender Assignment Agreement, (i) the Eligible Assignee thereunder shall (if not already a Lender) be a party hereto and, to the extent of the interest assigned by such Lender Assignment Agreement, have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender thereunder shall (subject to Section 10.5) be released from its obligations under the Loan Documents, to the extent of the interest assigned by such Lender Assignment Agreement (and, in the case of a Lender Assignment Agreement covering all of the assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto, but shall (as to matters arising prior to the effectiveness of the Lender Assignment Agreement) continue to be entitled to the benefits of any provisions of the Loan Documents which by their terms survive the termination of this Agreement). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with the terms of this Section shall be treated for purposes of the Loan Documents as a sale by such Lender of a participation in such rights and obligations in accordance with clause (e).
(d)    The Administrative Agent shall record each assignment made in accordance with this Section in the Register pursuant to clause (a) of Section 2.7. The Register shall be available for inspection by the Parent Borrower and any Lender, at any reasonable time upon reasonable prior notice to the Administrative Agent.
(e)    Any Lender may, without the consent of, or notice to, any Person, sell participations to one or more Persons (other than individuals) (a “Participant”) in all or a portion of such Lender’s rights or obligations under the Loan Documents (including all or a portion of its Commitments or the Loans owing to it); provided that, (i) such Lender’s obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Parent Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents. Any agreement or instrument pursuant to which a Lender sells a participation shall provide that such Lender shall retain the sole right to enforce the rights and remedies of a Lender under the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, take any action of the type described in clauses (a) through (d) or clause (f) of Section 10.1 with respect to Obligations participated in by that Participant. Subject to clause (f), each Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.3, 4.4, 4.5, 4.6, 7.1.1, 10.3 and 10.4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (c). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.9 as though it were a Lender, but only if such Participant agrees to be subject to Section 4.8 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or, if different, under Sections 871(h) or 881(c) of the Code. The Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(f)    A Participant shall not be entitled to receive any greater payment under Section 4.3, 4.4, 4.5, 4.6, 10.3 or 10.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent Borrower’s prior written consent. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 4.6 unless the Parent Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Parent Borrower, to comply with the requirements set forth in Section 4.6 as though it were a Lender. Any Lender that sells a participating interest in any Loan, Commitment or other interest to a Participant under this Section shall indemnify and hold harmless the Borrowers and the Administrative Agent from and against any taxes, penalties, interest or other costs or losses (including reasonable attorneys’ fees and expenses) incurred or payable by the Borrowers or the Administrative Agent as a result of the failure of Borrowers or the Administrative Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Lender or the Administrative Agent, as the case may be, which Taxes would not have been incurred or payable if such Participant had been a Non-U.S. Lender that was entitled to deliver to the applicable Borrower, the Administrative Agent or such Lender, and did in fact so deliver, a duly completed and valid Form W-8BEN, W-8BEN-E or W-8ECI (or applicable successor form) entitling such Participant to receive payments under this Agreement without deduction or withholding of any United States federal taxes.
(g)    Any Lender may, without the consent of any other Person, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 10.12    Other Transactions. Nothing contained herein shall preclude any Agent, any Issuer or any other Lender from engaging in any transaction, in addition to those contemplated by the Loan Documents, with the Parent Borrower or any of its Affiliates in which the Parent Borrower or such Affiliate is not restricted hereby from engaging with any other Person.
SECTION 10.13    Forum Selection and Consent to Jurisdiction; Waivers. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF

DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS, ANY ISSUER OR THE BORROWERS IN CONNECTION HEREWITH OR THEREWITH SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT, ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.2. EACH PERSON PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PERSON PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PERSON HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS. EACH AGENT, EACH LENDER, EACH ISSUER AND EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.
SECTION 10.14    Waiver of Jury Trial. EACH AGENT, EACH LENDER, EACH ISSUER AND EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF SUCH AGENT, SUCH LENDER, SUCH ISSUER OR SUCH BORROWER IN CONNECTION THEREWITH. EACH BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH AGENT, EACH LENDER AND EACH ISSUER ENTERING INTO THE LOAN DOCUMENTS.
SECTION 10.15    Patriot Act. Each Lender that is subject to Section 326 of the Patriot Act and/or the Agents and/or the Lead Arrangers (each of the foregoing acting for themselves and not acting on behalf of any of the Lenders) hereby notify the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers and each Obligor, which information includes the name and address of the Borrowers and each Obligor and other information that will allow such Lender, the Agents or the Lead Arrangers, as the case may be, to identify the Borrowers and each Obligor in accordance with the Patriot Act.
SECTION 10.16    Judgment Currency. The Obligations of each Obligor in respect of any sum due to any Secured Party under or in respect of any Loan Document shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum was originally denominated (the “Original Currency”), be discharged only to the extent that on the Business Day following receipt by such Secured Party or any sum adjudged to be so due in the Judgment Currency, such Secured Party, in accordance with normal banking procedures, purchases the Original Currency with the Judgment Currency. If the amount of Original Currency so purchased is less than the sum originally due to such Secured Party, the Parent Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, such Secured Party, as the case may be, against such loss, and if the amount of Original Currency so purchased exceeds the sum originally due to such Secured Party, as the case may be, such Secured Party, as the case may be, agrees to remit such excess to the Parent Borrower.
SECTION 10.17    No Fiduciary Duty. Each Agent, each Co-Syndication Agent, each Co-Documentation Agent, each Lead Arranger, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Parent Borrower, its stockholders and/or its Affiliates. The Parent Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Parent Borrower, its stockholders or its Affiliates, on the other. The Obligors acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Parent Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Parent Borrower, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Parent Borrower, its stockholders or its Affiliates on other matters) or any other obligation to the Parent Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Parent Borrower, its management, stockholders, creditors or any other Person. The Parent Borrower acknowledges and agrees that the Parent Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Parent Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Parent Borrower, in connection with such transaction or the process leading thereto.
SECTION 10.18    Counsel Representation. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS BEEN REPRESENTED BY COMPETENT COUNSEL IN THE NEGOTIATION OF THIS AGREEMENT, AND THAT

ANY RULE OR CONSTRUCTION OF LAW ENABLING SUCH PERSON TO ASSERT THAT ANY AMBIGUITIES OR INCONSISTENCIES IN THE DRAFTING OR PREPARATION OF THE TERMS OF THIS AGREEMENT SHOULD DIMINISH ANY RIGHTS OR REMEDIES OF ANY OTHER PERSON ARE HEREBY WAIVED.
SECTION 10.19    Confidentiality. Each Secured Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that except to the extent prohibited by such subpoena or similar legal process, such Secured Party shall notify the Parent Borrower of such request or disclosure), (d) to any other party hereto, (e) to the extent reasonably necessary, in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder or in connection with the administration of any Loan Document, (f) to market data collectors or other information services in relation to league table reporting, (g) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their respective obligations, (h) with the written consent of the Parent Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section (or any other confidentiality obligation owed to the Parent Borrower or any Subsidiary or their Affiliates) or (ii) becomes available to any Secured Party or any of their respective Affiliates on a nonconfidential basis from a source other than the Parent Borrower or any Subsidiary and not in violation of any confidentiality obligation owed to the Parent Borrower or any Subsidiary by any Secured Party or any Affiliate thereof. For purposes of this Section, “Information” means all information received from the Parent Borrower or any Subsidiary relating to the Parent Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to any Secured Party on a nonconfidential basis prior to disclosure by the Parent Borrower or any Subsidiary and other than information pertaining to this Agreement customarily provided to data service providers, including league table providers that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information and in accordance with applicable law.
The Administrative Agent agrees to keep confidential the Submitted Reference Bank Rates to be used in the calculation of the Reference Bank Rate; provided that the Submitted Reference Bank Rates may be shared with the Borrower and any of its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates that have a commercially reasonable business need to know such rates; provided that, prior to receipt of such rates, any recipient thereof (other than the

Borrowers) shall (i) certify to the Administrative Agent that it is not an individual who is formally designated as being involved in the ICE LIBOR submission process and (ii) shall agree to comply with the provisions of this paragraph as if it were the Administrative Agent. The Borrower hereby represents and warrants, as of the Closing Date and each date on which it receives Submitted Reference Bank Rates, that it is not an individual who is formally designated as being involved in the ICE LIBOR submission process, and agrees to comply with the provisions of this paragraph as if it were the Administrative Agent. For the avoidance of doubt, the Reference Bank Rate shall be disclosed to Lenders in accordance with Section 4.7.
SECTION 10.20    [Reserved].
SECTION 10.21    Effect of Amendment and Restatement. On the Closing Date, the Original Credit Agreement shall be amended, restated and superseded in its entirety. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the “Obligations” (as defined in the Original Credit Agreement) under the Original Credit Agreement as in effect prior to the Closing Date and (b) such “Obligations” (including with respect to the Euro Term Loans) are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement. As of the Closing Date, the Revolving Loan Commitments shall be as set forth on Schedule 10.21.
SECTION 10.22    Consent of Required Lenders. By the execution of this Agreement, each Lender party to this Agreement consents to this amendment and restatement of the Original Credit Agreement, as set forth herein, and the amendment and restatement, replacement or other modification to any other Loan Documents, in each case, as so amended, amended and restated, replaced or otherwise modified on or after the Closing Date in the form entered into by the Obligors and the applicable Agent. Upon the receipt of written consents from the Required Lenders (as defined in the Original Credit Agreement) pursuant to this Section 10.22 and notwithstanding any provision to the contrary contained in the Original Credit Agreement, the Original Credit Agreement (including the schedules and exhibits thereto) shall be amended and restated in its entirety.
SECTION 10.23~~.~~    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b) the effects of any Bail-In Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.
HANESBRANDS INC.

By:    ___________________________________
    Name:
    Title:

Address:

Facsimile No.:

Attention:

ANNEX I

Capitalized terms utilized in this Annex I shall have the meanings given to them in the Credit Agreement unless otherwise defined in this Annex I.

“Adjusted Consolidated Net Income” means for any period, the aggregate net income (or loss) of the Parent Borrower and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):
(1)    the net income (or loss) of any Person that is not a Restricted Subsidiary except to the extent that dividends or similar distributions have been paid by such Person to the Parent Borrower or a Restricted Subsidiary;
(2)    the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Parent Borrower or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Parent Borrower or any of its Restricted Subsidiaries;
(3)    the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is at the time prohibited by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;
(4)    any gains or losses (on an after tax basis) attributable to asset dispositions;
(5)    all extraordinary, unusual or non-recurring gains, charges, expenses or losses;
(6)    the cumulative effect of a change in accounting principles;
(7)    any non-cash compensation expenses recorded from grants of stock options, restricted stock, stock appreciation rights and other equity equivalents to Officers, directors and employees;
(8)    any impairment charge or asset write off;
(9)    net cash charges associated with or related to any restructurings;
(10)    all (a) non-cash compensation expense, or other non-cash expenses or charges, arising from the sale of stock, the granting of stock options, the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution or change of any such stock, stock option, stock appreciation rights or similar arrangements); (b) any fees and expenses incurred by the Parent Borrower and its Restricted Subsidiaries in connection with the Transactions, including without limitation, any cash expenses incurred in connection with the termination or modification of any Hedging Obligations in connection with the Transactions; (c) financial advisory fees, accounting fees, legal fees and similar advisory and consulting fees and related costs and expenses of the Parent Borrower and its Restricted Subsidiaries incurred as a result of Asset Acquisitions, Investments, Asset Sales permitted under

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the 2020 Senior Note Indenture and the issuance of Capital Stock or Indebtedness, all determined in accordance with GAAP and in each case eliminating any increase or decrease in income resulting from non-cash accounting adjustments made in connection with the related Asset Acquisition, Investment or Asset Sale; and (d) expenses incurred by the Parent Borrower or any Restricted Subsidiary to the extent reimbursed in cash by a third party;
(11)    all other non-cash charges, including unrealized gains or losses on agreements with respect to Hedging Obligations and all non-cash charges associated with announced restructurings, whether announced previously or in the future; and
(12)    income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued).
“Asset Acquisition” means (1) an investment by the Parent Borrower or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Parent Borrower or any of its Restricted Subsidiaries or (2) an acquisition by the Parent Borrower or any of its Restricted Subsidiaries of the property and assets of any Person other than the Parent Borrower or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person.

“Asset Sale” means any sale, transfer or other disposition (including by way of merger or consolidation or Sale and Leaseback Transaction) in one transaction or a series of related transactions by the Parent Borrower or any of its Restricted Subsidiaries to any Person other than the Parent Borrower or any of its Restricted Subsidiaries of:
(1)    all or any of the Capital Stock of any Restricted Subsidiary (other than sales of preferred stock that are permitted under Section 4.09 of the 2020 Senior Note Indenture);
(2)    all or substantially all of the property and assets of a division or line of business of the Parent Borrower or any of its Restricted Subsidiaries; or
(3)    any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Parent Borrower or any of its Restricted Subsidiaries outside the ordinary course of business of the Parent Borrower or such Restricted Subsidiary, and in each case, that is not governed by the provisions of Section 5.01 of the 2020 Senior Note Indenture; provided that “Asset Sale” shall not include:
(a)    sales, transfers or other dispositions of assets constituting Investments permitted under Section 7.2.5 or Restricted Payments permitted under Section 4.07 of the 2020 Senior Note Indenture;
(b)    sales, transfers or other dispositions of assets with a fair market value not in excess of $25.0 million in any transaction or series of related transactions;
(c)    any sale, transfer, assignment or other disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Parent Borrower or its Restricted Subsidiaries;

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(d)    the sale or discount of accounts receivable, but only in connection with the compromise or collection thereof, or the disposition of assets in connection with a foreclosure or transfer in lieu of a foreclosure or other exercise of remedial action;
(e)    any exchange of like property similar to (but not limited to) those allowable under Section 1031 of the Internal Revenue Code;
(f)    sales or grants of licenses to use the Parent Borrower’s or any Restricted Subsidiary’s patents, trade secrets, know-how and technology to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology;
(g)     transactions permitted under Section 5.01 of the 2020 Senior Note Indenture;
(h)     sales in connection with a Permitted Securitization or a Permitted Factoring Facility;
(i)    dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;
(j)    dispositions constituting leases, subleases, licenses or sublicenses of property (including intellectual property) in the ordinary course of business and which do not materially interfere with the business of the Parent Borrower and its Subsidiaries (for the avoidance of doubt, other than any perpetual licenses of any material intellectual property);
(k)    any transfer constituting a taking, condemnation or other eminent domain proceeding; or
a grant of options to purchase, lease or acquire real or personal property in the ordinary course of business, so long as the disposition resulting from the exercise of such option would not constitute an “Asset Sale” under clauses (1), (2) or (3) of this definition, in each case, after giving effect to clauses (a) through (k) above.
“Board of Directors” means, with respect to any Person, the Board of Directors of such Person, any duly authorized committee of such Board of Directors or any Person to which the Board of Directors has properly delegated authority with respect to any particular matter. Unless otherwise indicated, the “Board of Directors” refers to the Board of Directors of the Parent Borrower.
“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Third Amendment Effective Date or issued thereafter, including, without limitation, all common stock and preferred stock.
“Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.
“Capitalized Lease Obligations” means all monetary obligations of any Person and its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, should be classified as Capitalized Leases and the Stated Maturity thereof shall be the date that the last payment of

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rent or any other amount due under such Capitalized Lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or penalty is due thereunder.
“Commodity Agreement” means any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.
“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.
“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to the date that is 91 days after the Stated Maturity of the 2020 Senior Notes, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the date that is 91 days after the Stated Maturity of the 2020 Senior Notes or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the date that is 91 days after the Stated Maturity of the 2020 Senior Notes; provided that only the portion of such Capital Stock which is so required to be redeemed, redeemable or convertible or exchangeable prior to such date will be deemed to be Disqualified Stock; provided further that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the date that is 91 days after the Stated Maturity of the 2020 Senior Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.10 and 4.15 of the 2020 Senior Note Indenture and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Parent Borrower’s repurchase of such 2020 Senior Notes as are required to be repurchased pursuant to Sections 4.10 4.15 of the 2020 Senior Note Indenture provided further that, any class or series of Capital Stock of such Person that by its terms or otherwise, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of any Capital Stock that is not Disqualified Stock, will not be deemed to be Disqualified Stock so long as such Person satisfies its obligations with respect thereto solely by delivery of such Capital Stock.
“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Third Amendment Effective Date as determined by the Public Company Accounting Oversight Board. All ratios and computations contained or referred to in the 2020 Senior Notes Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the 2020 Senior Notes Indenture shall be made without giving effect to (1) the amortization of any expenses incurred in connection with the offering of the 2020 Senior Notes and (2) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s length terms and are entered into in

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the normal course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the normal course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Hedging Obligations” means, with respect to any Person, all liabilities of such Person under foreign exchange contracts, commodity hedging agreements, currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.
“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness (to the extent provided for when the Indebtedness on which such interest is paid was originally issued) shall be considered an Incurrence of Indebtedness.
“Indebtedness” means, with respect to any Person at any date of determination (without duplication):
(1)    the principal component of all indebtedness of such Person for borrowed money;
(2)    the principal component of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(3)    the principal component of all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the normal course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);
(4)    all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;
(5)    all Capitalized Lease Obligations;
(6)    the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;

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(7)    the principal component of all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;
(8)    to the extent not otherwise included in this definition, obligations under Commodity Agreements, Currency Agreements and Interest Rate Agreements (other than Commodity Agreements, Currency Agreements and Interest Rate Agreements designed solely to protect the Parent Borrower or its Restricted Subsidiaries against fluctuations in commodity prices, foreign currency exchange rates or interest rates and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in commodity prices, foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder); and
(9)    all Disqualified Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any, and any redemption or repurchase premium, if any.
The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that:
(A)    the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP;
(B)    money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest; and
(C)    Indebtedness shall not include:
(i)    any liability for federal, state, local or other taxes;
(ii)    obligations in respect of performance, bid and surety bonds and completion guarantees in respect of activities being performed by, on behalf of or for the benefit of the Parent Borrower or its Restricted Subsidiaries;
(iii)    agreements providing for indemnification, adjustment of purchase price earn-out, incentive, non-compete, consulting, deferred compensation or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Parent Borrower or any of its Restricted Subsidiaries pursuant to such agreements, in any case, Incurred in connection with the acquisition or disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition);
(iv)     any liability for trade payables incurred in the ordinary course of business; or

6

(v)     any obligations (including letters of credit) incurred in the ordinary course of business in connection with workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements of the Parent Borrower or any Restricted Subsidiary.
“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement (whether fixed to floating or floating to fixed), interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.
“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement, but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Parent Borrower or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (2) the retention of the Capital Stock (or any other Investment) by the Parent Borrower or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary. For purposes of the definition of “Unrestricted Subsidiary” and the definition of “Available Amount”, (a) the amount of or a reduction in an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced and (b) in the event the Parent Borrower or a Restricted Subsidiary makes an Investment by transferring assets to any Person and as part of such transaction receives Net Cash Proceeds, the amount of such Investment shall be the fair market value of the assets less the amount of Net Cash Proceeds so received, provided the Net Cash Proceeds are applied in accordance with the 2020 Senior Note Indenture.
“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).
“Net Cash Proceeds” means:
(a)    with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of:
(1)    brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;
(2)    provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Parent Borrower and its Restricted Subsidiaries, taken as a whole;
(3)    payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (x) is secured by a Lien on the property or assets sold or (y) is required to be paid as a result of such sale;

7

(4)    appropriate amounts to be provided by the Parent Borrower or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and
(5)     all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and
(b)    with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’, initial purchasers’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary, any Senior Vice-President, any Vice-President or any Assistant Vice President of such Person.
“Officers’ Certificate” means a certificate signed on behalf of the Parent Borrower by at least two Officers of the Parent Borrower, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Parent Borrower.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Restricted Subsidiary” means any Subsidiary of the Parent Borrower other than an Unrestricted Subsidiary.
“Sale Leaseback Transaction” means a transaction whereby a Person sells or otherwise transfers assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or otherwise transferred.
“Stated Maturity” means, (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.
“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.
“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or

8

any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.
“Unrestricted Subsidiary” means (1) any Subsidiary of the Parent Borrower that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Parent Borrower) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Parent Borrower or any Restricted Subsidiary; provided that (A) any Guarantee by the Parent Borrower or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Parent Borrower or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $2.0 million or less or (II) if such Subsidiary has assets greater than $2.0 million such designation would be permitted under Section 4.07 of the 2020 Senior Note Indenture and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Sections 4.07 and 4.09 of the 2020 Senior Note Indenture. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the 2020 Senior Note Indenture. Any such designation by the Board of Directors shall be evidenced to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
 “Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

9

ANNEX II

FORM OF COMPLIANCE CERTIFICATE
HANESBRANDS INC.
This Compliance Certificate is delivered pursuant to clause (c) of Section 7.1.1 of the Third Amended and Restated Credit Agreement, dated as of April 29, 2015 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Hanesbrands Inc. (the “Parent Borrower”), MFB International Holdings S.à r.l., the Lenders, SunTrust Bank and Branch Banking & Trust Company, as the Co-Documentation Agents, Barclays Bank PLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Bank, National Association, as the Co-Syndication Agents, JPMorgan Chase Bank, N.A. as the Administrative Agent and the Collateral Agent, and J.P. Morgan Securities LLC, Barclays Bank PLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC, as the Lead Arrangers. Terms used herein that are defined in the Credit Agreement, unless otherwise defined herein, have the meanings provided (or incorporated by reference) in the Credit Agreement.
The Parent Borrower hereby certifies, represents and warrants as follows in respect of the period (the “Computation Period”) commencing on ________ ___, ____ and ending on ______ __, ____ (such latter date being the “Computation Date”) and with respect to the Computation Date:
Defaults. As of the Computation Date, no Default had occurred and was continuing.1
Financial Covenants.
a.     Leverage Ratio. The Leverage Ratio on the Computation Date was __________, as computed on Attachment 1 hereto. The maximum Leverage Ratio permitted pursuant to clause (i) of Section 7.2.4 of the Credit Agreement on the Computation Date was __________.
b.     Interest Coverage Ratio. The Interest Coverage Ratio on the Computation Date was __________, as computed on Attachment 2 hereto. The minimum Interest Coverage Ratio permitted pursuant to clause (ii) of Section 7.2.4 of the Credit Agreement on the Computation Date was __________.
Subsidiaries: Except as set forth below, no Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate. The formation and/or acquisition of such Subsidiary was in compliance with Section 7.1.8 of the Credit Agreement.
[Insert names of any new entities.]
2[Excess Cash Flow: The Excess Cash Flow was $____________, as computed on Attachment 3 hereto.] Such amount multiplied by the Applicable Percentage (which is ___% based on the Leverage Ratio set forth above) is $_____. Such amount minus the aggregate amount of all voluntary prepayments of Loans (but including Revolving Loans and Swing Line Loans only to the extent there was a corresponding reduction of the Revolving Loan Commitment Amount pursuant to Section 2.2.1 of the Credit Agreement) made during the Computation Period or, at the option of the Parent Borrower, after year-end and prior to when such Excess Cash Flow prepayment is due (which was $____) is equal to $______. As a result, [we are required to make a mandatory prepayment in such amount] [we are not required to make a mandatory prepayment of Excess Cash Flow]

Neither the Parent Borrower nor any Obligor has changed its legal name or jurisdiction of organization, during the Computation Period, except as indicated on Attachment 4 hereto.
The descriptions of the calculations set forth in this Compliance Certificate are sometimes abbreviated for simplicity, but are qualified in their entirety by reference to the full text of the calculations provided in the Credit Agreement. In the event any conflict between the terms of this Compliance Certificate and the Credit Agreement, the Credit Agreement shall control, and any executed Compliance Certificate shall be revised as necessary to conform in all respects to the requirements of the Credit Agreement in effect as of the delivery of such executed Compliance Certificate.

__________________________
1    If a Default has occurred, specify the details of such default and the action that the Parent Borrower or other Obligor has taken or proposes to take with respect thereto.
2    Use in the case of a Compliance Certificate delivered pursuant to clause (c) of Section 7.1.1 of the Credit Agreement if applicable.

IN WITNESS WHEREOF, the Parent Borrower has caused this Compliance Certificate to be executed and delivered, and the certification and warranties contained herein to be made, by the treasurer, chief financial or accounting Authorized Officer of the Parent Borrower, solely in such capacity and not as an individual, as of ______ __, 20__.
HANESBRANDS INC.

By: ________________________
Name:
Title:

Attachment 1
(to __/__/__ Compliance
Certificate)
LEVERAGE RATIO
on ___________
(the “Computation Date”)
Leverage Ratio:

1. Total Debt: on the Computation Date, in each case exclusive of (a) intercompany Indebtedness between the Parent Borrower and its Subsidiaries, (b) any Contingent Liability in respect of any of the foregoing, (c) any Permitted Factoring Facility, (d) any Commercial Letter of Credit, (e) any Letter of Credit or other credit support relating to the termination of agreements with respect to Hedging Obligations, in each case under this clause (e), incurred in connection with or as a result of the Transaction and (f) any Open Account Paying Agreements, the outstanding principal amount of all Indebtedness of the Parent Borrower and its Subsidiaries, comprised of:

(a) all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments ………………………………………..	$
(b) all monetary obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person……………….	$
(c) all Capitalized Lease Liabilities of such Person ….…	$
(d) monetary obligations arising under Synthetic Leases.	$
(e) all obligations of such Person pursuant to any Permitted Securitization (other than Standard Securitization Undertakings) or any Permitted Factoring Facility.	$
[(f) the cash and Cash Equivalent Investments of the Parent Borrower and its Subsidiaries; provided, that the amount of cash and Cash Equivalent Investments of the Parent’s Subsidiaries that are not Subsidiary Guarantors shall not exceed the amount of Indebtedness of such Subsidiaries that is included in the calculation of Total Debt][1]
$
TOTAL DEBT: The sum of Item 1(a) through 1(e) [minus Item 1(f)]…	$
2. Net Income (the aggregate of all amounts which would be included as net income on the consolidated financial statements of the Parent Borrower and its Subsidiaries for the Computation Period) .	$
3. to the extent deducted in determining Net Income, depreciation and amortization (including amortization of deferred financing fees or costs) ..	$
4. to the extent deducted in determining Net Income, Federal, state, local and foreign income withholding, franchise, state single business unitary and similar Tax expense ………..	$

5. to the extent deducted in determining Net Income, Interest Expense (the aggregate interest expense (both, without duplication, when accrued or paid and net of interest income paid during such period to the Parent Borrower and its Subsidiaries) of the Parent Borrower and its Subsidiaries for such applicable period, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense but excluding interest expense attributable to a Permitted Factoring Facility) .
$
6. to the extent deducted in determining Net Income, all amounts in respect of extraordinary losses .	$
7. to the extent deducted in determining Net Income, other non-cash losses, charges, or expenses, including impairment of long-lived assets, and non-cash compensation expense	$
8. to the extent included in determining Net Income, interest income	$
9. to the extent included in determining Net Income, non-cash gains	$
10. to the extent included in determining Net Income, extraordinary cash gains	$
11. to the extent included in determining Net Income, tax credits for any of the taxes of a type described in Item 4 (to the extent not netted from the tax expense described in such Item 4
12. to the extent included in determining Net Income, any cash payments made during such period in respect of non-cash items described in Item 7 above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were incurred
$
13. EBITDA: The sum of Items 2 through 7 minus Items 8 through 12…………………………………..	$
14. LEVERAGE RATIO: ratio of Item 1 to Item 13……………	_____:1.00___

______________________________________________
1    [Bracketed deduction to be included for purposes of calculating the Leverage Ratio under Section 7.2.4 only]

Attachment 2
(to __/__/__ Compliance
Certificate)
INTEREST COVERAGE RATIO
on ___________
(the “Computation Date”)
Interest Coverage Ratio:

1. EBITDA (see Item 13 of Attachment 1)	$
2. Interest Expense of the Parent Borrower and its Subsidiaries (see Item 5 of Attachment 1)	$
3. INTEREST COVERAGE RATIO: ratio of Item 1 to Item 2	____:1.00___

Attachment 3
(to __/__/__ Compliance
Certificate)
EXCESS CASH FLOW
on the Computation Date

1. EBITDA (see Item 13 of Attachment 1)	$ _________
2. Interest Expense actually paid in cash by the Borrower and its Subsidiaries	$ _________
3. scheduled principal repayments with respect to the permanent reduction of Indebtedness, to the extent actually made under the Credit Agreement	$ _________
4. all Federal, state, local and foreign income withholding, franchise, state single business unitary and similar Taxes actually paid in cash or payable (only to the extent related to Taxes associated with such Fiscal Year) by the Borrower and its Subsidiaries
$ _________
5. Capital Expenditures to the extent (x) actually made by the Borrower and its Subsidiaries in such Fiscal Year or (y) committed to be made by the Borrower and its Subsidiaries	$ _________
6. the portion of the purchase price paid in cash with respect to Permitted Acquisitions and other Investments made pursuant to Section 7.2.5 of the Credit Agreement	$ _________
7. Restricted Payments made pursuant to Section 7.2.6 of the Credit Agreement
8. without duplication to any amounts deducted in preceding Item 2 through Item 7, all items added back to EBITDA pursuant to clause (b) of the definition of EBITDA in the Credit Agreement that represent amounts actually paid in cash.
$ _________
9. the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Parent Borrower and its Subsidiaries that are required to be made in connection with any prepayment of Indebtedness to the extent not financed with the proceeds of any long-term Indebtedness of the Parent Borrower and its Subsidiaries
$ _________
10. The sum of Items 2 through 9	$ _________
11. EXCESS CASH FLOW: Item 1 less Item 10	$ _________

Attachment 4
(to __/__/__ Compliance
Certificate)
CHANGE OF LEGAL NAME OR JURISDICTION OF INCORPORATION

Name of Parent Borrower or Other Obligor	New Legal Name or Jurisdiction of Incorporation

ANNEX III

AUSTRALIAN REVOLVING FACILITY AGREEMENT

A$65,000,000
WORKING CAPITAL FACILITY AGREEMENT

for

HBI AUSTRALIA ACQUISITION CO. PTY LTD and others

CONTENTS
Clause	Page

1.	Definitions and Interpretation 1

2.	The Facility 17

3.	Purpose 17

4.	Conditions of Utilisation 18

5.	Utilisation - Loans 19

6.	Utilisation - Letters of Credit 20

7.	Letters of Credit 22

8.	Ancillary Facilities 25

9.	Optional Currencies 26

10.	Repayment 27

11.	Prepayment and Cancellation 27

12.	Interest 29

13.	Interest Periods 30

14.	Changes to the Calculation of Interest 30

15.	Fees 32

16.	Tax Gross Up and Indemnities 34

16A Resident WIthholding Tax	35

17.	Increased Costs 35

18.	Other Indemnities 36

19.	Mitigation by the Lender 36

20.	Representations 38

21.	Undertakings 38

22.	Events of Default 38

23.	Changes to the Lender 40

24.	Changes to the Borrowers 41

25.	Conduct of Business by the lender 42

26.	Payment Mechanics 43

27.	Set-Off 46

28.	Notices 46

29.	Calculations and Certificates 49

30.	Partial Invalidity 49

31.	Remedies and Waivers 49

32.	Amendments 49

33.	Counterparts 50

34.	Indemnities and Reimbursement 50

35.	Acknowledgement 50

36.	Governing Law 51

37.	Enforcement 51

38.	WAIVER OF TRIAL BY JURY 52

Schedule 1 THE ORIGINAL PARTIES	53

Part I The Original Borrowers	53

Part II The Original Lender	54

Schedule 2 CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY AN ADDITIONAL BORROWER	55

Schedule 3 FORM OF VERIFICATION CERTIFICATE	56

Schedule 4 REQUESTS	57

Part I Utilisation Request Loans	57

Part II Utilisation Request Letters of Credit	58

Part III Selection Notice	59

Schedule 5 FORM OF ACCESSION LETTER	60

Schedule 6 FORM OF RESIGNATION LETTER	61

Schedule 7 TIMETABLES	62

Part I Loans	62

Part II Letters of Credit	63

Schedule 8 EXISTING LETTERS OF CREDIT	64

Schedule 9 FORM OF LETTER OF CREDIT	66

Schedule 10 PRIVACY STATEMENT	68

THIS AGREEMENT is dated [*] 2016 and made between:

(1)	HBI AUSTRALIA ACQUISITION CO. PTY LTD (ACN 612 185 476) (the "Company");

(2)	THE ENTITIES listed in Schedule 1 as original borrowers (the "Original Borrowers"); and

(3)	WESTPAC BANKING CORPORATION (ABN 33 007 457 141) and WESTPAC NEW ZEALAND LIMITED (the "Original Lender").
IT IS AGREED as follows:
SECTION 1
INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
Definitions in the US Credit Agreement apply in this Agreement unless the context requires otherwise and the following terms have the following meanings:
"Accession Letter" means a document substantially in the form set out in Schedule 5 (Form of Accession Letter).
"Additional Borrower" means a company which becomes an Additional Borrower in accordance with Clause 24 (Changes to the Borrowers).
"Ancillary Commitment" means, the maximum Base Currency Amount which the Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under an Ancillary Facility, to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility.
"Ancillary Document" means each New Group Set-Off Facility and any other document relating to or evidencing the terms of an Ancillary Facility.
"Ancillary Facility" means any ancillary facility made available by the Lender in accordance with Clause 8 (Ancillary Facilities).
"Ancillary Outstandings" means, at any time, the aggregate of the following amounts outstanding under an Ancillary Facility as then in force:

(a)	the face amount of each outstanding performance bond, bank guarantee or letter of credit under that Ancillary Facility; and

(b)	the amount fairly representing the aggregate exposure (excluding interest and similar charges) of the Lender under each other type of accommodation provided under that Ancillary Facility,

in each case as determined by the Lender in accordance with the relevant Ancillary Document.
"Applicable Base Rate" means:

(a)	in relation to Loans in Australian dollars, the BBSY Rate;

(b)	in relation to Loans in New Zealand dollars, the BKBM Rate; and

(c)	in relation to Loans in U.S. dollars, the LIBO Rate.
"Applicable L/C Rate" means, initially, 0.63% per annum. Thereafter, on any day, a percentage per annum determined in accordance with the pricing grid set forth below based on the Debt Rating on that day.

Debt Rating	Applicable L/C Rate
≥ BBB+/Baa1	0.5425%
≥ BBB/Baa2	0.5775%
≥ BBB-/Baa3	0.63%
≥ BB+/Ba1	0.70%
≤ BB/Ba2	0.7875%
In the event of a split rating, the Applicable L/C Rate will be determined by reference to the level in the grid above in which the lower rating appears, unless the split in the Debt Rating is two or more levels apart, in which case the Applicable L/C Rate will be determined by reference to the level in the grid that is one higher than the level in which the lower rating appears. The Debt Rating shall be determined from the most recent public announcement of any changes in the Debt Rating (irrespective of when notice of such change is furnished to the Company or the Lender).
"Applicable Line Fee Rate" means, initially, 0.81% per annum. Thereafter, on any day, a percentage per annum determined in accordance with the pricing grid set forth below based on the Debt Rating on that day.

Debt Rating	Applicable Line Fee Rate
≥ BBB+/Baa1	0.6975%
≥ BBB/Baa2	0.7425%
≥ BBB-/Baa3	0.81%
≥ BB+/Ba1	0.90%
≤ BB/Ba2	1.0125%

In the event of a split rating, the Applicable Line Fee Rate will be determined by reference to the level in the grid above in which the lower rating appears, unless the split in the Debt Rating is two or more levels apart, in which case the Applicable Line Fee Rate will be determined by reference to the level in the grid that is one higher than the level in which the lower rating appears. The Debt Rating shall be determined from the most recent public announcement of any changes in the Debt Rating (irrespective of when notice of such change is furnished to the Company or the Lender).
"Applicable Margin" means, initially, 0.99% per annum. Thereafter, on any day, a percentage per annum determined in accordance with the pricing grid set forth below based on the Debt Rating on that day.

Debt Rating	Applicable Margin
≥ BBB+/Baa1	0.8525%
≥ BBB/Baa2	0.9075%
≥ BBB-/Baa3	0.99%
≥ BB+/Ba1	1.10%
≤ BB/Ba2	1.2375%
In the event of a split rating, the Applicable Margin will be determined by reference to the level in the grid above in which the lower rating appears, unless the split in the Debt Rating is two or more levels apart, in which case the Applicable Margin will be determined by reference to the level in the grid that is one higher than the level in which the lower rating appears. The Debt Rating shall be determined from the most recent public announcement of any changes in the Debt Rating (irrespective of when notice of such change is furnished to the Company or the Lender).
"Australian Borrower" means a Borrower incorporated in Australia.
"Australian Overdraft Facility Sub-Limit" means A$9,000,000 (or such other amount, not exceeding the Commitment, as is specified in writing by the Company to the Lender as being the Australian Overdraft Facility Sub-Limit on not less than 10 Business Days' prior notice).
"Availability Period" means the period from and including the date of this Agreement to and including:

(a)	in the case of any New Group Set-Off Facility, the Termination Date; and

(b)	in all other cases, the date that is 3 months prior to the Termination Date.
"Available Commitment" means the Lender's Commitment minus:

(a)	the Base Currency Amount of any outstanding Utilisations;

(b)	in relation to any proposed Utilisation, the Base Currency Amount of any Utilisations that are due to be made on or before the proposed Utilisation Date; and

(c)	the amount of its aggregate Ancillary Commitments,
other than any Utilisations that are due to be repaid or prepaid on or before the proposed Utilisation Date.
"Base Currency" means Australian dollars.
"Base Currency Amount" means, in relation to a Utilisation, the amount specified in the Utilisation Request delivered by a Borrower for that Utilisation or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Lender's Spot Rate of Exchange:

(a)
for a proposed Utilisation, on the date which is three Business Days before the Utilisation Date (or if later, on the date the Lender receives the Utilisation Request) of that proposed Utilisation; and

(b)	in relation to an outstanding Utilisation, on the date the Lender receives a Utilisation Request in respect of any proposed new Utilisation, adjusted to reflect any repayment, prepayment, consolidation or division of a Utilisation.
"BBSW Screen Rate" has the meaning given in the definition of BBSY Rate.
"BBSY Rate" means, with respect to any Interest Period, the Australian Bank Bill Swap Reference Rate (Bid) as administered by the Australian Financial Markets Association (or any other Person that takes over the administration of that rate) applicable to such Interest Period, displayed on page BBSY of the Thomson Reuters screen (or, on any successor or substitute page on such screen that displays such rate, or if such page or service ceases to be available, on the appropriate page of such other information service that publishes such rate from time to time as selected by the Lender in its reasonable discretion after consultation with the Company) (the "BBSY Screen Rate") provided, that, if the BBSY Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that if the BBSY Screen Rate shall not be available at such time for such Interest Period with respect to Australian dollars, then the BBSY Rate shall be the sum of (i) the Australian Bank Bill Swap Reference Rate as administered by the Australian Financial Markets Association (or any other Person that takes over the administration of that rate) applicable to such Interest Period, displayed on page BBSW of the Thomson Reuters Screen (or, on any successor or substitute page on such screen that displays such rate, or if such page or service ceases to be available, on the appropriate page of such other information service that publishes such rate from time to time as selected by the Lender in its reasonable discretion after consultation with the Company) ("BBSW Screen Rate") and (ii) 0.05% per annum; provided, further, that if the BBSW Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that, if the BBSW Screen Rate shall not be available at such time for such Interest Period with respect to Australian dollars, then the BBSY Rate shall be the Interpolated Rate at such time; provided, that, if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
"BBSY Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the BBSY Rate.
"BBSY Screen Rate" has the meaning given in the definition of BBSY Rate.
"BKBM Rate" means, with respect to any Interest Period, the New Zealand Bank Bill Swap Reference Rate (Bid) applicable to such Interest Period, displayed on page BKBM of the Thomson Reuters screen (or, on any successor or substitute page on such screen that displays such rate, or if such page or service ceases to be available, on the appropriate page of such other information service that publishes such rate from time to time as selected by the Lender in its reasonable discretion after consultation with the Company) (the "BKBM Screen Rate") provided, that if the BKBM Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that, if the BKBM Screen Rate shall not be available at such time for such Interest Period with respect to New Zealand dollars, then the BKBM Rate shall be the Interpolated Rate at such time; provided, that, if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
"BKBM Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the BKBM Rate.
"BKBM Screen Rate" has the meaning given in the definition of BKBM Rate.
"Borrower" means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 24 (Changes to the Borrowers).
"Borrowers' Agent" means the Company, appointed to act on behalf of each Borrower in relation to the Finance Documents pursuant to Clause 1.4 (Borrowers' Agent).
"Break Costs" means the amount (if any) by which:

(a)
the interest (excluding the Margin component) which the Lender should have received for the period from the date of receipt of all or any part of a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)
the amount which the Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Market or acquiring a bill of exchange accepted by a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.
It is an amount payable in lieu of interest which would otherwise have been paid.
"Business Day" means a day (other than a Saturday or Sunday) on which:

(a)	banks are open for general business in Melbourne;

(b)	for the purposes of determining the LIBO Rate, banks are open in London;

(c)	for the purposes of determining the BKBM Rate, banks are open in Auckland, New Zealand;

(d)	in relation to any date for payment or purchase of U.S. dollars, banks are open in London and New York; and

(e)	in relation to any date for payment or purchase of New Zealand dollars, banks are open in Auckland, New Zealand.
"Commitment" means A$65,000,000.
"Existing Facility Agreement" means:

(a)	the document entitled 'Working Capital Agreement' dated 30 May 2003 (as amended) between, among others, the Lender and Pacific Brands Holdings Pty Ltd (ACN 098 704 646); and

(b)	each Existing Group Set-Off Facility.
"Existing Group Set-Off Facility" means:

(a)	the Group Set Off Facility dated on or about 30 November 2011 between, among others, the Lender and Pacific Brands Holdings Pty Limited; and

(b)	the Group Limit Agreement dated 21 March 2002 (as amended) between, among others, the Lender and Pacific Brands Holdings (NZ) Limited.
"Existing Letter of Credit" means each instrument set out in Schedule 8 (Existing Letters of Credit) outstanding on the Revolving Facility Effective Date, or as otherwise agreed in writing between the Lender and the Company prior to the Revolving Facility Effective Date.
"Existing Transactional Facilities" means all banking facilities (including transactional negotiation authorities, merchant acquiring, payroll and corporate card facilities) made available by the Lender to any Original Borrower prior to the Revolving Facility Effective Date (as may be amended after the Revolving Facility Effective Date).
"Expiry Date" means, for a Letter of Credit, the last day of its Term.

"Facility" means:

(a)	the revolving credit facility made available under this Agreement; and

(b)	any Ancillary Facility.
"Facility Office" means the office or offices notified by the Lender to the Company in writing on or before the date it becomes the Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.
"Finance Document" means this Agreement, any Accession Letter, any Resignation Letter, each Ancillary Document and any other document designated as such by the Lender and the Company.
"Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 13 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 12.3 (Default interest).
"Interpolated Rate" has the meaning given in the US Credit Agreement but with each reference to 'Administrative Agent' taken to be a reference to the Lender.
"Lender" means:

(a)	the Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 23 (Changes to the Lender), which in each case has not ceased to be a Party in accordance with the terms of this Agreement.
"Lender's Spot Rate of Exchange" means the Lender's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the Sydney foreign exchange market at or about 11:00 a.m. on a particular day.
"Letter of Credit" means:

(a)
a letter of credit, bank guarantee or performance bond, substantially in the form set out in Schedule 9 (Form of Letter of Credit) or in any other form requested by a Borrower and agreed by the Lender; or

(b)	any guarantee, indemnity or other instrument in a form requested by a Borrower and agreed by the Lender.
"Letter of Credit Sub-Limit" means A$5,000,000 (or such other amount, not exceeding the Commitment, as is specified in writing by the Company to the Lender as being the Letter of Credit Sub-Limit on not less than 10 Business Days' prior notice).

"LIBO Rate" means, with respect to any Interest Period, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Lender in its reasonable discretion; in each case, the "LIBO Screen Rate") as of the Specified Time on the Quotation Day for such Interest Period; provided that if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, that if the Screen Rate shall not be available at such time for such Interest Period with respect to U.S. dollars, then the LIBO Rate shall be the Interpolated Rate at such time (provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement).
"LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the LIBO Rate.
"LIBO Screen Rate" has the meaning given in the definition of LIBO Rate.
"Loan" means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.
"Loan Sub-Limit" means A$50,000,000 (or such other amount, not exceeding the Commitment, as is specified in writing by the Company to the Lender as being the Loan Sub-Limit on not less than 10 Business Days' prior notice).
"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.
The above rules will only apply to the last Month of any period.
"New Group Set-Off Facility" means:

(a)	the Group Set-Off Facility dated on or about the date of this Agreement between each Australian Borrower and the Lender; and

(b)	the Group Set-Off Facility dated on or about the date of this Agreement between each NZ Borrower and the Lender.
"NZ Borrower" means a Borrower incorporated in New Zealand.
"NZ Overdraft Facility Sub-Limit" means NZ$1,000,000 (or such other amount, not exceeding the Commitment, as is agreed in writing between the Lender and the Company as being the NZ Overdraft Facility Sub-Limit).
"Optional Currency" means U.S. dollars or New Zealand dollars.
"Overdraft Facility Sub-Limit" means the Australian Overdraft Facility Sub-Limit or the NZ Overdraft Facility Sub-Limit.
"Party" means a party to this Agreement.
"Privacy Statement" means the current version of the Lenders privacy statement, being as at the date of this Agreement in the form set out in Schedule 10 (Privacy Statement).
"Quotation Day" means, in relation to any period for which an interest rate is to be determined:

(a)	(if the currency is Australian dollars) the first day of that period; and

(b)	(if the currency in an Optional Currency), two Business Days before the first day of that period.
"Reference Bank Rate" means the arithmetic mean of the Submitted Reference Bank Rates.
"Reference Banks" means:

(a)	in relation to Loans in Australian dollars, Australia and New Zealand Banking Group Limited, Commonwealth Bank of Australia, National Australia Bank Limited and Westpac Banking Corporation;

(b)	in relation to Loans in New Zealand dollars, ANZ Bank New Zealand Limited, Westpac New Zealand Limited, Bank of New Zealand and ASB Bank Limited; or

(c)	in relation to all other Loans, the Administrative Agent and such other banks as may be appointed by the Lender in consultation with the Company.
"Relevant Default" means:

(a)
an Event of Default described in Section 8.1.1 of the US Credit Agreement insofar as it relates to payment or prepayment due under a Finance Document which is continuing 2 Business Days after notification by a Lender to the Company;

(b)	an Event of Default described in clauses (a) through (d) of Section 8.1.9 of the US Credit Agreement;

(c)
an Event of Default described in Section 8.1.10 of the US Credit Agreement insofar as it relates to a Finance Document which is continuing 2 Business Days after notification by a Lender to the Company; or

(d)
if the Required Lenders have given a direction to the Administrative Agent in accordance with section 8.3 of the US Credit Agreement or otherwise with the consent of the Required Lenders, any other Event of Default.

"Relevant Market" means in relation to Australian dollars, the Australian interbank market for bank accepted bills and negotiable certificates of deposits, in relation to U.S dollars, the London interbank market and, in relation to New Zealand dollars, the New Zealand interbank market for bank accepted bills and negotiable certificates of deposits.
"Renewal Request" means a written notice delivered to the Lender in accordance with Clause 6.6 (Renewal of a Letter of Credit).
"Revolving Facility Effective Date" means the date on which the conditions precedent set out in Clause 4.1(a) (Initial conditions precedent) have been satisfied or waived in writing by the Lender.
"Resignation Letter" means a letter substantially in the form set out in Schedule 6 (Form of Resignation Letter).
"Selection Notice" means a notice substantially in the form set out in Part III of Schedule 4 (Requests) given in accordance with Clause 13 (Interest Periods).
"Screen Rate" means, as applicable, the LIBO Screen Rate, the BBSY Screen Rate, the BBSW Screen Rate or the BKBM Screen Rate.
"Specified Time" means a time determined in accordance with Schedule 7 (Timetables).
"Submitted Reference Bank Rate" means, as to any Reference Bank, the rate (rounded upward to four decimal places) supplied to the Lender at its request by such Reference Banks as of the Specified Time on the Quotation Day for Loans in any applicable currency and the applicable Interest Period as the rate at which such Reference Bank could borrow funds in the Relevant Market and for the relevant period, were it to do so by asking for and then accepting interbank offers in reasonable market size in that currency and for that period; provided that upon supplying such Submitted Reference Bank Rate to the Lender, such Reference Bank shall certify that it has not submitted or shared such

Submitted Reference Bank Rate with any individual who is formally designated as being involved in the ICE LIBOR submission process.
"Syndicated Facility Agreement" means the Syndicated Facility Agreement dated on or about July 4, 2016 between Hanesbrands Inc., MFB International Holdings S.à r.l., the Company and JPMorgan Chase Bank, N.A..
"Term" means each period determined under this Agreement for which the Lender is under a liability under a Letter of Credit.
"Termination Date" means the fifth anniversary of the Revolving Facility Effective Date.
"Unpaid Sum" means any sum due and payable but unpaid by a Borrower under the Finance Documents.
"US Credit Agreement" means the Third Amended and Restated Credit Agreement, dated as of April 29, 2015 (as amended, supplemented or otherwise modified) between, among others, Hanesbrands Inc., MFB International Holdings S.à r.l., the Company and JPMorgan Chase Bank, N.A.. However, if:
(a)    the Lender's obligations under the US Credit Agreement are satisfied in full;

(b)	the US Credit Agreement is terminated or cancelled or is for any other reason invalid, illegal or otherwise unenforceable; or
(c)    the Lender for any reason ceases to be a party to the US Credit Agreement, the US Credit Agreement means that document as in force immediately prior to any of those events occurring.
"Utilisation" means a utilisation of the Facility.
"Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made or the relevant Letter of Credit is to be issued.
"Utilisation Request" means a notice substantially in the form set out in Part I or II (as applicable) of Schedule 4 (Requests).

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)
the "Lender", any "Borrower" or any "Party" shall be construed so as to include its executors, administrators, successors, permitted substitutes (including by novation) and permitted assigns to, or of, its rights and/or obligations under the Finance Documents;

(ii)	"assets" includes present and future properties, revenues and rights of every description;

(iii)	a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(iv)	the "Interest Period" of a Letter of Credit shall be construed as a reference to the Term of that Letter of Credit;

(v)
a "person" or "entity" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership or other entity (whether or not having separate legal personality) or two or more of them and any reference to a particular person or entity (as so defined) includes a reference to that person's or entity's executors, administrators, successors, substitutes (including by novation) and assigns;

(vi)
a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation and if not having the force of law, with which responsible entities in the position of the relevant Party would normally comply;

(vii)	a Utilisation made or to be made to a Borrower includes a Letter of Credit issued on its behalf;

(viii)	a provision of law or a regulation is a reference to that provision as amended or re-enacted;

(ix)	a time of day is a reference to Melbourne time; and

(x)	the words "including", "for example" or "such as" when introducing an example do not limit the meaning of the words to which the example relates to that example or examples of a similar kind.

(b)
The determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only.

(d)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)
A Borrower providing "cash cover" for an Ancillary Facility or Letter of Credit means a Borrower paying an amount in the currency of the Ancillary Facility or Letter of Credit to the Lender who must apply the amount in accordance with Clause 22.2 (Cash cover).

(f)	A Default is "continuing" if it has not been remedied or waived in accordance with the Loan Documents.

(g)	A Borrower "repaying" or "prepaying" a Letter of Credit or any Ancillary Outstanding means:

(i)	that Borrower providing cash cover for that Letter of Credit or Ancillary Outstanding;

(ii)
that Borrower making a payment under Clause 7.1 (Claims under a Letter of Credit) in respect of the Letter of Credit or a Borrower reimbursing an amount paid by the Lender under the Letter of Credit under Clause 7.2 (Indemnities);

(iii)	the maximum amount payable under the Letter of Credit or Ancillary Outstanding being reduced or cancelled in accordance with its terms;

(iv)	the Letter of Credit being returned to the Lender;

(v)	the Lender being satisfied that it has no further liability under that Letter of Credit or Ancillary Facility; or

(vi)
providing a back-to-back letter of credit, bank guarantee or similar from a bank which, along with the terms (including fees and identity of the issuer) of such letter of credit, bank guarantee or similar instrument, must be acceptable to the Lender in its discretion,

(h)
and the amount by which an Ancillary Outstanding or Letter of Credit is repaid or prepaid under paragraphs (i), (ii), (iii) and (vi) above is the amount of the relevant cash cover, payment, reimbursement, reduction or cancellation. An amount borrowed includes any amount utilised by way of Letter of Credit or Ancillary Facility.

(i)	Amounts outstanding under this Agreement include amounts outstanding under or in respect of any Letter of Credit.

(j)	An outstanding amount of a Letter of Credit at any time is the maximum amount that is or may be payable by the relevant Borrower in respect of that Letter of Credit at that time.

(k)	A Borrower's obligation on Utilisations becoming "due and payable" includes the Borrower repaying any Letter of Credit in accordance with paragraph (g) above.

(l)
Each certificate or notice given under or in connection with this Agreement is on the basis that the director or officer signing does not have any personal liability for the certificate or notice and that the certificate or notice is given on behalf of the relevant Borrower and not the director or officer personally.

1.3	Currency symbols and definitions
"US", "USD" and "U.S. dollars" denote the lawful currency of the United States of America, "A$", "AUD" and "Australian dollars" denote the lawful currency of Australia, “NZ$” and "New Zealand dollars" denotes the lawful currency of New Zealand.

1.4	Borrowers' Agent

(a)
Each Borrower (other than the Company) by its execution of this Agreement or an Accession Letter irrevocably appoints the Company (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)
the Company on its behalf to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests and Selection Notices), to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Borrower notwithstanding that they may affect the Borrower, without further reference to or the consent of that Borrower;

(ii)	the Lender to give any notice, demand or other communication to that Borrower pursuant to the Finance Documents to the Company, and in each case the Borrower shall be bound as though the Borrower itself had given the notices and instructions (including any Utilisation Requests and Selection Notices) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)
Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Borrowers' Agent or given to the Borrowers' Agent under any Finance Document on behalf of another Borrower or in connection with any Finance Document (whether or not known to any other Borrower and whether occurring before or after such other Borrower became an Borrower under any Finance Document) shall be binding for all purposes on that Borrower as if that Borrower had expressly made, given or concurred with it.

(c)	In the event of any conflict between any notices or other communications of the Borrowers' Agent and any other Borrower, those of the Borrowers' Agent shall prevail.

1.5	Acknowledgements for the purposes of the US Credit Agreement
With effect on and from the Revolving Facility Effective Date, the Parties agree that:

(a)
the terms of each Existing Transactional Facility will be amended and restated on identical terms, except that there will be a new clause incorporated into each document (as the last clause, section or paragraph in the relevant document) which states: “The parties acknowledge and agree that any direct or indirect liability, contingent or otherwise, under this document are Cash Management Obligations for the purposes of the Third Amended and Restated Credit Agreement, dated as of April 29, 2015 (as amended, supplemented or otherwise modified) between, among others, Hanesbrands Inc., MFB International Holdings S.à r.l., the Company and JPMorgan Chase Bank, N.A.”;

(b)	any direct or indirect liability, contingent or otherwise, under any Existing Transactional Facility are Cash Management Obligations; and

(c)	all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrowers arising under or in connection with a Finance Document are Australian Obligations.

1.6	Dual participation
The parties acknowledge and agree that, despite any other provision in this Agreement or any other Finance Document:

(a)
this Agreement is entered into by Westpac Banking Corporation (the "Australian Financier") and Westpac New Zealand Limited (the "NZ Financier") (together, the "Dual Financiers") severally, but in respect of a single Commitment;

(b)	a reference to "Lender" in this Agreement is a reference to either or both Dual Financiers, as the context requires;

(c)
amounts owing and/or payable by an Australian Borrower (other than through its New Zealand branch) shall be owing and/or payable to the Australian Financier and amounts owing and/or payable by a NZ Borrower and the New Zealand branch of the Australian Borrower shall be owing and/or payable to the NZ Financier and such amounts shall, for the avoidance of doubt, be payable to the Australian Financier and the NZ Financier (as the case may be) severally;

(d)
any notice, circular, communication, report or document from a Borrower to the Lender under or in connection with a Finance Document must be provided to both the Australian Financier and the NZ Financier separately;

(e)
any power of the Dual Financiers in their capacities as a Lender under the Finance Documents, including all rights to vote or give instructions to the Collateral Agent, may only be exercised by the Australian Financier (but shall be exercised for and on behalf of the Australian Financier and the NZ Financier) except as provided in paragraph (f) below;

(f)
where an Event of Default is continuing, the Australian Financier and the NZ Financier may act, vote or instruct the Collateral Agent separately and for this purpose only, the 'Exposure Amount' will be construed as if the Australian Financier and the NZ Financier had separate Commitments equal to:

(i)	for the Australian Financier, the Commitment of the Dual Financiers minus the outstanding Utilisations that are attributable to funding portions provided by the NZ Financier; and

(ii)	for the NZ Financier, the outstanding Utilisations that are attributable to funding portions provided by the NZ Financier; and

(g)	the rights and obligations of a Lender benefit and bind them severally and not jointly.

SECTION 2
THE FACILITIES

2.	THE FACILITY

2.1	The Facility
Subject to the terms of this Agreement, the Lender makes available to the Borrowers a multicurrency revolving credit facility in an aggregate amount equal to the Commitment.

2.2	Existing Facility Agreement and Existing Transactional Facilities
With effect on and from the Revolving Facility Effective Date, the Parties agree that:

(a)
each Existing Letter of Credit will be deemed to be a Letter of Credit issued under this Agreement, with a corresponding Utilisation Date taken to have occurred on the Revolving Facility Effective Date and each Existing Letter of Credit will no longer be taken to be issued under the Existing Facility Agreement referred to in paragraph (a) of that definition;

(b)
any cash advance outstanding under the Existing Facility Agreement referred to in paragraph (a) of that definition is deemed to be a Loan with a corresponding Utilisation Date taken to have occurred on the Revolving Facility Effective Date and each such cash advance will no longer be taken to be outstanding under the Existing Facility Agreement;

(c)	each Existing Facility Agreement is terminated and the Lender and the Borrower will have no further obligations under any Existing Facility Agreement;

(d)	the Existing Group Set-Off Facilities will be replaced with the New Group Set-Off Facilities; and

(e)
each of the Existing Transactional Facilities will continue in accordance with their terms and the Lender will not terminate any Existing Transactional Facilities by reason of the Australian Facilities Effective Date having occurred.

3.	PURPOSE

3.1	Purpose
Each Borrower shall apply all amounts borrowed by it under the Facility towards working capital and general corporate purposes.

3.2	Monitoring
The Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent
The Lender will only be obliged to comply with Clauses 5.4 (Loan Availability) and 6.5(a) (Issue of Letters of Credit) if:

(a)	the Australian Facilities Effective Date has occurred; and

(b)	the Lender has received each of the following in form and substance satisfactory to it:

(i)
a verification certificate from each Original Borrower given by a director of that Original Borrower in the form set out in Schedule 3, with the attachments referred to in that form, and dated no earlier than the date of this Agreement;

(ii)	a legal opinion from Kirkland & Ellis LLP, counsel to the Parent Borrower, as to the enforceability of this Agreement;

(iii)	a legal opinion from Allens, Australian legal counsel to the Lender, as to the capacity of the Australian Borrowers to enter into this Agreement; and

(iv)	a legal opinion from Bell Gully, New Zealand legal counsel to the Lender, as to the capacity of the NZ Borrowers to enter into this Agreement.

4.2	Further conditions precedent
The Lender will only be obliged to comply with Clause 5.4 (Loan Availability) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	no Default shall have then occurred and be continuing;

(b)
the representations and warranties set forth in each Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(c)	the aggregate Base Currency Amount of all Utilisations would not exceed the Commitment.

4.3	Maximum number of Utilisations
A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation 10 or more Loans would be outstanding.

SECTION 3
UTILISATION

5.	UTILISATION - LOANS

5.1	Delivery of a Utilisation Request
A Borrower may utilise the Facility by delivery to the Lender of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request for Loans

(a)	Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)	it specifies the Borrower of the Loan;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period;

(iii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iv)	the proposed Interest Period complies with Clause 13 (Interest Periods).

(b)	Only one Loan may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)	The amount of the proposed Loan must be:

(i)	if the currency selected is the Base Currency, a minimum of A$2,000,000 or, if less, the Available Commitment;

(ii)	if the currency selected is U.S. dollars, a minimum of US$2,000,000 or, if less, the Available Commitment; and

(iii)	if the currency selected is New Zealand dollars, a minimum of NZ$2,000,000 or, if less, the Available Commitment.

(c)	The maximum aggregate Base Currency Amount of all Loans shall not exceed the Loan Sub-Limit.

5.4	Loan availability

(a)	If the conditions set out in this Agreement have been met, the Lender shall make each Loan available by the Utilisation Date through its Facility Office.

(b)
The Lender shall determine the Base Currency Amount of the Loan which is to be made in an Optional Currency and shall notify the Company of the amount, currency and the Base Currency Amount of the Loan, and, if different, the amount to be made available in accordance with Clause 26.1 (Payments to the Lender), by the Specified Time.

5.5	Cancellation of Commitment
The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

6.	UTILISATION - LETTERS OF CREDIT

6.1	Letters of Credit

(a)	The Facility may be utilised by way of Letters of Credit.

(b)	Clause 5 (Utilisation - Loans) does not apply to Utilisations by way of Letters of Credit.

(c)	The Available Commitment of the Lender will be calculated ignoring any cash cover provided for outstanding Letters of Credit.

(d)	Each Borrower shall use a Letter of Credit for general corporate purposes.

6.2	Delivery of a Utilisation Request for Letters of Credit
A Borrower (or the Company on behalf of any Australian Subsidiary or New Zealand Subsidiary) may request a Letter of Credit to be issued by delivery to the Lender of a duly completed Utilisation Request not later than the Specified Time.

6.3	Completion of a Utilisation Request for Letters of Credit
Each Utilisation Request for a Letter of Credit is irrevocable and will not be regarded as having been duly completed unless:

(a)	it specifies the Borrower of that Letter of Credit;

(b)	it specifies that it is for a Letter of Credit;

(c)	the proposed Utilisation Date is a Business Day within the Availability Period;

(d)	the currency and amount of the Letter of Credit comply with Clause 6.4 (Currency and amount);

(e)	the form of Letter of Credit is attached and is substantially in the form set out in Schedule 8 (Form of Letter of Credit) or another form that has been agreed in writing by the Lender;

(f)	the delivery instructions for the Letter of Credit are specified.

6.4	Currency and amount

(a)	The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)	Subject to paragraph (c) below, the amount of the proposed Letter of Credit must be an amount whose Base Currency Amount is not more than the Available Commitment and which is:

(i)	if the currency selected is the Base Currency, a minimum of A$1,000 or, if less, the Available Commitment;

(ii)	if the currency selected is U.S. dollars, a minimum of US$1,000 or, if less, the Available Commitment; and

(iii)	if the currency selected is New Zealand dollars, a minimum of NZ$1,000 or, if less, the Available Commitment.

(c)	The maximum aggregate Base Currency Amount of all Letters of Credit shall not exceed the Letter of Credit Sub-Limit.

6.5	Issue of Letters of Credit

(a)	If the conditions set out in this Agreement have been met, the Lender shall issue the Letter of Credit on the Utilisation Date.

(b)	The Lender will only be obliged to comply with paragraph (a) above if on the:

(i)
date of the (A) Utilisation Request and on the proposed Utilisation Date, no Default shall have then occurred and be continuing, or (B) Renewal Request, no Event of Default shall have then occurred and be continuing (as applicable); and

(ii)
date of the Utilisation Request or Renewal Request and on the proposed Utilisation Date, the representations and warranties set forth in each Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(c)	The Lender shall determine the Base Currency Amount of each Letter of Credit which is to be issued in an Optional Currency.

(d)
The Lender has no duty to enquire of any person whether or not any of the conditions set out in paragraph (b) above have been met. The Lender may assume that those conditions have been met unless it is expressly notified to the contrary. The Lender will have no liability to any person for issuing a Letter of Credit based on such assumption.

(e)
The Lender may issue a Letter of Credit in the form of a SWIFT message or other form of communication customary in the relevant market but has no obligation to issue that Letter of Credit in any particular form of communication.

6.6	Renewal of a Letter of Credit

(a)
A Borrower may request that any Letter of Credit issued on behalf of that Borrower be renewed by delivery to the Lender of a Renewal Request in substantially similar form to a Utilisation Request for a Letter of Credit by the Specified Time.

(b)
The Lender shall treat any Renewal Request in the same way as a Utilisation Request for a Letter of Credit except that the condition set out in paragraph (e) of Clause 6.3 (Completion of a Utilisation Request for Letters of Credit) shall not apply.

(c)	The terms of each renewed Letter of Credit shall be the same as those of the relevant Letter of Credit immediately prior to its renewal, except that:

(i)	its amount may be less than the amount of the Letter of Credit immediately prior to its renewal; and

(ii)	its Term shall start on the date which was the Expiry Date of the Letter of Credit immediately prior to its renewal, and shall end on the proposed Expiry Date specified in the Renewal Request.

(d)	Subject to paragraph (e) below, if the conditions set out in this Agreement have been met, the Lender shall amend and re-issue any Letter of Credit pursuant to a Renewal Request.

(e)
Where a new Letter of Credit is to be issued to replace by way of renewal an existing Letter of Credit, the Lender is not required to issue that new Letter of Credit until the Letter of Credit being replaced has been returned to the Lender or the Lender is satisfied either that it will be returned to it or otherwise that no liability can arise under it.

6.7	Letter of Credit which does not expire before Termination Date
A Letter of Credit may be issued with or without an Expiry Date. If a Letter of Credit does not have an Expiry Date, or the Expiry Date of the Letter of Credit is after the Termination Date, the Borrower that requested the issue of that Letter of Credit shall repay or prepay the Letter of Credit on the Termination Date.

7.	LETTERS OF CREDIT

7.1	Claims under a Letter of Credit

(a)
Each Borrower irrevocably and unconditionally authorises the Lender to pay any claim made or purported to be made under a Letter of Credit requested by it and which appears on its face to be in order and to make any payment under Clause 7.4 (Voluntary pay-out) (in this Clause 7, a "claim").

(b)
The relevant Borrower shall pay to the Lender an amount equal to the amount of any claim on the day on which the Lender pays that claim. If the Borrower does not pay this amount to the Lender on the date on which the Lender pays the claim, interest shall accrue on the amount from that date up to the actual date of payment in accordance with Clause 12.3 (Default interest).

(c)
If under this Agreement, a Borrower is obliged to pay or indemnify the Lender for amounts paid under a claim under a Letter of Credit, the Borrower shall (unless the Company notifies the Lender otherwise) be deemed to have requested a Loan in accordance with paragraph (d) below.

(d)
On the date the Lender demands a Borrower to pay or indemnify the Lender for amounts paid under a claim under a Letter of Credit, the Borrower shall be deemed to have delivered to the Lender a duly completed Utilisation Request requesting a Loan:

(i)	for an amount equal to the amount of the claim (if applicable, less any cash cover);

(ii)	for an Interest Period of three Months or such other period of up to six Months as notified by the relevant Borrower to the Lender prior to the Utilisation Date; and

(iii)	with a Utilisation Date on the date of receipt of the relevant demand or notification.
The proceeds of the Loan shall be used to pay the relevant claim.

(e)	Each Borrower acknowledges that the Lender:

(i)	may make payments under a Letter of Credit by any means that it determines;

(ii)
may make any payments under a Letter of Credit despite any direction by the Borrower to the Lender not to pay, any dispute between the Borrower and the Lender as to the Lender’s obligation to pay, any dispute between the Borrower and the beneficiary or any claim by the Borrower that a claim under the Letter of Credit is not valid;

(iii)	is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim;

(iv)
may refuse to make a payment under a Letter of Credit (in its absolute discretion) where it considers that a claim under, or any other document presented under the Letter of Credit, does not comply with the terms of the Letter of Credit; and

(v)	deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

(f)	The obligations of a Borrower under this Clause 7 will not be affected by:

(i)	the sufficiency, accuracy or genuineness of any claim or any other document;

(ii)	any incapacity of, or limitation on the powers of, any person signing a claim or other document;

(iii)	any act of any Governmental Authority, court, arbitral body, agency or authority or the application of any law or regulation affecting any Letter of Credit; or

(iv)	any failure by any person to obtain any Authorisation required or desirable in connection with any Letter of Credit.

7.2	Indemnities

(a)
Without prejudice to each Borrower's obligation under Clause 7.1 (Claims under a Letter of Credit), each Borrower shall promptly on demand indemnify the Lender against any cost, loss or liability incurred by the Lender (otherwise than by reason of the Lender's fraud, gross negligence or wilful misconduct) in acting as the Lender under any Letter of Credit requested by that Borrower (including as a result of the Lender making a payment under Clause 7.4 (Voluntary pay-out)).

(b)
The obligations of each Borrower under this Clause are continuing obligations and will extend to the ultimate balance of sums payable by the Borrower in respect of any Letter of Credit, regardless of any intermediate payment or discharge in whole or in part.

(c)
The obligations of any Borrower under this Clause will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause (without limitation and whether or not known to it or any other person) including:

(i)	any time, waiver or consent granted to, or composition with, any Borrower, any beneficiary under a Letter of Credit or any other person;

(ii)	the release of any other Borrower or any other person under the terms of any composition or arrangement with any creditor or any other person;

(iii)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Borrower, any beneficiary under a Letter of Credit or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Borrower, any beneficiary under a Letter of Credit or any other person;

(v)	any amendment (however fundamental) or replacement of any Loan Document, any Finance Document, any Letter of Credit or any other document or security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Loan Document, any Finance Document, any Letter of Credit or any other document or security; or

(vii)	any insolvency or similar proceedings.

7.3	Rights of contribution
No Borrower will be entitled to any right of contribution or indemnity from the Lender in respect of any payment it may make under this Clause 7.

7.4	Voluntary pay-out
The Lender may cancel a Letter of Credit by paying to the beneficiary the outstanding amount of the Letter of Credit or any lesser amount specified by the beneficiary at any time:

(a)	while an Event of Default is continuing; or

(b)	if it becomes unlawful (or impossible as a result of a change in law or regulation) for the Lender to leave the Letter of Credit outstanding.

8.	ANCILLARY FACILITIES

8.1	Type of Facility
An Ancillary Facility may be by way of:

(a)	an overdraft facility;

(b)	a guarantee, bonding, documentary or stand-by letter of credit facility;

(c)	any other facility or accommodation which is agreed by the Company and the Lender.

8.2	Availability

(a)	Subject to the Revolving Facility Effective Date having occurred:

(i)
the Lender will make available to the Australian Borrowers who are party to it an overdraft facility on the terms set out in the New Group Set-Off Facility referred to in paragraph (a) of that definition in an amount equal to the Australian Overdraft Facility Sub-Limit; and

(ii)
the Lender will make available to the NZ Borrowers who are party to it an overdraft facility on the terms set out in the New Group Set-Off Facility referred to in paragraph (b) of that definition in an amount equal to the New Zealand Overdraft Facility Sub-Limit.

Each New Group Set-Off Facility will be an Ancillary Facility for the purposes of this Agreement and the Available Commitment will be reduced by the amount of the Ancillary Commitment under those Ancillary Facilities.

(b)
If a Borrower and the Lender agree, the Lender may provide any other Ancillary Facility in place of all or part of the Available Commitment (which shall be reduced by the amount of the Ancillary Commitment under that Ancillary Facility).

(c)	The terms of any Ancillary Facility will be those agreed by the Lender and the relevant Borrower.

9.	OPTIONAL CURRENCIES

9.1	Selection of currency
A Borrower (or the Company on behalf of a Borrower) shall select the currency of a Utilisation in a Utilisation Request.

9.2	Currency Equalisation

(a)
On the last day of each calendar quarter (or, for any Interest Period shorter than 3 months, the last day of that Interest Period) (a "Calculation Date") the Lender shall recalculate the Base Currency Amount of each Utilisation by notionally converting the outstanding amount of that Utilisation into the Base Currency using the Lender's Spot Rate of Exchange on the date of calculation.

(b)
If the aggregate Base Currency Amount of each Utilisation as calculated under paragraph (a) above exceeds the Commitment on the Calculation Date, then the Company shall, within 5 Business Days of written notice from the Lender, ensure that Utilisations are prepaid in an amount necessary to ensure that the Utilisations do not exceed the Commitment.

SECTION 4
REPAYMENT, PREPAYMENT AND CANCELLATION
10.REPAYMENT

10.1	Repayment of Loans
Each Borrower which has drawn a Loan shall repay that Loan on the Termination Date. The Facility will be terminated on the Termination Date and the Borrowers shall pay in full all other amounts outstanding under any Finance Document on the Termination Date.

11.	PREPAYMENT AND CANCELLATION

11.1	Illegality
If, in any applicable jurisdiction, it becomes unlawful (or impossible as a result of a change in law or regulation), after the date of this Agreement, for the Lender to perform any of its obligations as contemplated by this Agreement or any Ancillary Document or to fund, issue or maintain any Utilisation:

(a)	the Lender shall promptly notify the Company upon becoming aware of that event;

(b)	upon the Lender notifying the Company, the Available Commitment of the Lender will be immediately cancelled; and

(c)
to the extent the Lender’s participation has not been transferred pursuant to Clause 23 (Changes to the Lender), each Borrower shall repay each Utilisation made to that Borrower on the date specified by the Lender in the notice delivered to the Borrower (being no earlier than the last day of any applicable grace period permitted by law) and the Lender's corresponding Commitment(s) shall be cancelled in the amount repaid.

11.2	Illegality in relation to Letter of Credit
If it becomes unlawful (or impossible as a result of a change in law or regulation), after the date of this Agreement, for the Lender to issue or leave outstanding any Letter of Credit, then:

(a)	the Lender shall promptly notify the Company upon becoming aware of that event;

(b)	upon the Lender notifying the Company, the Lender shall not be obliged to issue any Letter of Credit;

(c)
the Company shall procure that the relevant Borrower shall use its best endeavours to procure the release of each Letter of Credit issued by the Lender and outstanding at such time on or before the date specified by the Lender in the notice delivered to the Company (being no earlier than the last day of any applicable grace period permitted by law); and

(d)	the Facility shall cease to be available for the issue of Letters of Credit.

11.3	Voluntary cancellation

The Company may, if it gives the Lender not less than 3 Business Days' (or such shorter period as the Lender may agree) prior notice, cancel the whole or any part (being a minimum amount of A$5,000,000 and a whole multiple of A$1,000,000) of an Available Commitment. Any cancellation under this Clause 11.3 shall reduce the Commitment of the Lender.

11.4	Voluntary prepayment of Utilisations
The Borrower to which a Utilisation has been made may, if it gives the Lender not less than 3 Business Days' (or such shorter period as the Lender may agree) prior notice, prepay the whole or any part of a Utilisation (but if in part, being an amount that reduces the Base Currency Amount of the Utilisation by a minimum amount of A$5,000,000 and a whole multiple of A$1,000,000).

11.5	Restrictions

(a)
Any notice of cancellation or prepayment given by any Party under this Clause 11 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

(d)
The Borrowers shall not repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitment except at the times and in the manner expressly provided for in this Agreement or an Ancillary Document.

(e)	No amount of the Commitment cancelled under this Agreement may be subsequently reinstated.

SECTION 5
COSTS OF UTILISATION

12.	INTEREST

12.1	Calculation of interest
The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(e)	the Applicable Margin; and

(f)	the Applicable Base Rate.

12.2	Payment of interest
The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six-monthly intervals after the first day of the Interest Period).

12.3	Default interest

(a)
If a Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is the sum of 2 per cent per annum and the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Lender (acting reasonably). Any interest accruing under this Clause 12.3 shall be immediately payable by the Borrower on demand by the Lender.

(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)
the rate of interest applying to the overdue amount during that first Interest Period shall be the sum of 2 per cent per annum and the rate which would have applied if the overdue amount had not become due.

(c)
Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

12.4	Notification of rates of interest
The Lender shall promptly notify the relevant Borrower of the determination of a rate of interest under this Agreement.

13.	INTEREST PERIODS

13.1	Selection of Interest Periods

(a)	A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

(a)	Each Selection Notice is irrevocable and must be delivered to the Lender by the Borrower (or the Company on behalf of a Borrower) not later than the Specified Time.

(b)	If a Borrower (or the Company) fails to deliver a Selection Notice to the Lender in accordance with paragraph (b) above, the relevant Interest Period will be the same as the preceding Interest Period.

(c)	Subject to this Clause 13, a Borrower (or the Company) may select an Interest Period of 3 or 6 Months (or any other period agreed between the Company and the Lender).

(d)	An Interest Period for a Loan shall not extend beyond the Termination Date.

13.2	Non-Business Days
If Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

13.3	Consolidation and division of Loans
Subject to Clause 5.3 (Currency and amount), if a Borrower (or the Company) requests in a Selection Notice that a Loan be divided into two or more Loans, that Loan will, on the last day of its Interest Period, be so divided with the amounts specified in that Selection Notice, being an aggregate of the Loan immediately before its division.

14.	CHANGES TO THE CALCULATION OF INTEREST

14.1	Deposits Unavailable; Inability to Determine Rates

(a)
If at the time that the Lender seeks to determine the Screen Rate on the Quotation Day for any Interest Period for a Loan and the Screen Rate shall not be available for such Interest Period for any reason and the Lender shall determine that it is not possible to determine the Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error), then the Applicable Base Rate for such Interest Period for such Loan shall be the Reference Bank Rate; provided that if any Reference Bank Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, that if, as of the Specified Time on the Quotation Day for such Interest Period:

(i)	in respect of a BBSY Rate Loan or BKBM Rate Loan, the Reference Bank Rate is not available, paragraph (c) shall apply; and

(ii)
in respect of a LIBO Rate Loan, fewer than two Reference Banks shall have supplied a Submitted Reference Bank Rate to the Lender for the purposes of determining the LIBO Rate, the Lender shall be deemed to have determined that adequate and reasonable means do not exist for ascertaining the LIBO Rate and paragraph (b)(ii) below shall apply.

(b)	If the Lender shall have determined that:

(i)	U.S. dollar deposits in the relevant amount and for the relevant Interest Period are not available to it in its relevant market; or

(ii)	by reason of circumstances affecting it’s Relevant Market, adequate means do not exist for ascertaining the interest rate applicable to LIBO Rate Loans; or

(iii)
in respect of BBSY Rate Loans, if before 5 p.m. on the Business Day after the Quotation Day for the relevant Interest Period, the Lender determines that the cost to it of funding its participation in a BBSY Rate Loan (from the wholesale market for Australian dollars) would be in excess of the BBSY Rate; or

(iv)
in respect of BKBM Rate Loans, if before 5 p.m. on the Business Day after the Quotation Day for the relevant Interest Period, the Lender determines that the cost to it of funding its participation in a BKBM Rate Loan (from the wholesale market for New Zealand dollars) would be in excess of the BKBM Rate, then:

(v)
if paragraph (b)(i) or (b)(ii) applies, upon notice from the Lender to the Borrowers, the obligations of the Lender under to make or continue any Loans as LIBO Rate Loans shall forthwith be suspended until the Lender shall notify the Borrowers that the circumstances causing such suspension no longer exist, and

(vi)	if paragraph (b)(iii) or (b)(iv) applies, paragraph (c) shall apply to the BBSY Rate Loan or the BKBM Rate Loan for the relevant Interest Period.

(c)	If this paragraph (c) applies:

(i)
the rate of interest on the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of Applicable Margin and the rate of interest notified by the Lender to be that which expresses as a percentage rate per annum, the cost to the Lender of funding its participation in that Loan from whatever source it may reasonably select (to be notified as soon as practicable and in any event within 3 Business Days of the first day of that Interest Period); and

(ii)	if the Lender or the Company so requires, the Lender and the Company shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest, and any such alternative basis agreed shall, with the prior consent of all the Lender and the Company, be binding on all Parties.

14.2	Break Costs

(a)
Each Borrower shall, within three Business Days of demand by the Lender, pay to the Lender its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)
The Lender shall, as soon as reasonably practicable after a demand by the Borrower, provide a certificate to the Borrower confirming the amount of its Break Costs for any Interest Period in which they accrue.

15.	FEES

15.1	Line fee

(a)	The Company shall pay to the Lender a fee in the Base Currency computed at the Applicable Line Fee Rate on the Commitment for the Availability Period.

(b)
The accrued line fee is payable on the last day of each calendar quarter which ends during the relevant Availability Period, on the last day of the Availability Period, and on the cancelled amount of the Commitment at the time the cancellation is effective.

(c)	No line fee is payable under this Clause unless the Revolving Facility Effective Date occurs.

15.2	Establishment Fee

(a)	The Company shall pay to the Lender an establishment fee in the Base Currency computed at 0.60% on the Commitment on the Revolving Facility Effective Date.

(b)	No establishment fee is payable under this Clause unless the Revolving Facility Effective Date occurs.

15.3	Fees payable in respect of Letters of Credit

(a)
Each Borrower shall pay to the Lender a Letter of Credit fee in the Base Currency computed at the rate equal to the Applicable L/C Rate on the outstanding amount of each Letter of Credit requested by it for the period from the issue of that Letter of Credit until its Expiry Date or if the Letter of Credit does not have an Expiry Date, until the Letter of Credit is repaid in one of the ways set out Clauses 1.2(g)(ii) to 1.2(g)(v).

(b)
The accrued Letter of Credit fee on a Letter of Credit shall be payable on the last day of each calendar quarter. If the outstanding amount of a Letter of Credit is reduced, any Letter of Credit fee accrued in respect of the amount of that reduction shall be payable on the day that that reduction becomes effective.

(c)	If a Borrower provides cash cover in respect of any Letter of Credit:

(i)	the Letter of Credit fee shall continue to be payable until the expiry of the Letter of Credit; and

(ii)	each Borrower shall be entitled to apply interest accrued on the cash cover to pay the fees described in paragraph (i) above.

(d)	No Letter of Credit fee is payable under this Clause unless the Revolving Facility Effective Date occurs.

SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS

16.	TAX GROSS UP AND INDEMNITIES

(a)
Section 4.6 of the US Credit Agreement applies as if set out in full in this Agreement with each reference to a 'Borrower' or an 'Obligor' taken to be a reference to a Borrower under this Agreement, each reference to the 'Administrative Agent' taken to be a reference to the Lender and each reference to a 'Loan Document' taken to be a reference to a Finance Document.

(b)
The Parties agree that the term "Non-Excluded Taxes" used in the US Credit Agreement shall have the meaning given to it in the Syndicated Facility Agreement for the purposes of this Agreement except that it shall be taken to include the following clause: (xi) any withholding tax required to be deducted or withheld because the Lender is not an Australian Qualifying Lender, other than where that Lender has ceased to be an Australian Qualifying Lender as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of), any law or tax treaty or any published practice of any relevant taxing authority, and such withholding or deduction would not have been required if the Lender were an Australian Qualifying Lender.

(c)	The Lender represents and warrants that it is an Australian Qualifying Lender other than:

(i)	Westpac New Zealand Limited; or

(ii)	a Lender which has notified the Borrower in writing that:

(A)	it is not an Australian Qualifying Lender at the date it becomes a party to this Agreement; or

(B)	it has ceased to be an Australian Qualifying Lender after such date referred to in (ii)(A).

(d)	For the purposes of this Clause 16 only, the terms below have the following meanings:
"Australian Qualifying Lender" means:

(a)	an Australian Treaty Lender; or

(b)	a Lender which receives all payments of interest in respect of a Loan either:

(i)	as a resident of Australia (and not in the course of carrying on a business at or through a permanent establishment outside Australia); or

(ii)	as a non-resident of Australia in the course of carrying on a business at or through a permanent establishment in Australia.

"Australian Treaty" has the meaning assigned to such term in the definition of Australian Treaty State.
"Australian Treaty Lender" means a Lender that:

(a)	is treated as a resident of an Australian Treaty State for the purposes of the applicable Australian Treaty;

(b)
is entitled under the provisions of such Australian Treaty to receive all payments of interest in respect of a Loan or Letter of Credit, or otherwise under this Agreement without a withholding or deduction for, or on account of, any Australian Tax; and

(c)	does not carry on a business at or through a permanent establishment in Australia.
"Australian Treaty State" means a jurisdiction having a double taxation agreement (an “Australian Treaty”) with Australia which makes provision for full exemption from tax imposed by Australia on interest paid to “financial institutions” (as defined in the relevant Australian Treaty).
16A RESIDENT WITHHOLDING TAX

(a)	Each Lender that is a resident in New Zealand for tax purposes or which is engaged in business through a fixed establishment in New Zealand:

(i)	Confirms to each Borrower that it holds a valid certificate of exemption (certificate of exemption) issued pursuant to section RE 27 of the Income Tax Act 2007; and

(ii)	agrees to notify each Borrower immediately it ceases to hold, or ceases to be entitled to hold, a certificate of exemption.

(b)
If, at any time, any such Lender ceases to be entitled to hold a certificate of exemption and, as a result, a Borrower is required to make an additional payment under Clause 16 each Borrower and the relevant Lender will negotiate for a period not exceeding 20 Business Days with a view to agreeing upon an arrangement which will ensure, so far as possible, that the Borrowers are not disadvantaged and that the Lender is not advantaged by reason of the loss of the certificate of exemption. If no such arrangement is agreed within the 20 Business Day period, Clause 16 will continue to apply.

17.	INCREASED COSTS
Section 4.5 of the US Credit Agreement applies as if set out in full in this Agreement with each reference to the 'Closing Date' taken to be a reference to the Revolving Facility Effective Date, each reference to a 'Commitment' taken to be the Commitment or an Ancillary Commitment, each reference to a 'Credit Extension' taken to be a Utilisation, each reference to a 'Letter of Credit' taken to be a Letter of Credit under this Agreement and each reference to a 'Borrower' taken to be a reference to a Borrower under this Agreement.

18.	OTHER INDEMNITIES

18.1	Currency indemnity

(a)
If any sum due from a Borrower under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i)	making or filing a claim or proof against that Borrower;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Borrower shall as an independent obligation, within five Business Days of demand (or the date specified in the demand, whichever is later), indemnify the Lender against any cost, expense, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

18.2	Costs and Expenses
Section 10.3 of the US Credit Agreement applies as if set out in full in this Agreement with each reference to a 'Borrower' or 'Issuer' taken to be a reference to a Borrower under this Agreement, each reference to a 'Lead Arranger' or 'Agent' or 'Secured Party' taken to be a reference to the Lender and each reference to a 'Loan Document' taken to be a reference to a Finance Document

18.3	Other indemnities
Section 10.4 of the US Credit Agreement applies as if set out in full in this Agreement with each reference to a 'Borrower' or an 'Obligor' taken to be a reference to a Borrower under this Agreement, each reference to a 'Secured Party' or the 'Indemnified Party' taken to be a reference to the Lender, each reference to a 'Credit Extension' taken to be a Utilisation under this Agreement and each reference to a 'Loan Document' taken to be a reference to a Finance Document

19.	MITIGATION BY THE LENDER

19.1	Mitigation

(a)
The Lender shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or its Commitment cancelled pursuant to, any of Clause 11.1 (Illegality), Clause 16 (Tax gross-up and indemnities) or Clause 17 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Borrower under the Finance Documents.

19.2	Limitation of liability

(a)	The Company shall promptly indemnify the Lender for all costs and expenses reasonably incurred by the Lender as a result of steps taken by it under Clause 19.1 (Mitigation).

(b)	The Lender is not obliged to take any steps under Clause 19.1 (Mitigation) if, in the opinion of the Lender (acting reasonably), to do so might be prejudicial to it.

SECTION 8
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

20.	REPRESENTATIONS
Article VI of the US Credit Agreement applies as if set out in full in this Agreement with each reference to a 'Borrower' or an 'Obligor' taken to be a reference to a Borrower under this Agreement, each reference to a 'Secured Party' or the 'Administrative Agent' taken to be a reference to the Lender, each reference to a 'Credit Extension' taken to be a Utilisation under this Agreement and each reference to a 'Loan Document' taken to be a reference to a Finance Document.

21.	UNDERTAKINGS
Article VII of the US Credit Agreement applies as if set out in full in this Agreement with each reference to a 'Borrower' or an 'Obligor' taken to be a reference to a Borrower under this Agreement, each reference to a 'Secured Party' or the 'Administrative Agent' taken to be a reference to the Lender, each reference to a 'Credit Extension' taken to be a Utilisation under this Agreement and each reference to a 'Loan Document' taken to be a reference to a Finance Document.

22.	EVENTS OF DEFAULT

22.1	Acceleration

(a)	On and at any time after the occurrence of a Relevant Default which is continuing, the Lender may, by notice to the Company:

(i)	cancel the Commitment and any Ancillary Commitment whereupon it shall immediately be cancelled;

(ii)
declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

(iii)	declare that all or part of the Utilisations be payable on demand, whereupon they shall immediately become payable on demand by the Lender;

(iv)	declare that cash cover in respect of each Letter of Credit or Ancillary Facility is immediately due and payable whereupon it shall become immediately due and payable; and/or

(v)	declare that cash cover in respect of each Letter of Credit or Ancillary Facility is payable on demand at which time it shall immediately become due and payable on demand by the Lender.

22.2	Cash cover

The Lender shall place any cash cover it receives into an account in the name of the Borrower (whether or not interest bearing) and in respect of which the following conditions must be met:

(a)	the account is with the Lender;

(b)
until no amount is or may be outstanding under that Letter of Credit, withdrawals from the account may only be made to pay the Lender amounts due and payable to it under this Agreement in respect of that Letter of Credit, or otherwise as agreed in writing by the Lender; and

(c)	if the Lender requests it, the Borrower has executed a security document, in form and substance satisfactory to the Lender, creating a first ranking security interest over that account.

22.3	Ancillary Facilities

(a)
Without prejudice to any other right, remedy, power or discretion, on and at any time after the occurrence of Relevant Default which is continuing, the Lender may declare all or part of the amounts outstanding under the Ancillary Facilities to be immediately due and payable.

(b)	Each relevant Borrower must immediately repay or provide cash cover, as the case may be, in respect of the Ancillary Facility, on receipt of a notice under Clause 22.3(a).

SECTION 9
CHANGES TO PARTIES

23.	CHANGES TO THE LENDER

23.1	Assignments and novations by the Lender
Subject to this Clause 23, the Lender (the "Existing Lender") may:

(a)	assign any of its rights; or

(b)	novate any of its rights and obligations,
to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (including credit derivatives) (the "New Lender").

23.2	Conditions of assignment or novation

(a)	The consent of the Company is required for an assignment or novation by the Existing Lender, unless the assignment or novation is:

(i)	to an Affiliate of the Lender;

(ii)	made at a time when an Event of Default is continuing; or

(iii)	to a securitisation or funding vehicle where the Lender remains lender of record and controls voting decisions.

(b)
The consent of the Company to an assignment or novation must not be unreasonably withheld or delayed or subject to unreasonable conditions (unless the proposed assignee or novatee is a competitor, a vulture, a special situations or distressed debt trust, fund or entity, whether a hedge fund or otherwise, which principally invests in distressed debt, in which case the obligation to act reasonably does not apply). The Company will be deemed to have given its consent 10 Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time.

(c)	If:

(i)	a Lender assigns or novates any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)
as a result of circumstances existing at the date the assignment, novation or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 16 (Tax gross-up and indemnities) or Clause 17 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses in respect of those circumstances to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, novation or change had not occurred.

24.	CHANGES TO THE BORROWERS

24.1	Assignments and novation by Borrowers
No Borrower may assign any of its rights or novate any of its rights or obligations under the Finance Documents other than with the consent of the Lender.

24.2	Additional Borrowers

(a)	The Company may request that any Australian Subsidiary Guarantor or New Zealand Subsidiary Guarantor becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

(i)	the Lender approves the addition of that Subsidiary;

(ii)	the Company delivers to the Lender a duly completed and executed Accession Letter;

(iii)	the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(iv)
the Lender has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent required to be delivered by an Additional Borrower) in relation to that Additional Borrower, each in form and substance satisfactory to the Lender.

(b)
The Lender shall notify the Company promptly upon receipt of all the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent required to be delivered by an Additional Borrower)).

24.3	Resignation of a Borrower

(a)	The Company may request that a Borrower (other than the Company) ceases to be a Borrower by delivering to the Lender a Resignation Letter.

(b)	The Lender shall accept a Resignation Letter and notify the Company of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

(ii)	the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents, whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

SECTION 10
THE LENDER

25.	CONDUCT OF BUSINESS BY THE LENDER
No provision of this Agreement will:

(a)	interfere with the right of the Lender to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; or

(b)	oblige the Lender to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim.

SECTION 11
ADMINISTRATION

26.	PAYMENT MECHANICS

26.1	Payments to the Lender

(a)
On each date on which a Borrower is required to make a payment under a Finance Document, that Borrower shall make the same available to the Lender (unless a contrary indication appears in a Finance Document) for value on the due date at the time in immediately available funds or if agreed by the Lender in such funds specified by the Lender as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account with such bank as the Lender specifies.

26.2	Distributions to a Borrower
The Lender may (with the consent of the Borrower or in accordance with Clause 27 (Set-off)) apply any amount received by it for that Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

26.3	Partial payments

(a)
If the Lender receives a payment that is insufficient to discharge all the amounts then due and payable by a Borrower under the Finance Documents, the Lender shall apply that payment towards the obligations of that Borrower under the Finance Documents in the following order:

(i)
first, in or towards payment pro rata of any amounts payable but unpaid in respect of fees, costs, expenses, losses or liabilities of the Lender (other than any amount under Clause 7.1 (Claims under a Letter of Credit) or, to the extent relating to the reimbursement of a claim (as defined in Clause 7 (Letters of Credit), Clause 7.2 (Indemnities)) under the Finance Documents;

(ii)	secondly, in or towards payment of any accrued interest, fees or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment of any principal due but unpaid under this Agreement and any amount due but unpaid under Clauses 7.1 (Claims under a Letter of Credit) and 7.2 (Indemnities); and

(iv)	fourthly, in or towards payment of any other sum due but unpaid under the Finance Documents.

(b)	The Lender may vary the order set out in paragraphs (a)(ii) to (a)(iv) above inclusive.

(c)	Paragraphs (a) and (b) above will override any appropriation made by a Borrower.

26.4	No set-off by Borrowers
All payments to be made by a Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

26.5	Business Days

(a)
Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

26.6	Currency of account

(a)	Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from a Borrower under any Finance Document.

(b)
A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

26.7	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Lender (after consultation with the Company); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Lender (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Lender (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

26.8	Anti-money laundering

(a)
The Lender may delay, block or refuse to process any payment or other transaction without incurring any liability if the Lender knows or reasonably suspects that the transaction or the application of its proceeds will:

(i)	breach, or cause the Lender to breach, any applicable laws or regulations of any jurisdiction (including any sanctions); or

(ii)	allow the imposition of any penalty on the Lender or its Affiliates under any such law or regulation, including where the transaction or the application of its proceeds involves any entity or activity the subject of any applicable sanctions of any jurisdiction binding on the Lender or its Affiliate, or the direct or indirect proceeds of unlawful activity.

(b)
As soon as practicable after the Lender becomes aware that it will delay, block or refuse to process a transaction under paragraph (a), it will notify the Company and consult in good faith but in each case only to the extent the Lender determines it is legally permitted to do so. In making that determination the Lender shall act reasonably.

(c)
The Company shall promptly advise the Lender if any Borrower enters into any Finance Document in the capacity as agent and promptly supply, or procure the supply of, such information as may be reasonably requested by the Lender from time to time in relation to any principal for which a Borrower may be acting.

(d)
Each Borrower undertakes to exercise its rights and perform its obligations under the Finance Documents in accordance with all applicable laws or regulations relating to anti-money laundering, counter-terrorism financing or sanctions.

26.9	Privacy
If a Borrower gives the Lender personal information about an individual, or directs an individual to provide their personal information to the Lender, then the Borrower must show that individual a copy of the Privacy Statement so that the individual may understand the manner in which their information may be used or disclosed. Notwithstanding any other provision of a Finance Document, no Default will occur by reason of a Borrower’s failure to comply with this Clause 26.9.

27.	SET-OFF
The Lender may, but need not, in accordance with the terms of any Ancillary Document or otherwise if a Relevant Default is continuing, set off any matured obligation due from a Borrower under the

Finance Documents against any obligation owed by the Lender to that Borrower (whether or not matured), regardless of the place of payment, booking branch or currency of either obligation (other than any payroll, trust or tax account). If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

28.	NOTICES

28.1	Communications in writing
Any communication or document to be made or delivered under or in connection with the Finance Documents:

(a)	must be in writing;

(b)
in the case of a notice by a Borrower, must be signed by an authorised signatory of the sender (directly or with a facsimile signature), subject to Clause 28.4 (Email communication) and Clause 28.5 (Reliance); and

(c)	unless otherwise stated, may be made or delivered by fax, by letter or by email.

28.2	Addresses
The address, email address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is in the case of the Lender or the Company, that specified in Schedule 1 (The Original Parties) or notified in writing to the Lender (in the case of a change made by any Borrower) or notified to the Company (in the case of a change made by the Lender), on or prior to the date on which it becomes a Party, or any substitute address, fax number, email address or department or officer as the Party may notify to the Lender or Company (as applicable) by not less than five Business Days' notice.

28.3	Delivery

(a)	Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents will be taken to be effective or delivered:

(i)	if by way of fax, when the sender receives a successful transmission report unless the recipient informs the sender that it has not been received in legible form] by any means within two hours after:

(A)	receipt, if in business hours in the city of the recipient; or

(B)	if not, the next opening of business in the city of the recipient; or

(ii)
if by way of letter or any physical communication, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

(iii)	if by way of email, as specified in Clause 28.4 (Email communication), and, in the case of a communication, if a particular department or officer is specified as part of its address details provided under Clause 28.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document made or delivered to the Company in accordance with this Clause 28 will be deemed to have been made or delivered to each of the Borrowers.

(c)	A communication by fax or email after business hours in the city of the recipient will be taken not to have been received until the next opening of business in the city of the recipient.

28.4	Email communication

(a)	Any communication or document under or in connection with the Finance Documents may be made by or attached to an email and will be effective or delivered only:

(i)	on the first to occur of the following:

(A)
when it is dispatched by the sender to each of the email addresses specified by the recipient, unless for each of the addresses, the sender receives an automatic notification that the e-mail has not been received (other than an out of office greeting for the named addressee) and it receives the notification before 2 hours after the last to occur (for all addresses) of:

(1)	dispatch if in business hours in the city of the address; or

(2)	if not, the next opening of business in such city;

(B)	the sender receiving a message from the intended recipient's information system confirming delivery of the email; and

(C)	the email being available to be read at one of the email addresses specified by the sender; and

(ii)	the email is in an appropriate and commonly used format, and any attached file is a pdf, jpeg, tiff or other appropriate and commonly used format.

(b)	In relation to an email with attached files:

(i)	if the attached files are more than 3 MB in total, then:

(A)	at the time of dispatch the giver of the e-mail must send a separate email without attachments notifying the recipient of the dispatch of the email; and

(B)	if the recipient notifies the sender that it did not receive the email with attached files, and the maximum size that is able to receive under its firewalls, then the sender shall promptly send to the recipient the attached files in a manner that can be received by the recipient of; and

(ii)
if the recipient of the email notifies the sender that it is unable to read the format of an attached file or that an attached file is corrupted, specifying appropriate and commonly used formats that it is able to read, the sender must promptly send to the recipient the file in one of those formats or send the attachment in some other manner; and

(iii)	if within two hours of:

(A)	dispatch of the email if in business hours in the city of the recipient; or

(B)	if not, the next opening of business in the city of the recipient, the recipient notifies the sender as provided in subparagraph (i) (B) or (ii), then the relevant attached files will be taken not to have been received until the sender complies with that subparagraph.

(c)	An email which is a covering email for a notice signed by the Borrower's authorised signatory does not itself need to be signed by an authorised signatory.

(d)	Email and other electronic notices from the Lender generated by Loan IQ or other system software do not need to be signed.

28.5	Reliance

(a)
Any communication or document sent under this Clause 28 can be relied on by the recipient if the recipient reasonably believes it to be genuine and (if such a signature is required under Clause 28.1(b)) it bears what appears to be the signature (original or facsimile or email) of an authorised signatory of the sender (without the need for further enquiry or confirmation).

(b)	Each Party must take reasonable care to ensure that no forged, false or unauthorised notices are sent to another Party.

28.6	English language

(a)	Any notice or other communication given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Lender, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

29.	CALCULATIONS AND CERTIFICATES

29.1	Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Lender are prima facie evidence of the matters to which they relate.

29.2	Certificates and Determinations
Any certification or determination by the Lender of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

29.3	Day count convention
Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

30.	PARTIAL INVALIDITY
If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

31.	REMEDIES AND WAIVERS
No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of the Lender shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

32.	AMENDMENTS
Any term of a Finance Document may be amended only in writing between the Borrowers (or the Company on behalf of each Borrower) and the Lender.

33.	COUNTERPARTS
Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

34.	INDEMNITIES AND REIMBURSEMENT

All indemnities and reimbursement obligations (and any other payment obligations of any Borrower) in each Finance Document are continuing and survive termination of the Finance Document, repayment of the Loans and cancellation or expiry of the Commitments.

35.	ACKNOWLEDGEMENT
The Borrowers have not relied on the Lender or any its advisers or on any conduct (including any recommendation) by any of them. The Borrowers have obtained their own tax and legal advice.
The Code of Banking Practice does not apply to the Finance Documents and the transactions under them.

SECTION 12
GOVERNING LAW AND ENFORCEMENT

36.	GOVERNING LAW
THIS AGREEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

37.	ENFORCEMENT
ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE BORROWERS IN CONNECTION HEREWITH OR THEREWITH SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT, ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN THIS AGREEMENT. EACH PERSON PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PERSON PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PERSON HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT. THE LENDER AND EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS CLAUSE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

38.	WAIVER OF TRIAL BY JURY

THE LENDER AND EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF SUCH LENDER OR SUCH BORROWER IN CONNECTION THEREWITH. EACH BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS CLAUSE (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS CLAUSE IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT.
This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

THE ORIGINAL PARTIES
Part I
The Original Borrowers

Name	Registration number (or equivalent, if any)	Address for Service of Notice
HBI Australia Acquisition Co. Pty Ltd	ACN 612 185 476	Level 1, 1096 Toorak Road Hartwell, VIC 3124
Pacific Brands (Australia) Pty Ltd	ACN 107 285 049	As above
Pacific Brands Clothing Pty Ltd	ACN 098 742 655	As above
Pacific Brands Holdings (NZ) Limited	Company No. 1174050	As above
Pacific Brands Holdings Pty Ltd	ACN 098 704 646	As above
Pacific Brands Limited	ACN 106 773 059	As above
Pacific Brands Services Group Pty Ltd	ACN 093 040 745	As above
Pacific Brands Sport & Leisure Pty Ltd	ACN 098 742 708	As above
Sheridan Australia Pty Ltd	ACN 094 091 380	As above
Sheridan N.Z. Limited	Company No. 1056905	As above

Part II

The Original Lender

Name of Original Lender	Address for Service of Notice
Westpac Banking Corporation	Level 7, 150 Collins Street Melbourne VIC 3000
Westpac New Zealand Limited	Level 8, 16 Takutai Square Auckland 1010

Schedule 2

CONDITIONS PRECEDENT REQUIRED TO BE
DELIVERED BY AN ADDITIONAL BORROWER

1.	An Accession Letter, duly executed by the Additional Borrower and the Company.

2.
A verification certificate given by a director of the Additional Borrower in the form set out in Schedule 3, with the attachments referred to in that form, and dated no earlier than the date of the Accession Letter.

3.
A copy of any other authorisation or other document, opinion or assurance necessary in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document against the Additional Borrower.

4.	A legal opinion of the legal advisers to the Additional Borrower or the Lender in the jurisdiction in which the Additional Borrower is incorporated.

Schedule 3

FORM OF VERIFICATION CERTIFICATE
From:        [Company/Additional Borrower]
To:        [Lender]
HBI Australia Acquisition Co. Pty Ltd – Revolving Facility Agreement
Dated [ ] (the "Agreement")
I am a director of [        ] of [address] ("Company") and am authorised to execute this certificate in the name of the Company and give this certificate without any personal liability.
I refer to the Agreement. Terms defined in the Agreement shall have the same meaning in this certificate unless given a different meaning in this certificate.
Attached are complete copies of the following:

1.	The constitutional documents of the Company.

2.	Extracts of minutes of a meeting of directors of the Company:

(a)
Approving the terms of, and the transactions contemplated by, the Finance Documents to which it is expressed to be a party and resolving that it execute the Finance Documents to which it is expressed to be a party;

(b)
Authorising the execution of [each Finance Document to which it is expressed to be a party on its behalf]/[a power of attorney for execution of each Finance Document to which it is expressed to be a party]; and

(c)
Authorising a specified person or persons, on its behalf, as authorised signatory to sign and/or dispatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is expressed to be a party.]

3.
[Any power of attorney [duly stamped and registered where necessary] under which the Company executed any Finance Document to which it is expressed to be a party, executed under common seal or by two directors or a director and a secretary.]

4.	A specimen signature of each person authorised to give notices for the Company.
The Company is solvent.
…………………………………            …………………………………………..
Director]

Schedule 4

REQUESTS
Part I

Utilisation Request
Loans
From:    [Borrower]
To:    [Lender]
Dated:
Dear Sirs
HBI Australia Acquisition Co. Pty Ltd – Revolving Facility Agreement
dated [           ] (the "Agreement")

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

Borrower: Proposed Utilisation Date:	[ ] [ ] (or, if that is not a Business Day, the next Business Day)
Currency of Loan:	[ ]
Amount:	[ ] or, if less, the Available Commitment
Interest Period:	[ ]

3.
We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request [except as described in the notice dated [*] given to you, a copy of which is attached].

4.	[The proceeds of this Loan should be credited to [account].]

5.	This Utilisation Request is irrevocable.

Yours faithfully

…………………………………
authorised signatory for
[name of relevant Borrower]

Part II

Utilisation Request
Letters of Credit
From:    [Borrower]
To:    [Lender]
Dated:
Dear Sirs
HBI Australia Acquisition Co. Pty Ltd – Revolving Facility Agreement
dated [               ] (the "Agreement")

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to arrange for a Letter of Credit to be issued specified below on the following terms:

Borrower:	[ ]
Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)
Currency of Letter of Credit:	[ ]
Amount:	[ ] or, if less, the Available Commitment
Beneficiary:	[ ]
Term:	[ ]

3.	We confirm that each condition specified in paragraph (b) of Clause 6.5 (Issue of Letters of Credit) is satisfied on the date of this Utilisation Request.

4.	We attach a copy of the proposed Letter of Credit.

5.	This Utilisation Request is irrevocable.

6.	[Specify delivery instructions].

Yours faithfully,
………………………………
authorised signatory for [*]

Part III

Selection Notice
From:    [Borrower]
To:    [Lender]
Dated:
Dear Sirs
HBI Australia Acquisition Co. Pty Ltd – Revolving Facility Agreement
dated [ ] (the "Agreement")

1.	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.	We refer to the following Loan[s] with an Interest Period ending on [ ]*

3.	[We request that the above Loan[s] be divided into [ ] Loans with the following Interest Periods:]**
or
[We request that the next Interest Period for the above Loan[s] is [     ]].***

4.	This Selection Notice is irrevocable.
Yours faithfully
.....................................
authorised signatory for
[the Company on behalf of]
[name of relevant Borrower]

*Insert details of all Loans in the same currency which have an Interest Period ending on the same date.
**Use this option if division of Loans is requested.
***Use this option if sub-division is not required.

Schedule 5

FORM OF ACCESSION LETTER
To:    [Lender]
From:    [Subsidiary] and [Company]
Dated:
Dear Sirs
HBI Australia Acquisition Co. Pty Ltd – Revolving Facility Agreement
dated [        ] (the "Agreement")

1.	We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.
[Subsidiary] agrees to become an Additional Borrower and to be bound by the terms of the Agreement as an Additional Borrower pursuant to Clause 24.2 (Additional Borrowers) of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.	The Company confirms that no Default is continuing or would occur as a result of [Subsidiary] becoming an Additional Borrower.

4.	[Subsidiary's] administrative details are as follows:
Address:
Fax No:
Attention:

5.	This Accession Letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Accession Letter.

6.
THIS ACCESSION LETTER WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

[Company]	[Subsidiary]

Schedule 6

FORM OF RESIGNATION LETTER
To:    [Lender]
From:    [resigning Borrower] and [Company]
Dated:
Dear Sirs
HBI Australia Acquisition Co. Pty Ltd – Revolving Facility Agreement
dated [        ] (the "Agreement")

1.	We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.	Pursuant to Clause 24.3 (Resignation of a Borrower), we request that [resigning Borrower] be released from its obligations as a Borrower under the Agreement.

3.	We confirm that:

(a)	no Default is continuing or would result from the acceptance of this request; and

(b)	[ ]*

4.
THIS RESIGNATION LETTER WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK)

[Company]	[Subsidiary]
By:	By:

*Insert any other conditions required by the Facility Agreement.

Schedule 7

TIMETABLES
Part I
Loans

	Loans in Australian dollars	Loans in New Zealand dollars	Loans in U.S. dollars

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)	10am (Sydney time) 2 Business Days prior to the Utilisation Date	10am (Auckland time) 2 Business Days prior to the Utilisation Date	10am (New York time) 2 Business Days prior to the Utilisation Date
Lender determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Loan Availability) and notifies the Lender of the Loan in accordance with Clause 5.4 (Loan Availability)
	3pm (Sydney time) 1 Business Day prior to the proposed Utilisation Date	3pm (Auckland time) 1 Business Day prior to the proposed Utilisation Date	3pm (New York time) 1 Business Day prior to the proposed Utilisation Date
Delivery of a duly completed Selection Notice (Clause 13.1 (Selection of interest periods))	10am (Sydney time) 2 Business Days prior to the last day of the then current Interest Period	10am (Auckland time) 2 Business Days prior to the last day of the then current Interest Period	10am (New York time) 2 Business Days prior to the last day of the then current Interest Period
Applicable Base Rate is fixed	10.30am (Sydney time) on the Utilisation Date	10.45am (Auckland time) on the Utilisation Date	10.10am (London time) on the Utilisation Date

Part II
Letters of Credit

	Letters of Credit in Australian dollars	Letters of Credit in New Zealand dollars	Letters of Credit in U.S. dollars
Delivery of a duly completed Utilisation Request (Clause 6.2 (Delivery of a Utilisation Request for Letters of Credit))	10am (Sydney time) 2 Business Days prior to the Utilisation Date	10am (Auckland time) 2 Business Days prior to the Utilisation Date	10am (New York time) 2 Business Days prior to the Utilisation Date
Lender determines (in relation to a Utilisation) the Base Currency Amount of the Letter of Credit, if required under paragraph (c) of Clause 6.5 (Issue of Letters of Credit)	3pm (Sydney time) 1 Business Day prior to the proposed Utilisation Date	3pm (Auckland time) 1 Business Day prior to the proposed Utilisation Date	3pm (New York time) 1 Business Day prior to the proposed Utilisation Date
Delivery of a duly completed Renewal Request (Clause 6.6 (Renewal of a Letter of Credit))	10am (Sydney time) 2 Business Days prior to the last day of the then current Expiry Date	10am (Auckland time) 2 Business Days prior to the last day of the then current Expiry Date	10am (New York time) 2 Business Days prior to the last day of the then current Expiry Date

Schedule 8

EXISTING LETTERS OF CREDIT

Borrower:	PACIFIC BRANDS CLOTHING PTY LIMITED
Alias	Effective	Expiry	Beneficiary	AUD
	Date	Date		Amount
601005500000019	9/12/2010	30/06/2017	MEMART INVESTMENTS PTY LTD	717,707.67
601005500000020	24/01/2011	31/07/2021	COTHAM SERVICE PTY LTD	752,317.50
601005500000026	5/09/2013	1/03/2017	IMPORTED CHANDELIERS PTY LTD ABN 83 008 972 503	21,888.00
601005500000029	29/12/2014	30/06/2025	MITSA Pty. Limited ABN 51 146 630 239 AS The Trustee for PHL V Trust ABN 12 875 929 106	700,000.00
	Jun-16	31/07/2026	Cotham Service Pty Ltd	863,301.63
Borrower:	PACIFIC BRANDS HOLDINGS PTY LIMITED
Alias	Effective	Expiry	Beneficiary	AUD
	Date	Date		Amount
621001500000168	1/07/2011	31/07/2018	COLONIAL FIRST STATE ASSET MANAGEMENT	42,477.04
621001500000180	21/12/2011	19/04/2020	MARSAM NOMINEES PTY LIMITED & SHADASS PTY LIMITED	74,631.05
621001500000200	31/10/2013	30/11/2017	WORKERS COMPENSATION NOMINAL INSURER	1,007,587.31
621001500000220	22/05/2015	31/12/2500	WORKCOVER AUTHORITY OF NSW	270,000.00
621001500000229	5/04/2016	30/11/2017	WORKERS COMPENSATION NOMINAL INSURER (BEN)	29,799.85
621001500000230	26/04/2016	31/12/2500	DEPARTMENT OF IMMIGRATION AND BORDER PROTECTION	20,000.00

Borrower:	SHERIDAN AUSTRALIA PTY LIMITED
Alias	Effective	Expiry	Beneficiary		AUD
	Date	Date			Amount
951008000000260	14/09/2012	30/04/2018	ELLIMARK PTY. LIMITED ACN 003 775 488		38,923.50
951008000000366	6/02/2015	30/06/2016	COLONIAL FIRST STATE ASSET MANAGEMENT		58,341.27
951008000000375	28/07/2015	31/12/2500	Novion Real Estate licence pty limited		170,837.00
951008000000376	30/07/2015	30/09/2016	DAVKES PTY LTD		10,504.99

				TOTAL	4,778,316.81

Schedule 9

FORM OF LETTER OF CREDIT

Banker's Undertaking

Westpac	Westpac Banking Corporation (ABN 33 007 457 131)
Address for Service	Level 9, 55 Market Street, Sydney NSW 2000 (or any other address that Westpac advises)
Favouree	[Favouree Name] [Favouree ABN]
Customer	[Customer Name] [Customer ABN]
Purpose
Sum	AUD [Sum]
Date Issued

1. Undertaking
In consideration of the Favouree accepting this undertaking, Westpac undertakes to pay the Sum to the Favouree on the terms of this undertaking when it receives a demand that meets the requirements in clause 2.

This undertaking continues until one of the following occurs:

(a)	the Favouree gives Westpac written notice that it no longer requires the undertaking;

(b)	the Favouree returns the original undertaking to Westpac;

(c)	Westpac pays the Favouree the Sum (or any smaller amount the Favouree advises in writing will fully satisfy the undertaking)[./; or

(d)	[4:00 p.m. [City] time on [Date] (the Expiry Time).]

2. Demands
Demands must:

(a)	be in writing;

(b)	purport to be signed by the Favouree;

(c)	be for the Sum or part of the Sum. If a demand is for part of the Sum, then the Favouree can make later demands for the balance of the Sum;

(d)	be received by a Manager of Westpac at the Address for Service[./; and

(e)	be received by Westpac before the Expiry Time.]

3. Payment
When Westpac receives a demand it will pay promptly:

(a)	despite any notice from the Customer not to pay; and

(b)
to the Favouree’s Australian bank account provided that the Favouree gives Westpac sufficient information to enable Westpac to identify that the bank account is in the name of the Favouree. If Westpac cannot do so (to Westpac’s satisfaction) Westpac will make the payment by bank cheque payable to the Favouree.

Westpac can terminate this undertaking at any time by paying the Favouree:

(a)	the Sum (or any smaller amount the Favouree advises in writing will fully satisfy the undertaking); or

(b)	any balance of the Sum that remains after a previous part payment by Westpac to the Favouree.

4.	Assignment
The Favouree cannot assign its rights under this undertaking.

5.	Multiple Favourees

(a)	If there is more than one Favouree, this undertaking is for the Favourees’ joint benefit.

(b)
If one Favouree makes demand or gives notice, it is deemed to be a demand or notice from all of them. If Westpac pays one Favouree, this undertaking is discharged to all the Favourees to the extent of the amount paid by Westpac.

Signed for and on behalf of )
Westpac Banking Corporation by its
duly constituted Attorney )

Schedule 10

PRIVACY STATEMENT
This notice outlines the manner in which your Personal Information that will be or has been collected from and/or about you in connection with the Agreement (and any transactions contemplated under it) may be used and disclosed by the parties described in this notice.

In this notice:

Affiliate means a related body corporate of a Finance Party.

Agreement means the HBI Australia Acquisition Co. Pty Ltd – Revolving Facility Agreement dated [*] 2016 between, among others, Westpac Banking Corporation and HBI Australia Acquisition Co. Pty Ltd.

Borrower means each party so described in the Agreement.

Finance Party means each party that provides finance under the Agreement or a Loan Document and any agent or security trustee of such party.

Personal Information has the meaning given to it by section 6 of the Privacy Act 1988 (Cth).

You includes any person who is an employee of or holds office in an entity which is the Borrower.

1. Purpose of Collection of Personal Information
Each Finance Party may collect and use your Personal Information:

(a)	to provide and manage facilities offered to the Borrower under the Agreement;

(b)	to identify you or the Borrower;

(c)	to comply with the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth) or substantially similar laws and regulations in any jurisdiction;

(d)	to establish your or the Borrower’s tax status under any Australian or foreign legislation, regulation or treaty or pursuant to an agreement with any tax authority;

(e)	to identify, prevent or investigate any actual or suspected fraud, unlawful activity or misconduct;

(f)	to consider any concerns or complaints raised by the Borrower against a Finance Party and/or to manage any legal action involving a Finance Party; and

(g)	as required by relevant laws, regulations, codes of practice and external payment systems in any jurisdiction.
Each Finance Party may collect your Personal Information not only directly from you, but also from the Borrower, any guarantor, any other Finance Party or any Affiliate as part of the processes referred to above.

2. Disclosure of Personal Information
Each Finance Party may disclose Personal Information to:

(a)	other Finance Parties;

(b)	any Affiliate of a Finance Party;

(c)	regulatory bodies, government agencies, law enforcement bodies and courts where required by law;

(d)	participants in payments systems (including payment organisations and merchants) and other financial institutions;

(e)	the Borrower’s legal representatives or anyone else acting for the Borrower or guarantor in connection with the Agreement;

(f)	parties to whom a Finance Party is required by law or court/tribunal order to disclose information; and

(g)	any professional advisors or service providers of the Finance Parties who are under a duty of confidentiality to keep such information confidential.
3. Consequence of Failure to Provide Personal Information
If the Borrower does not provide a Finance Party with some or all of the Personal Information requested, a Finance Party may be unable to provide the Borrower with any product or service.

4. Disclosure of Personal Information to Overseas Recipients
In collecting and using your Personal Information and making the disclosures as described in clauses 1 and 2, the Finance Parties may disclose information to recipients located outside Australia, including recipients who are not established in or not carrying on business in Australia. This may include (but is not limited to) recipients in countries named in each Finance Party’s privacy policy.

5. Privacy Policies
The privacy policy of each Finance Party is available on its website. Each privacy policy contains information about the way you may access and seek correction of your Personal Information and how to make a privacy related complaint.

SIGNATURE PAGES
Each attorney executing this Agreement states that he or she has no notice of revocation or suspension of his or her power of attorney.

The Original Borrowers

Signed for HBI Australia Acquisition Co. Pty Ltd by its attorney in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

Signed for Pacific Brands (Australia) Pty Ltd by its attorney in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

Signed for Pacific Brands Clothing Pty Ltd by its attorney in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

Signed for Pacific Brands Holdings (NZ) Limited by its attorney in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

Witness Address

Witness occupation

Signed for Pacific Brands Holdings Pty Ltd by its attorney in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

Signed for Pacific Brands Limited by its attorney in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

Signed for Pacific Brands Services Group Pty Ltd by its attorney in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

Signed for Pacific Brands Sport & Leisure Pty Ltd by its attorney in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

Signed for Sheridan Australia Pty Ltd by its attorney in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

Signed for Sheridan N.Z. Limited by its attorney in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

Witness Address

Witness occupation

The Lender

Signed for Westpac Banking Corporation by its attorney in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

Signed for Westpac New Zealand Limited by its attorney in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name